As filed with the Securities and Exchange                  File No.  S-1
Commission on August 27, 1996                                   33-96824

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                  __________

                                Amendment No. 4
                                   Form S-1

                            REGISTRATION STATEMENT
                                    UNDER
                           THE SECURITIES ACT OF 1933

                               ND HOLDINGS, INC.
               (Exact name of registrant as specified in charter)

          North Dakota                           6282
   (State or other jurisdiction      (Primary Standard Industrial
         of incorporation)            Classification Code Number)

                                      1 North Main, Minot, ND 58701
           45-0404061                        (701) 852-5292
        (I.R.S. Employer                 (address, including zip
       Identification No.)                  code, and telephone
                                      number, including area code of
                                     registrant's principal executive
                                                 offices)

      Robert Walstad - 1 North Main, Minot, ND 58701 (701) 852-5292 (Name, address, including zip code and telephone number, including area code of agent for service)

Copies of all communications to:

   Gordon Dihle, Esq.
   RR 1, Box 28
   Stanley, ND 58784
   (701) 464-5766   FAX (701) 464-5726

Approximate date of commencement of proposed sale to public: as soon as practical after effective date.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415  _
under the Securities Act of 1933 check the following box.     |_|

Title of each                    Proposed        Proposed
  class of         Amount         Maximum         Maximum        Amount of
securities to       to be      offering price    aggregate     registration
be registered    registered*    Per unit(1.)   Offering price       fee

  common          4,859,207        3.00         $14,577,621      $5,026.80

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(e) under the Securities Act of 1933, as amended.
   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*3,989,612 common shares previously listed on Amendment No. 1 are hereby withdrawn from registration.

                              ND HOLDINGS, INC.

                            CROSS REFERENCE SHEET

                  Pursuant to Item 501(b) of Regulation S-K

Item No.           Form S-1 Caption                     Location or Caption
                                                           in Prospectus

Item 1.   Forepart of Registration Statement and
          Outside Front Cover Page of Prospectus      Outside Front Cover Page

Item 2.   Inside Front and Outside Back Cover Pages
          of Prospectus                               Inside Front and Outside
                                                      Back Cover Pages:
                                                      Additional Information

Item 3.   Summary Information, Risk Factors and
          Ratio of Earnings to Fixed Charges          Prospectus Summary;
                                                      Risk Factors

Item 4.   Use of Proceeds                             Not Applicable

Item 5.   Determination of Offering Price             Not Applicable

Item 6.   Dilution                                    Dilution

Item 7.   Selling Security Holders                    Not Applicable

Item 8.   Plan of Distribution                        Outside Front Cover Page

Item 9.   Description of Securities to be Registered  Description of Capital
                                                      Stock

Item 10.   Interests of Named Experts                 Legal Matters; Experts

Item 11.   Information With Respect to the
           Registrant                                 Outside Front Cover Page;
                                                      Prospectus Summary; Risk
                                                      Factors; Dividend Policy;
                                                      Selected Financial Data;
                                                      Management's Discussion
                                                      and Analysis of Financial
                                                      Condition and results of
                                                      Operations; Business;
                                                      Management; Description
                                                      of Capital Stock; Certain
                                                      Transactions; Shares
                                                      Eligible for Future Sale

Item 12.   Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities                                Not Applicable

                                EXPLANATORY NOTE

    Pursuant to discussions with the staff, the registration of 1,000,000 shares of Common Stock for a proposed best efforts offering has been with withdrawn from registration. Additionally, 2,989,612 shares of Common Stock previously registered for exchange with shareholders who purchased shares between October, 1987 and August 31, 1992 are withdrawn from the registration.

    The registration now contains only one form of the prospectus which offers the rescission of shares purchased between September
1, 1992 and March 9, 1995 for cash or exchange for registered
Common Shares.

    A new registration (following the completion of the current
Rescission Exchange Offering) will be filed to register the withdrawn best efforts offering of the Company's stock together with an offering of selling shareholders Common Stock.

                          Rescission Exchange Offering

                       4,859,207 Shares of Common Stock
                     No Par Value, Issuable upon Exchange
                            ND HOLDINGS, INC.

This Prospectus relates to the offering of shares of Common Stock for re-offer and re-sale, and rescission of the original purchase of unregistered shares of Common Stock of ND Holdings, Inc. (the "Company"). Such offering is being made to purchasers of shares of no par Common Stock, who purchased such Common Stock in a placement by the Company between September 1, 1992 and March 9, 1995. A purchaser who purchased Common Stock between September 1, 1992 and March 9, 1995 is offered the option of electing to revoke his ownership of the Company and receive from the Company such purchaser's cash paid for the unregistered Common Stock, plus accrued interest at the legal rate in the state of purchase, or rescind the original purchase and receive registered Common Stock offered hereby on a one share for one share basis. A maximum of 4,859,207 shares of Common Stock in rescission is offered. The
Common Stock offered is identical to the unregistered shares except that the registered shares are registered pursuant to the 1933
Securities Act. The rescission offer will remain open for 30 days following the effective date of the registration statement, which is the date of this Prospectus or 30 days from your receipt of this prospectus, whichever is later. Purchasers who do not respond within the time period will be deemed to have elected to reject cash rescission and exchange their unregistered Common Stock for equivalent shares of newly registered Common Stock. The original sale of Common Stock may not have been in compliance with the registration provisions of the federal securities laws and any holder of such unregistered Common Stock, notwithstanding such holders electing to receive the registered Common Stock or electing to take cash, may have a right to rescind such sale. The Company is recirculating this final revised prospectus to all offerees in addition to the preliminary "red herring" prospectus distributed on February 14, 1996. The offering will remain open for the 30 day time period described above.

Assuming all shareholders offered cash rescission by this prospectus elected cash rescission and elected to receive cash, liability to the Company would total approximately $9,600,000. The Company does not have liquid assets sufficient to fund such an amount. Current assets (in excess of accrued payables and necessary working capital) of approximately $600,000 could potentially be utilized to fund the cash rescission. Any further cash rescissions would require the Company to borrow funds. The Company has a current unused credit line of $500,000. Further borrowing of $8,500,000 could potentially be required. Management believes that as much as $8,500,000 in additional funds could be borrowed, if necessary, however, no assurances can be made that such amount could be borrowed. Such borrowing would likely be in the form of intermediate term loans requiring monthly payments of principal and interest. The Company has not entered into any tentative or written agreements with any lender(s) with respect to such borrowings. Interest costs on borrowed amounts and debt service on any such loan would also significantly adversely effect future cash flow, liquidity and potential income.

THE OFFER TO EXCHANGE REGISTERED COMMON STOCK FOR UNREGISTERED
COMMON STOCK IS VOID IN ANY STATE WHERE SUCH OFFER WOULD BE IN
VIOLATION OF SUCH STATE'S REGULATIONS.

PURCHASERS WHO DO NOT RESPOND WITHIN THE TIME PERIOD WILL BE DEEMED TO HAVE ELECTED TO REJECT CASH RESCISSION AND EXCHANGE THEIR
UNREGISTERED COMMON STOCK FOR EQUIVALENT SHARES OF NEWLY REGISTERED
COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Prospectus is _________, 19_____

If the rescission offer is partially (to material degree) or completely accepted the liquidity of the Company would be substantially impaired. Future growth and expansion would also be impaired since liquid assets and borrowing capacity would be unavailable for expansion.

Section 5(a) of the Securities Act of 1933 requires that a registration statement pursuant to the requirements set forth in
Section 6 of the Securities Act of 1933 be filed with the U.S. Securities and Exchange Commission (the "SEC") and in effect prior to offers or sales of a security. The Company relied upon the "intrastate" exemption provided by Section 3(11) of the Securities Act of 1933 and the North Dakota exemption from registration provided by NDCC 10-04-05(13) for securities issued by a venture capital corporation organized under Chapter 10-30.1 in making sales of its Common Stock. As a result of sales to eleven persons that SEC and NASD examiners consider to be nonresidents of North Dakota, the exemption from registration required by SEC 5(a) of the 1933 Securities Act may not be available, thereby the Company may be liable under federal securities laws to the purchasers of the Company's shares. The Company does not believe that sales to nonresidents of North Dakota effects its exemption from registration with the North Dakota Securities Commission. Federal law claims may be brought by investors for up to three years after the date of the offer of the unregistered Common Stock.

Although compliance with the requirements of the applicable state rescission may bar future state claims, acceptance or rejection of the offer of rescission may not bar holders from asserting any claims against the Company for alleged violations of Federal Securities Laws. Contingent liability of the Company may not necessarily be eliminated by making the Rescission Offer.

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter, agent or dealer. Neither this Prospectus nor any Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date thereof.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, DC 20549 and at its Regional Offices located at 26 Federal Plaza, New York, New York 10278; and 219 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, DC 20549, at the Commission's prescribed rates.

Upon completion of the rescission exchange offering described herein, ND Holdings, Inc. intends to register and offer to the public, through an underwriting agreement with a group of stock brokerage firms called a "Selling Group", 1,000,000 to 3,000,000 newly issued shares of its Common Stock. Total shares to be offered will be dependent upon the number of selling shareholders who may elect to join in the offering. The price at which such shares will be sold to the public will be determined by an independent stock brokerage firm referred to as a Qualified Independent Underwriter ("QIU"). No QIU has been retained. Subject to consent of underwriters, 2,000,000 shares of Common Stock now in the hands of existing shareholders (including common shares registered in the current Rescission Exchange Offering) may be allowed to be offered as a part of the same prospectus with the Company's common share offering. If more than 2,000,000 shares are committed by the shareholders, the shareholder shares to be included will be determined pro-rata in accordance with the ratio of each individual's common shares committed to the offering with the total shareholders common shares committed to the offering. If less than 2,000,000 shares are committed by shareholders, the Company anticipates offering such number of new shares sufficient to bring the total offering to 3,000,000 shares. A per share price for such offering has not been established. In the event less than the total offering is sold, the common shares offered by the Company will be sold first, followed by the selling shareholders determined pro-rata in accordance with the ratio of each selling shareholders offered shares to the total shareholder offered shares. No assurance can be offered that an effective selling group of underwriters will be formed or that such offering will be successful. See "Management's Discussion and Analysis," "Liquidity and Capital Resources."

                          PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to, and should be read in conjunction with the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus gives effect to the 11 for 10 stock split of each outstanding share of Common Stock on June 30, 1989 and the 11 for 10 stock split on June 30, 1990. Unless the context indicates or requires otherwise, reference in this prospectus to the "Company" is to ND Holdings, Inc., a North Dakota corporation and its subsidiaries. Common Stock means the Company's Common Stock (no par value). Fiscal year references refer to the respective fiscal years ended December 31.

The Company

The principal business of the Company, incorporated as a North
Dakota corporation on September 22, 1987, is acting as a holding company for mutual fund management, brokerage and transfer agency firms. Through its subsidiaries, investment advisory, asset management, underwriting and transfer agent services are provided to mutual funds sponsored by the Company. Currently through its wholly-owned subsidiary, ND Money Management, Inc., the Company acts as advisor to five mutual funds, all of which were organized and initiated by the Company: ND Tax-Free Fund, Inc., ND Insured Income Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc. (the "Funds").
As a result of the acquisition of The Ranson Company, Inc., completed on January 5, 1996, the Company is also the manager of three additional funds, called the "Ranson Managed Portfolios." Ranson Capital Corporation, a NASD member broker/dealer and the investment advisor and manager for the three "Ranson Managed Portfolios": the Kansas Municipal Fund, Kansas Insured
Intermediate Fund and the Nebraska Municipal Fund, is a subsidiary of The Ranson Company (and now the Company). The Company's broker/dealer subsidiary, ND Capital, Inc., functions as underwriter to the Funds and services customers of the Funds. The Company's Transfer Agency subsidiary, ND Resources, Inc., acts as transfer agent and performs clerical functions for the Funds.
Revenue is received for the management of the Funds along with commissions for sale of fund shares as well as transfer fees and clerical services. The five original Funds have grown to over $120,000,000 in combined assets as of July, 1995. Ranson Capital Corporation, as a wholly-owned subsidiary of the Company, continues to act as the investment adviser and manager for the Ranson Managed Portfolios. The Ranson Managed Portfolios provided an additional managed asset base of approximately $184,000,000. As a result, total assets managed by the Company now total approximately of $320,000,000 .

The Ranson Company, Inc. Purchase

On January 5, 1996, the Company completed the acquisition of The Ranson Company, Inc. The Company estimates the aggregate purchase price of The Ranson Company, Inc. to be $6,196,403. $5,083,274 (80% of the total) of this amount was paid directly to The Ranson Company, Inc. shareholders on January 5, 1996. $1,113,129 was placed in escrow pending final determination of the purchase price on July 3, 1996. See "The Ranson Company, Inc. Acquisition", "The Company's Subsidiaries and Operations", "Certain Transactions", and "The Ranson Acquisition." The source of funds for the acquisition was a combination of cash and cash equivalents, sale of marketable securities held by the Company and $1,500,000 borrowed from a local bank on a short term note.

Rescission Exchange Offering Summary

This Prospectus relates to the offering of shares of Common Stock for re-offer and re-sale, and rescission of the original purchase of unregistered shares of Common Stock of the Company. All shareholders (with the exception of affiliates) who purchased Common Stock between September 1, 1992 and March 9, 1995 are, by this prospectus, offered the opportunity to exchange their unregistered Common Stock for registered shares on a one for one basis. A maximum of 4,859,207 Common Stock in rescission is offered. The Common Stock offered in exchange are identical to the unregistered shares except that the registered shares are registered pursuant to the 1933 Securities Act. The rescission offer will remain open for 30 days following the effective date of the registration statement, which is the date of this Prospectus or 30 days from receipt of the rescission offer whichever period is longer. Any purchaser who purchased between September 1, 1992 and March 9, 1995 (Common Stock totaling 4,859,207) is offered the option of electing to receive from the Company such purchaser's cash paid for the unregistered

Common Stock, plus accrued interest
at the legal rate in the state of purchase, (Montana - 10%; North Dakota - 6%; Nebraska - 6%; New Jersey - 12%; North Carolina - 8%; Minnesota - 6%; Washington - 8%; Colorado - 8%; California - 9%) as well as the option to rescind the original purchase and receive registered Common Stock offered hereby on a one share for one share basis. Purchasers who do not respond within the time period will be deemed to have elected to retain their ownership of ND Holdings, Inc., to reject the cash rescission and to receive registered Common Stock. Registered Common Stock will not be issued and cash will not be paid until the original unregistered Common Stock are delivered to the Company. The Company will pay each holder electing cash rescission, and will issue registered Common Stock to each holder electing to purchase registered Common Stock, upon receipt of such holder's unregistered Common Stock. Holders of unregistered Common Stock purchased during September 1, 1992 through March 9, 1995 may elect rescission for cash by marking their election to that effect and providing the additional information on the Letter of Transmittal form enclosed, accompanied by the original shares, addressed as follows: ND Holdings, Inc., 201 South Broadway, Minot, North Dakota 58701. All holders may elect to exchange unregistered Common Stock for registered Common Stock by marking their election to that effect and providing the additional information on the Letter of Transmittal form enclosed, accompanied by the shares, addressed as follows: ND Holdings, Inc., 201 South Broadway, Minot, North Dakota 58701. Shareholders who elect cash rescission and receive their original purchase price plus interest thereon will have taxable interest income under United States Federal Income Tax regulations to the extent of interest received. Shareholders who elect to exchange unregistered stock for registered stock will not recognize gain or loss under United States Federal Income Tax regulations. This Prospectus contains certain forward-looking statements within the meaning of the federal securities laws. Actual results could differ materially from those projected in the forward-looking statements due to a number of factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

                     SUMMARY OF CONSOLIDATED FINANCIAL DATA

The following tables set forth certain consolidated financial data with respect to the Company that has been derived from the consolidated financial statements of the Company for the five fiscal years in the period ended December 31, 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." This summary of consolidated financial data should be read in conjunction with the Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                                           Years Ended December 31,
                                            1991       1992         1993         1994         1995
Income Statement Data:(1)
   Total revenues and other income        $268,881   $550,541   $  910,628   $1,325,373   $1,719,843
   Total expenses and losses recognized    584,032    980,171    1,249,283    1,802,749    2,265,948
   Loss before income tax benefit and
        cumulative effect adjustment      (315,151)  (429,630)    (338,655)    (477,376)    (535,461)
   Deferred income tax benefit                   -          -      135,000      205,500      162,400
   Loss before effect of a change in
         accounting principle             (315,151)  (429,630)    (203,655)    (271,876)    (373,061)
   Cumulative effect on prior years of
        accounting change                        -          -      539,500            -            -
   Net Income                             (315,151)  (429,630)     335,845     (271,876)    (373,061)
   Earnings per share(2)                     $(.09)     $(.11)        $.07        $(.04)       $(.05)
   Operating Data:
   Average assets under administration
        (in millions) (3)                      $32        $63         $93          $110         $120
   Number of funds at period end                 2          2           3             5            5

                                                    December 31,
Balance Sheet Data:                        1993         1994         1995
   Cash and short-term investments      $2,225,591   $5,480,740   $5,379,645
   Total assets                          5,535,500    9,231,998    9,470,586
   Total liabilities                       300,648      333,370      360,160
   Total stockholders' equity            5,234,852    8,898,628    9,110,426 (4)
   Book value per share                        .90         1.11         1.11

    (1) Represents historical consolidated income statement data and does not give effect to this offering.
    (2) Earnings per share have been computed based upon weighted average shares of Common Stock outstanding and Common Stock equivalent for the periods presented, adjusted for the stock splits referred to in the Notes to the Consolidated Financial Statements.
    (3) Average assets under administration were estimated using mid year assets (July 1st of each period).
    (4) Includes redeemable stock (Common Stock subject to rescission exchange offer) totaling 4,859,207 shares recorded at $9,600,000.


This Prospectus contains certain forward-looking statements within the meaning of the federal securities laws. Actual results could differ materially from those projected in the forward-looking statements due to a number of factors, including those set forth below "Risk Factors" and elsewhere in this Prospectus.

                             RISK FACTORS

   In evaluating the Company and its business, prospective investors should carefully consider the following risk factors, as well as other information and financial data contained in this Prospectus, before making a decision whether to purchase the shares of Common Stock offered hereby. This Prospectus contains certain forward-looking statements within the meaning of the federal securities laws. Actual results could differ materially from those projected in the forward-looking statements due to a number of factors, including those set forth below "Risk Factors" and elsewhere in this Prospectus.

Cash Rescission Offering Effect on Liquidity and Future Growth. This prospectus offers the alternative of rescission and return of the original cash purchase price plus interest at the legal rate from the date of purchase to the date of sale (as well as the alternative option to exchange such shares for registered shares) for all Common Stock of the Company sold between September 1, 1992 and March 9, 1995. The offer of cash rescission applies to up to 4,859,207 shares of Common Stock sold at prices between $1.30 and $2.35. Should substantial numbers of current shareholders elect to take cash rescission, the Company could be required to utilize its cash reserves, liquidate marketable securities and borrow against assets in order to pay the current shareholders the required rescission amounts. In such event, assets of the Company otherwise available for the future expansion and growth of the Company would be unavailable and could have a material adverse impact on the Company business.

Although compliance with the requirements of the applicable state rescission may bar future state claims, acceptance or rejection of the offer of rescission may not bar holders from asserting any claims against the Company for alleged violations of Federal Securities Laws. Contingent liability of the Company may not necessarily be eliminated by making the Rescission Offer. Assuming all shareholders offered cash rescission accepted cash rescission and elected to receive cash, liability would total approximately $9,600,000 including interest. There is no provision under federal regulations providing protection exemption to the Company from liability to purchasers of unregistered securities as a result of a rescission offer. See "Legal Proceedings."

History of Operating Losses.   The Company has a limited operating
history having been first organized on October 27, 1987. ND Capital began operating as a broker/dealer on December 9, 1988. ND Money Management, Inc. began operating as an Investment Advisor on November 21, 1988. ND Resources began operating as a Transfer Agent on April 23, 1993. The Company has experienced net losses in four out of the past five years and has experienced "losses before effect of a change in accounting principle" in each of the last five years. The Company has funded its activities principally through the issuance of Common Stock. No assurance can be given that the Company will be able to raise additional capital in the future to finance the continuation of its activities.

Dependence on Key Clients.   The Company presently provides mutual
fund administration and distribution services to five mutual funds originally organized and initiated by the Company (the "Funds"). These Funds have entered into contracts with the Company which typically expire within one to three years. No assurance can be made that the funds will remain clients of the Company upon expiration or termination of the various administration and distribution agreements. The loss of the Funds as Company clients would have a material adverse effect on the Company. See "Business--The Company's Affiliated Mutual Funds."

Dependence on Key Personnel.   The Company is dependent in a large
part on the personal efforts of Robert E. Walstad, the President and Chairman of the Board of the Company, and Peter A. Quist, Vice President of the Company as well as a group of senior management personnel. The loss or unavailability of any of these persons could have a material adverse effect on the Company. The Company's success will also depend on its ability to attract and retain highly skilled personnel in all areas of its business. There can be no assurance that the Company will be able to attract and retain personnel on acceptable terms in the future. The Company has key man insurance policies on Mr. Walstad in the amount of $1,000,000, and Mr. Quist in the amount of $500,000. Loss of any of these individual's services would likely have a materially adverse effect on the Company's business. See "Management."

Effect on Market Price of Shares Eligible for Future Sale.   In the
event a public market for the Company's Common Stock should develop, sales of substantial amounts of Common Stock in the public market after this offering could adversely affect the prevailing market price of the Common Stock. After the consummation of this offering, (if all persons offered to exchange unregistered shares for registered shares rather than cash) 8,191,751 shares of Common Stock will remain outstanding. All of such shares, including shares being offered for exchange hereby will be available for immediate re-sale in the public market, unless owned by an "affiliate" of the Company. If these shareholders cause a large number of their shares to be sold, such sales might, in the event a market should develop, have an adverse effect on the market price for the Common Stock. See "Description of Capital Stock" and "Shares Eligible for Future Sale."

Absence of Dividends.   Presently, the Board of Directors intends
to retain future earnings to finance the development of the Company's business and does not intend to declare or pay dividends on its Common Stock. See "Dividend Policy."

Compliance Requirements and Regulatory Penalties for Noncompliance.
 Various aspects of the Company's business are subject to federal and state regulation as well as "self regulatory" authorities which, depending on the nature of any noncompliance, may result in the suspension or revocation of licenses or registration, including broker/dealer, investment advisor and transfer agent licenses and registrations, as well as the imposition of civil fines and criminal penalties. Failure by the Company or any of its employees to comply with such regulations or with any of the laws, rules or regulations of Federal, State or industry authorities (principally the NASD and SEC) could result in censure, imposition of fines or other sanctions, including revocation of the Company's right to do business or in suspension or expulsion from the NASD. Any of the foregoing would have a materially adverse effect upon the Company. Such regulations are designed primarily for the protection of the investing customers of securities firms rather than the Company's shareholders. Finally, there is no assurance that the Company, along with other fund sellers, administrators and managers will not be subjected to additional stringent regulation and publicity which may adversely affect its business. In the securities industry, in recent years, there has been an increased incidence of litigation, including court litigation, arbitration and enforcement or disciplinary proceedings by regulators. See "Regulations."

Termination of Management Contracts on Assignment.   Under the
Investment Company Act of 1940, as amended (the "Investment Company Act"), the distribution agreements between the Funds and the Company's subsidiaries terminate automatically upon their assignment. The term "assignment" includes direct assignments as well as assignments which may be deemed to occur, under certain circumstances, upon the transfer, directly or indirectly, of a controlling block of the Company's voting securities. The Investment Company Act presumes that any transfer of more than 25% of the voting securities of any person represents a transfer of a controlling block of voting securities. The Company does not believe that the transactions contemplated by this offering will result in an "assignment" of the distribution or administration agreements. If, at any time, the distribution and administration agreements are deemed to be terminated as a result of an "assignment," and the Company or the Company's subsidiaries are unable to enter into new distribution and administration agreements, the assignments could have a materially adverse effect on the Company's business. See "Regulations--Regulation of the Company's Business."

Regulatory Penalties for Failure to Maintain Minimum Net Capital
Requirements.   The SEC's Net Capital Rule imposes minimum
financial requirements for broker/dealers. The Net Capital Rule places limits on certain of ND Capital and Ranson Capital operations, such as underwriting activities, market-making and other principal trading activities. A decrease below minimum net capital required for ND Capital and Ranson Capital could force such broker/dealers to suspend activities pending recovery of net capital. Factors which affect ND Capital and Ranson Capitals net capital include the general investment climate as well as the ability of the Company to obtain any assets necessary to contribute equity capital to its wholly-owned subsidiaries. Although both ND Capital and Ranson Capital currently have sufficient net capital, should the Company's liquidity be impaired substantially as a result of any factor, including potential demands for cash created by the rescission offer, and additional net capital become necessary, the continued operation of ND Capital and/or Ranson Capital could be restricted or suspended. See "Regulations--Net Capital."

Absence of Public Market.   Prior to this offering there has been
no public market for the Company's securities. There can be no assurance that a market will develop at the conclusion of the offering or that if developed, it will be sustained. Purchasers of the securities, therefore, may have difficulties in selling their securities should they desire to do so.

Risks of Low Priced Stocks.   There is currently no public market
for the Company's Common Stock. After completion of this offer, the Company intends to file an application for quotation on the NASDAQ Small Cap Market. There can be no assurance that the NASDAQ will approve the Company's application.

A summary of the financial requirements for initial quotation on the NASDAQ Small Cap Market, and maintenance of such quotation, follow:

   Attribute                 Initial Quotation    Maintenance
Total Assets                      $4,000,000      $2,000,000
Total Stockholders Equity         $2,000,000      $1,000,000
Registration Under Section 12(g)
   of the Securities Exchange
   Act of 1934 or Equivalent         Yes             Yes
Public Float (Shares)              1,000,000       1,000,000
Market Value of Public Float      $1,000,000      $  200,000
Stockholders                             300             300
Minimum Bid Price                      $3.00           $1.00
Number of Market Makers                    2               2


Presently, the Company meets all of the requirements with the exception that since the Company's Common Stock had not previously been registered under the 1933 Act and, therefore, is not currently traded, there are no market makers, no bid price, and no public float. No assurance can be made that a market will develop for the Company's stock, that the minimum bid price will be met, or that the Company will continue to meet the other requirements of quotation. Until such time as the Company's application is approved and the Common Stock is quoted on the NASDAQ's Small Cap Market, trading in the Common Stock, should a market develop, would be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board."

In the absence of a security being quoted on NASDAQ, or the Company otherwise qualifying for exclusion from penny stock restrictions, trading in the Common Stock is covered by Rule 15g-2 through 15g-9 promulgated under the Securities Exchange Act of 1934 for non-NASDAQ and non-exchange listed securities. Generally, penny stock is a security that is priced under five dollars, is not traded on a national stock exchange and/or that has under $2 million in net tangible assets and has not been in business for at least three years.

Under the rules regarding penny stocks, a broker/dealer must furnish customers substantial disclosure and formal written notice prescribed by the Securities and Exchange Commission in connection with the sale of a penny stock. The disclosures must be furnished to the customer orally prior to any sale and in writing promptly regarding bid and offer price quotes for the penny stock, the brokerage firm's compensation, compensation received by the brokerage firm's salesperson, and the written form required by the Securities and Exchange Commission entitled "Important Information on Penny Stocks." This document contains cautionary language regarding penny stocks and the manner in which they are purchased. In addition, a broker/dealer must qualify a customer for purchase of penny stock if the customer is not an established customer. Furthermore, a broker/dealer must approve a customer's account for transactions in penny stocks by, among other things, reasonably determining whether the purchase of penny stock is suitable for the customer and obtaining the customer's signed agreement to the transaction(s).

If the Company's securities are subject to the existing rules on penny stocks, the market liquidity for the Company's securities can be expected to be severely affected by limiting the ability of broker/dealers to sell the Company's securities and the ability of purchasers in this offering to sell their securities in the secondary market. Consequently, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of the Company's Common Stock than if it were listed on NASDAQ Small Cap Market or National Market System.

Sensitivity to Changes in Market Conditions.   The Company's
revenues, like those of other firms in the fund management and mutual fund brokerage industry, are directly related to fluctuations in quantity of investment in mutual funds and price levels of funds under management. A significant portion of the Company's earnings are generated from fees based on the average daily market value of the assets the Company administers for its clients. A rapid change in interest rates or a sudden decline in the bond markets could influence an investor's decision whether to invest or maintain an investment in a bond based mutual fund. As a result, fluctuations may occur in assets which the Company has under administration due to changes in interest rates and other investment considerations. A significant investor trend seeking alternatives to mutual fund investments could have a negative impact on the Company's revenues by reducing the assets it administers. From time to time, the Company has waived, and in the future for competitive reasons, may waive certain fees normally charged to mutual funds to which it provides services.

Economic Business Risks Outside the Company's Control.   The
Company's mutual fund management business is subject to various risks and contingencies, many of which are beyond the ability of the Company to control. These risks include economic conditions generally and in particular those affecting bond and securities markets, interest rates, discretionary income available for investment; customer inability to meet payment or delivery commitments; customer fraud; and employee misconduct and errors.

Existing and Potential Competition.   The Company encounters
intense competition in all aspects of its business and competes directly with many other securities firms and mutual fund managers, a significant number of which offer their customers a more extensive range of financial services, have substantially greater financial resources and may have greater operating efficiencies. While it is not possible to predict the type and extent of competitive services which banks and other institutions ultimately may offer to customers, the Company may be adversely affected to the extent those services are offered on a large scale. See "Business--Competition."

Potential Bank Competition.   The Glass-Steagall Act, among other
things, prohibits banks from engaging in the underwriting, public sale or principal distribution of and dealing in securities. Bank holding companies (either directly or through their bank or non-bank subsidiaries), however, are generally permitted to purchase and sell securities, as agent, upon the order and for the account of their customers. Federal bank regulatory agencies, including the Office of the Comptroller of the Currency (the "OCC"), have by regulatory interpretations, allowed banks to provide a wide variety of services to mutual funds, including investment advisory, administration, shareholder servicing, custodial and transfer agency services. If current restrictions under the Glass-Steagall Act were relaxed and banks were authorized to organize, sponsor and distribute shares of an investment company, it is possible that national, regional or local banks would consider the possibility of performing some or all of the services presently provided by the Company. Should such an event occur, it could have a material adverse impact on the Company's business operations. See "Business--Competition."

                          THE RESCISSION OFFER

Between September 1, 1992 and March 9, 1995, 4,859,207 shares of the Company's no par Common Stock were issued to persons unaffiliated with the Company. Such offering was intended to be a North Dakota intrastate placement exempt from registration, however, under federal securities laws, the exemption may be unavailable, thus requiring registration.

The Company, therefore, is registering Common Stock for re-offer and re-sale in connection with rescission of the unregistered Common Stock. A purchaser who purchased between September 1, 1992 and March 9, 1995 (Common Stock totaling 4,859,207) is offered the option of electing to revoke his ownership of the Company and receive from the Company such purchaser's cash paid for the unregistered Common Stock, plus accrued interest at the legal rate in the state of purchase, or rescind the original purchase and receive registered Common Stock offered hereby on a one share for one share basis. A maximum of 4,859,207 Common Stock in rescission is offered. The Common Stock offered are identical to the unregistered shares except that the registered shares are registered pursuant to the 1933 Securities Act. The rescission offer will remain open for 30 days following the effective date of the registration statement, which is the date of this Prospectus or thirty (30) days from your receipt of this prospectus whichever is later. Purchasers who do not respond within the time period will be deemed to have elected to reject cash rescission and rescind the purchase of previously issued unregistered Common Stock and receive newly registered Common Stock.

The original sale of Common Stock may not have been in compliance with the registration provisions of the federal securities laws and any holder of such unregistered Common Stock, notwithstanding such holders electing to receive the registered Common Stock or electing to take cash, may have a right to rescind such sale. Section 5(a) of the Securities Act of 1933 requires that a registration statement pursuant to the requirements set forth in Section 6 of the Securities Act of 1933 be filed with the U.S. Securities and Exchange Commission (the "SEC") and in effect prior to offers or sales of a security. The Company relied upon the "intrastate" exemption provided by Section 3(11) of the Securities Act of 1933 and the North Dakota exemption from registration provided by NDCC 10-04-05(13) for securities issued by a venture capital corporation organized under Chapter 10-30.1 in making sales of its Common
Stock. A North Dakota "venture capital corporation" is (i) a corporation that is organized to raise funds to be used to make investments in, and provide financing to, qualified entities in a manner that will encourage capital investment in the state, encourage the establishment or expansion of business and industry, provide additional jobs within the state, and encourage research and development activities in the state. A qualified entity must be (i) a small business concern as defined under Public Law No. 85-536, paragraph 2[3], 72 Stat. 384; 15 U.S.C. 632, as amended; (ii) a business which through a process employing knowledge and labor adds value to a product for resale; and (iii) a corporation that has its principal office in this state and is primarily doing business within North Dakota. As a result of sales to eleven persons between May 28, 1991 and July 5, 1994 that SEC and NASD examiners consider to be nonresidents of North Dakota, the exemption from registration required by SEC 5(a) of the 1933 Act may not be available, thereby creating potential liability to the Company under federal securities laws. The Company does not believe that sales to nonresidents of North Dakota effects its exemption from registration with the North Dakota Securities Commission. Federal law claims may be brought by investors for up to three years after the date of the offer of the unregistered Common Stock.

Although compliance with the requirements of the applicable state rescission may bar future state claims, acceptance or rejection of the offer of rescission may not bar holders from asserting any claims against the Company for alleged violations of Federal Securities Laws. Contingent liability of the Company may not necessarily be eliminated by making the Rescission Offer. Assuming all shareholders offered cash rescission accepted cash rescission and elected to receive cash, liability would total approximately $9,600,000 including interest. There is no provision under federal regulations providing protection exemption to the Company from liability to purchasers of unregistered securities as a result of a rescission offer.

NASD examiners provided the Company with the following purchase transactions of the Company's Common Stock with nonresidents of the State of North Dakota between May 28, 1991 and July 5, 1994:
California - 1,052 shares; Colorado - 30,315 shares; Minnesota - 6,000 shares; Nebraska - 14,118 shares; North Carolina - 6,600 shares; Washington - 22,500 shares; Montana - 27,183 shares; New Jersey - 16,830 shares; and Canada - 10,000 shares. Excerpts of state regulations with respect to rescission of securities transactions in the applicable states follow.

The California "Rescission Statute" (Sec. 25507) states:

     No buyer may commence an action if, before suit is commenced, such buyer shall have received a written offer approved as to form by the commissioner (1) stating the respect in which liability under such section may have arisen, (2) offering to repurchase the security for a cash price payable upon delivery of the security or offering to pay the buyer an amount in cash equal to rescind the transaction by putting the parties back in the same position as before the transaction (legal rate of interest is 9%), (3) providing that such offer may be accepted by the buyer at any time within a specified period of not less than 30 days after the date of receipt thereof unless rejected earlier during such period by the buyer.

The statute of limitations for a purchaser of securities to bring suit for failure of the issuer to register securities in California is two years after the contract of sale. Purchasers bringing legal actions related to prohibited sales practices, anti-fraud or disclosure requirements are allowed a maximum of four years after the transaction (or one year after discovery of the violations) to file legal action.

The Colorado "Rescission Statute" (Sec. 11-51-604) states:

   No buyer may sue under this section:
     If the buyer received a written rescission offer, before suit and at a time when the buyer owned the security, to refund the consideration paid together with interest at the statutory rate (8% compounded annually) from the date of payment, less the amount of any income received on the security, and the buyer failed to accept the offer within thirty days of its receipt.

The statute of limitations for a purchaser of securities to bring suit for failure of the issuer to register securities in Colorado is two years after the contract of sale. Purchasers bringing legal actions related to prohibited sales practices, anti-fraud or disclosure requirements are allowed a maximum of five years after the transaction (or three years after discovery of the violations) to file legal action.


The Minnesota "Rescission Statute" (Sec. 80A.23.) states:

     No purchaser may commence an action if, before suit is commenced, the purchaser has received a written offer to repurchase the security for cash payable on delivery of the security equal to the consideration paid, together with interest at the legal rate (6%) from the date of payment, less the amount of any income received thereon.

The statute of limitations for a purchaser of securities to bring suit for failure of the issuer to register securities in Minnesota is three years after the contract of sale. Purchasers bringing legal actions related to prohibited sales practices, anti-fraud or disclosure requirements are allowed a maximum of three years after the transaction to file legal action.

The Nebraska "Rescission Statute" (Sec. 8-1118) states:

     No person may sue if the buyer received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at six percent per annum from the date of payment.

The statute of limitations for a purchaser of securities to bring suit for failure of the issuer to register securities in Nebraska is two years after the contract of sale. Purchasers bringing legal actions related to prohibited sales practices, anti-fraud or disclosure requirements are allowed a maximum of two years after the transaction to file legal action.

The North Carolina "Rescission Statute" (Sec. 78A-56) states:

     No purchaser may sue if, before the suit is commenced, the purchaser has received a written offer stating the respect in which liability under this section may have arisen and fairly advising the purchaser of his rights; offering to repurchase the security for cash payable on delivery of the security equal to the consideration paid, together with interest at the legal rate (8%) as provided by G.S. 24-1 from the date of payment, less the amount of any income received on the security.

The statute of limitations for a purchaser of securities to bring suit for failure of the issuer to register securities in North
Carolina is two years after the contract of sale. Purchasers bringing legal actions related to prohibited sales practices, anti-fraud or disclosure requirements are allowed a maximum of two years after the transaction to file legal action.

The Washington "Rescission Statute" (Sec. 21.20.430) states:

     No person may sue if the buyer or seller receives a written rescission offer, which has been passed upon by the director before suit and at a time when he or she owned the security, to refund the consideration paid together with interest at eight percent per annum from the date of payment, less the amount of any income received on the security in the case of a buyer, or plus the amount of income received on the security in the case of a seller.

The statute of limitations for a purchaser of securities to bring suit for failure of the issuer to register securities in Washington is three years after the contract of sale. Purchasers bringing legal actions related to prohibited sales practices, anti-fraud or disclosure requirements are allowed a maximum of three years after discovery or when discovery would have occurred under reasonable diligence.

The Montana "Rescission Statute" (Sec. 30-10-307) states:

     No person shall sue if the buyer has received a written offer, at a time when he owned the security, to refund the consideration paid, together with interest at 10% per annum from the date of payment, less the amount of any income received on the security and he failed to accept the offer within 30 days of its receipt.

The statute of limitations for a purchaser of securities to bring suit for failure of the issuer to register securities in Montana is two years after the contract of sale. Purchasers bringing legal actions related to prohibited sales practices, anti-fraud or disclosure requirements are allowed a maximum of five years after the transaction to file legal action.

The New Jersey "Rescission Statute" (Sec. 49:3-71) states:

     No person may sue if the buyer received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at 12% per year from the date of payment, less the amount of any income received on the security, and he failed to accept the offer within 30 days of its receipt.

The statute of limitations for a purchaser of securities to bring suit for failure of the issuer to register securities in New Jersey is two years after the contract of sale. Purchasers bringing legal actions related to prohibited sales practices, anti-fraud or disclosure requirements are allowed a maximum of two years after the transaction to file legal action.

The North Dakota "Rescission Statute" (Sec. 10-04-17) states:

     No purchaser shall claim or have the benefit of this section (North Dakota Securities Statutes) if he shall have refused or failed to accept, within thirty days from the date of such offer, an offer in writing of the seller to take back the securities in question and to refund the full amount paid by such purchaser, together with interest on such amount for the period from the date of payment by such purchaser down to the date of repayment, such interest to be computed at the legal rate specified in section 47-14-05 (6%), less the amount of any income received on the securities.

The statute of limitations for a purchaser of securities to bring suit for failure of the issuer to register securities in North
Dakota is five years after the contract of sale. Purchasers bringing legal actions related to prohibited sales practices, anti-fraud or disclosure requirements are allowed a maximum of five years after the transaction (or one year after discovery of the violations) to file legal action.

The Company believes it is exempt from North Dakota securities registration requirements pursuant to NDCC 10-04-05(13).

The Share Exchange Rescission Offer Option

The Company is registering Common Stock for re-offer and re-sale in connection with rescission of the unregistered Common Stock. A maximum of 4,859,207 Common Stock in rescission is offered. The Common Stock offered are identical to the unregistered shares except that the registered shares are registered pursuant to the 1933 Securities Act. All shareholders (with the exception of affiliates) who purchased between September 1, 1992 and March 9, 1995 are, by this prospectus, offered the opportunity to exchange their Common Stock for registered shares on a one for one basis. The rescission offer will remain open for 30 days following the effective date of the registration statement, which is the date of this Prospectus or thirty days from your receipt of this prospectus, whichever is later. Purchasers who do not respond within the time period will be deemed to have elected to receive registered Common Stock.

The Cash Rescission Option

A purchaser who purchased Common Stock between September 1, 1992 and March 9, 1995 (Common Stock totaling 4,859,207) is offered the option of electing to receive from the Company such purchaser's cash paid for the unregistered Common Stock, plus accrued interest at the legal rate in the state of purchase, or rescind the original purchase and receive registered Common Stock offered hereby on a one share for one share basis. The rescission offer will remain open for 30 days following the effective date of the registration statement, which is the date of this Prospectus or thirty days from your receipt of this prospectus, whichever is later. Purchasers who do not respond within the time period will be deemed to have elected to reject cash rescission and to rescind the purchase of previously issued unregistered Common Stock and receive registered Common Stock.

                     FUNDING SOURCES FOR RESCISSION

Assuming all shareholders offered cash rescission by this prospectus elected cash rescission and elected to receive cash, liability to the Company would total approximately $9,600,000. The Company does not have liquid assets sufficient to fund such an amount. Current assets (in excess of accrued payables and necessary working capital) of approximately $600,000 could potentially be utilized to fund the cash rescission. Any further cash rescissions would require the Company to borrow funds. The Company has a current unused credit line of $500,000. Further borrowing of $8,500,000 could potentially be required. Management believes that as much as $8,500,000 in additional funds could be borrowed if necessary, however, no assurances can be made that such amount could be borrowed. Interest costs on borrowed amounts and debt service on any such loan would also significantly adversely effect future cash flow, liquidity and potential income.

If the rescission offer is partially (to material degree) or completely accepted the liquidity of the Company would be substantially impaired. Future growth and expansion would also be impaired since liquid assets and borrowing capacity would be unavailable for expansion. Additionally, if the Company is required to borrow funds, significant earnings would be offset by interest payments and cash flow from operations would be utilized for debt service rather than uses beneficial to the Company's growth.

                    FEDERAL INCOME TAX CONSEQUENCES

Shareholders who elect cash rescission and receive their original purchase price plus interest thereon will have taxable interest income under United States Federal Income Tax regulations to the extent of interest received. Shareholders who elect to exchange unregistered stock for registered stock will not recognize gain or loss under United States Federal Income Tax regulations.

                           CAPITALIZATION

The following table sets forth the capitalization of the Company at December 31, 1994 and December 31, 1995.

                                                       December 31,   December 31,
                                                          1994           1995
Common Stockholders equity:
20,000,000 shares No Par Common Stock authorized,
   issued and outstanding: 7,997,313 and 8,191,751
   respectively                                        10,322,387   10,760,074
Unrealized Gain (Loss) on Securities for Sale            (125,272)      21,900
Retained earnings (accumulated deficit)                (1,298,487)  (1,671,548)
   Total Common Stockholders' equity                    8,898,628    9,110,426
      Total capitalization                              8,898,628    9,110,426

                             DIVIDEND POLICY

The Company does not anticipate paying any dividends on its Common Stock in the foreseeable future. The Company intends to retain its earnings to provide funds for the expansion of its business. The Company's future policy with respect to dividends on the Common Stock will be determined by the Board of Directors based upon conditions then existing, including the Company's earnings and financial condition, capital requirements and other relevant factors. See "Description of Capital Stock" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

Prior to acquisition of The Ranson Company, Inc. and Ranson Capital Corporation, which occurred on January 5, 1996, the Company had three wholly-owned subsidiaries through which it conducted its operation. The three subsidiaries, all North Dakota corporations, are ND Money Management, Inc., ND Capital, Inc., and ND Resources, Inc. The Company (through its subsidiaries) markets, manages and acts as transfer agent for the investment portfolios of mutual fund entities affiliated with the Company. Percentage fees are based on total assets of each fund managed.

The Company had fifteen full time employees as of December 31, 1995. With the acquisition of The Ranson Company, Inc. on January 5, 1996, three additional employees (retained employees of Ranson
Capital Corporation) were added.

The Company and its subsidiaries have an affiliation with the ND Tax-Free Fund, Inc., the ND Insured Income Fund, Inc., the Montana Tax-Free Fund, Inc., the South Dakota Tax-Free Fund, Inc. and the Integrity Fund of Funds, Inc. ND Capital, Inc. (a subsidiary) received $421,182 (100%) of its 1995 revenue and $313,717 (100%) of its 1994 revenue from fees related to the operations of these funds. ND Capital, Inc. reported commissions of $78,014 in 1995 and $53,052 in 1994. These commission figures represent approximately 6% of Company's 1995 revenues and less than 5% of the Company's 1994 revenues. ND Money Management, Inc. (a subsidiary) received $693,429 (100%) of its 1995 revenue and $571,254 (100%) of its 1994 revenue from fees related to the operation of the funds. ND Resources, Inc. (a subsidiary) received $167,346 in 1995 and $105,424 in 1994, 100% of its revenues from fees related to transfer services for these funds. The Company, as well as various subsidiaries, holds an investment in one or more of the Funds. These investments produced $59,244 and $71,708 in dividend income for 1995 and 1994, respectively. Because of the nature of these relationships, the Company and its subsidiaries are economically dependent on the Funds for a majority of its current revenue.

Since the Company's inception in 1987, revenues and assets under administration have grown in each year. The Company's revenues (exclusive of "other income") have grown from $61,927 in fiscal 1990 to $1,405,316 in fiscal 1995 as average assets under administration have grown from $15 million during fiscal 1990 to $120 million during fiscal 1995.

As a result of the acquisition of The Ranson Company, Inc., completed on January 5, 1996, the Company is also the manager of three additional funds, called the "Ranson Managed Portfolios." Ranson Capital Corporation, a NASD member broker/dealer and the investment advisor and manager for the three "Ranson Managed Portfolios": the Kansas Municipal Fund, Kansas Insured Intermediate Fund and the Nebraska Municipal Fund, is a subsidiary of The Ranson Company (and now the Company). Ranson Capital Corporation, as a wholly-owned subsidiary of the Company, continues to act as the investment adviser and manager for the Ranson Managed Portfolios. The Ranson Managed Portfolios provided an additional managed asset base of approximately $184,000,000. As a result, total assets managed by the Company now total in excess of $320,000,000. The Company's largest expense category is compensation and benefits. Included within this category are all compensation-related costs

(payroll, benefits, bonuses) for the
Company's entire staff as well as commissions paid to its sales group. Although this expense has increased in the past due to the establishment and expansion of the Company's marketing efforts, the Company believes compensation expense should decrease over time as a percentage of revenues, as the Company's asset base and revenues derived therefrom expand to more efficiently utilize the Company's capacity. Other operating expenses include facilities, legal and accounting, consulting, communication expenses, registration expenses and others. Other operating expenses are more fixed in nature and should decrease, over time, as a percentage of revenues.

Expenses and losses recognized as a percentage of operating revenues and other income have decreased for each full fiscal year since the Company's inception. The Company has benefited from its growth in that expenses have not increased at the same rate as revenues due to economics of scale. Because the Company has increased its personnel to meet the growth of its funds, the Company's largest expense category has been employee compensation and benefits. The Company started with two employees in 1987 and had 15 employees as of December 31, 1995. Management of the Ranson Managed Portfolios, acquired through the purchase of The Ranson Company, Inc., required retaining only three of Ranson Capital Company's employees. All other duties relating to management of the Ranson Managed Portfolios were assumed by existing Company employees. The Company expects its pre-tax margins to increase over time as its revenues and assets under administration grow more rapidly than expenses. Despite increases in compensation and marketing expenses in each period, the fixed components of total operating expenses remained relatively constant.

The Company's basic source of income is from investment advisory and management services provided to affiliated mutual funds. Fees are based upon a percentage of total funds under management. Management's plans for generating operating profits in the future through continued growth and expansion of the five original Funds rely upon bringing affiliated mutual fund assets under its management.

As a method of attracting investment in the three tax-free funds mentioned above, the Company does not charge a front-end commission to purchasers of the mutual funds. To bring funds under its management, commission fees must be paid to brokers who sell the "deferred load" mutual funds. These fees are the Company's cost of bringing assets under its management. Since there is no front-end sales charge on investments in these funds, the commissions paid to brokers for selling the funds are recorded as deferred costs and carried in the "Other Assets" section of the balance sheet. As of December 31, 1995 these costs are carried as an asset on the books of the Company in the amount of $2,840,238. These costs of bringing assets under management are amortized to expense based on the established deferred sales charge rates for redemption of investments in these funds.

Because the Company absorbs the cost of paying the current cost of brokerage fees, during periods of expansion of the deferred load mutual funds (such as occurred during the past three years) substantially more cash is expended in paying the brokerage costs to distribute the deferred load funds than is reported as expense from amortization of the "deferred sales costs" account to which such costs are capitalized. In the year ended 1995, $826,131 of such brokerage fees were incurred and capitalized as "deferred sales costs." In the same period, $808,286 of "deferred sales costs recognized" was reported as an expense for 1995. This expense resulted from the amortization of deferred sales costs capitalized in previous years. Expensing, through amortization, of deferred sales costs in any given year will not normally equal the amount actually spent and capitalized to deferred sales costs in that same year. In 1994, $874,673 of deferred sales costs was capitalized while only $549,835 in amortization of deferred sales costs were recognized as expense. As a result of this method of reporting brokerage fees paid by the Company related to the deferred load funds, reported financial information may not be necessarily indicative of future operating results or of future financial condition.

Operating Data

Revenues By Source

The five Funds managed by the Company constitutes a material part of Company's consolidated revenues.

The following table sets forth the amount and percentage of revenues and other income from each principal source in the periods indicated:

                                             Year Ended December 31,
                          ---------------------------------------------------------
                                   1995               1994                1993
                          -------------------   ----------------   ----------------
                             Amount   Percent   Amount   Percent   Amount   Percent
                          ----------  -------  --------- -------   -------  -------
Interest and dividends    $  314,253    20%      195,130    15%    $41,317     4%
Fee Income                 1,327,302    84%    1,077,089    85%    813,402    89%
Commissions                   78,014     5%       53,062     4%     52,353     5%


The following table sets forth, for the periods indicated, selected financial information expressed as a percentage of total revenues and other income:

                                                        Year Ended December 31,
                                                        -----------------------
                                                          1993   1994   1995
                                                          ____   ____   ____
Revenues and other Income                                 100%   100%   100%
Expenses and Losses Recognized
   Compensation and benefits                               49%    47%    46%
   General and Administrative                              44%    34%    33%
   Other                                                   44%    55%    55%
      Total expenses                                      137%   136%   134%

Loss before income tax benefit and cumulative
     effect adjustment                                    (37%)  (36%)  (34%)
Deferred income tax benefit                                15%    16%    10%
Loss before effect of a change in accounting principle    (22%)  (20%)  (24%)
Cumulative effect on prior years of accounting change      59%     -      -
                                                          ____   ____   ____
Net Income                                                 37%   (20%)  (24%)
                                                          ====   ====   ====


The following table sets forth, for the periods indicated, certain operating data and the percentage change in such period of such operating data derived from "Selected Consolidated Financial Data" compared to the same period in the prior year period. There can be no assurances that these trends will continue in the future.

                                                          Percentage Increase
                                                        Year Ended December 31,
                                                        -----------------------
                             Year Ended December 31,      1993  1994  1995
                        --------------------------------  over  over  over
                          1993        1994        1995    1992  1993  1994
                        --------   ---------   ---------  ----  ----  ----
Operating Revenues      $865,755   1,130,151   1,405,316   66%   30%   24%
Average assets under
   administration
   (in millions)             $93         110         120   48%   18%    9%
Number of Funds                3           5           5


Results of Operations

Six Months ended June 30, 1996 compared to six months ended June 30, 1995. (Management's Unaudited Statements of Operations)
Total operating revenues for the six months ended June 30, 1996 were $1,585,817 representing a 45% increase from the $1,092,224 for the comparable periods of 1995. Fee revenues were $1,458,701 in January through June of 1996; (92% of operating revenues) as compared to $985,438 for the first half of 1995 (90% of operating revenue), representing a 48% increase over the previous period. Commission income totaled $127,116 and $106,786 for the six months ended June 30, 1996 and 1995 respectively, a $20,330 increase between periods.

The increase in management fee revenues in the first half of 1996 from the same period in 1995 can be directly attributed to a combination of normal growth of the Funds upon which the fees are based and for the majority of the growth, the purchase by the Company of The Ranson Company, Inc., effective January 6, 1996, which brought approximately $184,000,000 in additional assets under the Company's management.

Expenses for the six months ended June 30, 1996 increased less than 8% from the same period of 1995 from $1,532,169 to $1,648,801. Compensation and benefits at $388,961 and $398,729, respectively, comprise 25% and 24% of total expenses for the 1995 and 1996 first six month periods. Even with the additional assets now being managed, compensation and benefits expenses were only slightly increased (3%) from the same period of 1995. General and administrative expenses actually decreased $63,811 from $556,528 in the first half of 1995 to $492,717 in the June 30, 1996 half year. A significant expense item is "deferred sales costs recognized." During the six month period ended June 30, 1996, the expense was $496,515 compared to $381,786 for the same period of 1995. The increase of 30% ($114,729) in this amortization expense item is a result of prior accumulations of capitalized commissions paid on no load funds which are now being amortized to expense in accordance with the schedule established by the Company.

The Registrant recorded "other income" income from interests and dividends of $46,768 in the six month period ended June 30, 1996 compared to $151,922 in the same period of 1995. Investment related losses reduced the 1995 six month period's "other income" to $104,282. Investment gains brought other income to $77,569 in the six months ended June 30, 1996.

As a result of these factors, the Registrant reported net income before income tax expense of $14,585 for the six months ended June 30, 1996 versus a net loss of $335,663 for the comparable period of 1995. Net income (loss) after Deferred Income Tax (Expense) Benefit was ($61,915) for the period ending June 30, 1996 compared to a net loss of $293,413 for January 1995 through June 1995.

Twelve Months ended December 31, 1995 compared to twelve months ended December 31, 1994. 1995 provided substantial growth in revenues and continuing maturity of the Company. 1995 also marked a renewed emphasis upon the acquisition in the Company's growth strategy.

Total operating revenues for the twelve months ended December 31, 1995 were $1,405,316 representing a 24% increase from the $1,130,151 for the comparable period of 1994. Fee revenues were $1,327,302 in January through September of 1995; (94% of operating revenues) as compared to $1,077,089 for the twelve months of 1994 (94% of operating revenue), representing a 24% increase over the previous period. Commission income totaled $78,014 and $53,052 for the twelve months ended December 31, 1995 and 1994, respectively, a $24,952 (47%) increase between periods. The increase in management fee revenues in the calendar year of 1995 from the same period in 1994 can be directly attributed to the growth of the Funds upon which the fees are based.

Operating expenses for the year ended December 31, 1995 increased 24% from the same period of 1994 from $1,704,251 to $2,117,446.
Compensation and benefits at $616,773 and $725,902, respectively, comprise 36% and 34%, of total expenses for the 1994 and 1995 twelve month periods. Compensation and benefits expenses increased 18% as compared to the same period of 1994. The expansion of the family of Funds and past accumulations of funds under management also resulted in other expenses increasing over the previous year. The most significant expense item is "deferred sales costs recognized." During the year ended December 31, 1995 the expense was $808,286 compared to $549,835 for the same period of 1994.
This "non-cash" expense is a result of commissions on sales of mutual funds paid by the Company in prior years in order to offer no front-end load funds to mutual fund customers. Sales commissions paid to brokers by ND Capital, Inc. (a subsidiary) in connection with the sale of shares in the Funds (ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc.,) are capitalized and amortized over five years. This approximates the period of time during which deferred sales commissions may be recovered from contingent deferred sales charges collected from redemptions by shareholders of the deferred load funds.

The maximum contingent deferred sales charge ("charge") which may be assessed upon redemptions of shares is 4%. A charge is assessed against shares which are redeemed within the first five years of their purchase. The charge varies from a maximum of 4% for shares which are redeemed within the first two years, down to 1% for shares redeemed within the fifth year, after which no further charge is assessed, in accordance with the following schedule:

Year of Purchase                   1    2    3    4    5    6 & Following
Contingent Deferred Sales Charge   4%   4%   3%   2%   1%         0

These redemption fee calculations are based upon the lesser of the original purchase price of the customer's shares or the value of the shares on the day of redemption. In the event a redeeming customer's investment has increased in value at the time of redemption, the redemption fee will be based upon the original purchase price. If a redeeming customer's investment has decreased in value, the redemption fee will be based upon the current value of the customer's investment on the day of redemption. In the event that a redeeming customer's investment has declined in value from the original purchase price, the Registrant's redemption fee, which, is in such instance, based upon the current value, will be proportionally less than the Registrant would have received if the value of the customers investment had remained constant or increased in value.

Redemption fees earned by the Registrant were $42,436 in 1993, $61,346 in 1994 and $122,018 in 1995.

To best match the contingent deferred sales charge schedule, deferred sales costs are amortized to expense using the following schedule:

   After year     Rate
       1            0%
       2           25%
       3           25%
       4           25%
       5           25%
                  100%

Registrant recorded "other income" income from interest and dividends of $314,253 in the year ended December 31, 1995 compared to $195,130 in the same period of 1994. Investment related losses reduced the 1995 period's "other income" to $176,669 compared to $96,724 in 1994.

As a result of these factors, the Registrant reported a net loss before income tax benefit and cumulative effect adjustment of $535,461 for the year ended December 31, 1995 versus a net loss of $477,346 for the comparable period of 1994.

The Company places available cash in interest bearing demand money market accounts, U.S. Treasury Bonds, local government bonds and mutual fund investments. As of December 31, 1995, the Company's cash and cash equivalents totaled $4,894,838 ($4,199 in checking, $4,890,639 in Dean Witter Money Market Accounts). Investment Securities consisted of a $301,000 investment in mutual fund shares ($322,900 estimated market value).

Effect of Acquisition of The Ranson Company, Inc.:
Based upon pro forma information compiled to relate back the effect of the acquisition of The Ranson Company, Inc. on January 5, 1996, to the twelve month period ended December 31, 1995, revenues for the twelve month period would increase approximately $771,657 while operating expenses would increase approximately $512,803 before amortization expense related to the acquisition, which amortization expense would have increased $363,300, all directly as a result of the acquisition of The Ranson Company, Inc. Additionally, deferred income tax benefit is reduced by approximately $100,000.

The mutual fund securities and management advisory business is subject to various inherent risks and contingencies, many of which are beyond the Company's ability to control. The Company's revenues, like those of other firms in the securities fund management industry, are directly related to the amount and stability of funds under management. Variations in amounts of investment assets under management are the result of local, regional, national and international economic, regulatory and political conditions; broad trends in business and finance; and interest rate fluctuations.

Twelve Months ended December 31, 1994 compared to twelve months ended December 31, 1993.
1994 was a year of positive growth and development as the Company greatly expanded its invested equity base and matured as an operating entity. Assets under management increased $17,000,000, reaching $110,000,000 by July 1, 1994.

Total operating revenues for the 12 months ended December 31, 1994 were $1,130,151 representing a 31% increase from the $865,755 for the comparable period of 1993. Fee revenues were $1,077,089 in 1994; (95% of operating revenues) as compared to $813,402 for the 12 months of 1993 (94% of operating revenue), representing an 32% increase over the previous year. Commission income totaled $53,062 and $52,353 for the 12 months ended December 31, 1994 and 1993, respectively, an insignificant 1% increase between periods.

The increase in management fee revenues from 1993 can be directly attributed to the growth of the Funds together with management's policy of continuing expansion of Company's mutual fund family. In early 1994, the South Dakota Tax-Free Fund was introduced and by year's end a new fund, Integrity Fund of Funds, Inc., was ready for market. A three-fold benefit can be realized on organization of new mutual funds; first, in certain conditions, initial fees and commissions can be generated upon the successful organization and distribution of an offering by the Company's broker/dealer subsidiary; second and more important, there are substantial management fees generated from operation and management of the fund assets by the Company's Investment Advisor subsidiary. Additionally, transfer fees and clerical fees are generated in the transfer agent subsidiary.

Operating expenses for the 12 months ended December 31, 1994 increased 38% from the same period of 1993 from $1,239,151 to $1,704,251. Compensation and benefits at $444,248 and $616,773 respectively, comprise 36%, of total expenses for both the 1993 and 1994 periods. Compensation and benefits expenses increased 39% as compared to the same period of 1993, consistent with a similar increase in management fees revenue.

Compensation and benefits include salaries and wages as well as commissions paid to associated registered representatives. In order to accommodate the increase in operational activities, two additional employees were added in 1994, increasing the number of employees from 13 to 15. Total salaries increased $117,466. This increase was attributable to the two additional employees and raises for existing employees in compensation of increased responsibility and workload. Commissions paid to registered representatives increased $55,059, this expense partially relates to annual commission payments to registered representatives based upon average net asset values of funds under management. Total remuneration to Officers and Directors of the Company dropped slightly from $235,764 in 1993 to $233,911 in 1994. As management fee income increases as a result of volume increases in funds under management, compensation and benefits expense increase in order to provide services to the higher volume of funds.

The expansion of the family of Funds and past accumulations of funds under management also resulted in other expenses increasing over the previous year. The most significant expense item is "deferred sales costs recognized." The 1994 expense was $549,835 compared to $318,425 for 1993.

As a result of the large increase in invested equity by the Company's shareholders, the Company recorded "other income" from interests and dividends of $195,130 in 1994 compared to $41,317 in 1993. Investment related losses reduced 1994's "other income" to $96,724 compared to $34,741 in 1993.

As a result of these factors, the Company reported a net loss before income tax benefit and cumulative effect adjustment of $477,376 for the 12 months ended December 31, 1994 versus a net loss of $338,655 for the comparable period of 1993.

Twelve Months ended December 31, 1993 compared to twelve months ended December 31, 1992.
1993 represented a tremendous year of growth for the Company.
Total revenues for the 12 months ended December 31, 1993 were $865,755 representing a 66% increase from the $520,520 for the comparable period of 1992. Management fee revenues were $813,402 in the 12 months of 1993; (94% of total revenues) as compared to $491,467 for the 12 months of 1992 (94% of total revenue), representing an 66% increase over the previous year. Commission income totaled $52,353 and $29,053 for the 12 months ended December 31, 1993 and 1992, respectively, an 80% increase between periods. The increase in management fee and commission revenues from 1993 is directly attributed to growth of the mutual funds under management.

Assets under management increased 48% over the previous year to $93,000,000. The Montana Tax-Free Fund opened in August, 1993, adding an additional source of mutual funds assets under the Company's management.

Expenses for the twelve months ended December 31, 1993 increased 38% from the same period of 1992 from $900,171 to $1,239,151.
Compensation and benefits expense increased moderately from 1992 to 1993 at $375,019 and $444,248 respectively, comprising 42% and 36%, of total expenses for the 1992 and 1993 periods.

The continuing growth of the family of funds also resulted in other expenses increasing over the previous year. The largest expense, "deferred sales costs recognized," amortizes prior years capitalized costs of absorbing the cost of paying broker commissions rather than passing the commissions on to the mutual fund purchasers in order to offer deferred front-end load mutual funds.

Other income (income from investments and interest) is reported at a gain of $34,741 in 1993 compared to a loss of $49,979 in 1992.
The 1992 loss in other income reflects the recognition of an $80,000 investment write down.

As a result of these factors, the Company reported a net loss before income tax benefit and cumulative effect adjustment of $338,655 for the 12 months ended December 31, 1993 versus a net loss of $429,630 for the comparable period of 1992.

Financial Condition

As of December 31, 1995, the Company's current assets represented approximately 57% of total assets. Stockholders' equity as of December 31, 1995 was approximately $9,110,426 million, an increase of $211,798 or 2% since December 31, 1994. Such increase was due to sales of the Company's Common Stock to investors during the first quarter of 1995.

Based upon unaudited pro forma data compiled as of December
31, 1995 and presented in the accompanying financial information, a number of significant changes are noted, all the results of the acquisition of The Ranson Company, Inc. which occurred on January 5, 1996.

As a result of the purchase of The Ranson Company, Inc., the pro forma combination of the Company and The Ranson Company, Inc., compiled to relate back the acquisition to the unaudited interim balance sheet dated December 31, 1995, indicates that total current assets decreased approximately $4,247,606. Net equipment increased $58,000. New intangible assets consisting of capitalized investment advisor's agreement of $5,265,647 and $300,000 attributable to non complete covenants are recognized. With respect to liabilities, additional current liabilities of $1,652,254 ($1,500,000 as a pro forma calculated loan directly related to the purchase of The Ranson Company, Inc. and the balance The Ranson Company, Inc. debts assumed in the acquisition of The Ranson Company, Inc.) are recognized.

Liquidity and Capital Resources

The Company's most liquid assets are cash and cash equivalents.
The levels of these assets are dependent on the Company's operating, financing and investing activities during any given period.

Cash and cash equivalents at June 30, 1996 totaled $539,176.

Future Public Offering of the Company's Shares

Upon completion of the rescission exchange offering described herein, ND Holdings, Inc. intends to register and offer to the public, through an underwriting agreement with a group of stock brokerage firms called a "Selling Group", 1,000,000 to 3,000,000 newly issued shares of its Common Stock. Total shares to be offered will be dependent upon the number of selling shareholders who may elect to join in the offering. The price at which such shares will be sold to the public will be determined by an independent stock brokerage firm referred to as a Qualified Independent Underwriter ("QIU"). No QIU has been retained. Subject to consent of underwriters, 2,000,000 shares of Common Stock now in the hands of existing shareholders (including common shares registered in the current Rescission Exchange Offering) may be allowed to be offered as a part of the same prospectus with the Company's common share offering. If more than 2,000,000 shares are committed by the shareholders, the shareholder shares to be included will be determined pro-rata in accordance with the ratio of each individual's common shares committed to the offering with the total shareholders common shares committed to the offering. If less than 2,000,000 shares are committed by shareholders, the Company anticipates offering such number of new shares sufficient to bring the total offering to 3,000,000 shares. A per share price for such offering has not been established. In the event less than the total offering is sold, the common shares offered by the Company will be sold first, followed by the selling shareholders determined pro-rata in accordance with the ratio of each selling shareholders offered shares to the total shareholder offered shares. No assurance can be offered that an effective selling group of underwriters will be formed or that such offering will be successful. See "Management's Discussion and Analysis," "Liquidity and Capital Resources."

The Ranson Company, Inc. Acquisition Effect Upon Liquidity and
Capital Resources

The cost to the Company of the acquisition of The Ranson Company, Inc. on January 5, 1996 will be approximately $6,196,403, subject to final adjustment on July 3, 1996. $5,083,274 was paid directly to The Ranson Company, Inc. shareholders on January 5, 1996 and $1,113,129 was placed in escrow pending final determination of the purchase price on July 3, 1996. $4,696,403 of the $6,196,403 purchase price came from cash
and cash equivalents held by the
Company. $1,500,000 of the purchase price was borrowed on a short term note obtained January 5, 1996.

The Rescission Offer Effect on Liquidity and Capital Resources

Between September 1, 1992 and March 9, 1995, 4,859,207 shares of the Company's no par Common Stock were issued to persons unaffiliated with the Company at prices ranging from $1.30 to $2.10 per share. Such offering was intended to be a North Dakota intrastate placement exempt from registration, however, under federal securities laws, the exemption may be unavailable, thus requiring registration. The Company, therefore, is currently registering Common Stock for re-offer and re-sale pursuant to the U.S. Securities Act of 1993 in connection with rescission of the unregistered Common Stock. A purchaser who purchased between September 1, 1992 and March 9, 1995 (Common Stock totaling 4,859,207) is offered the option of electing to revoke his ownership of the Company and receive from the Company such purchaser's cash paid for the unregistered Common Stock, plus accrued interest at the legal rate in the state of purchase, or rescind the original purchase and receive registered Common Stock offered hereby on a one share for one share basis.

If all persons offered the cash rescission option accepted such offer, a total of approximately $9,600,000 in cash would be required. The Company does not have liquid assets sufficient to fund such an amount. Current assets (in excess of accrued payables and necessary working capital) of approximately $600,000 could potentially be utilized to fund the cash rescission. Any further cash rescissions would require the Company to borrow funds. The Company has a current unused credit line of $500,000. Further borrowing of $8,500,000 could potentially be required. Management believes that as much as $8,500,000 in additional funds could be borrowed if necessary, however, no assurances can be made that such amount could be borrowed. Such borrowing would likely be in the form of intermediate term loans requiring monthly payments of principal and interest. The Company has not entered into any tentative or written agreements with any lender(s) with respect to such borrowing. Interest costs on borrowed amounts and debt service on any such loan would also significantly adversely effect future cash flow, liquidity and potential income. As an extreme scenario, assuming that a loan of $9,000,000 would be required to fund a total rescission, repayments of a loan of $9,000,000 could require monthly amortized payments of approximately $130,000 to $140,000 per month for a period of seven years at an assumed annual interest rate of 6.5% to 8%.

If the rescission offer is partially (to material degree) or completely accepted, the liquidity of the Company would be substantially impaired. Future growth and expansion would also be impaired since liquid assets and borrowing capacity would be unavailable for expansion. Additionally, if the Company is required to borrow funds, significant earnings would be offset by interest payments and cash flow from operations would be utilized for debt services rather than uses beneficial to the Company's growth.

On February 14, 1996 the Company mailed preliminary prospectus' to all purchasers of common stock between September 1, 1992 and March 9, 1995.

Holders of Common Stock totaling 4,859,207 shares were offered the option of electing to revoke their ownership of the Company and receive from the Company such purchaser's cash paid for the unregistered Common Stock, plus accrued interest at the legal rate in the state of purchase, or rescind the original purchase and receive (after registration effectiveness) registered Common Stock on a one share for one share basis.

To date, two persons offered the cash rescission option accepted such offer, a total of $34,809 in cash was paid to such rescinding shareholders for a total of 17,263 common shares.

Cash and cash equivalents at December 31, 1995, 1994, and 1993 consist of the following:

                                                        Current
                                                         Amount
                      Current    Interest   ----------------------------------
                      Maturity     Rate        1995         1994        1993
                      --------    ------    ----------   ----------   --------
Cash in checking       Demand          -    $   41,199   $    3,934   $  4,769
Dean Witter Money
    Market Accounts    Demand     4 to 5%    4,890,639    1,156,129    458,127
                                            ----------   ----------   --------
                                            $4,894,838   $1,160,063   $462,896
                                            ==========   ==========   ========

Investments and their balance sheet classification at December 31, 1995 are as follows:

Investment Securities              Gross        Gross       Gross     Estimated
                                 Amortized   Unrealized   Unrealized    Market
                                   Cost         Gain         Loss       Value
Securities available-for-sale:
Mutual fund investments          $ 301,000    $ 21,900      $ -       $ 322,900
                                 =========    ========      ===       =========


Investments and their balance sheet classification at December 31, 1994 are as follows:

Investment Securities              Gross        Gross        Gross    Estimated
                                 Amortized   Unrealized   Unrealized    Market
                                   Cost         Gain         Loss       Value
Securities available-for-sale:
South Dakota municipal bond      $  100,000     $  -       $  16,000   $   84,000
Mutual fund investments           1,492,870        -         109,272    1,383,598
                                 ----------     ----       ---------   ----------
                                 $1,592,870     $  -       $ 125,272   $1,467,598
                                 ==========     ====       =========   ==========

The carrying value and estimated values of investment in debt and equity securities at December 31, 1993 is listed below.

Investment Securities               Gross        Gross        Gross    Estimated
                                  Amortized   Unrealized   Unrealized    Market
                                    Cost         Gain         Loss       Value
South Dakota
 local government
 bonds                           $  412,826    $ 3,534      $     -   $  416,360
Mutual fund
 investments                      1,281,640        714       20,781    1,261,573
                                 ==========    =======      =======   ==========
                                 $1,694,466    $ 4,248      $20,781   $1,677,933
                                 ==========    =======      =======   ==========

The Company's statements of financial condition reflect a liquid financial position as cash and assets readily convertible to cash represent over 38%, 57% and 57% of total assets at December 31, 1993, 1994, and 1995, respectively.

As of December 31, 1995, the Company had no trading securities.

Since its inception until the first quarter of 1995, the Company financed its growth in operations and costs related to expansion of assets under its management primarily with funds generated from sales of stock in the Company and to a much lessor extent, long-term debt in the form of investment certificates. Sale of the Company's stock and investment certificates ceased in the first quarter of 1995.

As a registered broker/dealer, ND Capital, Inc., a subsidiary of the Company, is subject to the Uniform Net Capital Rule of the Securities and Exchange Commission (the "SEC"), which requires the maintenance of minimum net capital, as defined in Rule 15c3-1 of the Exchange Act. The Company's wholly-owned broker/dealer subsidiary had net capital of approximately $375,750 at December 31, 1995, which exceeded its net capital requirements by approximately $350,750.

Management believes that, with the exception of the potential rescission liability, (the number of persons who will elect such rescission and the number of shares which may be offered for cash being unknown), existing capital when combined with the additional funds generated from operations will provide the Company with sufficient resources to meet present cash and capital needs.

Analysis of Consolidated Cash Flows

The Company's growth in assets over its lifetime has been the result of cash provided by the sale of the Company's Common Stock. The Company has generated cash from financing activities in the fiscal years 1993, 1994, and 1995 of $2,807,383, $4,074,392 and $426,687, respectively. In each period, the Company invested a portion of its cash flow in capitalized "Deferred Sales Cost," the Company's cost of commissions "fronted" to bring mutual fund assets under its management.

For fiscal 1993, the Company generated $279,212 in positive cash flow. Operating activities required cash totaling $993,096 principally as a result of $1,002,437 being invested in deferred sales costs. Investing activities resulted in a use of cash totaling $1,535,075 principally from a net investment in short-term investments totaling $1,945,368. Financing activities resulted in cash totaling $2,807,383, principally due to sales of the Company's Common Stock.

For fiscal 1994, the Company generated $697,167 in positive cash flow. Operating activities required cash totaling $3,457,919, largely the result of a net increase in trading securities of $2,679,507. Investing activities resulted in positive of cash flow totaling $80,694. Financing activities raised $4,074,392 in cash for the Company.

For fiscal 1995, the Company's activities generated an increase of $3,734,775 in cash and cash equivalents. Operating activities generated net cash of $2,138,401, principally as a result of a $2,674,000 decrease in trading securities. Investing activities generated an additional $1,169,687 in cash, principally as a result of sales of available-for-sale securities. $426,687 was raised from financing activities. Financing activities ceased in the first quarter of 1995.

The substantial build up of cash and cash equivalents at the year ended December 31, 1995 was for the purpose of funding the acquisition of The Ranson Company, Inc. which acquisition took place on January 5, 1996.

Although the Company has relied upon sales of its Common Stock for its past liquidity, management believes that its current liquid position based, upon management's assumption that only immaterial numbers of shares will be offered for cash rescission, will be sufficient to meet the short and intermediate term financing needs of the Company based on its present and anticipated future operations.

Impact of Inflation and Changing Prices

The financial statement and accompanying notes appearing elsewhere herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. Significant assets of the Company are monetary in nature. As a result, interest rates may have a greater impact on the Company's performance than do the effects of the general level of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

The Company's assets are primarily liquid in nature (cash and cash equivalents, current receivables and marketable securities) and therefore not significantly affected by inflation. The Company's management believes that the cost of replacing furniture, equipment and leasehold improvements would not have a material effect on operations. However, the rate of inflation may have a significant effect on employee communications and occupancy costs, which may not be readily recoverable in the price of services offered by the Company.

The Company is not subject to significant seasonal fluctuations.

Impact of New Accounting Standards

Accounting for Investments

In 1994, the Company adopted Statement of Financial Accounting
Standards (SFAS) No. 115 for valuing its investment securities. At December 31, 1995, investment securities that are held for short-term resale are classified as trading securities and carried at fair value. Other marketable securities are classified as available-for-sale and are carried at fair value. Realized and unrealized gains and losses on trading securities are included in net income. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in stockholders' equity. Cost of securities sold is recognized using the specific identification method.

As a result of the adoption of SFAS No. 115, the stockholders equity section of the Company's balance sheet was reduced by a total of $125,272, in the added category of "Unrealized loss on securities available-for-sale" at December 31, 1994 and increased by $21,900 a calculation of unrealized gain on securities available-for-sale at the year end December 31, 1995.

Pursuant to the requirements of SFAS No. 115 stockholders equity was reduced by $16,532, to account for the cumulative effect on prior years of the initial application of SFAS No. 115 and an additional $108,740 reduction in stockholders equity for the year ended December 31, 1994.

For the year ended December 31, 1993, before adoption of SFAS No.
115, the Company stated investment securities at the lower of aggregate cost or market. Cost of securities sold for purposes of computing gains or losses was determined by the specific identification method.

Accounting for Income Tax

The Company files a consolidated income tax return with its wholly-owned subsidiaries. In 1994, the Company adopted the Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for
Income Taxes, and has retroactively applied the change in its method of accounting for income taxes to the 1993 financial statements.

Effective January 1, 1993, the Company retroactively changed its method of accounting for income taxes to conform with the requirements of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the provisions of SFAS No. 109, an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have already been recognized in the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The 1993 financial statements have been restated to reflect this change. The effect of the change increased the deferred tax benefit and increased net income by $674,500 for the year ended December 31, 1993 as follows:

   Cumulative effect on years prior
      to January 1, 1993                        $ 539,500

   Effect of the 1993 net operating loss          135,000

   Total increase to net income reported for
      the year ended December 31, 1993          $ 674,500

The increase in the deferred tax benefit for the year ended
December 31, 1994 has been calculated on the current year's net operating loss for tax purposes of approximately $530,000 ($530,000 x 39% = $205,500).

The increase in the deferred tax benefit for the year ended
December 31, 1995 has been calculated on the current year's net operating loss for tax purposes of approximately $416,000 ($416,000 x 39% = $162,400).

The deferred tax benefit has been calculated on approximately
$2,673,000 of net operating losses due to expire between the years 2003 through 2010.

Realization of the deferred tax benefit is dependent upon the Company recognizing sufficient future taxable income (taxable at an effective rate of approximately 39%) prior to the expiration of the net operating losses. The Company's Net Operating Losses are scheduled to expire as follows:

                Net Operating Loss   Expiration
                     Amount             Year
                 $   110,300            2003
                     245,000            2004
                     272,000            2005
                     322,300            2006
                     435,800            2007
                     346,900            2008
                     527,700            2009
                     413,000            2010
                  ----------
                  $2,673,000

Recognition of this deferred tax asset requires an assumption that the Company will, in the future, achieve taxable income sufficient to realize the stated potential of this contingent offset against future income. Since its inception the Company has not achieved any taxable income. The realization of this deferred tax asset is dependent upon substantial improvements over the present level (no taxable income) of pre-tax income.

No valuation adjustment has been made to the deferred tax asset. Management's forecast of operating results contained in their internal business plan indicates positive future earnings adequate to absorb the net operating loss carryforwards within the expiration periods. The major factor generating the net operating losses to date has been the amortization of capitalized deferred sales costs to expense. These costs represent commissions paid to brokers for investments made in the Funds under management by the Company that don't have a "front end" load. A majority of the unamortized costs will be amortized to expense in the next few years. This coupled with the slowdown in fund growth (thereby reducing amortization amounts on new commissions paid) should create positive net results in the near future. Additionally, the acquisition of The Ranson Company, Inc. is anticipated to generate substantial earnings. As indicated in the operating results of The Ranson Company, Inc. relating exclusively to the management of mutual funds, positive net income is currently being generated. Under Ranson Capital's former management, a portion of the management fees allowed to be charged to the Funds under the current fee structure was being waived by Ranson Capital. It is the intent of the Company to reduce the fee waiver and bring these Funds up to full fee levels. This will further enhance the profitability of managing the additional Funds brought under the Company's management as part of the acquisition. It is also management's belief that significant cost savings will be realized by the combination of management for all Funds as compared to costs of separately managing the Ranson Funds and the ND Holdings Funds. This will be especially true in the administrative and general overhead expense areas since they are indirect costs that are being duplicated by both entities in their operating results prior to the acquisition. Furthermore, since the acquisition of The Ranson Company, Inc. by the Company is a stock purchase, the portion of the purchase price allocated to intangibles is not deductible or amortizable for income tax purposes. Consequently, the Company will report significantly greater operating results for income tax purposes than for financial reporting purposes. Based on the preceding factors, it is management's belief that, more likely than not, the Company's net operating loss carryforwards will be realized before their corresponding expiration periods and that no adjustment should be made to the value of the net deferred tax asset.

                            BUSINESS

General

Description of Business.   The Company, through its subsidiaries,
acts as a mutual fund administrator and management firm. The Company's revenues are derived (through its subsidiaries) as fees from operating, managing and investing the assets of mutual funds and to a lessor extent from brokerage commissions related to transactions within the mutual funds as well as on the purchase by or sale of mutual funds by individuals. The Company currently manages the assets of five mutual funds, all of which were initiated, sponsored and organized by the Company. As a result of the acquisition of The Ranson Company, Inc., completed on January
5, 1996, the Company is also the manager of three additional funds, called the "Ranson Managed Portfolios." Ranson Capital Corporation, a NASD member broker/dealer and the investment advisor and manager for the three "Ranson

Managed Portfolios":  the Kansas Municipal
Fund, Kansas Insured Intermediate Fund and the Nebraska Municipal
Fund, is a subsidiary of The Ranson Company (and now the Company).

The Company, ND Holdings, Inc., was incorporated September 22, 1987, as a North Dakota corporation and officially organized on October 27, 1987, in Minot, North Dakota by Robert Walstad, current President of the Company. The primary intent of this corporation was to provide a vehicle for investment in North Dakota by North Dakota residents all pursuant to Chapter 10-30.1 of the North Dakota Century Code, as amended.

The major accomplishment of the Company through 1995 has been the establishment, management and distribution of five mutual funds: ND Tax-Free Fund, Inc., ND Insured Income Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds (the "Funds"). The Funds have grown to over $120,000,000 in assets as of July 1, 1995. With the acquisition of The Ranson Company, Inc. completed on January 5, 1996, Ranson Capital Corporation will, as a wholly-owned subsidiary of the Company, continue to act as the investment adviser and manager for the Ranson Managed Portfolios. The Ranson Managed Portfolios provided additional managed asset base of approximately $184,000,000. As a result, total assets managed by the Company now total in excess of $320,000,000. Investment advisory, asset management, underwriting and transfer agent services are provided to mutual funds managed and administered by the Company's wholly-owned subsidiaries. Currently, through its three wholly-owned subsidiaries, ND Money Management, Inc., ND Capital, Inc. and ND Resources, Inc., the Company acts as advisor to five mutual funds: ND Tax-Free Fund, Inc., ND Insured Income Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc. It is anticipated that upon the acquisition by the Company of The Ranson Company, Inc., its wholly-owned subsidiary, Ranson Capital Corporation will remain as the investment adviser and manager for the Ranson Managed Portfolios. The Company will also provide stock transfer services to the Ranson Managed Portfolios. Revenue is received for the management of the Funds along with commissions for investments sold to individuals in sponsored funds as well as in other unaffiliated mutual funds. Fees are also generated for stock transfer and clerical services provided to the affiliated mutual funds.

The Company and its subsidiaries are still in developmental stages. The areas in which they do business or intend to do business are highly competitive and place them in direct competition with other mutual fund firms, some of which have substantially greater resources, proven management, and established markets. The Company knows of no reason why it or its subsidiaries will have or may obtain competitive advantages over others who engage in the same or similar activities.

Headquarters of the Company is currently located at 201 South Broadway, Minot, North Dakota. Each of the Company's three subsidiaries and each of the five mutual funds created and managed by the Company maintain their offices at that same location. All of the Company's services including portfolio management, wholesale marketing and customer service are being provided from the Minot location.

The Company's Subsidiaries and Operations

The Company has five wholly-owned subsidiaries through which it conducts its operations. Three of the subsidiaries, all North Dakota corporations, are ND Money Management, Inc., a Registered Investment Advisor; ND Capital, Inc., an NASD member broker/dealer; and ND Resources, Inc., a Registered Stock Transfer Agent.
Pursuant to terms of an acquisition agreement described in "Certain Transactions - The Ranson Acquisition" the Company has acquired additional wholly-owned subsidiaries, The Ranson Company, Inc., a Kansas corporation, and its subsidiary, Ranson Capital Corporation, a Kansas corporation. The Ranson Company, Inc. has no independent operations. Ranson Capital Corporation is an NASD Registered broker/dealer and SEC registered investment advisor.

ND Money Management, Inc. (a North Dakota corporation) was organized to manage investment portfolios, particularly, but not limited to, the Funds.

ND Capital, Inc. (a North Dakota corporation), an NASD and SIPC member broker/dealer was organized as an entity to raise funds for investing in, and providing financing to, qualified entities while encouraging capital investment in North Dakota.

ND Resources, Inc. (a North Dakota corporation) was originally organized to purchase and/or manage mineral properties. ND
Resources, Inc. thereafter became a registered stock transfer agent and now acts as transfer agent for the Funds.

ND Money Management, Inc., a registered investment advisor, was organized as an entity to provide fund management services to mutual funds. ND Money Management, Inc.'s primary operations are as fund manager and advisor for the ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., ND Insured Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc. The Company receives management fees from the Funds. As fund manager and advisor for these funds, ND Money Management, Inc. is economically dependent on the Funds for the majority of its revenue.

ND Money Management, Inc. has an affiliation with the ND Tax-Free
Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax Free-Fund, Inc. the ND Insured Fund, Inc., and the Integrity Fund of
Funds, Inc.

ND Capital's primary operations are as broker/dealer for distribution of shares of the ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., ND Insured Income Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc. The Company receives fees from the funds as underwriter as well as commission income for investments sold to customers in other unaffiliated mutual funds.

ND Capital, Inc. has an affiliation with the ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund, Inc., the ND Insured Income Fund, Inc. and the Integrity Fund of Funds, Inc. As underwriter for these funds, ND Capital, Inc. is economically dependent on them for a majority of its revenue.

ND Capital, Inc. is subject to the Securities and Exchange Commission Uniform Net Capital Rule (SEC Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1 (and the rule of the "applicable" exchange also provides that equity capital may not be withdrawn or cash dividends paid if the resulting net capital ratio would exceed 10 to 1). At December 31, 1995, the ND Capital had net capital of $375,750 which was $350,750 in excess of its minimum required net capital of $25,000. ND Capital, Inc.'s net capital ratio was .02 to 1.

ND Resources, Inc. is a Registered Transfer Agent. ND Resources, Inc.'s primary operations are as transfer agent of shares of the ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., ND Insured Income Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc. ND Resources, Inc. receives fees from the Funds for stock transfer, administrative and clerical services. As transfer agent for these funds, ND Resources, Inc. is economically dependent on them for a majority of its revenue.

ND Resources, Inc. has an affiliation with the ND Tax-Free Fund,
Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund,
Inc., the ND Insured Income Fund, Inc., and the recently opened
Integrity Fund of Funds, Inc.

The Company has completed all but the final pricing phase of an agreement which has allowed the Company to acquire management of the Ranson Managed Portfolios (the "Ranson Funds"), through acquisition of their advisor, Ranson Capital Corporation and its parent, The Ranson Company, Inc. This acquisition is complete as of January 5, 1996.

Ranson Capital Corporation, ("Ranson Capital") a Kansas corporation, is the investment adviser and manager for each Series of the Ranson Managed Portfolios. Ranson Capital is a broker/dealer registered with the Securities and Exchange Commission and is a wholly-owned subsidiary of The Ranson Company, Inc., a Kansas corporation.
Ranson Capital was formed in 1990 and acts as investment advisor and fund manager for the Ranson Managed Portfolios, consisting of the Kansas Insured Intermediate Fund, Kansas Municipal Fund and the Nebraska

Municipal Fund.  John A. Ranson, Alex R. Meitzner, Mark J.
Kneedy, John J. Hass, Robin K. Pinkerton, Stephen E. Shorgren and Douglas K. Rogers (the "Selling Ranson Stockholders") previously owned all the outstanding Common Stock of The Ranson Company, Inc. The Selling Ranson Stockholders of The Ranson Company, Inc., the parent of Ranson Capital, entered into a contract dated as of September 15, 1995 (the "Agreement") whereby the Company acquired all outstanding shares of The Ranson Company, Inc., and therefore acquired all business related to the Ranson Managed Portfolios through the indirect acquisition of Ranson Capital (the "Acquisition"). The Company has agreed to continue the management and operation of the Ranson Managed Portfolios as now conducted. Ranson Capital, which is now wholly-owned by the Company continues to operate by that name and continues to act as investment adviser and manager for each Series of the Ranson Managed Portfolios.

The contractual division of responsibilities between the Company and its affiliated funds track the three main functions of any mutual fund. Contracts for portfolio management performed by the Company's subsidiary, ND Money Management, Inc., in the case of the five original Funds and by Ranson Capital Corporation in the case of the Ranson Managed Portfolios are awarded annually by review and approval of the independent Boards of Directors of the various Funds (the "Boards"). The Board of Directors of each Fund consists of five directors, three of whom are independent and two (Robert E. Walstad and Peter A. Quist) of whom are affiliated with the Company. These Boards are also responsible for awarding the Company's subsidiary, ND Capital, the underwriting agreements for the Funds, which contracts are referred to as "contracts for distribution" by the Funds (mutual fund regulations limit underwriting agreements to one year) as well as contracting with the Company's subsidiary, ND Resources, Inc., for all administrative services (which are typically one to three year contracts). Distribution and administrative services contracts are generally terminable by a Fund's Board for "cause" (as defined in the contract).

Administration.      A Fund's administrator generally is
responsible for all of the Fund's business activities other than distribution and investment decisions. The Company believes that administration is an extension of distribution, that high quality servicing is critical to retaining shareholder accounts, and that quality of service directly impacts the growth of mutual fund assets. Therefore, the Company strives to create an error-free operating environment based on stringent standards established for all service provider subsidiaries of the Company.

The Company's administrative responsibilities may be divided into three major services:

     * shareholder recordkeeping - encompasses all mutual fund shareholders' transactions, including taking purchase and redemption orders, entering orders into the transfer agent system and forwarding information regarding trade activity to the portfolio manager and to fund accountants as specified.

     * fund accounting - provides the daily recordkeeping for each fund, including calculations of net asset value per share, dividend rates per share, and the maintenance of all books, records and financial reports required by the SEC and other regulatory agencies. This service also includes preparation of quarterly financial statements, shareholder reports and Board reports for each portfolio, participation in the periodic updating of prospectuses, preparation of federal, state and local tax returns, payment of all costs and expenses of each fund, and the maintenance of the official books and records of each fund.

     * cash management - ensures timely receipts and disbursements on shareholder activity for effective asset management.

The Company's Affiliated Mutual Funds

The Company has sponsored and, through its subsidiaries, distributed to the public five mutual funds. These Funds are: ND Tax-Free Fund, Inc. (North Dakota Tax-Free Fund), ND Insured Income Fund, Inc. (North Dakota Insured Income Fund), Montana Tax-Free Fund, Inc. (Montana Tax-Free Fund), South Dakota Tax-Free Fund, Inc. (South Dakota Tax-Free Fund), and Integrity Fund of Funds, Inc. (Integrity Fund of Funds Fund). The Company is economically dependent upon revenues from the five funds to sustain its current operations.

ND Tax-Free Fund, Inc. is registered under the Investment Company Act of 1940 as a non-diversified, open-end management investment company. ND Tax-Free Fund, Inc. incorporated under the laws of the State of North Dakota on October 7, 1988, and commenced operations on January 3, 1989. ND Tax-Free Fund, Inc. was the first North Dakota based double tax-exempt mutual fund, investing in high quality state and municipal bonds. In March, 1992, the North Dakota Double Tax-Exempt Bond Fund, administered by Funds Management Corporation of Denver, was merged into ND Tax-Free Fund, Inc. Over $5,000,000 in assets and 300 investors were transferred in the merger. As of July, 1995, this Fund exceeded $94,300,000 in assets.

Montana Tax-Free Fund, Inc. is registered under the Investment Company Act of 1940 as a non-diversified, open-end management investment company. The Montana Tax-Free Fund incorporated under the laws of the State of North Dakota on April 15, 1993 and commenced operations on August 12, 1993.

Montana Tax-Free Fund, Inc. was first offered to the public in August of 1993 and reached over $16,800,000 in assets as of July, 1995. The Montana Tax-Free Fund invests in high quality Montana state and municipal bonds similarly to the ND Tax-Free Fund. It is offered to residents of the State of Montana.

South Dakota Tax-Free Fund, Inc. is registered under the Investment Company Act of 1940 as a non-diversified, open-end management investment company. The Fund incorporated under the laws of the State of North Dakota on October 1, 1993 and commenced operations on April 5, 1994.

South Dakota Tax-Free Fund, Inc. was first offered to the public in April of 1994 and reached over $4,400,000 in assets as of July, 1995. The South Dakota Tax-Free Fund invests in South Dakota state and municipal instruments. It is offered to residents of the State of South Dakota.

ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc. and South Dakota Tax-Free Fund, Inc. are open-end, non-diversified, management investment companies. The objective of these three Funds is to provide as high a level of current income exempt from federal and state income taxes as is consistent with preservation of capital. The three Funds seek to achieve this objective by investing in debt instruments of states and their political subdivisions, agencies and instrumentalities. Shares of the Funds are offered with no initial sales charge. A contingent deferred sales charge is assessed against shares which are redeemed within the first five years of purchase.

ND Insured Income Fund, Inc. is registered under the Investment Company Act of 1940 as a non-diversified, open-end management investment company. The North Dakota Insured Income Fund incorporated under the laws of the State of North Dakota on November 27, 1990 and commenced operations on March 19, 1991. This Fund is targeted at investors nationwide and primarily purchases insured corporate bonds. Assets exceeded $2,900,000 as of July, 1995.

ND Insured Income Fund, Inc. is an open-end, non-diversified, management investment company. The Fund's objective is to provide as high a level of current income as is consistent with prudent investment management, preservation of capital, and ready marketability of its portfolio. The fund seeks to achieve this objective by investing primarily in a portfolio of debt securities, including United States Government securities and insured corporate bonds. Under normal market conditions, at least 65% of the Fund's total assets will be invested in securities protected by insurance guaranteeing the timely payment of principal and interest.

Integrity Fund of Funds, Inc. was recently created in December, 1994. This Fund is geared to the investor seeking capital appreciation and growth of income. The Integrity Fund of Funds, Inc. is an open-end, diversified, management investment company registered under the Investment Company Act of 1940. The Integrity Fund of Funds Fund was incorporated under the laws of the State of North Dakota on June 1, 1994 and commenced operations January 3, 1995.

Integrity Fund of Funds, Inc.'s objective is long-term capital appreciation and growth of income. The Fund seeks to achieve this objective by investing primarily in a diversified group of other open-end investment companies ("underlying funds") which, in turn, invest principally in equity securities. Current income is a secondary objective of the Fund. Shares of the Fund are offered for sale at net asset value without a sales charge. A contingent deferred sales charge is assessed on certain redemptions.

The Ranson Managed Portfolios

As a result of a purchase agreement whereby the Company has acquired The Ranson Company, Inc. and its subsidiary, Ranson Capital Corporation, and the granting of approval of the change in advisor (to the Company) for the three mutual funds managed by Ranson Capital Corporation, the Company is now the manager of the Ranson Managed Portfolios.

The Kansas Insured Intermediate Fund, the Kansas Municipal Fund and the Nebraska Municipal Fund are investment portfolios of Ranson Managed Portfolios which is an unincorporated business trust organized under the laws of Massachusetts on August 10, 1990. Ranson Managed Portfolios is an open-end series non-diversified management company, known as a mutual fund. The investment objective of the Ranson Funds is to provide its shareholders with as high a level of current income that is exempt from both federal income tax and state income tax as is consistent with preservation of capital.

Ranson Capital Corporation ("Ranson Capital") is the manager for each of the three funds in the Ranson Managed Portfolios (the Kansas Insured Intermediate Fund, the Kansas Municipal Fund, and the Nebraska Municipal Fund). Investors Fiduciary Trust Company is the Ranson Fund's transfer agent and custodian for each of these three funds. ND Resources, Inc. will, after a notice period of ninety days, become the transfer agent for each of the Ranson Funds.

The business and affairs of the Ranson Funds is managed under the direction of the Board of Trustees. The Trustees are subject to the fiduciary responsibilities imposed by the laws of the Commonwealth of Massachusetts. Subject to the Trustees' authority, Ranson Capital Corporation, a Kansas corporation, 120 South Market, Suite 450, Wichita, Kansas 67202, supervises and implements the Ranson Fund's investment activities and is responsible for overall management of the Ranson Fund's business affairs.

The Ranson Funds pay the cost of qualifying and maintaining qualification of the shares for sale under the securities laws of the various states if necessary. In addition, under the plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 and under which the Ranson Funds will pay some costs of the distribution of its shares, the Ranson Funds pay the Distributor
 .25% of the average daily net assets of the Ranson Funds and the Distributor may in turn pay firms that sell the Ranson Funds shares at an annual service fee of up to .25% of average daily net assets of customer accounts in existence for more than one year for administrative and shareholder services or use some or all of such payment to pay other distribution expenses which otherwise would be payable by the Distributor.

Ranson Capital acts as the Ranson Fund's administrative and accounting services agent. For these services, Ranson Capital receives an administrative and accounting services fee payable monthly from the Ranson Funds equal to the sum of (i) $1,500 per month if the Ranson Fund's average daily net assets do not exceed $50 million, $2,000 per month if the Ranson Fund's average daily net assets are greater than $50 million but do not exceed $100 million, and $2,500 per month if the Ranson Fund's average daily net assets exceed $100 million, and (ii) 0.15% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's first $20 million of average daily net assets, 0.10% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's next $20 million of average daily net assets, 0.05% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's next $60 million of average daily net assets, 0.02% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's next $400 million of average daily net assets, and 0.01% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's average daily net assets in excess of $500 million, together with reimbursement of Ranson Capital's out-of-pocket expenses. This fee and reimbursement are in addition to the investment advisory and management fee received by Ranson Capital from the Ranson Funds.

The Kansas Insured Intermediate Fund

The investment objective of the Kansas Insured Intermediate Fund is to provide its shareholders with as high a level of current income that is exempt from both federal income tax and Kansas income tax as is consistent with preservation of capital. In pursuit of this objective, the Fund invests at least 95% of its total assets in Kansas Municipal Securities which are either covered by insurance guaranteeing the timely payment of principal and interest thereon or backed by an escrow or trust account containing sufficient U.S. Government or U.S. Government agency securities to ensure timely payment of principal and interest. The Kansas Insured Intermediate Fund has assets of approximately $33,000,000 as of January 31, 1995.

The Kansas Insured Intermediate Fund shares may be purchased through Ranson Capital Corporation and selected dealers at the public offering price, which is equal to the net asset value next determined, plus a sales charge of 2.75% of the public offering price (2.83% of the net amount invested).

The Kansas Insured Intermediate Fund manager and investment adviser is Ranson Capital Corporation which receives a monthly management and investment advisory fee equivalent on an annual basis to .50 of 1% of the Kansas Insured Intermediate Fund average daily net assets. Under the terms of the Management and Investment Advisory Agreement between the Fund and Ranson Capital, Ranson Capital pays all expenses of the Ranson Funds, including the Kansas Insured Intermediate Fund management and investment advisory fee and the Kansas Insured Intermediate Fund dividend disbursing, administrative and accounting services fees (but excluding taxes and brokerage fees and commissions, if any) that exceed .75% of the Kansas Insured Intermediate Fund average daily net assets on an annual basis. Ranson Capital may assume additional Ranson Funds expenses or waive portions of its fees in its discretion.

The Kansas Municipal Fund

The investment objective of the Kansas Municipal Fund is to provide its shareholders with as high a level of current income exempt from both federal income tax and Kansas income tax as is consistent with preservation of capital. In pursuit of this objective, the Fund invests primarily in debt obligations issued by or on behalf of the state of Kansas, its political subdivisions and their agencies and instrumentalities. The Kansas Municipal Fund has assets of approximately $125,000,000 as of January 31, 1995.

The Kansas Municipal Fund shares may be purchased through Ranson Capital Corporation and selected dealers at the public offering price, which is equal to the net asset value next determined, plus a sales charge of 4.25% of the public offering price (4.44% of the net amount invested).

The Kansas Municipal Fund manager and investment adviser is Ranson Capital Corporation which receives a monthly management and investment advisory fee equivalent on an annual basis to .50 of 1% of the Kansas Municipal Fund average daily net assets. Under the terms of the Management and Investment Advisory Agreement between the Fund and Ranson Capital, Ranson Capital pays all expenses of the Ranson Funds, including the Kansas Municipal Fund management and investment advisory fee and the Kansas Municipal Fund dividend disbursing, administrating and accounting services fees (but excluding taxes and brokerage fees and commissions, if any) that exceed 1.25% of the Kansas Municipal Fund average daily net assets on an annual basis up to the amount of the management and investment advisory fee payable by the Ranson Funds to Ranson Capital. Ranson Capital may assume additional Fund expenses or waive portions of its fees in its discretion.

The Nebraska Municipal Fund

The investment objective of the Nebraska Municipal Fund is to provide its shareholders with as high a level of current income that is exempt from both federal income tax as is consistent with preservation of capital. Under normal market conditions, the Fund's assets will be invested in a portfolio of Nebraska Municipal Securities which, in the opinion of Ranson Capital Corporation, will produce a higher level of current income than would be produced by a portfolio of Nebraska Municipal Securities rated in only the highest rating category, but contains Nebraska Municipal Securities which do not present a significant risk of loss of principal due to credit characteristics. The Nebraska Municipal Fund has assets of approximately $12,000,000 as of January 31, 1995.

The Nebraska Municipal Fund shares may be purchased through Ranson Capital Corporation and selected dealers at the public offering price, which is equal to the net asset value next determined, plus a sales charge of 4.25% of the public offering price (4.44% of the net amount invested).

The Nebraska Municipal Fund manager and investment adviser is Ranson Capital Corporation which receives a monthly management and investment advisory fee equivalent on an annual basis to .50 of 1% of the Nebraska Municipal Fund average daily net assets. Under the terms of the Management and Investment Advisory Agreement between the Fund and Ranson Capital, Ranson Capital pays all expenses of the Ranson Funds, including the Nebraska Municipal Fund management and investment advisory fee and the Nebraska Municipal Fund dividend disbursing, administrative and accounting services fees (but excluding taxes and brokerage fees and commissions, if any) that exceed 1.25% of the Nebraska Municipal Fund average daily net assets on an annual basis up to the amount of the management and investment advisory fee payable by the Ranson Funds to Ranson Capital. Ranson Capital may assume additional Ranson Funds expenses or waive portions of its fees in its discretion.

Deferred Sales Costs

The Company's historical source of income is from investment advisory and management services provided to the five affiliated mutual funds previously described. Fees are based upon a percentage of total funds under management. The Company's past expansion and continued operational growth relies upon bringing mutual fund assets under its management. To bring funds under its management, commission fees must be paid to brokers who sell the deferred load mutual funds. These commission fees are the Company's cost of bringing assets under its management.

                                        Unaffiliated Dealer Selling                  Commissions Paid to
                                              Allowance Paid by                  Registered Representatives
                                               ND Capital, Inc.               associated with ND Capital, Inc.
   Fund                              (as a percentage of offering price)*   (as a percentage of offering price)*
   Integrity Fund of Funds, Inc.                    4.50%                                   3.6%
   ND Tax-Free Fund, Inc.                           3.75%                                   3.0%
   Montana Tax-Free Fund, Inc.                      3.75%                                   3.0%
   South Dakota Tax-Free Fund, Inc.                 3.75%                                   3.0%

*not considering any volume discount in commissions allowed.


The ND Insured Income Fund, Inc. is a load fund. Investors pay selling fees as a part of their cost of purchase (4.5%). The Company does not "front" fees for the ND Insured Income Fund, Inc. Registered Representatives associated with ND Capital receive a commission of 3.2% (80% of the dealer allowance of 4.0%) on their sales of the ND Insured Income Fund, Inc.

As a method of attracting investment in the three tax-free funds mentioned above, the Company does not charge a front-end commission to purchasers of the mutual funds. Since there is no front-end sales charge on investments in these funds (12b-1 mutual fund selling fees as described in Rule 12b-1 of the Investment Company Act of 1940), the commissions paid to brokers for selling the funds are recorded as deferred sales costs and carried in the "Other Asset" section of the balance sheet. As of December 31, 1994, $2,822,393 of "Deferred Sales Costs" was listed on the Company's Balance Sheet. A substantial portion of the amounts invested in the Company by its shareholders has been utilized to pay commissions to brokers for the sale of no front-end load mutual funds. These costs of bringing assets under management are amortized to expense based on the established deferred sales charge rates for redemption of investments in these funds.

The unamortized balance of the deferred sales costs as of December 31, 1995 will be charged to expense as follows:

                                           Deferred Sales
                                            Cost Expenses
             Year ending December 31,
                       1996                 $  807,462
                       1997                    668,632
                       1998                    452,759
                       1999                    211,930
                       2000                    699,455
                                            ----------
                                            $2,840,238

In the three tax-free funds (ND Tax-Free Fund, Inc., Montana
Tax-Free Fund, Inc., and South Dakota Tax-Free Fund, Inc.) a contingent deferred sales charge is imposed only if a shareholder redeems shares purchased within the preceding five years. Shares acquired by reinvestment of dividends may be redeemed without charge even though acquired within five years. In addition, a number of shares having a value equal to any net increase in the value of all shares purchased by the shareholder during the preceding five years will be redeemed without a contingent deferred sales charge. Subject to the foregoing exclusions, the amount of the charge is determined as a percentage of the original purchase price of the redeemed shares
(or current value whichever is lower) and will depend on the number of years the dollar amount being redeemed was invested, according to the following table:

            Year Since Redemption      Percentage Contingent
             Amount Was Invested       Deferred Sales Charge
             First..............................4.0%
             Second.............................4.0%
             Third..............................3.0%
             Fourth.............................2.0%
             Fifth..............................1.0%
             Sixth and following..............No Charge

Integrity Fund of Funds, Inc. requires a contingent deferred sales charge ("charge") equal to 1.5% of the redemption proceeds if a shareholder redeems shares purchased within the preceding five years, except that if the initial amount of purchase is $1 million or more, the charge is reduced to 1% and only applies during the first year of purchase.

ND Insured Income Fund, Inc. has no contingent deferred sales charge.

The Ranson Managed Portfolios have no contingent deferred sales charge.

Overview of Managed Mutual Fund Industry

Since the 1980's, the mutual fund business has been one of the fastest growing areas of the financial services industry. Total assets in mutual funds grew from approximately $100 billion in 1980 to approximately $2 trillion in total assets by 1994. According to the Investment Company Institute Special Analysis for the 1990's Study, mutual fund assets are projected to continue to grow at an average of 12% annually, to approximately $3.4 trillion in total assets by the year 2000.

Company Strategy

The Company's historical strategy has been to establish localized mutual funds, in a niche area of rural states, which funds invest in bond and/or equity instruments of local interest. The Company targets the residents of the same localized areas to achieve its investor base. The Company has established mutual funds in North Dakota, Montana and South Dakota, all rural, low population states where competition from other mutual funds as well as larger and more diversified competitors in the securities industry is less intense.

The Company has acquired management of the Ranson Managed
Portfolios (the "Ranson Funds"), through acquisition of their advisor, Ranson Capital Corporation and its parent, The Ranson Company, Inc. This acquisition was completed January 5, 1996. The
Company has agreed to continue the management and operation of the Ranson Funds as now conducted. Ranson Capital Corporation, which is now wholly-owned by the Company, will continue by that name and will continue to act as investment adviser and manager for each of the Ranson Funds. The Ranson Funds added approximately
$184,000,000 to the Company's assets under management, bringing total assets currently under management to approximately $320,000,000. Please see "Certain Transactions - The Ranson Acquisition", "Management's Discussion and Analysis" and "Business".

The Company will in the future seek to locate compatible existing mutual funds and seek to acquire money management firms with mutual funds under management, thereby immediately increasing the Company's base of assets under management.



Finder Agreement with KPMG Peat Marwick LLP

The Company has retained KPMG Peat Marwick LLP financial service division to perform certain services with respect to the Company's interest in expanding its base of funds under management by acquiring other investment fund managers. Services to be provided to the Company include: development of an acquisition strategy; identification of target companies; contact with target companies; and preliminary financial analysis on the target companies.

Competition

Since its inception, the Company has directly competed primarily with a number of larger, more established mutual fund service organizations and securities firms. Competition is influenced by various factors, including breadth, quality of service and price. All aspects of Company's business are competitive, including competition for mutual fund assets to manage. Large national firms have much greater marketing capabilities, offer a broader range of financial services and compete not only with the Company and among themselves but also with commercial banks, insurance companies and others for retail and institutional clients. The Company's affiliated mutual funds, although localized in nature, are subject to competition from nationally and regionally distributed funds offering equivalent financial products with returns equal to or greater than those offered by the Funds.

The Company is focused on the niche area of rural states and localized investment where competition from major investment institutions is lower than in population centers. To the knowledge of the Company it is the only mutual fund sponsor consisting of affiliated investment advisor, broker/dealer and transfer agent entities based in North Dakota, South Dakota or Montana. However, competition for assets under management is intense from both national and regional based firms. Access to local investment and the population of the region by modern communication systems is so efficient that the Company's geographical position cannot be deemed a significant advantage.

The Company's investment management operations compete with a large number of other investment management firms, commercial banks, insurance companies, broker/dealers and other financial service firms. Most of these firms are larger and have access to greater resources than the Company. The investment advisory industry is characterized by relatively low cost of entry and the formation of new investment advisory entities which may compete directly with the Company is a frequent occurrence. The Company directly competes with as many as several hundred firms which are of similar or larger size. The Company's ability to increase and retain clients' assets could be materially adversely affected if client accounts under-perform the market. The ability of the Company's investment management subsidiary to complete with other investment management firms also is dependent, in part, on the relative attractiveness of their investment philosophies and methods under prevailing market conditions.

A large number of mutual funds are sold to the public by investment management firms, broker/dealers, insurance companies and banks in competition with the Company's affiliated funds. Many of the Company's competitors apply substantial resources to advertising and marketing their mutual funds which may adversely affect the ability of the Company's affiliated funds to attract new assets.
The Company expects that there will be increasing pressures among mutual fund sponsors to obtain and hold market shares.

Although the Company may expand the financial services it can render to its customers, it does not now offer as broad a range of financial services as national stock exchange member firms, commercial banks, insurance companies and others.

                          REGULATIONS

Regulation of the Company's Business

Under the Investment Company Act, the distribution agreements between the Funds and the Company's subsidiary terminate automatically upon their assignment. The term "assignment" includes direct assignments as well as assignments which may be deemed to occur, under certain circumstances, upon the transfer, directly or indirectly, of a controlling block of the Company's voting securities. The Investment Company Act presumes that any transfer of more than 25% of the voting securities of any person represents a transfer of a controlling block of voting securities. The
Company does not believe that the transactions contemplated by this offering will result in an "assignment" of the distribution or administration agreements.

The securities industry, including broker/dealer, investment advisory, and transfer agency firms in the United States, are subject to extensive regulation under federal and state laws. Much of the regulation of broker/dealers has been delegated to self-regulatory organizations, principally the National Association of Securities Dealers (NASD). The regulations to which broker/dealers are subject cover all aspects of the securities business, including sales methods, trade practices, capital structure of securities firms, record keeping and the conduct of directors, officers and employees. Additional state and federal legislation, changes in rules promulgated by the United States Securities and Exchange
Commission (SEC) and by self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules often directly affect the methods of operation and profitability of money managers, broker/dealers and transfer agents. Investment related firms are also subject to regulation and licensing by state securities commissions in the states in which they transact business. The SEC, state securities administrators and the self-regulatory organizations may conduct administrative proceedings which can result in censure, fine, suspension or expulsion of a broker/dealer, its officers or employees. The principal purpose of regulation and discipline of broker/dealers, investment advisors, and stock transfer agents is the protection of customers and the securities markets rather than protection of creditors and stockholders of such firms.

Industry Regulations

The Company is subject to extensive regulation as to its duties, affiliations, conduct and limitations on fees. Section 22(b) of the Investment Company Act of 1940 provides that a securities association registered under Section 15A of the Securities Exchange Act of 1934 may adopt rules prohibiting its members from receiving a commission, discount, spread or fees except in accordance with a method or methods, and within such limitations as to the relation thereof to said public offering price, as such rules may prescribe in order that the price at which such security is offered or sold to the public shall not include an excessive sales load but shall allow for reasonable compensation for sales personnel, broker/dealers, and underwriters, and for reasonable sales loads to investors. Section 22(c) of the Investment Company Act of 1940 further states that the commission may make rules and regulations applicable to registered investment companies and to principal underwriters of, and dealers in, the redeemable securities of any registered investment company, whether or not members of any securities association. Any rules and regulations so made by the Commission, to the extent that they may be inconsistent with the rules of any securities association, shall, so long as they remain in force, supersede the rules of the association and be binding upon its members as well as all other underwriters and dealers to whom they may be applicable.

The Company's wholly-owned broker/dealer subsidiaries, ND Capital,
Inc. and Ranson Capital Corporation are NASD members. The NASD, a securities association registered under Section 15 A of the Securities and Exchange Act of 1934 has prescribed rules (Section
26 of the NASD Rules of Fair Practice) with respect to maximum commissions, charges and fees related to investment in any open-end investment company registered under the Investment Company Act of 1940.

Additionally, under Section 206 of the Investment Advisers Act of 1940 it is unlawful for any investment adviser to (1) employ any device, scheme, or artifice to defraud any client or prospective client; (2) engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client; or (3) engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative.

An investment adviser can transfer control of an investment company only under the provision that for three years at least seventy-five percent (75%) of the directors of the investment company are independent of the new and old investment adviser, and provided no unfair burden is imposed on the investment company as a result of the sale. The effect of such transfer is to terminate the old investment adviser agreement and to require the new agreement to be approved by both the board and shareholders. Directors and the investment adviser are fiduciaries, accordingly, the SEC is authorized to initiate an action to enjoin a breach of fiduciary duties involving personal misconduct by officers, directors, investment advisers, and principal underwriters. Shareholders or the SEC may also bring an action against the officers, directors, and investment adviser for breach of fiduciary duty in establishing the compensation paid the investment adviser.

An investment adviser to a fund, its principals, and its employees may also be subject to proceedings initiated by the SEC to impose remedial sanctions for violation of any provision of the federal securities laws and the regulations adopted thereunder, and the SEC may preclude such investment adviser to an investment company from continuing to act in the capacity.

Investment companies such as the Funds are subject to considerable substantive regulation. Such companies must comply with periodic reporting requirements. Proxy solicitations are subject to the general proxy rules as well as to special proxy rules applicable only to investment companies. Shares of investment companies can only be offered at a uniform public offering price based on the current share net asset value plus the sales load. No more than 60 percent of the directors can be interested persons, defined to include, among others, persons affiliated with the management company or underwriter, and a majority of the directors must not be affiliated with the underwriter. The management agreement must have initially been approved by a majority of the outstanding shares and, after two years, must be annually approved, either by the board or by the outstanding voting shares. The management agreement must automatically terminate in the event of assignment and must be subject to termination upon 60 days notice by the board or by a vote of the majority of the outstanding voting shares. The underwriting agreement must be annually approved by the board or by a vote of a majority of the outstanding voting shares, and must provide for automatic termination in event of assignment. Transactions between the investment company and an affiliate can be entered into only if approved by the SEC, after notice and opportunity for hearing, as fair and equitable.

Net Capital Requirements

As a broker/dealer, and as a member firm of the NASD, the Company's subsidiary, ND Capital and its new subsidiary, Ranson Capital Corporation are subject to the Uniform Net Capital Rule (Rule 15c3-1) promulgated by the SEC which provides that a broker/dealer doing business with the public must maintain certain net minimum capital and shall not permit its aggregate indebtedness to exceed certain specified limitations. The Rule is designed to measure a firm's financial integrity and liquidity. A broker/dealer may be required to reduce its business and restrict withdrawal of subordinated capital if its net capital drops below specified levels, and also may be prohibited from expanding its business or declaring cash dividends. In addition, failure to maintain the required net capital may subject a broker/dealer to disciplinary actions by the SEC, the NASD and state securities administrators, including fines, censure, suspension or expulsion. The Uniform Net Capital Rule may limit the uses ND Capital and Ranson Capital may make of its capital.

At December 31, 1995, ND Capital, Inc.'s required net capital was
$25,000. Ranson Capital Corporation's required net capital was $100,000. At December 31, 1995 both subsidiaries' net capital was in excess of required net capital.

Factors which affect ND Capital and Ranson Capital's net capital include the general investment climate as well as the ability of the Company to obtain any liquid assets necessary to contribute equity capital to its wholly-owned subsidiaries. Although ND Capital currently has sufficient net capital, should the Company's liquidity be impaired substantially as a result of any factor, including potential demands for cash created by the rescission offer, and additional net capital become necessary, the continued operation of ND Capital and/or Ranson Capital could be restricted or suspended.

The Uniform Net Capital Rule requires the ratio of aggregate indebtedness, as defined, to net capital not exceed 15 to 1, and imposes certain restrictions on operations. In computing net capital, various adjustments to net worth are made with a view to excluding assets which are not readily convertible into cash and with a view to a conservative statement of other assets, such as a firm's position in securities. ND Capital may not allow withdrawal of subordinated capital if minimum net capital would thereafter be less than 5% of aggregate debit items as defined under the SEC Uniform Net Capital Rule. Further, ND Capital may not permit equity capital to be withdrawn whether by payment of dividends, repurchase of stock or other means, if its net capital would thereafter be less than 5% of aggregate debit items as defined under the SEC Uniform Net Capital Rule. Compliance with the Uniform Net Capital Rule may limit those operations of a firm (such as ND Capital) which may require the use of its capital.

                           PROPERTIES

The Company owns no material physical properties.

On June 1, 1996, the Company moved its office to 1 North Main, Minot, North Dakota and terminated its former lease arrangement.
The office lease, which terminates on May 31, 2001, encompasses approximately 4,000 square feet of office space and requires monthly lease payments of $3,000 per month.

            EMPLOYEES AND REGISTERED REPRESENTATIVES

At December 31, 1995, the Company had 15 full-time employees, including eight (8) registered representatives, licensed by the NASD, who are associated with ND Capital, Inc. With the acquisition of The Ranson Company, Inc., three additional employees (retained employees of Ranson Capital Company) were added. Registered Representatives earn commissions through ND Capital, Inc. but receive their paychecks from the Company. ND Capital, Inc. reimburses the Company (its parent) through intercompany transfers for such commission payments. Salaried and hourly employees are paid directly by ND Holdings, Inc. (the Company). State and federal wage and tax reporting is done by the Company. The employees of the Company perform various services in all necessary capacities for each of the subsidiaries as well as the Holding Company (the Company). Technically, except for Registered Representatives associated with ND Capital, Inc., the subsidiaries of Company have no employees. The Company and its subsidiaries are currently developing a plan to restructure its employee arrangement so that specific persons will become employees in form and substance in each subsidiary where operations actually occur.

                       LEGAL PROCEEDINGS

Except for the regulatory issues described below, the Company is not involved in any material pending legal proceedings, nor is management aware of any threatened litigation.

The Company's broker/dealer subsidiary, ND Capital, Inc., has unresolved issues outstanding relating to a July, 1994 examination of ND Capital by its regulatory organization, the NASD (National Association of Securities Dealers). Subsequently, the Denver Regional office of the SEC (Securities and Exchange Commission) has also initiated an investigation of the same issues. These issues relate to sales by ND Capital, Inc., and other broker/dealers unrelated to Company, of Common Stock of the Company to a total of eleven persons not residents of the state of North Dakota between May 28, 1991 and July 5, 1994 while the Company was relying upon an intrastate exemption (Section 3(a)(11) of the 1933 Securities Act). Sanctions or other remedial requirements, could potentially be required. The Company and its subsidiary are actively working to resolve these issues.

Pursuant to this prospectus, offers of cash rescission to any unaffiliated purchaser who purchased the Company's Common Stock between September 1, 1992 and March 9, 1995 (Common Stock totaling 4,859,207 shares) has been undertaken.
Since this matter is in informal preliminary stages, no opinion can be offered as to any potential liability or other adverse consequence to the Company.

Section 5(a) of the Securities Act of 1933 requires that a registration statement pursuant to the requirements set forth in
Section 6 of the Securities Act of 1933 be filed with the U.S. Securities and Exchange Commission (the "SEC") and in effect prior to offers or sales of a security. The Company relied upon the "intrastate" exemption provided by Section 3(a)(11) of the Securities Act of 1933 and the North Dakota exemption from registration provided by NDCC 10-04-05(13) for securities issued by a venture capital corporation organized under Chapter 10-30.1 in making sales of its Common Stock. As a result of sales to eleven persons that SEC and NASD examiners consider to be nonresidents of North Dakota, the exemption from registration required by Section 5(a) of the Securities Act of 1933 may not be available, thereby creating liability to the Company under federal securities laws. The Company does not believe that sales to nonresidents of North Dakota effects its exemption from registration with the North Dakota Securities Commission. Federal law claims may be brought by investors for up to three years after the date of the offer of the unregistered Common Stock.

Although compliance with the requirements of the applicable state rescission may bar future state claims, acceptance or rejection of the offer of rescission may not bar holders from asserting any claims against the Company for alleged violations of Federal Securities Laws. Contingent liability of the Company may not necessarily be eliminated by making the Rescission Offer.

In the event that all persons offered cash rescission elected to receive cash, a total of approximately $9,600,000 would be necessary to satisfy such undertaking. The number of shareholders who will elect to receive cash rescission, if any, or the number of shares which will be tendered for cash rescission, if any, is unknown.

Effect of Previous "Red Herring" Preliminary Prospectus. As was indicated by the red lettering on the face of the "red herring" preliminary prospectus, first distributed approximately February 14, 1996 to certain shareholders of ND Holdings, such document was subject to completion and not the definitive and final prospectus. Completion of rescission offers prior to the effective date of the registration may be a violation of Section 5(a) of the Securities Act of 1933 which requires that a registration statement pursuant to the requirements set forth in Section 6 of the Securities Act of 1933 be filed with the US Securities and Exchange Commission and in effect prior to offers or sales of securities. In March 1996, a total of $34,808.98 in cash was paid out to two shareholders electing rescission for a total of 17,263 shares of the Company's Common Stock. As a result, the previous cash payments to the two persons electing rescission following the distribution of the February
14, 1996 preliminary prospectus may be a violation by the Company of
Section 5(a).


                           MANAGEMENT

Executive Officers and Directors of the Company

The following tables set forth various information with respect to the Company's executive officers and members of the Board of
Directors:

Identification of Executive Officers and Directors.    The
following is a list of the names and ages of all executive officers and directors of the Company. All positions and offices with the Company held by each such person, and each person's term of office as director is also provided.

                                Term of office           Positions and
                                    with the              offices with
    Name               Age          Company                the Company
Richard J. Backes       70     5-4-88 to present   Director
Vance A Castleman       52    3-25-94 to present   Director
Daniel L. Feist         63     5-4-88 to present   Director
Lyle E. McLain          62     5-4-88 to present   Director
Peter A. Quist          62     5-4-88 to present   Vice President and Director
Robert E. Walstad       51    9-22-87 to present   President and Director
Richard H. Walstad      57     5-4-88 to present   Director
Jacqueline L. Picken    47     5-4-88 to present   Secretary
Dan Korgel              48     5-4-88 to present   Treasurer


All directors were re-elected on March 24, 1995 for one-year terms.

The Company has no standing audit, nominating, or compensation committees of the Board of Directors or any committees which perform similar functions.

Family Relationships.   Richard H. Walstad, a Director of the
Company, is the brother of Robert E. Walstad the President and a Director of the Company. There are no other family relationships among executive officers, directors or persons nominated to such positions.

Business Experience.   The current employment, background and
business experience of each director, and executive officer follows:

Richard J. Backes - Farmer (1950-Present); Former North Dakota
State Highway Commissioner (1989-1993), Former North Dakota State
Representative (Majority Floor Leader);

Vance A. Castleman - Real Estate Developer (1986-Present); Former
Director Minot Area Development Corporation; Commissioner, Ward
County Planning Commission (past five years);

Daniel L. Feist - Contractor (1955-Present); Real Estate Broker
(1963-Present); Director, First Bank, Minot (past five years);
Director, Investors Real Estate Trust (past five years);

Lyle E. McLain - Farmer (1950-Present); Director, Former Chairman, Farm Credit Banks, 7th Dist., St. Paul, Minnesota; Director, Excel Manufacturing Co. (1986-Present);

Peter A. Quist - Vice President and Director of ND Holdings, Inc.
(1988-Present); ND Tax-Free Fund, Inc. (1988-Present), Montana Tax-Free Fund, Inc. (1993-Present), and Integrity Fund of Funds, Inc.
(1994-Present); Vice President, Secretary, and Director of ND Money Management, Inc., ND Capital, Inc. (1988-Present), and ND
Resources, Inc. (1989-Present); Vice President, Secretary, and
Director of ND Insured Income Fund, Inc. (1990-Present); Vice
President and Secretary of South Dakota Tax-Free Fund, Inc. (1993-Present); Currently a licensed North Dakota attorney; Former North
Dakota Securities Commissioner (1983-1988);

Robert E. Walstad - President and Director of ND Holdings, Inc. (1987-Present); President, Treasurer, and Director of ND Tax-Free Fund, Inc. (1988-Present), ND Money Management, Inc. (1988-Present), ND Resources, Inc. (1989-Present), ND Insured Income
Fund, Inc. (1990-Present), Montana Tax-Free Fund, Inc. (1993-Present), South Dakota Tax-Free Fund, Inc. (1993-Present), and
Integrity Fund of Funds, Inc. (1994-Present); Formerly Vice
President and Branch Manager of Dean Witter Reynolds; Associated with Securities Industry as an NASD licensed registered representative from 1972-Present;

Richard H. Walstad - President/Owner, Cook Sign Co. of Fargo (1978-Present); Past Chairman, Fargo Cass County Economic Development
Corp., Fargo;

Jacqueline L. Picken - Secretary of ND Holdings, Inc. (1988-Present); Executive Assistant to Robert E. Walstad, President of ND
Holdings, Inc. (1988-Present);

Dan Korgel - Treasurer of ND Holdings, Inc. (1988-Present);
Portfolio manager of the North Dakota Tax-Free, Inc. (1988-Present), North Dakota Insured Income, Inc. (1990-Present), South
Dakota Tax-Free, Inc. (1993-Present), Montana Tax-Free, Inc. (1993-Present), and Integrity Fund of Funds, Inc. (1994-Present).

Indemnification Agreements.

There are no specific provisions for the indemnification of directors and officers in the Bylaws of the Company. The Company has adopted the provisions of Section 10-19.1-91 of the North Dakota Century Code allowing for indemnification of officers and directors.

                   Summary Compensation Table

(a)   Cash Compensation.


                                     Cash Compensation Table  (1995)
- -------------------------------------------------------------------------------------------
               (A)                                   (B)                          (C)
- -------------------------------------------------------------------------------------------
Name of individual or number in group     Capacities in which served      Cash compensation
- -------------------------------------------------------------------------------------------
         Robert E. Walstad                       President                    $  79,911 (1)
         Nine (9) Persons                        All officers and             $ 234,543
                                                 Directors as a
                                                 Group

    (1)   Includes salary of $52,000 and commissions of $27,911.

No individual Officer or Director other than Robert E. Walstad received compensation in excess of $60,000.

Directors, except for directors who are also salaried officers, receive compensation of $300 per meeting. There were six meetings of Directors in the year ended December 31, 1995.

(b)   Compensation Pursuant to Plans (401(k) Plan).   The Company
established a 401(k) plan during 1993 for all it employees including persons who are officers of the Company. This plan is solely funded by employee contributions. The only expenses of the plan paid for by the Company are the trustees fees, which were insignificant in 1995, 1994 and 1993.

Each original Director received 10,000 perpetual warrants upon acceptance of his position as director. The Directors warrants are immediately exercisable and have no expiration date. Each warrant entitles the holder to purchase one share of the Company's Common Stock at a price of approximately $1.62 (price originally $2.00, adjusted for stock splits.)

                     PRINCIPAL STOCKHOLDERS

The following table set forth at December 31, 1995, and as adjusted to reflect the sale of Common Stock offered hereby certain information regarding beneficial ownership of the Common Stock held by (i) each person or entity known to the Company to own beneficially more than 5% of the Common Stock, (ii) each Director of the Company who owns outstanding shares of Common Stock, (iii) each Executive Officer named in the Summary Compensation Table, and
(iv) all Directors and Executive Officers of the Company as a group. The Company believes that the stockholders listed below have sole voting and investment power with respect to the Common Stock indicated as beneficially owned by them, except as otherwise noted.

                                                                  Percentage of
                                                   Shares            Shares
                                               Beneficially       Beneficially
                                                Owned Prior        Owned Prior
                                             to the Offering(1)  to the Offering
Executive Officers and Directors:
Richard J. Backes                                 23,100(8)              *
201 5th Ave., Glenburn, ND 58740

Vance A. Castleman                               150,000(2)            1.8%
#7 Country Club Acres, Minot, ND 58703


Daniel L. Feist                                   23,100(8)              *
1111 Robert Street, Minot, ND 58703

Lyle E. McLain                                    19,488(3)              *
R.R. 1 Box 36, Mohall, ND 58761

Peter A. Quist                                    67,100(9)              *
1821 S. Grandview Lake, #8, Bismarck, ND 58501

Robert E. Walstad                                823,420(4)           10.0%
2512 Bel Air Drive, Minot, ND 58703

Richard H. Walstad                                32,697(5)              *
2822 27th St. S., Fargo, ND 58103

Jacqueline L. Picken                              45,184(6)(7)           *
1311 33rd Ave SW, Minot, ND 58701

Dan Korgel                                        19,909(10)             *
1212 7th St NE, Minot, ND 58703

All directors & officers
of the company as a group
(9 persons named above)                        1,203,998              14.7%

* Less than 1%

( 1)  Calculated pursuant to Rule 13d-3(d) of the
      Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

( 2)  Includes 5,075 shares held in Vance A. Castleman's
      IRA account and 4,550 shares held in Arlene Castleman's IRA account.

( 3)  Includes 3,210 shares held in the name of Lyle E.
      and Cynthia L. McLain, 2,509 shares in Lyle E. McLain's IRA account and 2,509 shares in Cynthia L. McLain's IRA account, as well as 160
      Shares controlled by Cynthia L. McLain under the UGMA.   Also
      includes 10,100 warrants exercisable at a price of approximately $1.62 per share.

( 4)  Includes 101,000 shares held by Robert E. Walstad,
      10,000 shares held by his son Mark A. Walstad, and 2,420 shares held by his wife, Shirley J. Walstad, in which he disclaims any beneficial interest. Also includes 710,000 warrants exercisable at a price of approximately $1.62 per share.

( 5)  Includes 3,630 shares held by Richard H. Walstad and
      12,100 shares held by Cook Sign Co. of Fargo of which Richard H. Walstad is owner and president, and 6,667 shares owned by Richard
      H. Walstad's wife, Jaynee Walstad. Also includes 10,300 warrants exercisable at a price of approximately $1.62 per share.

( 6) Includes 8,811 shares held in Jacqueline L. Picken's husband's IRA account (Jeff Case).

( 7) Includes 16,598 warrants exercisable at a price of approximately $1.62 per share held in Jacqueline L. Picken's husband's IRA account (Jeff Case).

( 8) Includes 11,000 warrants exercisable at a price of approximately $1.62 per share.

( 9) Includes 55,000 warrants exercisable at a price of approximately $1.62 per share.

(10) Includes 15,420 warrants exercisable at a price of approximately $1.62 per share.


                  DESCRIPTION OF CAPITAL STOCK

Common Stock

The following summary description of the capital stock of the Company does not purport to be complete and is qualified in its entirety by reference to the Articles of Incorporation and the Bylaws of the Company, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

The shares of Common Stock of the Company to be registered and offered hereby are a single class of Common Stock without par value. There are 20,000,000 shares authorized. All Common Stock participates equally in dividends and distributions when and as declared by the Board of Directors and in net assets upon liquidation. The shares of Common Stock are fully paid and non-assessable; there are no exchange, pre-emptive or redemption rights. The shares of Common Stock are freely transferable and alienable.

As of the date of this Prospectus, there are 8,191,751 shares of Common Stock outstanding.

Stock Warrants

The Company has authorized and issued 1,050,000 perpetual warrants as incentives to the organizers, directors, officers and employees of the Company. These warrants, at the date of issue, allowed for the purchase of shares of stock at $2.00 per share on a one share for one warrant basis. The exercise price of the warrants will be adjusted to reflect stock splits of 11 for 10 in 1992 and 1991. No warrants have been exercised as of the date of this prospectus.

Transfer Agent and Registrar

The current transfer agent and registrar for the Common Stock is ND Resources, Inc., a wholly-owned subsidiary of the Company.

         DESCRIPTION OF SECURITIES OFFERED FOR EXCHANGE

The no par Common Stock offered for exchange has the same terms and rights as the unregistered Common Stock currently held by the offerees and described under "Common Stock" herein, but is registered pursuant to the Securities Act of 1933.

                      CERTAIN TRANSACTIONS

Transactions with Management

No director or officer of the Company is or has been at any time since January 1, 1995, (beginning of the Company's last fiscal year) indebted to the Company in excess of $60,000.

The Company rents office space on a month-to-month lease from the Company's President, Robert E. Walstad, a 10% shareholder in the
Company. Office rent expense under this lease was $9,000, $7,950 and $4,650 for 1995, 1994 and 1993, respectively.

Company's Transactions with the Funds

The Company's principal business is to provide services to mutual funds affiliated with the Company. A description of the financial arrangements with each Fund follows:

South Dakota Tax-Free Fund, Inc.

ND Money Management, Inc., the South Dakota Tax-Free Fund's investment advisor; ND Capital, Inc., the South Dakota Tax-Free
Fund's underwriter; and ND Resources, Inc., the South Dakota
Tax-Free Fund's transfer agent, are subsidiaries of ND Holdings, Inc., (the Company) the South Dakota Tax-Free Fund's sponsor.

The South Dakota Tax-Free Fund has engaged ND Money Management, Inc. to provide investment advisory and management services to the South Dakota Tax-Free Fund. The Investment Advisory Agreement provides for fees to be computed at an annual rate of 0.60% of the South Dakota Tax-Free Fund's average daily net assets.

The South Dakota Tax-Free Fund has adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act (the Plan), whereby the South Dakota Tax-Free Fund shall pay at the annual rate of 0.75% of the average daily net assets of the South Dakota Tax-Free Fund to ND Capital, its principal underwriter, for expenses incurred in the distribution of the South Dakota Tax-Free Fund's shares. Pursuant to the Plan, ND Capital is entitled to reimbursement each month for its actual expenses incurred in the distribution and promotion of the South Dakota Tax-Free Fund's shares, including the printing of prospectuses and reports used for sales purposes, expenses of preparation and printing of sales literature and other such distribution related expenses, including any distribution or service fees paid to securities dealers who have executed a dealer sales agreement with ND Capital. ND Capital is reimbursed at a rate not to exceed 0.75% of the average daily net assets of the South Dakota Tax-Free Fund for the prior month.

ND Tax-Free Fund, Inc.

ND Money Management, Inc., the ND Tax-Free Fund's investment advisor; ND Capital, Inc., the ND Tax-Free Fund's underwriter; and ND Resources, Inc., the ND Tax-Free Fund's transfer agent, are subsidiaries of ND Holdings, Inc. (the Company), the ND Tax-Free Fund's sponsor.

The ND Tax-Free Fund has engaged ND Money Management, Inc. to provide investment advisory and management services to the ND
Tax-Free Fund. The Investment Advisory Agreement provides for fees to be computed at an annual rate of 0.60% of the ND Tax-Free Fund's average daily net assets.

The ND Tax-Free Fund has adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act (the Plan), whereby the Fund shall pay at the annual rate of 0.75% of the average daily net assets of the ND Tax-Free Fund's shares. Pursuant to the Plan, ND Capital is entitled to reimbursement each month for its actual expenses incurred in the distribution and promotion of the ND Tax-Free Fund's shares, including the printing of prospectuses and reports used for sale purposes, expenses of preparation and printing of sales literature and other such distribution related expenses, including any distribution or service fees paid to securities dealers who have executed a dealer sales agreement with ND Capital. ND Capital will be reimbursed at a rate not to exceed 0.75% of the average daily net assets of the ND Tax-Free Fund for the prior month.

Montana Tax-Free Fund, Inc.

ND Money Management, Inc., the Montana Tax-Free Fund's investment adviser; ND Capital, Inc., the Montana Tax-Free Fund's underwriter; and ND Resources, Inc., the Montana Tax-Free Fund's transfer agent, are subsidiaries of ND Holdings, Inc. (the Company), the Montana Tax-Free Fund's sponsor.

The Montana Tax-Free Fund has engaged ND Money Management, Inc. to provide investment advisory and management services to the Montana Tax-Free Fund. The Investment Advisory Agreement provides for fees to be computed at an annual rate of 0.60% of the Montana Tax-Free Fund's average daily net assets.

The Montana Tax-Free Fund has adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act (the Plan), whereby the Montana Tax-Free Fund shall pay the annual rate of 0.75% of the average daily net assets of the Montana Tax-Free Funds to ND Capital, its principal underwriter, for expenses incurred in the distribution of the Montana Tax-Free Fund's shares. Pursuant to the Plan, ND Capital, is entitled to reimbursement each month for its actual expenses incurred in the distribution and promotion of the Montana Tax-Free Fund's shares, including the printing of prospectuses and reports used for sales purposes, expense of preparation and printing of sales literature and other such distribution related expenses, including any distribution or service fees paid to securities dealers who have executed a dealer sales agreement with ND Capital. ND Capital will be reimbursed at a rate not to exceed 0.75% of the average daily net assets of the Montana Tax-Free Fund for the prior month.

ND Insured Income Fund, Inc.

ND Money Management, Inc., the ND Insured Income Fund's investment advisor; ND Capital, Inc., the ND Insured Income Fund's underwriter; and ND Resources, Inc., the North Dakota Insured Income Fund's transfer agent, are subsidiaries of ND Holdings, Inc. (the Company), the ND Insured Income Fund's sponsor. ND Resources, Inc. owns 11,262 shares (approximately 3%) of the ND Insured Income Fund as of December 31, 1994.

The ND Insured Income Fund has engaged ND Money Management, Inc. to provide investment advisory and management services to the ND Insured Income Fund. The Investment Advisory Agreement provides for fees to be computed at an annual rate of .60% of the ND Insured Income Fund's average daily net assets.

The ND Insured Income Fund is a load fund carrying a sales charge of 4.5% payable to the underwriter (subject to a dealer allowance of 4%) of the offering price on sales of less than $100,000.

Integrity Fund of Funds, Inc.

ND Money Management, Inc., the Integrity Fund of Funds Fund's investment advisor; ND Capital, the Integrity Fund of Funds Fund's underwriter; and ND Resources, Inc., the Integrity Fund of Funds Fund's transfer agent, are subsidiaries of ND Holdings, Inc. (the Company), the Integrity Fund of Funds Fund's sponsor. ND Capital, has invested $100,000 in Integrity Fund of Funds as of December 31, 1994. ND Capital, Inc., Integrity Fund of Funds, Inc.'s principal underwriter, purchased 10,000 shares of Integrity Fund of Funds, Inc. for $10 a share on August 19, 1994, in order to infuse $100,000 of net worth into Integrity fund of Funds, Inc. and thereby enable it to make a public offering of its shares. It is expected that as a result of the public offering the percentage of Integrity Fund of Funds, Inc.'s shares owned by ND Capital, Inc. will decrease to less than 5%.

The Integrity Fund of Funds Fund has engaged ND Money Management,
Inc. to provide investment advisory and management services to the Integrity Fund of Funds. The Investment Advisory Agreement provides for advisory fees to be computed at an annual rate of .90% for the Integrity Fund of Fund's average daily net assets.

The Ranson Acquisition

The Company completed a transaction on January 5, 1996 which will allowed the Company to acquire management of the Ranson Managed Portfolios (the "Ranson Managed Portfolios"), through acquisition of their advisor, Ranson Capital Corporation and its parent, The Ranson Company, Inc., as wholly-owned subsidiaries of the Company. Terms of the acquisition, discussed in greater detail in the following paragraphs, are as follows: a purchase price of approximately $6,196,403 (subject to 180 day adjustment based upon net redemptions of the Ranson Managed Portfolios between January 5, 1996 and July 3, 1996). $5,083,274 (80%) of purchase price was paid to The Ranson Company, Inc. shareholders on January 5, 1996. $1,113,129 is held in escrow pending final adjustment of the purchase price on July 3, 1996. Prior to this acquisition, the Company had no affiliation with The Ranson Company, Inc., it subsidiary or its shareholders.

Ranson Capital Corporation ("Ranson Capital") a Kansas corporation, is the investment adviser and manager for each Series of the Ranson Managed Portfolios. Ranson Capital is a broker/dealer registered with the Securities and Exchange Commission and is a wholly-owned subsidiary of The Ranson Company, Inc., a Kansas corporation. Ranson Capital was formed in 1990 and acts as investment advisor and fund manager for the Ranson Managed Portfolios, consisting of the Kansas Insured Intermediate Fund, Kansas Municipal Fund and the Nebraska Municipal Fund. John A. Ranson, Alex R. Meitzner, Mark J. Kneedy, John J. Hass, Robin K. Pinkerton, Stephen E. Shorgren and Douglas K. Rogers (the "Selling Ranson Stockholders") previously owned all the outstanding Common Stock of The Ranson Company, Inc. None of these persons have any affiliation with the Company. None of the Selling Ranson Stockholders will become a director or executive officer of the Company.

The Selling Ranson Stockholders of The Ranson Company, Inc., the parent of Ranson Capital, have entered into a contract dated as of September 15, 1995 (the "Agreement") whereby the Company acquired all outstanding shares of The Ranson Company, Inc. and therefore acquired all business related to the Ranson Managed Portfolios through the indirect acquisition of Ranson Capital (the "Acquisition"). The Company has agreed to continue the management and operation of the Ranson Managed Portfolios in the manner conducted by prior management staff. Ranson Capital, which is now wholly-owned by the Company continues by that name and continues to act as investment adviser and manager for each Series of the Ranson Managed Portfolios. Management of the Company now controls Ranson Capital.

Purchase Price.   The total purchase price to be paid by the
Company to the Ranson Stockholders for the Purchased Stock
(hereinafter referred to as the "Purchase Price") was determined as follows:

   (a) an amount equal to the total consolidated stockholders' equity of The Ranson Company, Inc. and Ranson Capital determined in accordance with generally accepted accounting principles consistently applied, but without audit and adjusted to exclude any amount for goodwill carried on the books of The Ranson Company, Inc. and Ranson Capital (the "Total Ranson Stockholders' Equity") determined as the close of business on the date immediately preceding the Closing Date (January 5, 1996);

   (b) an amount equal to three percent (3%) of the net asset value of the Ranson Managed Portfolios' assets determined in the manner consistent with that described in the current prospectus for the applicable Ranson Managed Portfolios (the "Asset Portion"), as the close of business on the date immediately preceding the Closing Date (January 5, 1996).

Payment of Purchase Price.   The Purchase Price was paid by the
Company to the Ranson Stockholders on January 5, 1996 as follows:

   (a) a wire transfer totaling $5,083,274 to accounts specified by each of the Ranson Stockholders allocated among the Ranson Stockholders in accordance with their respective proportion of the Purchased Stock.

   (b) a wire transfer of immediately available federal funds to First Western Bank & Trust, Minot, North Dakota (the "Escrow Agent") in the amount of $1,113,129 (the "Deferred Purchase Price") to be held by the Escrow Agent pursuant to terms and conditions of the Escrow Agreement entered into by and among the Ranson Stockholders, the Company and the Escrow Agent (the "Escrow Agreement").

Adjustment to Deferred Purchase Price.   All or a portion of the
Deferred Purchase Price ($1,113,129) may be reduced and returned to the Company in the event there are Net Fund Redemptions as of the close of business on the 180th day following the Closing Date
(July 3, 1996) (July 3, 1996 being referred to as the "Reduction Date"). The term "Net Fund Redemptions" shall mean the dollar amount of all Ranson Fund redemptions, excluding from such calculation any redemptions of Ranson Managed Portfolios shares owned or controlled by the Company or any of its affiliates, in excess of the dollar amount of all Ranson Managed Portfolios sales for the period from Closing Date to the Reduction Date. The Deferred Purchase Price shall be reduced by three percent (3%) of the amount of the Net Fund Redemptions. The Deferred Purchase Price will not be subject to upward adjustment in the event the Ranson Managed Portfolios sales exceed the Ranson Managed Portfolios redemptions from the Closing Date to the Reduction Date. Following any adjustment of the Deferred Purchase Price and the payment, if any, as a result thereof to the Company, together with all earnings of the Escrowed Ranson Managed Portfolios, the balance of the Deferred Purchase Price shall be paid to the Ranson Stockholders in accordance with their respective Proportionate Amounts. In no event shall there be any reduction of the Purchase Price in excess of the principal amount of the Deferred Purchase Price, regardless of the amount of the Net Fund Redemptions on the Reduction Date.

Operation of Ranson Managed Portfolios After Closing.   The
Company's management is now in control of Ranson Capital Corporation. The Company agreed to continue the management and operation of the Ranson Managed Portfolios following the Closing through the Reduction Date in the ordinary course as was formerly conducted in order to minimize the Net Fund Redemptions after Closing. The Company agreed that none of the Ranson Managed Portfolios will be merged, consolidated, combined or transferred with or to any other Ranson Managed Portfolios until after the Reduction Date.

Allocation of Purchase Price.   The Ranson Stockholders and the
Company agreed that the entire Purchase Price is allocated to the Purchased Stock and that no portion of the Purchase Price is allocated to the non-competition covenants.

Termination of Employees.   The Ranson Company, Inc. and Ranson
Capital terminated the employment of all employees of The Ranson Company, Inc. and Ranson Capital, except for three employees retained by the Company. All liabilities of The Ranson Company, Inc. and Ranson Capital to terminated employees for accrued compensation, vacation pay or severance pay were paid prior to the Closing or accrued as liabilities in connection with the determination of the Total Ranson Stockholders' Equity. The Ranson Capital's 401(k) Profit Sharing Plan was terminated prior to Closing. Three management employees of Ranson Capital Company remain after completion of The Ranson Company, Inc. acquisition. None of the "Selling Ranson Stockholders" is or will become a director or executive officer of the Company.

Disposition of Unit Trust Business.      On or prior to the Closing
Date, Ranson Capital disposed of its Unit Trust Business (separate from the Ranson Managed Portfolios) by transfer of the Unit Trust Business, which transfer was made without any consideration or payment to Ranson Capital or The Ranson Company, Inc.

Non-Competition Covenants.   For a period of three (3) years from
the Closing Date, John A. Ranson and Alex R. Meitzner each agreed that he would not conduct a business in competition with the management of open-end investment companies (mutual funds) registered under the Investment Company Act of 1940 (the "1940 Act"). For a period of three (3) years from the Closing Date, Douglas K. Rogers agreed that he would not conduct a business which consists of the management of open-end investment companies (mutual funds) registered under the 1940 Act, the investments of which consist of interest bearing obligation issued by or on behalf of municipalities or other governmental authorities in the states of Kansas or Nebraska, the interest income from which is exempt from federal and Kansas or Nebraska state income taxes.

Investment Management Agreements With The Ranson Managed Portfolios

Consummation of the Agreement by the Company to acquire The Ranson Company, Inc. and Ranson Capital constituted an "assignment," as that term is defined in the Investment Company Act of 1940 (the "1940 Act"), of the Ranson Fund's current investment management agreements with Ranson Capital. As required by the 1940 Act, the current investment management agreements provide for their automatic termination in the event of their assignment. In anticipation of the Acquisition, new investment management agreements (the "Contracts") between each Series and Ranson Capital were proposed for approval and accepted by Ranson Managed Portfolio fund shareholders of each Series. The new management agreements for the Ranson Managed Portfolios are on the same terms as the current management agreements. Management of the Ranson Managed Portfolios will be performed by the Company's current management team.

The Contracts provide that Ranson Capital will supply investment research and portfolio management, including the selection of securities for the Ranson Managed Portfolios to purchase, hold or sell and the selection of brokers through whom the Ranson Fund's portfolio transactions are executed. Ranson Capital also agrees to administer the business affairs of the Ranson Managed Portfolios, furnish offices, necessary facilities and equipment, provide administrative services, and permit its officers and employees to serve without compensation as Trustees and officers of the Ranson Managed Portfolios if duly elected to such positions. The Contracts provide that Ranson Capital may, at its option, appoint a subadviser which shall assume all of such responsibilities and obligations of the adviser pursuant to such Contracts as shall be delegated to the subadviser. Any subadviser appointed by Ranson Capital must be approved by a majority of the outstanding shares of the Ranson Managed Portfolios.

The Contracts will remain in effect until December 1, 1996. The Contracts may continue in effect from year to year thereafter if specifically approved at least annually by the Trustees of the Ranson Managed Portfolios or by a vote of the majority of the outstanding shares of the Ranson Managed Portfolios. The continuation of the Contracts must also be approved by a vote of a majority of the disinterested Trustees of the Ranson Managed Portfolios, cast in person at a meeting called for such purpose. The Contracts may be terminated by either party without penalty with sixty days written notice and will automatically terminate in the event of assignment.

For Ranson Capital's services under each of the Contracts, the Ranson Managed Portfolios agree to pay Ranson Capital a monthly management and investment advisory fee equivalent on an annual basis to .50 of 1% of the Ranson Fund's average daily net assets.

Under the terms of each of the Contracts, Ranson Capital has agreed to pay all expenses of the Ranson Managed Portfolios, including the Ranson Fund's management and investment advisory fee and the Ranson Fund's dividend disbursing, administrative and accounting services fees (but excluding taxes and brokerage fees and commissions, if any) that exceed 1.25% (.75 in the case of Kansas Insured Intermediate Fund) of the Ranson Fund's average daily net assets on an annual basis up to the amount of the investment advisory and management fee payable by the Ranson Managed Portfolios to Ranson Capital. Reimbursements by Ranson Capital for the Ranson Fund's expenses will be paid monthly based on annualized year-to-date expenses. All other expenses shall be paid by the Ranson Managed Portfolios. From time to time and subject to discontinuance at any time, Ranson Capital may voluntarily assume certain expenses of the Ranson Managed Portfolios. This would have the effect of lowering the overall expense ratio of the Ranson Managed Portfolios and of increasing the yield to investors. The Ranson Fund's expenses include, among others, taxes, brokerage fees and commissions, if any, fees of disinterested Trustees, expenses of Trustees' and Ranson Stockholders' meetings, insurance premiums, expenses of redemption of shares, expenses of issue and sale of shares (to the extent not borne by the distributors), expenses of printing and mailing certificates, association membership dues, charges of the Ranson Fund's custodian, and bookkeeping, auditing and legal expenses, and the fees and expenses of registering the Ranson Managed Portfolios and its shares with the Securities and Exchange Commission, registering or qualifying its shares under state securities laws and the expenses of preparing and mailing prospectuses and reports to Ranson Stockholders.

Ranson Capital acts as the Ranson Fund's administrative and accounting services agent. For these services, Ranson Capital receives and administrative and accounting services fee payable monthly by the Ranson Managed Portfolios equal to sum of (i) $1,500 per month if the Ranson Fund's average daily net assets are greater than $50 million but do not exceed $100 million, and $2,500 per month if the Ranson Fund's average daily net assets exceed $100 million, and (ii) 0.15% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's average daily net assets in excess $20 million but not exceeding $40 million, 0.10% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's next $20 million of average daily net assets, 0.05% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's next $60 million of average daily net assets, 0.02% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's next $400 million average daily net assets, and 0.01% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's average daily net assets in excess of $500 million, together with reimbursement of Ranson Capital's out-of-pocket expenses. This fee and reimbursement are in addition to the investment advisory and management fee received by Ranson Capital from each of the Ranson Managed Portfolios.

Other Significant Business Transactions

During 1990, the Company purchased $110,000 in debentures issued by CFH Corporation. CFH Corporation was a start up manufacturing firm located in Minot, North Dakota. In 1992, CFH Corporation failed and went out of operation. The Company took possession of CFH Corporation's equipment as collateral. The debentures were written down to $30,000 on the books of the Company. In 1994, the Company sold all the assets of CFH Corporation which the Company had in its possession for $4,000 and wrote off the remaining balance of $26,000. The Company was not involved in the management or operation of CFH Corporation, neither the Company, nor any of it directors or executive officers were or have been affiliated in any way with CFH Corporation.

                SHARES ELIGIBLE FOR FUTURE SALE

Through this prospectus, the Company has included the registration of 4,859,207 shares to be offered in exchange for unregistered shares held by certain current shareholders of the Company, allowing such shareholders shares to be exchanged for registered shares. As an alternative these shareholders have the option to elect cash rescission.

Assuming that all persons so offered elect to exchange unregistered shares for registered shares, immediately following this offering, there will remain 8,191,751 shares of Common Stock outstanding. Of such shares, the 4,859,207 shares of Common Stock to be exchanged in this offering will be registered and immediately eligible for sale in the public market. An additional 2,967,964 shares distributed between October, 1987 and August 31, 1992 (excluding shares held by affiliates of the Company) are available for immediate sale pursuant to exemptions from registration provided by
Rule 144 and Rule 144(k) under the Securities Act. As a result of the registration of exchange shares to the benefit of certain of the Company's current Shareholders, only shares held by affiliates of the Company will be subject to the resale limitations placed upon "restricted securities" as described under Rule 144.

In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of acquisition of restricted shares from the Company or from any "affiliate" of the Company (as that term is defined under the Securities Act), the acquirer or subsequent holder thereof is entitled to sell in the public market within any three-month period a number of shares that does not exceed the greater of 1% of then outstanding shares of Common Stock or the average weekly trading volume for the Common Stock on all exchanges and/or transactions reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Such sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If three years have elapsed since the later of the date of acquisition of restricted shares from the Company or from any affiliate of the Company, and the acquirer or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements. All 2,989,612 shares purchased prior to September 1, 1992 and now held by nonaffiliates of the Company are eligible for public sale pursuant to Rule 144(k).

All executive officers and directors of the Company, who prior to this offering beneficially owned 14.7% of the outstanding shares of Common Stock have agreed that they will not offer, contract to sell or effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company or of any securities convertible into or exchangeable or exercisable for any equity securities of the Company prior to the expiration of 180 days after the date of this Prospectus without the prior written consent of the Company. Upon expiration of this period 1,414,580 shares of Common Stock, and shares issuable upon exercise of stock warrants, that are deemed to be "restricted securities" pursuant to Rule 144 under the Securities Act, will be eligible for sale in reliance upon Rule 144, subject to volume and other restrictions contained therein.

                      PLAN OF DISTRIBUTION

The Company has not retained an underwriter, and no broker/dealers will be engaged, with respect to this rescission exchange offering by the Company. The Company is making the offering, through its officers and directors, directly to the purchasers of the unregistered Common Stock sold during September 1, 1992 through March 9, 1995. No discounts, commissions or other compensation will be paid with respect to such exchanges. The rescission offer will remain open for 30 days following the effective date of this registration statement, which is the date of this Prospectus or 30 days from your receipt of this prospectus, whichever is later. Shareholder offerees who do not respond within the time period will be deemed to have elected to rescind the purchase of the previously issued unregistered Common Stock in exchange for registered Common Stock. Registered Common Stock will not be issued and cash will not be paid until the original unregistered Common Stock are
delivered to the Company.   Holders of unregistered Common Stock
purchased during September 1, 1992 through March 9, 1995 may elect rescission for cash by completing the appropriate information and marking the Letter of Transmittal enclosed herewith to that effect to the Company and delivering the Letter of Transmittal, accompanied by the original shares, addressed as follows: ND Holdings, Inc., Cash Rescission Offer, 201 South Broadway, Minot, North Dakota 58701. Holders may elect to exchange unregistered Common Stock for registered Common Stock by completing the appropriate information and marking the Letter of Transmittal enclosed herewith to that effect to the Company and delivering the Letter of Transmittal, accompanied by the shares, addressed as follows: ND Holdings, Inc., Common Stock Exchange Offer, 201 South Broadway, Minot, North Dakota 58701.

Audit Committee/Public Director

As required by the NASD Bylaws, within twelve months after the date of this Prospectus the Company will establish an Audit Committee, one member of which must be a public director; a public director is defined as a director elected from the general public who does not own or control the power to vote five percent or more of the outstanding voting securities of the Company, who is not engaged in the investment banking or securities business, and who is not an officer or employee of the Company or a member of the immediate family of an employee occupying a managerial position with the Company.

It is anticipated that the Audit Committee will consist of one public director and Robert E. Walstad. The functions of the Audit Committee will include: review of the scope of the audit; review with the independent auditors of the corporate accounting practices and policies and recommend to whom reports should be submitted within the Company; review with the independent auditors their final reports; review with internal and independent auditors overall accounting and financial control; and to be available to the independent auditors during the year for consultation purposes.

                         LEGAL MATTERS

Dihle & Co., P.C., 504 East Central Avenue, Suite 101, Minot, North Dakota 58701, has acted as counsel for the Company in connection with this offering and will render an opinion concerning the legality of the sales of the Shares offered hereby.

                            EXPERTS

The consolidated financial statements of ND Holdings, Inc. and subsidiaries for each of the three years included in this Prospectus have been so included in reliance on the report of Brady Martz & Associates, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements of The Ranson Company, Inc. and subsidiary for each of the three years included in this Prospectus have been so included in reliance on the report of Allen, Gibbs and Houlik, L.C. independent auditors, given on the authority of said firm as experts in auditing and accounting.

                     ADDITIONAL INFORMATION

This Prospectus constitutes an integral part of a Registration Statement on Form S-1 (which together with all amendments, exhibits and schedules thereto, is referred to as the "Registration Statement") filed by the Company with the SEC under the Securities Act with respect to the Common Stock offered hereby. This Prospectus omits information contained in the Registration Statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an Exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the SEC's principal office, located at 450 Fifth Street NW, Room 1024, Washington, DC 20549. Copies of the Registration Statement or any part thereof can be obtained at prescribed rates from the Commission's public reference section at its principal office.

No dealer, salesperson or other person is authorized to give any information or to make any representation not contained in the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities to which it relates in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date of this Prospectus.

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith will file reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at its principal office at 450 Fifth Street NW, Room 1024, Washington DC 20549. Copies of such material may be obtained from the Public Reference Section of the Commission at prescribed rates.

           INDEX TO FINANCIAL STATEMENTS AND SCHEDULES


                 ND HOLDINGS, INC. AND SUBSIDIARIES


CONSOLIDATED FINANCIAL STATEMENTS (HISTORICAL)

INDEPENDENT AUDITOR'S REPORT - BRADY, MARTZ & ASSOC., P.C.

CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1995, 1994 AND 1993
    Consolidated Balance Sheets
    Consolidated Statements of Operations
    Consolidated Statements of Stockholders' Equity
    Consolidated Statements of Cash Flows
    Notes to Consolidated Financial Statements

  ADDITIONAL INFORMATION

    Independent Auditor's Report on Additional Information
    Schedule X - Supplemental Income Statement Information
    Selected Financial Data
    Quarterly Results of Consolidated Operations (Unaudited)


PRO FORMA FINANCIAL STATEMENTS OF ND HOLDINGS, INC. AND SUBSIDIARIES AND THE RANSON COMPANY, INC. AND SUBSIDIARIES

    Consolidated Balance Sheets
    Consolidated Statements of Operations
    Notes to Pro Forma Supplemental Information


MANAGEMENT'S UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF
JUNE 30, 1996 AND 1995

    Consolidated Balance Sheets
    Consolidated Statements of Operations
    Consolidated Statements of Cash Flows
    Notes to Consolidated Financial Statements

Supplementary Information
    Schedules of Expenses


                          BUSINESS COMPONENTS OF
             THE RANSON COMPANY, INC. AND SUBSIDIARY ACQUIRED

STATEMENTS OF ASSETS AND LIABILITIES AND DIRECT REVENUES, DIRECT EXPENSES AND ALLOCATED INDIRECT EXPENSES

INDEPENDENT AUDITORS' REPORT - ALLEN, GIBBS & HOULIK, L.C.

    Statements of Assets and Liabilities of Business Acquired
    Statements of Direct Revenues, Direct Expenses and
      Allocated Indirect Expenses of Business Acquired
    Notes to Statements of Assets and Liabilities and Direct Revenues, Direct Expenses and Allocated Indirect Expenses



FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
AS OF DECEMBER 31, 1995 AND 1994

   Statement of Assets and Liabilities of Business Acquired
   Statements of Direct Revenues and Expenses of Business Acquired Notes to Unaudited Financial Statements of Business Acquired

                    ND HOLDINGS, INC. AND SUBSIDIARIES



                          MINOT, NORTH DAKOTA




                    CONSOLIDATED FINANCIAL STATEMENTS

                                  AS OF

                   DECEMBER 31, 1995, 1994 AND 1993

                                  AND

                     INDEPENDENT AUDITOR'S REPORT

                     ND HOLDINGS, INC. AND SUBSIDIARIES

                             TABLE OF CONTENTS



                                                                        Pages

INDEPENDENT AUDITOR'S REPORT                                              1


CONSOLIDATED FINANCIAL STATEMENTS

  Consolidated Balance Sheets                                            2-3

  Consolidated Statements of Operations                                   4

  Consolidated Statements of Common Stock
    and Accumulated Deficit                                               5

  Consolidated Statements of Cash Flows                                  6-7

  Notes to Consolidated Financial Statements                            8-14


ADDITIONAL INFORMATION

  Independent Auditor's Report on Additional Information                  15

  Schedule X - Supplemental Income Statement Information                  16

Schedules other than the one listed above are omitted since they are not required or are not applicable, or the required information is shown in the financial statements or notes thereon.

  Selected Financial Data                                                 17

  Quarterly Results of Consolidated Operations (Unaudited)                18

                          INDEPENDENT AUDITOR'S REPORT



To the Stockholders and Directors of
ND Holdings, Inc. and Subsidiaries
Minot, North Dakota 58701

We have audited the accompanying consolidated balance sheets of ND Holdings, Inc. and Subsidiaries (a North Dakota Corporation) as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1995, 1994 and 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ND Holdings, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years ended December 31, 1995, 1994 and 1993 in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 6 to the financial statements, in 1994 the Company changed its method of accounting for investment securities as required by Statement of Financial Accounting Standards No. 115, and in 1993 the Company changed its method of accounting for income taxes as required by Statement of Financial Accounting Standards No. 109.



BRADY, MARTZ & ASSOCIATES, P.C.


January 12, 1996

                     ND HOLDINGS, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1994


                                    ASSETS

                                                    1995           1994
                                                 -----------    -----------
CURRENT ASSETS
  Cash and cash equivalents                      $ 4,894,838    $ 1,160,063
  Trading account securities                               -      2,674,000
  Securities available-for-sale                      322,900      1,467,598
  Accounts receivable
   - ND Tax-Free Fund, Inc.                          113,399         91,993
   - ND Insured Income Fund, Inc.                      5,137          1,780
   - Montana Tax-Free Fund, Inc.                      21,446          7,479
   - South Dakota Tax-Free Fund, Inc.                  5,886          1,775
   - Integrity Fund of Funds, Inc.                    16,039              -
  Accrued interest receivable                              -         76,052
                                                 -----------    -----------
                                                 $ 5,379,645    $ 5,480,740
                                                 -----------    -----------
EQUIPMENT                                        $   100,680    $    67,645
  Less accumulated depreciation                       53,631         33,063
                                                 -----------    -----------
  Net equipment                                  $    47,049    $    34,582
                                                 -----------    -----------
OTHER ASSETS
  Deferred sales costs                           $ 2,840,238    $ 2,822,393
  Deferred tax benefit                             1,042,400        880,000
  Covenant not to compete (net of
    amortization of $127,648 and
    $120,487 for 1995 and 1994, respectively)              -          7,161
  Investment in limited partnership                    6,186          7,122
  Deposits                                            44,235              -
  Acquisition costs                                   29,090              -
  S-1 registration costs                              81,743              -
                                                 -----------    -----------
                                                 $ 4,043,892    $ 3,716,676
                                                 -----------    -----------

                                                 $ 9,470,586    $ 9,231,998
                                                 ===========    ===========


                             LIABILITIES AND EQUITY


                                                    1995           1994
                                                 -----------    -----------
CURRENT LIABILITIES
  Commissions payable                            $    17,781    $     7,780
  Accounts payable                                    64,069         34,631
  Accrued interest payable                             6,205          3,492
  Payroll taxes payable                                2,005          6,367
  Current portion of investment certificates          10,000              -
                                                 -----------    -----------
                                                 $   100,060    $    52,270
                                                 -----------    -----------

LONG-TERM LIABILITIES
  Investment certificates                        $   270,100    $   281,100
  Less current portion shown above                    10,000              -
                                                 -----------    -----------
                                                 $   260,100    $   281,100
                                                 -----------    -----------
REDEEMABLE STOCK
  Common stock subject to rescission
    exchange offer (4,859,207 shares)            $ 9,600,000    $         -
                                                 -----------    -----------

COMMON STOCK AND ACCUMULATED DEFICIT
  Common stock - 20,000,000 shares
    authorized, no par value; 3,332,544
    and 7,997,313 shares issued and
    outstanding, respectively                    $ 3,149,908    $10,322,387
  Accumulated deficit                             (3,661,382)    (1,298,487)
  Unrealized gain (loss) on securities
    available-for-sale                                21,900       (125,272)
                                                 -----------    -----------
                                                 $  (489,574)   $ 8,898,628
                                                 -----------    -----------
                                                 $ 9,470,586    $ 9,231,998
                                                 ===========    ===========


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                          ND HOLDINGS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                             1995          1994            1993
                                         -----------    -----------    -----------
REVENUES
  Fee income                             $ 1,327,302    $ 1,077,089    $   813,402
  Commissions                                 78,014         53,062         52,353
                                         -----------    -----------    -----------
  Total revenue                          $ 1,405,316    $ 1,130,151    $   865,755
                                         -----------    -----------    -----------
OPERATING EXPENSES
  Compensation and benefits              $   725,902    $   616,773    $   444,248
  General and administrative expenses        527,581        451,515        401,392
  Deferred sales costs recognized            808,286        549,835        318,425
  Depreciation and amortization               27,729         58,316         52,115
  Interest                                    27,948         27,812         22,971
                                         -----------    -----------    -----------
  Total operating expenses               $ 2,117,446    $ 1,704,251    $ 1,239,151
                                         -----------    -----------    -----------

OPERATING LOSS                           $  (712,130)   $  (574,100)   $  (373,396)
                                         -----------    -----------    -----------
OTHER INCOME (EXPENSES)
  Interest and dividends                 $   314,253    $   195,130    $    41,317
  Miscellaneous income                             -             92          2,257
  Gain (loss) on bond sales, net                   -        (25,576)         1,299
  Net realized loss on securities
    available-for-sale                       (90,084)             -              -
  Trading securities losses, net             (47,774)       (42,898)             -
 Loss on debentures                                -        (26,000)             -
  Partnership income (losses)                    274         (4,024)             -
  Unrealized loss on investments                   -              -        (10,132)
                                         -----------    -----------    -----------
  Total other income                     $   176,669    $    96,724    $    34,741
                                         -----------    -----------    -----------
LOSS BEFORE INCOME TAX BENEFIT AND
 CUMULATIVE EFFECT ADJUSTMENT            $  (535,461)   $  (477,376)  $   (338,655)

DEFERRED INCOME TAX BENEFIT                  162,400        205,500        135,000
                                         -----------    -----------    -----------
LOSS BEFORE CUMULATIVE EFFECT OF
 A CHANGE IN ACCOUNTING PRINCIPLE        $  (373,061)   $  (271,876)   $  (203,655)

CUMULATIVE EFFECT ON PRIOR YEARS
 OF ACCOUNTING CHANGE                              -              -        539,500
                                         -----------    -----------    -----------

NET INCOME (LOSS)                        $  (373,061)   $  (271,876)   $   335,845
                                         ===========    ===========    ===========

NET INCOME (LOSS) PER SHARE:
  Loss before effect of a change
    in accounting principle              $      (.05)   $     (.08)    $      (.08)
  Cumulative effect on prior years
    of accounting change                 $         -    $        -     $       .11
  Net income (loss)                      $      (.05)   $      (.04)   $       .07


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                      ND HOLDINGS, INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF COMMON STOCK AND ACCUMULATED DEFICIT
           FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                         Unrealized
                                                                         Gain (Loss)
                                                                        on Securities
                                             Common       Accumulated    Available-
                                              Stock         Deficit       For-Sale       Total
                                           -----------    -----------    ---------    -----------
BALANCE, JANUARY 1, 1993                   $ 3,540,712    $(1,378,988)   $       -    $ 2,161,724

  Stock issued, net of
    redemptions of $33,315                   2,737,283              -            -      2,737,283

  Net income                                         -        335,845            -        335,845
                                           -----------    -----------    ---------    -----------

BALANCE, DECEMBER 31,
 1993, AS RESTATED                         $ 6,277,995    $(1,043,143)   $       -    $ 5,234,852

  Stock issued, net of
    redemptions of $326,350                  4,044,392              -            -      4,044,392

  Cumulative effect on prior years for
    initial application of SFAS No. 115              -         16,532      (16,532)             -

  Net loss                                           -       (271,876)           -       (271,876)

  Change in unrealized loss on
    securities available-for-sale                    -              -     (108,740)      (108,740)
                                           -----------    -----------    ---------    -----------
BALANCE, DECEMBER 31, 1994                 $10,322,387    $(1,298,487)   $(125,272)   $ 8,898,628

  Stock issued, net of
      redemptions of $226,059                  437,687              -            -        437,687

  Net loss                                           -       (373,061)           -       (373,061)
  Redeemable stock available for
    rescission exchange offer               (7,610,166)    (1,989,834)           -     (9,600,000)

  Change in unrealized gain (loss) on
    securities available-for-sale                    -              -      147,172        147,172
                                           -----------    -----------    ---------    -----------
BALANCE, DECEMBER 31, 1995                 $ 3,149,908    $(3,661,382)   $  21,900    $  (489,574)
                                           ===========    ===========    =========    ===========


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                        ND HOLDINGS, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                          1995            1994           1993
                                                       -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                    $  (373,061)   $  (271,876)   $   335,845
  Adjustments to reconcile net income (loss) to
    net cash provided (used) by operating activities:
     Depreciation and amortization                          27,729         58,316         52,115
     Deferred sales cost recognized                        808,286        549,835        318,425
     Unrealized loss on investments                              -              -         10,132
     (Gain) loss on sale of bonds                                -         25,576         (3,273)
     Net realized loss on securities
       available-for-sale                                   90,084              -              -
     Loss on sale of investments                                 -              -          1,974
     Net unrealized loss on trading securities                   -          5,505              -
     Net decrease (increase) in trading securities       2,674,000     (2,679,507)             -
     Loss on debenture                                           -         26,000              -
     Increase in deferred tax benefit                     (162,400)      (205,500)      (674,500)
     (Increase) decrease in:
       Accounts receivable                                 (58,880)       (23,663)       (23,670)
       Accrued interest receivable                          76,052        (70,654)        (5,398)
       Deferred sales costs capitalized                   (826,131)      (874,673)    (1,002,437)
       Deposits, Acquisition costs, S-1 Registration      (155,068)             -              -
     Increase (decrease) in:
       Commissions payable                                  10,001        (20,785)         6,537
       Accounts payable                                     29,438         21,435        (10,861)
      Accrued interest payable                               2,713          3,745          2,117
      Payroll taxes payable                                 (4,362)        (1,673)          (102)
                                                       -----------    -----------    -----------
  Net cash provided (used) by operating activities     $ 2,138,401    $(3,457,919)   $  (993,096)
                                                       -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                   $   (33,035)   $   (17,205)   $   (27,987)
  Purchase of investments                                        -              -     (1,945,368)
  Proceeds from sale of investments                              -              -        451,052
  Purchase of available-for-sale securities             (1,421,000)      (261,842)             -
  Proceeds from sale of
    available-for-sale securities                        2,622,786        337,863              -
  Purchase of covenant not to compete                            -              -        (14,751)
  Return of capital from limited partnership unit              936         17,878              -
  Deferred public offering costs reimbursed -
    ND Tax-Free Fund, Inc.                                       -              -          1,979
  Proceeds from CFH Corporation debenture                        -          4,000              -
                                                       -----------    -----------    -----------
  Net cash provided (used)
     by investing activities                           $ 1,169,687    $    80,694    $(1,535,075)
                                                       ===========    ===========    ===========




                                                          1995           1994           1993
                                                       -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuing common stock
    (net of stock issue costs of $46,183,
     $303,326 and $205,945, respectively)              $   663,746    $ 4,370,742    $ 2,770,598
  Redemption of common stock                              (226,059)      (326,350)       (33,315)
  Investment certificates issued                                 -         30,000         75,100
  Redemption of investment certificates                    (11,000)             -         (5,000)
                                                       -----------    -----------    -----------
  Net cash provided by financing activities            $   426,687    $ 4,074,392    $ 2,807,383
                                                       -----------    -----------    -----------
NET INCREASE IN CASH
 AND CASH EQUIVALENTS                                  $ 3,734,775    $   697,167    $   279,212

CASH AND CASH EQUIVALENTS
  AT BEGINNING OF YEAR                                   1,160,063        462,896        183,684
                                                       -----------    -----------    -----------
CASH AND CASH EQUIVALENTS
 AT END OF YEAR                                        $ 4,894,838    $ 1,160,063    $   462,896
                                                       -----------    -----------    -----------
SUPPLEMENTARY DISCLOSURE OF
 CASH FLOW INFORMATION
  Cash paid during the year for:
    Interest                                           $    25,235    $    24,067    $    20,854


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                    ND HOLDINGS, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1995, 1994 AND 1993


NOTE  1 - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

          The nature of operations and significant accounting policies of ND Holdings, Inc. and Subsidiaries is presented to assist in understanding the Company's financial statements.

          Nature of operations - ND Holdings, Inc. and Subsidiaries (the Company) was established in September 1987 as a North Dakota corporation. The primary purpose of the Company is to provide investment advisory, asset management, underwriting, and transfer agent services for the Integrity Mutual Funds which consists of ND Tax-Free Fund, Inc., ND Insured Income Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund, Inc., and Integrity Fund of Funds, Inc. (the Funds). Located in Minot, North Dakota, the Company is marketing its services throughout the Midwest.

          Principles of consolidation - The consolidated financial statements include the accounts of ND Holdings, Inc. and its wholly-owned subsidiaries, ND Money Management, Inc., ND Capital, Inc. and ND Resources, Inc. All significant intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements.

          Concentrations - The Company receives a majority of its revenues from the mutual funds described in the preceding paragraph. Therefore, the Company is economically dependent upon the operating results of these funds. In addition, three of the funds are state-specific municipal bond funds. This concentration in a specific state may result in that fund investing a relatively high percentage of its assets in a limited number of issuers.

          Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Revenue recognition - Investment advisory fees, transfer agent fees, service fees, and commissions are recorded as revenues as the related services are performed by the company's subsidiaries on behalf of the Funds listed above. Contingent deferred sales charges (CDSC) are received from the ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc., and recorded as revenue when investors sell shares of said funds within the first five years of purchase. Commission income is also received for the sale of investments in other mutual funds.

          Cash and cash equivalents - The Company's policy is to record all liquid investments with original maturities of three months or less as cash equivalents. Liquid investments with maturities greater than three months are recorded as investments.

          Investments - Investment securities that are held for short-term resale are classified as trading securities and carried at fair value. All other marketable securities are classified as available-for-sale and are carried at fair value. Realized and unrealized gains and losses on trading securities are included in net income. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in stockholders' equity. Cost of securities sold is recognized using the specific identification method.

          Equipment is stated at cost less accumulated depreciation computed on the straight-line and accelerated methods over estimated useful lives of five to seven years.

          Deferred sales costs - Sales commissions paid to brokers and dealers in connection with the sale of shares of the Funds sold without front-end sales charges are capitalized and amortized over a five year period. The five year period approximates the time during which deferred sales commissions are expected to be recovered from distribution plan payments received. Periodically, management adjusts these costs for contingent deferred sales charges received from shareholders of the Funds to properly match future amortization with the Company's right to recover the remaining costs with investment advisory fees to be received on the assets under management.

          Covenant not to compete is carried on the books at cost less accumulated amortization computed on the straight-line method over the life of the covenant, which is three years.

          Income taxes - The Company files a consolidated income tax return with its wholly-owned subsidiaries. In 1994 the Company adopted the Statement of Financial Accounting Standards (SFAS) No 109, Accounting for Income Taxes, and has retroactively applied the change in its method of accounting for income taxes to the 1993 financial statements. See Note 6 for the effects of the retroactive application to 1993.

NOTE  2 - CASH AND CASH EQUIVALENTS

          Cash and cash equivalents at December 31, 1995 and 1994 consist of the following:


                                           Current               Amount
                                Current   Interest     --------------------------
                               Maturity     Rate          1995           1994
                               --------   --------     -----------    -----------
          Cash in checking      Demand         -       $     4,199    $     3,934
          Dean Witter Money
          Market Accounts     Demand     4.00 -
                                            5.00%        4,890,639      1,156,129
                                                       -----------    -----------
                                                       $ 4,894,838    $ 1,160,063
                                                       ===========    ===========

NOTE  3 - INVESTMENTS

          Investments and their balance sheet classification at December 31, 1995 and 1994 are as follows:



                                   Gross          Gross        Gross       Estimated
                                 Amortized     Unrealized    Unrealized     Market
1995 Investment Securities         Cost           Gain          Loss         Value
                                -----------    ----------    ---------    -----------
Securities available-for-sale:
  Mutual fund investments       $   301,000     $ 21,900     $       -    $   322,900
                                ===========    ==========    =========    ===========

                                   Gross          Gross        Gross       Estimated
                                 Amortized     Unrealized    Unrealized     Market
1994 Investment Securities         Cost           Gain          Loss         Value
                                -----------    ----------    ---------    -----------
Securities available-for-sale:
  South Dakota municipal bond   $   100,000     $     -      $  16,000    $    84,000
  Mutual fund investments         1,492,870           -        109,272      1,383,598
                                -----------    ----------    ---------    -----------
                                $ 1,592,870     $     -      $ 125,272    $ 1,467,598
                                ===========    ==========    =========    ===========


          The South Dakota municipal bond matures in the year 2011. The mutual fund investments have no contractual maturity and are due on demand.

NOTE  4 - RELATED PARTY TRANSACTIONS

          As disclosed in Note 1, ND Holdings, Inc. and its Subsidiaries have an affiliation with the Funds. ND Capital, Inc. (a subsidiary) received revenue of $421,182 in 1995, $313,717 in 1994, and $254,490 in 1993 from fees related to the services provided to the Funds. ND Money Management, Inc. (a subsidiary) received revenue totaling $693,429 in 1995, $571,254 in 1994, and $417,747 in 1993 from fees related to the services provided to the Funds. ND Resources, Inc. (a subsidiary) received revenue totaling $167,346 in 1995 and $105,424 in 1994 from fees related to the services provided to the Funds. The Company has also received dividend income from investments in the Funds. These investments produced $59,244, $71,708 and $25,208 in dividend income for 1995, 1994 and 1993, respectively. Because of the nature of these relationships, ND Holdings, Inc. and its Subsidiaries are economically dependent on the Funds for a majority of its current revenue.

NOTE  5 - INVESTMENT CERTIFICATES

          The Company had a private offering of investment certificates. The certificates are debt obligations and do not represent ownership in the Company. The total offering was $500,000 of which only $281,100 in certificates were issued. As of December 31, 1995, $270,100 in certificates are still outstanding. The certificates bear interest at a rate of 10% per annum, payable semi-annually, and mature 5 years from the date of issuance.
          The Company has the option of redeeming the certificates early, but has no obligation to do so except in the case of death of the registered holder.

          The aggregate amount of required future payments on the above long-term debt at December 31, 1995, is as follows:


                  Year ending December 31,
                           1996                     $  36,510
                           1997                       177,210
                           1998                        83,355
                           1999                        31,500
                                                    ---------
                           Total                    $ 328,575
                                                    ---------
               Less amount representing interest       58,475
                                                    ---------
                        Total due                   $ 270,100
                                                    =========

NOTE  6 - INCOME TAXES

          Effective January 1, 1993, the Company retroactively changed its method of accounting for income taxes to conform with the requirements of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the provisions of SFAS 109, an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have already been recognized in the Company's financial statements or tax returns.

          The measurement of deferred tax assets and liabilities is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The 1993 financial statements have been restated to reflect this change in the method of accounting for income taxes. The effect of applying the new method retroactively for the year ended December 31, 1993, is reflected in 1993 earnings.

          The increases in the deferred tax benefit for the years ended December 31, 1995 and 1994 have been calculated on the net operating losses for each of those years.

          The asset, deferred tax benefit, has been calculated on approximately $2,673,000 of net operating losses due to expire between the years 2003 through 2010 as follows:

                      Amount       Year
                  -----------      ----
                  $   110,300      2003
                      245,000      2004
                      272,000      2005
                      322,300      2006
                      435,800      2007
                      346,900      2008
                      527,700      2009
                      413,000      2010
                  -----------
                  $ 2,673,000
                  ===========


NOTE  7 - STOCK WARRANTS AND SPLITS

          The Company has authorized and issued 1,050,000 perpetual warrants as incentives to the organizers, directors, officers and employees of the Company. These warrants, at the date of issue, allowed for the purchase of shares of stock at $2.00 per share. The exercise price of the warrants will be adjusted to reflect stock splits of 11 for 10 in 1992 and 1991. No warrants have been exercised at December 31, 1995.


NOTE  8 - EMPLOYEE RETIREMENT PLAN

          The Company established a 401(K) plan during 1993 for all its employees. This plan is solely funded by employee contributions. The only expenses of the plan paid for by the Company are the trustees fees, which were insignificant in 1995, 1994 and 1993.


NOTE  9 - SUBSEQUENT EVENT

          On January 5, 1996, the Company paid $6,196,403 to purchase all the shares of Ranson Company, Inc. and Subsidiaries and acquired the rights to the investment advisor's agreement for the Kansas Municipal Fund, Kansas Insured Municipal Fund-Limited Maturity, and Nebraska Municipal Fund. This purchase effectively gives the Company control over the management and operations of these mutual funds' assets which total approximately $185,000,000.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

          Commercial lease - The Company has signed a five-year lease with monthly payments of $3,000 to commence on June 1, 1996. This lease is for new office space as the Company will be relocating its offices and terminating its present office rental arrangements. A provision of this lease allows the Company to purchase the newly leased property any time during the term of the lease.

          Redeemable stock - The Company sent out a preliminary rescission exchange offering prospectus to certain of its shareholders on February 14, 1996. This preliminary prospectus relates to the offering of shares of common stock for re-offer and re-sale, and rescission of the original purchase of unregistered shares of common stock of the Company. A final prospectus will be delivered as soon as the S-1 Registration Statement filed with the U.S. Securities and Exchange Commission is deemed effective. Such offering is being made to purchasers of shares of no par common stock, who purchased such common stock in a placement by the Company between September 1, 1992 and March 9, 1995. A purchaser who purchased common stock between September 1, 1992 and March 9, 1995 is offered the option of electing to revoke his ownership of the Company and receive from the Company such purchaser's cash paid for the unregistered common stock, plus accrued interest at the legal rate in the state of purchase, or rescind the original purchase and receive registered common stock offered hereby on a one share for one share basis. A maximum of 4,859,207 shares of common stock in rescission is offered. The common stock offered is identical to the unregistered shares except that the registered shares are registered pursuant to the 1933 Securities Act. The rescission offer will remain open for 30 days following the effective date of the registration statement, which is the date of the Prospectus or 30 days from the receipt of the prospectus, whichever is later. Purchasers who do not respond within the time period will be deemed to have elected to reject cash rescission and exchange their unregistered common stock for equivalent shares of newly registered common stock. As of December 31, 1995, $9,600,000 is reported on the balance sheet as "Redeemable Stock." This amount represents the fair value of all shares, including interest, eligible for the rescission exchange offer.


NOTE 11 - FAIR VALUES OF FINANCIAL INSTRUMENTS

          The Company uses the following methods and assumptions to estimate the fair value of financial instruments:

          Cash and cash equivalents - The carrying amount approximates fair value due to the short-term nature of these instruments.

          Investment securities - Fair values have been determined using quoted market prices for all investment securities.

          Investment certificates - The fair value of investment certificates is estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates with similar remaining maturities.

          The carrying amounts and estimated fair values of the Company's financial instruments as of December 31, 1995 are as follows:


                                           Carrying     Estimated Fair
                                            Amount          Value
                                          -----------    -----------
          Financial Assets
            Cash and cash equivalents     $ 4,894,838    $ 4,894,838
            Investment securities             322,900        322,900
                                          -----------    -----------
                                          $ 5,217,738    $ 5,217,738
                                          ===========    ===========
          Financial Liabilities
            Investment certificates       $   270,100    $   231,034
                                          ===========    ===========

                        ADDITIONAL INFORMATION

             INDEPENDENT AUDITOR'S REPORT ON ADDITIONAL INFORMATION





To the Stockholders and Directors of
ND Holdings, Inc. and Subsidiaries
Minot, North Dakota


Our report on our audit of the basic consolidated financial statements of ND Holdings, Inc. and Subsidiaries for the years ended December 31, 1995, 1994 and 1993, appears on page 1. Those audits were made for the purpose of forming an opinion on such consolidated financial statements taken as a whole. The information on pages 14 through 18 related to the 1995, 1994 and 1993 consolidated financial statements is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information, except for that portion marked "unaudited," on which we express no opinion, has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements, and, in our opinion, the information is fairly stated in all material respects in relation to the basic consolidated financial statements for the years ended December 31, 1995, 1994 and 1993, taken as a whole.

We also have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of ND Holdings, Inc. and Subsidiaries as of December 31, 1992, and 1991, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1992, none of which is presented herein, and we expressed unqualified opinions on those consolidated financial statements. In our opinion, the information on page 17 relating to the 1992 and 1991 consolidated financial statements is fairly stated in all material respects in relation to the basic consolidated financial statements from which it has been derived.




BRADY, MARTZ & ASSOCIATES, P.C.


January 12, 1996

                   ND HOLDINGS, INC. AND SUBSIDIARIES
        SCHEDULE X - SUPPLEMENTARY INCOME STATEMENT INFORMATION
          FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                             1995          1994          1993
                                          ---------     ---------     ---------
COMPENSATION AND BENEFITS
  Salaries and wages                      $ 450,552*    $ 378,844*    $ 283,611*
  Employee benefits                          73,549*       62,556*       47,427*
  Commissions                               156,414*      135,742*       80,683*
  Payroll taxes                              45,387*       39,631*       32,527*
                                          ---------     ---------     ---------
                                          $ 725,902*    $ 616,773     $ 444,248
                                          =========     =========     =========
GENERAL AND ADMINISTRATIVE EXPENSES
  Directors fees                          $  35,800*    $  37,000*   $   35,700*
  Promotion of funds                         81,088*       87,645*       63,693*
  Office rent                                11,800         7,950         4,650
  Office expense and supplies                23,972*       12,174*       13,930*
  Telephone                                  20,221*       13,640*        9,438*
  Travel                                     56,188*       37,644*       19,332*
  Meals and entertainment                    15,948*       11,356*        5,550
  Education and seminars                      3,509*       2,824          2,113
  Insurance and bonds                        30,950*       28,514*       25,770*
  License, fees and registrations            37,981*       27,841*       18,890*
  Equipment rent and lease                    4,348         2,414         1,724
  Legal and accounting                       52,955*       34,561*       31,350*
  Dues, subscriptions and memberships        22,225*       12,663*       10,000*
  Printing                                   55,148*       63,156*       30,420*
  Postage                                    28,916*       17,841*       16,796*
  Transfer agency and custodial fees         38,216*       44,667*      108,013*
  Miscellaneous                               8,316         9,625         4,023
                                          ---------     ---------     ---------
                                          $ 527,581     $ 451,515     $ 401,392
                                          =========     =========     =========

*  Indicates items which exceed 1% of total revenue.

                     ND HOLDINGS, INC. AND SUBSIDIARIES
                         SELECTED FINANCIAL DATA
              FOR THE YEARS ENDED DECEMBER 31, AS INDICATED


                                 1995           1994           1993           1992           1991
                             -----------    -----------    -----------    -----------    -----------
Operating revenue            $ 1,405,316    $ 1,130,151    $   865,755    $   520,520    $   235,548

Loss from operations         $  (712,130)   $  (574,100)   $  (373,396)   $  (379,651)   $  (348,484)

Deferred income
 tax benefit                 $   162,400    $   205,500    $   135,000    $         -    $         -

Cumulative effect on
 prior year of
 accounting change           $         -    $         -    $   539,500    $         -    $         -

Income (loss) per share      $      (.05)   $      (.04)   $       .07    $      (.11)   $      (.09)

Total assets                 $ 9,470,586    $ 9,231,998    $ 5,535,500    $  2,394,581   $ 1,905,077

Long-term obligations        $   270,100    $   281,100    $   251,100    $    181,000   $    26,000

Shareholder equity           $ 9,110,426    $ 8,898,628    $ 5,234,852    $  2,161,724   $ 1,857,771

Dividends paid               $         -    $         -    $         -    $          -   $         -


                  ND HOLDINGS, INC. AND SUBSIDIARIES
         QUARTERLY RESULTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

                                                   QUARTER ENDED
                                  ------------------------------------------------
                                   3-31-95      6-30-95      9-30-95      12-31-95
                                  ---------    ---------    ---------    ---------
Revenues                          $ 323,101    $ 423,243    $ 393,157    $ 265,815
Operating loss                     (226,344)     (78,891)    (217,123)    (189,772)
Other income                         97,591        2,136       86,955      (10,013)
Deferred income tax benefit          39,050       23,280       39,480       60,590
Net loss                            (89,703)     (53,475)     (90,688)    (139,195)

Per Share
  Operating loss                       (.03)        (.01)        (.03)        (.02)
  Other income                          .01            -          .01            -
  Deferred income tax benefit             -            -         (.01)        (.01)

                                                    QUARTER ENDED
                                  ------------------------------------------------
                                   3-31-94      6-30-94      9-30-94      12-31-94
                                  ---------    ---------    ---------    ---------
Revenues                          $ 245,667    $ 252,968    $ 261,034    $ 370,482
Operating loss                      (90,917)    (123,519)     (67,327)    (292,337)
Other income                         21,991        8,525        5,415       60,793
Deferred income tax benefit          27,500       46,000       27,000      105,000
Net loss                            (41,426)     (68,994)     (34,912)    (126,544)

Per Share
  Operating loss                       (.01)        (.02)        (.01)        (.04)
  Other income                            -            -            -          .01
  Deferred income tax benefit             -          .01            -          .02


                                                   QUARTER ENDED
                                  ------------------------------------------------
                                   3-31-93      6-30-93      9-30-93      12-31-93
                                  ---------    ---------    ---------    ---------
Revenues                          $ 174,618    $   202,025  $ 216,855    $ 272,257
Operating loss                      (49,769)       (88,440)   (29,753)    (205,434)
Other income                          4,346          5,738     15,382        9,275
Deferred income tax benefit          18,150         33,000      5,800       78,050
Cumulative effect on prior
 years of accounting change         539,500              -          -            -
Net income (loss)                   512,227        (49,702)    (8,571)    (118,109)

Per Share
  Operating loss                       (.01)         (.02)       (.01)        (.04)
  Other income                            -             -         .01            -
  Deferred income tax benefit             -           .01           -          .02
  Cumulative effect on prior
    years of accounting change          .11             -           -            -



                    ND HOLDINGS, INC. AND SUBSIDIARIES

                           MINOT, NORTH DAKOTA











                     CONSOLIDATED FINANCIAL STATEMENTS

                                   AS OF

                             DECEMBER 31, 1995

                    ND HOLDINGS, INC. AND SUBSIDIARIES
                             TABLE OF CONTENTS



FINANCIAL STATEMENTS

     Consolidated Balance Sheets

     Consolidated Statements of Operations

     Notes to Pro Forma Supplemental Information

                    ND HOLDINGS, INC. AND SUBSIDIARIES AND
                     RANSON COMPANY, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                              DECEMBER 31, 1995

                                    ASSETS

                                                                                (Pro Forma
                                        (Compiled Historical Balances)    Supplemental Information)
                                            ------------------------    ---------------------------
                                           ND Holdings,  Ranson Company,
                                             Inc. and      Inc. and       Pro Forma      Pro Forma
                                           Subsidiaries  Subsidiaries    Adjustment       Results
                                            -----------    ---------    -----------    ------------
CURRENT ASSETS
  Cash and cash equivalents (Note 3)        $ 4,894,838    $  69,289    $(4,696,403)   $    267,724
  Securities available-for-sale                 322,900      238,722              -         561,622
  Other receivables                             161,907      352,584              -         514,491
                                            -----------    ---------    -----------    ------------
                                            $ 5,379,645    $ 660,595    $(4,696,403)   $  1,343,837
                                            -----------    ---------    -----------    ------------

EQUIPMENT                                   $   100,680    $ 161,420    $         -    $    262,100
  Less accumulated depreciation                  53,631      103,265              -         156,896
                                            -----------    ---------    -----------    ------------
  Net equipment                             $    47,049    $  58,155    $         -    $    105,204
                                            -----------    ---------    -----------    ------------
OTHER ASSETS
  Deferred sales costs                      $ 2,840,238    $       -    $         -    $  2,840,238
  Deferred tax benefit                        1,042,400            -              -       1,042,400
  Other                                         161,254            -              -         161,254
  Investment advisors
    agreement (Note 3)                                -            -      5,229,887       5,229,887
  Non-compete covenants (Note 3)                      -            -        300,000         300,000
                                            -----------    ---------    -----------    ------------
                                            $ 4,043,892    $       -    $ 5,529,887    $  9,573,779
                                            -----------    ---------    -----------    ------------
                                            $ 9,470,586    $ 718,750    $   833,484    $ 11,022,820
                                            ===========    =========    ===========    ============

                          LIABILITIES AND EQUITY

CURRENT LIABILITIES
  Accrued payables                          $   100,060    $  52,234    $         -    $    152,294
  Notes payable (Note 3)                              -            -      1,500,000       1,500,000
                                            -----------    ---------    -----------    ------------
                                            $   100,060    $  52,234    $ 1,500,000    $  1,652,294
                                            -----------    ---------    -----------    ------------
LONG-TERM LIABILITIES
  Investment certificates                   $   260,100    $       -    $         -    $    260,100
                                            -----------    ---------    -----------    ------------
REDEEMABLE STOCK
  Common stock subject to rescission
    exchange offer (4,859,207 shares)       $ 9,600,000    $       -    $         -    $  9,600,000
                                            -----------    ---------    -----------    ------------
COMMON STOCK AND
 ACCUMULATED DEFICIT
  Common stock - 20,000,000 shares
    authorized, no par value; 3,332,544
    shares issued and outstanding           $ 3,149,908    $ 185,000    $         -    $  3,334,908
  Retained earnings (deficit) (Note 3)       (3,661,382)     481,516       (666,516)     (3,846,382)
  Unrealized gain on securities
    available-for-sale                           21,900            -              -          21,900
                                            -----------    ---------    -----------    ------------
                                            $  (489,574)   $ 666,516    $  (666,516)   $   (489,574)
                                            -----------    ---------    -----------    ------------
                                            $ 9,470,586    $ 718,750    $   833,484    $ 11,022,820
                                            ===========    =========    ===========    ============

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE PRO FORMA
                 SUPPLEMENTAL INFORMATION IN THE LAST TWO COLUMNS ABOVE.


                       ND HOLDINGS, INC. AND SUBSIDIARIES AND
                       RANSON COMPANY, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                       FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                (Pro Forma
                                        (Compiled Historical Balances)    Supplemental Information)
                                            ------------------------    ---------------------------
                                           ND Holdings,  Ranson Company,
                                             Inc. and      Inc. and       Pro Forma      Pro Forma
                                           Subsidiaries  Subsidiaries    Adjustment       Results
                                            -----------    ---------    -----------    ------------
REVENUES
  Fee income                                $ 1,327,302    $ 694,358    $         -    $  2,021,660
  Commissions                                    78,014       77,299              -         155,313
                                            -----------    ---------    -----------    ------------
  Total revenue                             $ 1,405,316    $ 771,657    $         -    $  2,176,973
                                            -----------    ---------    -----------    ------------
OPERATING EXPENSES
  Compensation and benefits                 $   725,902    $ 152,099    $         -    $    878,001
  General and administrative
    expenses                                    527,581      357,208              -         884,789
  Deferred sales costs recognized               808,286            -              -         808,286
  Depreciation and
    amortization (Note 4)                        27,729        3,496        361,500         392,725
  Interest                                       27,948            -              -          27,948
                                            -----------    ---------    -----------    ------------
  Total operating expenses                  $ 2,117,446    $ 512,803    $   361,500    $  2,991,749
                                            -----------    ---------    -----------    ------------
OPERATING INCOME (LOSS)                     $  (712,130)   $ 258,854    $  (361,500)   $   (814,776)
                                            -----------    ---------    -----------    ------------
OTHER INCOME (EXPENSES)
  Interest and dividends                    $   314,253    $       -    $         -    $    314,253
  Net realized gain (loss) on
    securities available-for-sale               (90,084)           -              -         (90,084)
  Trading securities losses, net                (47,774)           -              -         (47,774)
  Miscellaneous expenses                            274            -              -             274
                                            -----------    ---------    -----------    ------------
  Total other income (expense)              $   176,669    $       -    $         -    $    176,669
                                            -----------    ---------    -----------    ------------
INCOME (LOSS) BEFORE INCOME
 TAX BENEFIT (EXPENSE)                      $  (535,461)   $ 258,854    $  (361,500)   $   (638,107)

DEFERRED INCOME TAX
 BENEFIT (EXPENSE) (Note 4)                     162,400            -       (100,000)         62,400
                                            -----------    ---------    -----------    ------------
NET INCOME (LOSS)                           $  (373,061)   $ 258,854    $   (461,500)  $   (575,707)
                                            ===========    =========    ============   ============

PER SHARE DATA BASED ON
 8,191,751 SHARES OF OUT-
 STANDING COMMON STOCK:
    Net loss                               $       (.05)   $     N/A    $       N/A    $       (.07)

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE PRO FORMA
                 SUPPLEMENTAL INFORMATION IN THE LAST TWO COLUMNS ABOVE.

                  ND HOLDINGS, INC. AND SUBSIDIARIES AND
                   RANSON COMPANY, INC. AND SUBSIDIARIES
               NOTES TO PRO FORMA SUPPLEMENTARY INFORMATION
                            DECEMBER 31, 1995



NOTE 1 - SUMMARY OF TRANSACTIONS

         ND Holdings, Inc. and its wholly owned subsidiaries (the
         Company), ND Capital, Inc. (a broker-dealer), ND Money Management (an investment advisor for mutual funds), and ND Resources, Inc. (a transfer agent for mutual funds) have signed an agreement with the shareholders of Ranson Company, Inc. and Subsidiaries (Ranson) to purchase all Ranson shares outstanding and acquire the rights to the investment advisor's agreement which Ranson Capital Corporation (a wholly owned subsidiary of Ranson) has with three mutual funds, Kansas Municipal Fund, Kansas Insured Municipal Fund
         - Limited Maturity, and Nebraska Municipal Fund (the Funds). This purchase will effectively give the Company control over the management and operations of these three mutual funds.

         The objective of this pro forma supplemental information is to show what the significant effects on the historical information might have been had the transaction to record the effects of purchasing Ranson Company, Inc. and Subsidiaries occurred at an earlier date. However, the pro forma results are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction to record the effects of purchasing Ranson Company, Inc. and Subsidiaries actually occurred earlier.


NOTE 2 - BASIS FOR MANAGEMENT'S ASSUMPTIONS

         Management's assumptions are based on the actual transaction that took place on January 5, 1996 and the terms of the stock purchase agreement as outlined in the notes that follow.


NOTE 3 - BALANCE SHEET PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

         The Company, on January 5, 1996, paid $6,196,403 for the stock purchase and rights to the investment advisor's agreement. $5,229,887 of the purchase price will be recorded as investment advisor's agreement, $300,000 will be recorded as non-compete covenants, and $666,516 was paid for the consolidated stockholders' equity of Ranson.

         Of the $6,196,403 purchase price paid, $4,696,403 came from the Company's cash and cash equivalents, and the remaining $1,500,000 came from a short-term note obtained on January 5, 1996.

         These actual transactions are reflected as pro forma adjustments to the balance sheet.

NOTE 4 - STATEMENT OF OPERATIONS PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

         The $5,229,887 paid for the rights to the investment advisor's agreement has been recorded as investment advisor's agreement as stated in Note 3. The amortization period for this intangible has been estimated to be 20 years for purposes of the pro forma supplemental information based on cash flow generated by the acquired company. Therefore, an adjustment to the estimated amortization in the amount of $261,500 for the year ended December 31, 1995 has been made.

         The $300,000 recorded as non-compete covenants has a 3 year life according to the stock purchase agreement. Therefore, an adjustment to amortization in the amount of $100,000 for the year ended December 31, 1995 has been made.

         The deferred income tax benefit (expense) account has been adjusted by $100,000 for the year ended December 31, 1995. The adjustment represents the maximum statutory rates (39%) applied to the additional taxable income generated by the acquired company. The amortization of the intangibles is not deducted for tax purposes.


NOTE 5 - HISTORICAL STATEMENT OF RANSON

         The historical statement of operations for Ranson does not include the activity associated with the unit investment trust division of operations as this segment of operations has been spun off into a separate corporation prior to the purchase of the company.

         Because Ranson's fiscal year ends March 31, the historical statement of operations presented consists of the three month period ended March 31, 1995 and the nine month period ended December 31, 1995.


NOTE 6 - NON-RECURRING COSTS

         Non-recurring costs associated with this transaction have been estimated to be $108,000. None of these costs are reflected in the pro forma supplemental information.

                     ND HOLDINGS, INC. AND SUBSIDIARIES

                           MINOT, NORTH DAKOTA





                             MANAGEMENT'S UNAUDITED

                        CONSOLIDATED FINANCIAL STATEMENTS

                                    AS OF

                           JUNE 30, 1996 AND 1995

                     ND HOLDINGS, INC. AND SUBSIDIARIES


                           TABLE OF CONTENTS

                                                         Pages

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

  Consolidated Balance Sheets                              1

  Consolidated Statements of Operations                    2

  Consolidated Statements of Cash Flows                    3

  Notes to Consolidated Financial Statements               4


SUPPLEMENTARY INFORMATION

  Schedules of Expenses                                    5

                      ND HOLDINGS, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                        AS OF JUNE 30, 1996 AND 1995
                                (UNAUDITED)


                                   ASSETS

                                                     1996          1995
                                                 -----------    -----------
CURRENT ASSETS
  Cash and cash equivalents                      $   539,176    $     4,789
  Trading securities                                       -      3,220,647
  Securities available-for-sale                        5,570      2,362,837
  Accounts receivable                                415,732        126,399
  Prepaids                                            68,567         12,444
                                                 -----------    -----------
                                                 $ 1,029,045    $ 5,727,116
                                                 -----------    -----------
PROPERTY AND EQUIPMENT                           $   303,901    $   77,563
  Less accumulated depreciation                      127,918        40,063
                                                 -----------    -----------
  Net property and equipment                     $   175,983    $   37,500
                                                 -----------    -----------
OTHER ASSETS
  Deferred sales costs                           $ 2,813,182    $ 2,847,474
  Deferred tax benefit                               965,900        942,330
  Covenant not to compete (net of
    amortization of $50,000 for 1996)                250,000              -
  Investment adviser's agreement
   (net of amortization of $109,701
   for 1996 and $0 for 1995)                       5,312,754         25,000
  Registration costs and other assets                115,986         29,380
                                                 -----------    -----------
                                                 $ 9,457,822    $ 3,844,184
                                                 -----------    -----------
                                                 $10,662,850    $ 9,608,800
                                                 ===========    ===========

                             LIABILITIES AND EQUITY

CURRENT LIABILITIES
  Commissions and service fees payable           $    83,533    $    48,216
  Accounts payable                                    22,656              -
  Notes payable                                    1,325,000              -
  Current portion of investment certificates           5,000         21,000
  Accrued interest payable                             1,264              -
  Payroll taxes payable                                3,379          2,090
                                                 -----------    -----------
                                                 $ 1,440,832    $    71,306
                                                 -----------    -----------

LONG-TERM LIABILITIES
  Investment certificates                        $   235,100    $   281,100
  Less current portion                                 5,000         21,000
                                                 -----------    -----------
                                                 $   230,100    $   260,100
                                                 -----------    -----------
REDEEMABLE STOCK
  Common stock subject to rescission
    exchange offer (4,839,944 shares)            $ 9,600,000    $         -
                                                 -----------    -----------

COMMON STOCK AND ACCUMULATED DEFICIT
  Common stock - 20,000,000 shares authorized,
    no par value; 3,332,544 and 8,217,669
    shares issued and outstanding, respectively  $ 3,149,908    $10,809,598
  Accumulated deficit                             (3,757,897)    (1,436,763)
  Unrealized loss on securities
    available-for-sale                                   (93)       (95,441)
                                                 -----------    -----------
                                                 $  (608,082)   $ 9,277,394
                                                 -----------    -----------
                                                 $10,662,850    $ 9,608,800
                                                 ===========    ===========


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                     ND HOLDINGS, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE THREE MONTHS AND SIX MONTHS ENDED
                          JUNE 30, 1996 AND 1995
                                 (UNAUDITED)

                                               Three Months Ended           Six Months Ended
                                                     June 30,                    June 30,
                                                1996         1995          1996           1995
                                             ---------    ---------    -----------    -----------
REVENUES
  Fee income                                 $ 637,332    $ 420,046    $ 1,458,701    $   693,877
  Commissions                                   78,072        3,197        127,116         52,467
                                             ---------    ---------    -----------    -----------
  Total revenue                              $ 715,404    $ 423,243    $ 1,585,817    $   746,344

OPERATING EXPENSES
  Compensation and benefits                  $ 219,501    $ 139,687    $   397,614    $   311,125
  General and administrative expenses          243,840      158,589        493,832        336,819
  Deferred sales costs recognized              263,747      191,503        496,515        381,786
  Depreciation and amortization                 93,820        3,000        187,641         14,161
  Interest                                      24,683        9,355         73,199          7,688
                                             ---------    ---------    -----------    -----------
  Total operating expenses                   $ 845,591    $ 502,134    $ 1,648,801    $ 1,051,579
                                             ---------    ---------    -----------    -----------
OPERATING LOSS                               $(130,187)   $ (78,891)   $   (62,984)   $  (305,235)
                                             ---------    ---------    -----------    -----------
OTHER INCOME (LOSS)
  Interest and dividends                     $  26,484    $  54,661    $    46,768    $   151,922
  Miscellaneous income                           1,058          226          7,113            556
  Trading securities gains (losses), net        24,679      (52,751)        23,688        (52,751)
                                             ---------    ---------    -----------    -----------
  Total other income (loss)                  $  52,221    $   2,136    $    77,569    $    99,727
                                             ---------    ---------    -----------    -----------
INCOME (LOSS) BEFORE INCOME
  TAX (EXPENSE) BENEFIT                      $ (77,966)   $ (76,755)   $    14,585    $  (205,508)

DEFERRED INCOME TAX
  (EXPENSE) BENEFIT                            (16,800)      23,280        (76,500)        62,330
                                             ---------    ---------    -----------    -----------
NET LOSS                                     $ (94,766)   $ (53,475)   $   (61,915)   $  (143,178)
                                             =========    =========    ===========    ===========

NET LOSS PER SHARE:                          $    (.02)   $    (.01)   $      (.01)   $      (.03)


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS


                       ND HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)

                                                             Six Months Ended
                                                                 June 30,
                                                        --------------------------
                                                            1996           1995
                                                        -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net cash used by operating activities                 $   (73,732)   $  (596,969)
                                                        -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of invesment adviser's agreement             $(5,422,455)   $   (25,000)
  Purchase of covenant not to compete                      (300,000)             -
  Purchase of available-for-sale securities                  (5,662)    (1,121,000)
  Proceeds from sale of available-for-sale securities       324,688        159,926
  Purchase of equipment                                    (134,934)        (9,918)
  Other asset (increases) decreases                            1,033              -
                                                        -----------    -----------
  Net cash used by investing activities                 $(5,537,330)   $  (995,992)
                                                        -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from short-term debt                         $ 1,525,000    $         -
  Payments on short-term debt                              (200,000)             -
  Proceeds from issuing common stock
    (net of stock issue costs)                                    -        663,746
  Redemption of common stock                                (34,600)      (226,059)
  Investment certificates redeemed                          (35,000)             -
                                                        -----------    -----------
  Net cash provided by financing activities             $ 1,255,400    $   437,687
                                                        -----------    -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS               $(4,355,662)   $(1,155,274)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD          4,894,838      1,160,063
                                                        -----------    -----------
CASH AND CASH EQUIVALENDS AT END OF PERIOD              $   539,176    $     4,789
                                                        ===========    ===========


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS


                     ND HOLDINGS, INC. AND SUBSIDIARIES
           NOTE TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 1996



NOTE 1 - BASIS OF PRESENTATION

         The consolidated financial statements of ND Holdings, Inc., a North Dakota corporation, and its subsidiaries
         (collectively, the "Company"), included herein, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange
         Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted.

         The consolidated financial statements include the accounts of the Company and all of its subsidiaries after eliminating all significant intercompany transactions and reflect all adjustments, consisting only of normal recurring adjustments which are, in the opinion of management, necessary to present a fair statement of the results of operations of the interim periods reported. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of the results expected for the full year.

                           SUPPLEMENTARY INFORMATION

                         ND HOLDINGS, INC. AND SUBSIDIARIES
                             SUPPLEMENTARY INFORMATION
                FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1996
                                    (UNAUDITED)


                                          Three Months Ended       Six Months Ended
                                               June 30,                 June 30,
                                       ----------------------    ---------------------
                                          1996        1995         1996         1995
                                       ---------    ---------    ---------   ---------
COMPENSATION AND BENEFITS
  Salaries and wages                   $ 170,259    $ 117,549    $ 328,888   $ 222,678
  Employee benefits                        2,952        6,037        2,952      13,341
  Commissions                             33,387        2,633       39,734      51,230
  Payroll taxes                           12,903       13,468       26,040      23,876
                                       ---------    ---------    ---------   ---------
                                       $ 219,501    $ 139,687    $ 397,614   $ 311,125
                                       =========    =========    =========   =========
GENERAL AND ADMINISTRATIVE EXPENSES
  Directors fees                       $   9,750    $   9,000    $  19,500    $ 18,000
  Promotion of funds                      45,573       15,840       72,802      30,810
  Office rent                              8,580        1,950       10,380       3,750
  Office expense and supplies             13,113        5,064       23,883      12,235
  Telephone                                6,198        5,996       12,247       8,671
  Travel                                  11,796       10,381       15,457      16,740
  Meals and entertainment                  4,036        5,268        5,922       7,017
  Education and seminars                   2,053          756        2,556         791
  Insurance and bonds                     (1,110)       9,356       26,002      35,227
  License, fees and registrations         22,115        1,780       43,638      22,188
  Custodial fees                          25,963        5,791       54,928       9,896
  Legal and accounting                    24,278       19,618       52,816      38,643
  Dues, subscriptions and memberships      2,054        2,568        5,451       8,104
  Printing                                20,725       15,789       36,005      28,383
  Postage                                 10,502        6,996       25,846      17,029
  Transfer agency fees                    30,673       40,473       76,906      76,127
  Miscellaneous                            7,541        1,963        9,493       3,208
                                       ---------    ---------    ---------   ---------
                                       $ 243,840    $ 158,589    $ 493,832   $ 336,819
                                       =========    =========    =========   =========



              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF
                       THESE FINANCIAL STATEMENTS


                          BUSINESS COMPONENTS OF
             THE RANSON COMPANY, INC. AND SUBSIDIARY ACQUIRED

                 STATEMENTS OF ASSETS AND LIABILITIES AND
                       DIRECT REVENUES, DIRECT EXPENSES
                       AND ALLOCATED INDIRECT EXPENSES

                YEARS ENDED MARCH 31, 1995, 1994 AND 1993

                                   with

                      INDEPENDENT AUDITORS' REPORT

                         BUSINESS COMPONENTS OF
              THE RANSON COMPANY, INC. AND SUBSIDIARY ACQUIRED

                 STATEMENTS OF ASSETS AND LIABILITIES AND
                      DIRECT REVENUES, DIRECT EXPENSES
                       AND ALLOCATED INDIRECT EXPENSES

                Years Ended March 31, 1995, 1994 and 1993


                       TABLE OF CONTENTS

                                                              Page

Independent Auditors' Report                                    1

Statements of Assets and Liabilities of Business Acquired       2

Statements of Direct Revenues, Direct Expenses and
     Allocated Indirect Expenses of Business Acquired           3

Notes to Statements of Assets and Liabilities
     and Direct Revenues, Direct Expenses
     and Allocated Indirect Expenses                         4 - 12

Independent Auditors' Report


The Board of Directors
The Ranson Company, Inc. and Subsidiary


We have audited the accompanying statements of assets and liabilities of the Business Acquired of The Ranson Company, Inc. and Subsidiary as of March 31, 1995 and 1994 and the statements of direct revenues, direct expenses and allocated indirect expenses of the Business Acquired for each of the three years in the period ended March 31, 1995. These statements are the responsibility of The Ranson Company, Inc. and Subsidiary management. Our responsibility is to express an opinion on the statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

As more fully described in Note 1, the Business Acquired is a component of a larger consolidated business enterprise, The Ranson Company, Inc. and Subsidiary (the "Company") and shares certain revenue and expense transactions with the Company. The accompanying statements of Business Acquired were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-1 of ND Holdings, Inc.) as described in Note 2 and are not intended to be a complete presentation of the consolidated financial position or results of operations of the Company.

In our opinion, the statements referred to above present fairly, in all material respects, the assets and liabilities of the Business Acquired of The Ranson Company, Inc. and Subsidiary as of March 31, 1995 and 1994 and the direct revenues, direct expenses and allocated indirect expenses of the Business Acquired for each of the three years in the period ended March 31, 1995, in conformity with generally accepted accounting principles.



                                      ALLEN, GIBBS & HOULIK, L.C.
                                      WICHITA, KANSAS

January 18, 1996
  (Except for Notes 1 and 2,
     as to which the date is July 3, 1996)

                         BUSINESS COMPONENTS OF
             THE RANSON COMPANY, INC. AND SUBSIDIARY ACQUIRED

         STATEMENTS OF ASSETS AND LIABILITIES OF BUSINESS ACQUIRED

                         March 31, 1995 and 1994


                                                         1995          1994
                                                     -----------   -----------
ASSETS ACQUIRED:
     Cash                                            $   188,434   $   489,617
     Broker-dealer receivables                             3,611        36,553
     Securities owned, trading accounts                1,516,068     3,065,768
     Investments                                         246,780       265,683
     Trading securities                                   22,238            --
     Securities available-for-sale                        31,519            --
     Property assets, net of accumulated
          depreciation of $75,048 and $49,275             61,059        57,721
     Other assets:
          Employees' advances and
               related party notes receivable             19,101       114,106
          Miscellaneous                                   37,992        81,072
          Prepaid expenses                                45,899         9,897
          Cash surrender value of life insurance          17,047        10,937
          Refundable income tax                           19,307            --
                                                     -----------   -----------
                                                       2,209,055     4,131,354
                                                     -----------   -----------
LIABILITIES ACQUIRED:
     Broker-dealer payables                                   --      (102,708)
     Notes payable, bank                              (1,257,841)   (2,968,675)
     Notes payable, other                                (75,000)      (16,670)
     Accounts payable                                    (13,559)     (146,249)
     Accrued liabilities                                 (62,388)     (144,067)
     Income tax payable                                   (7,034)           --
                                                     -----------   -----------
                                                      (1,415,822)   (3,378,369)
                                                     -----------   -----------
NET ASSETS ACQUIRED                                  $   793,233   $   752,985
                                                     ===========   ===========

                   The accompanying notes are an integral
                     part of these financial statements.


                            BUSINESS COMPONENTS OF
               THE RANSON COMPANY, INC. AND SUBSIDIARY ACQUIRED

                 STATEMENTS OF DIRECT REVENUES, DIRECT EXPENSES
               AND ALLOCATED INDIRECT EXPENSES OF BUSINESS ACQUIRED

                   Years Ended March 31, 1995, 1994 and 1993



                                                         1995          1994           1993
                                                     -----------    -----------    -----------
Direct revenues:
     Gross margin, fiscal agent fees
          and security transactions                  $ 2,094,362    $ 3,564,287    $ 2,723,275
     Interest                                             20,185         38,623          6,818
     Compliance agent fees                                11,793         16,405         16,116
     Net change in unrealized gains
          and losses of:
               Securities owned, trading accounts        161,423             --          1,941
               Investments                                 9,451          6,318         14,055
                                                     -----------    -----------    -----------
                                                     $ 2,297,214    $ 3,625,633    $ 2,762,205
                                                     ===========    ===========    ===========

Direct expenses:
     General, selling and
          administrative expenses:
               Holding company                       $     5,347    $     9,188    $     8,564
               Public finance                          1,087,652      1,980,374      1,664,544
               Purchases and sales                       232,427        213,726        191,708
               Mutual funds                              384,868        544,425        343,361
     Interest expense                                     31,091         57,384         22,905
     Net change in unrealized gains
          and losses of securities owned,
          trading accounts                                    --        155,805             --
Allocated indirect overhead expense                      422,371        500,060        466,370
                                                     -----------    -----------    -----------
                                                     $ 2,163,756    $ 3,460,962    $ 2,697,452
                                                     ===========    ===========    ===========

                     The accompanying notes are an integral
                       part of these financial statements.


                             BUSINESS COMPONENTS OF
                 THE RANSON COMPANY, INC. AND SUBSIDIARY ACQUIRED

       NOTES TO STATEMENTS OF ASSETS AND LIABILITIES AND DIRECT REVENUES,
                DIRECT EXPENSES AND ALLOCATED INDIRECT EXPENSES



 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Business Operations - On January 5, 1996, the stockholders of The Ranson Company, Inc. (the Company) effected the sale of all of the common stock of the Company to an unrelated third party, ND Holdings, Inc. Prior to the sale, certain business operations and assets were disposed of, liquidated, or otherwise transferred and not acquired by ND holdings, Inc. Accordingly, the Business Acquired of The Ranson Company, Inc. (the Business Acquired) was a component of a larger
    consolidated business enterprise, the Company.    The Business
    Acquired included the stock of The Ranson Company, Inc. (the Parent) and its wholly-owned subsidiary, Ranson Capital Corporation (the Subsidiary).

    The Business Acquired operates as an investment advisor and distributor for Ranson Managed Portfolios, which includes the Kansas Municipal Fund, the Kansas Insured Municipal Fund-Limited Maturity and the Nebraska Municipal Fund (the "Mutual Funds"). These three mutual funds have a combined net asset value of approximately $171,000,000 as of March 31, 1995. The Business Acquired also offers investment banking services, which include services related to originating, underwriting and distributing initial issues of securities to customers in the state of Kansas ("Public Finance"). Additionally, the Business Acquired also purchases and sells securities in the secondary market ("Purchases and Sales").

    The Subsidiary is registered with and is a member of the National Association of Securities Dealers, Inc. (NASD). This is a self-regulating body formed by the industry to protect its members and the investing public. In accordance with regulations under The Securities Exchange Act of 1934, the Subsidiary is also registered with the Securities and Exchange Commission.

    Basis of Presentation - The accompanying statements of the Business Acquired have been prepared from the books and records maintained by the Company and include the accounts of The Ranson Company, Inc. and the certain operations of its wholly-owned subsidiary, Ranson
    Capital Corporation relating to the Mutual Funds, Public
    Finance and Purchases and Sales. All material intercompany accounts and transactions have been eliminated. The statements of direct revenues, direct expenses and allocated indirect expenses of the Business Acquired may not necessarily be indicative of the results of operations that would have been obtained if the Business Acquired had been operated as an independent entity.

    The Business Acquired is a component of a larger consolidated business enterprise, the Company. The larger consolidated business enterprise also operated another component which was not a part of the Business Acquired. Certain financial information related to the component not acquired, including direct revenues and expenses, has been excluded from these statements.

 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
    POLICIES (Continued)

    It is impracticable to prepare statements for the Business Acquired in accordance with generally accepted accounting principles due to the existence of indirect revenues and indirect overhead expenses not specifically identifiable with the separate components of the Company.

    Direct Expenses and Indirect Overhead Expenses - The Business Acquired accounts for direct general selling and administrative expenses based on actual expenditures incurred by its various components when specifically identifiable. The entire Company also incurs expenses not directly attributable to any specific component. Such expenses are accounted for as indirect overhead expenses, are allocated to the various components and consist of the following:


                                                     Year Ending March 31,
                                              ---------------------------------
                                                 1995        1994       1993
                                              ---------   ---------   ---------
    Salaries, commissions and bonuses         $ 215,375   $ 264,991   $ 228,445
    Employee benefits and taxes                  38,569      44,600      46,446
    Communications                               40,761      46,258      46,131
    Rents                                       101,859     119,040     143,403
    Maintenance                                  13,609      18,452      17,902
    Professional fees                            33,473      19,283      22,231
    Office supplies                              12,801      28,644      23,869
    Depreciation                                 16,997      13,317       7,855
    Insurance                                    33,795      37,919      22,532
    Other                                         7,756      11,938       5,735
                                              ---------   ---------   ---------
                                                514,995     604,442     564,549
    Less estimated amount allocated to
      component of the Company not acquired
      (approximately 17% - 18% of total)        (92,624)   (104,382)    (98,179)
                                              ---------   ---------   ---------
    Indirect overhead expenses allocated
      to the Business Acquired                $ 422,371   $ 500,060   $ 466,370
                                              =========   =========   =========


    The Company's management allocated indirect overhead expenses to the various components based on the approximate percentage of direct expenses of the various business components in relationship to the direct expenses of the Company as a whole. Management believes the allocations are reasonable when using such relationships.

 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
    POLICIES (Continued)

    Income tax expenses are not reflected in the accompanying statements of direct revenues, direct expenses and allocated indirect expenses. It is impracticable to calculate income taxes separately for the Business Acquired from that of the Company due to the indirect overhead expenses allocations discussed previously. The Company as a whole recorded current income tax expense in the amounts of $68,592, $107,814 and $156,735 for 1995, 1994 and 1993, respectively. These amounts were calculated on a consolidated return basis.

    Investments - The Parent elected to adopt the provisions of FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, as of March 31, 1995. Statement No. 115 requires that management determine the appropriate classification of securities at the date of adoption, and thereafter at the date individual investment securities are acquired, and that the appropriateness of such classification be reassessed at each balance sheet date.

    Trading securities are held for resale in anticipation of short-term (generally 90 days or less) fluctuations in market prices. Trading securities, consisting primarily of actively traded Kansas and Nebraska municipal bonds, are stated at fair value. Realized and unrealized gains and losses are included in income.

    Available-for-sale securities consist of investments in mutual funds and unit investment trusts managed by the Subsidiary and are stated at fair value. Any unrealized holding gains and losses, net of the related deferred tax effect, would be reported as a separate component of stockholders' equity. As cost approximates fair value there is no such separate component of stockholders' equity.

    Prior to the adoption of Statement No. 115, the Parent stated its debt securities at the lower of amortized cost or fair value. The Subsidiary, a broker and dealer in securities, previously stated its debt securities at fair value; the provisions of Statement No. 115 are not applicable to the Subsidiary. The adoption of Statement No. 115 by the Parent had no material impact on the accompanying statements.

    Revenue Recognition - Securities transactions are recorded on the settlement date. The effect on income of transactions executed but not yet settled is not material to the statements.

 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
    POLICIES (Continued)

    Property Assets - Property assets are carried at cost. Depreciation is computed using the straight-line and declining-balance methods. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized. Deduction is made for retirements resulting from the renewals or betterments.

    Income Taxes - The Parent files consolidated income tax returns with its Subsidiary. Effective April 1, 1993, the Company adopted FASB Statement No. 109, Accounting for Income Taxes. Statement No. 109 requires that deferred taxes be recorded on a liability method and adjusted when new tax rates are enacted. The adoption of Statement No. 109 had no impact on the accompanying statements.

    The Business Acquired has no material deferred income tax items.


 2. SECURITIES AND EXCHANGE COMMISSION REQUIREMENTS AND
    SUBSEQUENT PURCHASE

    The accompanying statements were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission which requires separate statements of a business acquired by a Registrant.

    On January 5, 1996, the stockholders of the Company completed the sale of all of their common stock to an unrelated third party, ND Holdings, Inc. for an estimated aggregate purchase price of $6,196,403. Approximately 80% of the total aggregate purchase price (or $5,083,274) was paid directly to the stockholders of the Company on January 5, 1996 and the remaining $1,113,129 was placed in escrow pending final determination of the purchase price on July 3, 1996.

    Prior to the sale, the Company liquidated many of its assets, including certain securities owned, trading accounts, certain investments and certain other assets. The Company did not realize any material losses upon the liquidation of such assets. Upon purchase of the Company, ND Holdings, Inc. liquidated most of the Company's assets remaining at the date of purchase, including certain trading securities and certain securities available for sale.

    On February 5, 1996, ND Holdings, Inc. filed a registration statement on Form S-1 with the Securities and Exchange
    Commission of which these accompanying statements will be a part.

 3. SPECIAL RESERVE BANK ACCOUNT FOR THE EXCLUSIVE BENEFIT OF
    CUSTOMERS

    The Subsidiary operates under the provisions of Paragraph
    (k)(2)(i) of Rule 15c3-3 of the Securities and Exchange Commission and, accordingly, is exempt from the remaining provisions of that Rule. Pursuant to Rule 15c3-3, no amount was required to be on deposit in the "Special Reserve Bank Account for the Benefit of Customers" at March 31, 1995 and 1994.


 4. INVESTMENTS

    The following is a summary of trading securities as of March 31, 1995:

                                      Gross       Gross       Gross     Estimated
                                    Amortized  Unrealized  Unrealized     Fair
                                      Cost        Gain        Loss        Value
                                    --------   ---------   ----------   --------
    Kansas and Nebraska
      municipal bonds               $ 22,238   $      --   $       --   $ 22,238
                                    ========   =========   ==========   ========

The following is a summary of securities available-for-sale as of March 31, 1995:

                                      Gross       Gross       Gross     Estimated
                                    Amortized  Unrealized  Unrealized     Fair
                                      Cost        Gain        Loss        Value
                                    --------   ---------   ----------   --------
    Kansas and Nebraska
      municipal bond mutual funds   $ 19,115   $      --   $       --   $ 19,115
    Kansas and Nebraska unit
      investment municipal trusts     12,404          --           --     12,404
                                    --------   ---------   ----------   --------
                                    $ 31,519   $      --   $       --   $ 31,519
                                    ========   =========   ==========   ========


    The mutual fund and unit investment trust investments have no contractual maturity and are due on demand.

    The carrying value and estimated market values of securities owned, trading accounts at March 31, 1995 and 1994 consist of the following:


                                                 Unrealized  Unrealized     Fair
                                      Cost          Gain        Loss        Value
                                   -----------   ---------   ---------   -----------
    1995
    Kansas and Nebraska
      municipal bonds              $ 1,406,443   $      --   $      --   $ 1,406,443
    Kansas and Nebraska unit
      investment municipal trusts      109,250         375          --       109,625
                                   -----------   ---------   ---------   -----------
                                   $ 1,515,693   $     375   $      --   $ 1,516,068
                                   ===========   =========   =========   ===========
    1994
    Kansas and Nebraska
      municipal bonds              $   665,208   $      --   $  34,900   $   630,308
    Kansas and Nebraska unit
      investment municipal trusts    2,558,482          --     123,022     2,435,460
                                   -----------   ---------   ---------   -----------
                                   $ 3,223,690   $      --   $ 157,922   $ 3,065,768
                                   ===========   =========   =========   ===========

    Investments at March 31, 1995 and 1994 are stated at market which approximates cost and consist of the following:

                                           1995         1994
                                        ---------     ---------
     Kansas and Nebraska municipal
       bond mutual funds                $ 246,780     $ 252,603
     Kansas and Nebraska unit
       investment municipal trusts             --        13,080
                                        ---------     ---------
                                        $ 246,780     $ 265,683
                                        =========     =========

 5. PROPERTY ASSETS

    Property assets consist of the following:

                                               March 31
                                        ---------------------      Estimated
                                           1995       1994       Useful Lives
                                        ---------   ---------    ------------
     Furniture and office equipment     $ 136,107   $ 106,996    5 to 7 years
     Accumulated depreciation              75,048      49,275
                                        ---------   ---------
                                        $  61,059   $  57,721
                                        =========   =========

 6. LEASES

    The Subsidiary leases office facilities and equipment under long-term lease agreements which expire in various years through 1998 and are classified as operating leases. The following is a schedule of future minimum lease payments for operating leases (with initial or remaining terms in excess of one year) as of March 31, 1995:

             Year Ending March 31
             --------------------
                    1996              $ 6,660
                    1997                1,665
                    1998                  228
                                     --------
                                     $  8,553
                                     ========

 7. NOTES PAYABLE, BANK

    Notes payable, bank with interest rates of 10.75% and 8.0% in 1995 and 1994, respectively, were as follows:

                                                                 March 31
                                                        -------------------------
                                                            1995          1994
                                                        -----------   -----------
     Demand notes secured by municipal bonds with
          a loan value of $1,257,841 and $2,968,675     $ 1,257,841   $ 2,968,675
                                                        ===========   ===========

 8. NOTES PAYABLE, OTHER

    Notes payable, other consist of the following:

                                                              March 31
                                                        -------------------
                                                          1995       1994
                                                        --------   --------
    10% unsecured note payable to individual, interest
      due monthly with principal due August 1995.       $ 75,000   $     --

    10% unsecured note payable to individual, interest
      due monthly with principal due April 1993.              --     12,500

    12.75% note payable to vendor, due in monthly
      installments of $721 through September 1994,
      secured by equipment.                                   --      4,170
                                                        --------   --------
                                                        $ 75,000   $ 16,670
                                                        ========   ========

 9. RELATED PARTY TRANSACTIONS

    The Business Acquired had the following employees' advances and notes receivable at March 31, 1995 and 1994:

                                                               March 31
                                                        -------------------
                                                          1995       1994
                                                        --------   --------
    Employee advances                                   $ 12,176   $  2,129

    8.5% promissory notes receivable from
      stockholders and officers due May 1995               6,514      6,091

    8.25% promissory notes receivable from
      stockholders and officers due May 1994                  --     55,000

    6% note receivable from stockholder
      and officer due in 1995                                 --     50,500
    Accrued interest receivable                              411        386
                                                        --------   --------
                                                        $ 19,101   $114,106
                                                        ========   ========

    The Subsidiary leases its office space from a partnership in which one of the Subsidiary's officers is an owner. In 1993, the Subsidiary also leased certain office equipment from two partnerships in which two of the Subsidiary's officers owned various interests.


10. EMPLOYEE BENEFIT PLAN

    The Subsidiary established a 401(k) Profit Sharing Plan for the benefit of its employees. Any full-time employee as of December 1 is eligible for this Plan. The Plan contribution is determined annually by the Subsidiary's Board of Directors.

11. NET CAPITAL REQUIREMENTS

    Pursuant to the net capital provisions of Rule 15c3-1 of the Securities Exchange Act of 1934, the Subsidiary is required to maintain a minimum net capital, as defined under such provisions. Net capital and the related net capital ratio may fluctuate on a daily basis. The Subsidiary had net capital, net capital requirements and a ratio of aggregate indebtedness to net capital as follows:

                                             March 31
                                       ---------------------
                                          1995       1994
                                       ---------   ---------
     Net capital                       $ 514,682   $ 256,489
     Net capital requirements          $ 100,000   $  75,000

     Ratio of aggregate indebtedness
          to net capital                .16 to 1   1.32 to 1


12. OFF-BALANCE SHEET RISK

    The Subsidiary's commission revenue results from customer transactions introduced solely through its clearing broker. The clearing broker assumes the responsibility for execution, clearance, collection and delivery, including all recordkeeping requirements, in relation to the Subsidiary's customers' transactions. Off-balance sheet risk exists with respect to these transactions due to the possibility that such customers may be unable to fulfill their contractual commitments wherein the clearing broker may charge any losses incurred to the Subsidiary. The Subsidiary has in place controls to minimize this risk through monitoring credit worthiness of its customers and monitoring the proper execution of transactions by the clearing broker.

                  THE RANSON COMPANY, INC. AND SUBSIDIARIES

                           MINOT, NORTH DAKOTA











                          FINANCIAL STATEMENTS

                          OF BUSINESS ACQUIRED

                                 AS OF

                           DECEMBER 31, 1995

                 THE RANSON COMPANY, INC. AND SUBSIDIARIES
                          TABLE OF CONTENTS






FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

   Statement of Assets and Liabilities of Business Acquired

   Statements of Direct Revenues and Expenses of Business Acquired

   Notes to Unaudited Financial Statements of Business Acquired

                   THE RANSON COMPANY, INC. AND SUBSIDIARIES
           STATEMENT OF ASSETS AND LIABILITIES OF BUSINESS ACQUIRED
                          DECEMBER 31, 1995




ASSETS ACQUIRED
   Cash in bank                           $  69,289
   Securities available for sale            238,722
   Accounts receivable                      123,971
   Officer receivable                       150,000
   Employee receivable                        2,500
   Securities inventory                       9,623
   Other assets                              66,490
   Property assets, net of accumulated
     depreciation of $103,265                58,155
                                          ---------
                                          $ 718,750
                                          ---------

LIABILITIES ACQUIRED
   Accounts payable                       $  50,956
   Medical insurance withholding              1,278
                                          ---------
                                          $  52,234
                                          ---------

NET ASSETS ACQUIRED                       $ 666,516
                                          =========


                  THE RANSON COMPANY, INC. AND SUBSIDIARIES
     STATEMENTS OF DIRECT REVENUES AND EXPENSES OF BUSINESS ACQUIRED
        FOR THE NINE MONTH PERIOD ENDED DECEMBER 31, 1995 AND 1994


                                            1995           1994
                                        -----------     -----------
Direct revenues:
  Gross margin, fiscal agent fees
    and security transactions           $ 1,405,923     $ 1,776,325
  Interest                                   15,809          23,253
  Compliance agent fees                      17,394          10,006
  Net loss on investments sold              (62,266)         (6,405)
                                        -----------     -----------
                                        $ 1,376,860     $ 1,803,179
                                        ===========     ===========

Direct expenses:
  General, selling and
    administrative expenses
      Holding company                   $     5,441     $     4,571
      Public finance                        531,487         721,894
      Purchases and sales                   162,548         134,010
      Mutual funds                          379,037         275,806
  Interest expense                           22,812          25,813
  Allocated indirect overhead expense       334,968         343,298
                                        -----------     -----------
                                        $ 1,436,293     $ 1,505,392
                                        ===========     ===========



                    THE RANSON COMPANY, INC. AND SUBSIDIARIES
       NOTE TO UNAUDITED FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
                            DECEMBER 31, 1995



NOTE 1 - BASIS OF PRESENTATION

         The financial statements of business acquired of The Ranson Company, Inc., a Kansas corporation, and its subsidiaries (collectively, the "Company"), included herein, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted.

         The financial statements of business acquired have been prepared from books and records maintained by the Company and include the accounts of The Ranson Company, Inc. and the certain operations of its wholly-owned subsidiary, Ranson Capital Corporation relating to the Mutual Funds, Public Finance, and Purchases and Sales. All material intercompany accounts and transactions have been eliminated and reflect all normally recurring adjustments which are, in the opinion of management, necessary to present a fair statement of direct revenues and expenses of business acquired for the interim periods reported. The statements of direct revenues and expenses of business acquired may not necessarily be indicative of the results of operations that would have been obtained if the business acquired had been operated as an independent entity nor indicative of the results expected for the full year.

                            PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

     The table below sets forth the estimated expenses, other than underwriting discounts and commissions, to be paid by the Company in connection with the distribution of the Common Stock being offered hereby:

     Securities and Exchange Commission registration fee    $   9,326.00
     NASD filing fee                                            3,154.00
     Printing and engraving expenses                           10,000.00
     Accounting fees and expenses                              10,000.00
     Attorney's fees and expenses                              30,000.00
     Transfer agent's and registrar's fees                      2,500.00
     Blue Sky fees and expenses (including attorney's fe        5,000.00
     NASDAQ -- NMS listing fee                                 38,033.50
     Miscellaneous                                             12,000.00
     Total                                                   $120,013.50

Item 14.  Indemnification of Directors and Officers

                INDEMNIFICATION OF TRUSTEES AND OFFICERS

There are no provisions for the indemnification of directors and officers in the Bylaws of the Company. The Company has adopted the provisions of
Section 10-19.1-91 of the North Dakota Century Code relating to indemnification of officers and directors. Relevant portions of the indemnification provisions are as follows:

(2.) ... a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines including, without limitations, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

     a. Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omission;

     b.   Acted in good faith;

     c. Received no improper personal benefit and section 10-19.1-51, if applicable, has been satisfied;

     d. In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

     e. In the case of acts or omissions occurring in the official capacity described in paragraph 1 or 2 of subdivision b of subsection 1, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the corporation, or in the case of acts or omissions occurring in the section 1, reasonably believe that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

3. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent does not, of itself, establish that the person did not meet the criteria set forth in subsection 2.

4. ... if a person is made or threatened to be made a party to a proceeding, the person is entitled, upon written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses, including attorneys' fees and disbursements, incurred by the person in advance of the final disposition of the proceeding:

     a. Upon receipt by the corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in subsection 2 have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied; and

     b. After a determination that the facts then known to those making the determination would not preclude indemnification under this section.

          The written undertaking required by subdivision (a) is an unlimited general obligation of the person making it, but need not be secured and shall be accepted without reference to financial ability to make the repayment.

5.   ...

6. This section does not require, or limit the ability of, a corporation to reimburse expenses, including attorneys' fees and disbursements, incurred by a person in connection with an appearance as a witness in a proceeding at a time when the person has not been made or threatened to be made a party to a proceeding.

7.   All indemnification determining must be made:

     a. By the board by a majority of a quorum. Directors who are at the time parties to the proceeding shall not be counted for determining either a majority or the presence of a quorum;

     b. If a quorum under subdivision (a) cannot be obtained, by a majority of a committee of the board, consisting solely of two or more directors not at the time parties to the proceeding, duly designed to act in the matter by a majority of the full board including directors who are parties;

     c. If a determination is not made under subdivision (a) or (b) by special legal counsel, selected either by a majority of the board or a committee by vote pursuant to subdivision (a) or (b) or, if the requisite quorum of the full board cannot be obtained and the committee cannot be established, by a majority of the full board including directors who are parties;

     d.   If a determination is not made under subdivisions (a), (b), and
          (c) by the shareholders, excluding the votes of shares held by parties to the proceeding; or

     e.   If an adverse determination is made under subdivisions (a) through
          (d), or if no determination is made under subdivisions (a) through
          (d) within sixty days after the termination of a proceeding or after a request for an advance of expenses, as the case may be, by a court in this state, which may be the same court in which the proceeding involving the person's liability took place, upon application of the person and any notice the court requires.

8. With respect to a person who is not and who was not at the time of the acts or omissions complained of in the proceedings, a director, officer, or person possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of the corporation, the determination whether indemnification of this person is required because the criteria set forth in subsection 2 have been satisfied and whether this person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in subsection 4 may be made by an annually appointed committee of the board, having at least one member who is a director. The committee shall report at least annually to the board concerning its actions.

9. A corporation may purchase and maintain insurance on behalf of a person in that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of this section.

10. A corporation that indemnifies or advances expenses to a person in accordance with this section in connection with a proceeding by or on behalf of the corporation shall report the amount of the indemnification or advance and to whom and on whose behalf it was paid as part of the annual financial statements furnished to shareholders pursuant to section 10-19.1-85 covering the period when the indemnification or advance was paid or accrued under the accounting method of the corporation reflected in the financial statement.

Item 15.  Recent Sales of Unregistered Securities

                     RECENT SALES OF UNREGISTERED SECURITIES

Within the past three years, the Company has sold in good faith reliance upon presumptions of exemption from registration, the following securities, none of which were registered under the Securities Act of 1933. All of said securities were offered and sold pursuant to the North Dakota Venture Capital Corporation Statute (NDCC 10-30.1) for cash to persons believed to be bona fide residents of the State of North Dakota by ND Capital, Inc.
(an NASD broker/dealer and a subsidiary of the Company), other NASD broker/dealers and officers of the Company. All sales of these securities ceased on March 8, 1995. The Company claims exemption from the registration provisions of the Securities Act of 1933 under Section 3(a)(11) of said Act.

As a result of routine examination of ND Capital, Inc. (the Company's subsidiary) by the NASD in July 1994 and subsequent review by the Regional SEC Office, it has been determined that twelve (12) sales of the Company's Common Stock were made to nonresidents of the state of North Dakota. In the opinion of NASD and SEC examiners, these sales violate the Section 3(a)(11) exemption from registration relied upon by the Company. The
Company and its Subsidiary, ND Capital, Inc. are currently working to resolve this issue with the NASD.

The information and disclosure set forth under Item 15 of Part II of Amendment No. 1 to the registration statement is hereby incorporated by reference hereto.

Recent Sales of Company's No Par Common Stock:

                   Date          Shares       $ Amount     Per Share Price

                  9/1/92             855        1,110.91         1.30
     Shareholder of Record:  West Brand & Co FBO Denise Landsiedel IRA
      P.O. Box 1090, Minot, ND 58702

                  9/4/92          10,000       13,000.00         1.30
     Shareholder of Record:  American Investors FBO Kim Cady IRA
      P.O. Box 1548, Minot, ND 58702

                  9/4/92          57,692       74,999.60         1.30
     Shareholder of Record:  Farstad Oil, Inc. PST/J.Farstad c/o Norwest Bank,
      Inv. & Trust
      P.O. Box 1488, Minot, ND 58702

                  9/8/92           2,000        2,600.00         1.30
     Shareholder of Record:  Larry O. Anderson and Virginia M. Anderson JTWROS
        Box 125, Towner, ND 58788

                  9/8/92           2,000        2,600.00         1.30
     Shareholder of Record:  Lyle E. McLain and Cynthia L. McLain JTWROS
      RR 1 Box 36, Mohall, ND 58761

                9/11/92           10,000       13,000.00         1.30
     Shareholder of Record:  Kim A. Cady
     2129 1st Ave. SW, Minot, ND 58701

                9/11/92            1,539        2,000.00         1.30
     Shareholder of Record:  West Brand & Co. FBO Donavon J. Hummel IRA
      P.O. Box 1090, Minot, ND 58702

                9/11/92            1,539        2,000.00         1.30
     Shareholder of Record:  West Brand & Co. FBO Sherry Y Hummel IRA
      P.O. Box 1090, Minot, ND 58702

                9/11/92            7,359        9,566.38         1.30
     Shareholder of Record:  West Brand & Co. FBO John J. McFadden IRA
      P.O. Box 1090, Minot, ND 58702

                9/15/92            5,833        7,583.00         1.30
     Shareholder of Record:  Bryan L. Ness
     1724 SW 1st, Apt. 4, Minot, ND 58702

                9/23/92           26,000       33,800.00         1.30
     Shareholder of Record:  Orville Knutson and Eileen Knutson JTWROS
      Rt. 1 Box 250, Minot, ND 58701

                9/23/92            7,692       10,000.00         1.30
     Shareholder of Record:  John J. McFadden
     625 Manhatten Place #314, Boulder, CO  80303

                9/25/92            5,000        6,500.00         1.30
     Shareholder of Record:  Roger E. Johnson
     511 4th Street SE, Rugby, ND 58368

                9/29/92            8,500       11,050.00         1.30
     Shareholder of Record: Alton Johnson and Arleen Johnson JTWROS RR 1 Box 60D, Burlington, ND 58722

                9/29/92            3,846        5,000.00         1.30
     Shareholder of Record: Kenneth R. Olson and Esther E. Olson JTWROS 2215 West Central, Minot, ND 58701

                9/30/92            2,000        2,600.00         1.30
     Shareholder of Record:  John C. Cook
     P.O. Box 1425, Williston, ND 58701

                9/30/92            2,500        3,250.00         1.30
     Shareholder of Record:  Ronald Grey and Judith Grey JTWROS
     113 28th St. SW, Minot, ND 58701

                9/30/92           23,077       30,000.00         1.30
     Shareholder of Record:  W. Wayne Henderson and Phyllis Henderson JTWROS
      P.O. Box 849, Minot, ND 58702

                9/30/92           10,000       13,000.00         1.30
     Shareholder of Record:  Delorse J. Johnson
     419 6th Avenue SE, Rugby, ND 58368

                9/30/92           11,538       15,000.00         1.30
     Shareholder of Record:  Mary K. Jones
      P.O. Box 179, Minot, ND 58702

                9/30/92              500          650.00         1.30
     Shareholder of Record: Steve A. Joyal and Nancy L. Joyal JTWROS 1609 Parkside Dr., Minot, ND 58701

                9/30/92            5,385        7,000.00         1.30
     Shareholder of Record:  Timothy J. Kramer and Christine M. Kramer JTWROS
       206 NW 8th, Minot, ND 58701

                9/30/92            5,000        6,500.00         1.30
     Shareholder of Record:  Jeff T. Luedke
     1613 Terrace Ct., Minot, ND 58701

                9/30/92           10,000       13,000.00         1.30
     Shareholder of Record: David C. Olson and Kathleen Olson JTWROS 1429 11th St. SW, Minot, ND 58701

                9/30/92            3,000        3,900.00         1.30
     Shareholder of Record:  Glen H. Olson
     34 Western Village, Minot, ND 58701

                10/1/92            7,693       10,000.00         1.30
     Shareholder of Record: LeRoy D. Eberle and Connie M. Eberle JTWROS 122 26th Street SW, Minot, ND 58701

                10/7/92            7,692       10,000.00         1.30
     Shareholder of Record: Patrick Schmidt and Karen Schmidt JTWROS 12 Railway St. P.O. Box 51, Burlington, ND 58722

                10/9/92           15,385       20,000.00         1.30
     Shareholder of Record: Charles L. Ruppert and Cindy Ruppert JTWROS 1722 4th St. SE, Minot, ND 58701

                 10/21/92         15,500       20,150.00         1.30
     Shareholder of Record:  David Burckhard
      P.O. Box 849, Minot, ND 58702

                 10/21/92          8,787       11,422.57         1.30
     Shareholder of Record: Alton Johnson and Arleen Johnson JTWROS RR1 Box 60D, Burlington, ND 58722

                 10/21/92         15,500       20,150.00         1.30
     Shareholder of Record:  Rick Pierson
      P.O. Box 849, Minot, ND 58702

                  1/4/93           7,000        9,100.00         1.30
     Shareholder of Record:  Richard Gunter
        Box 330, Towner, ND 58788

                11/3/92           10,000       15,000.00         1.50
     Shareholder of Record:  Carol Zimbro Berg
      P.O. Box 297, Towner, ND 58788

                 11/19/92          6,667       10,000.00         1.50
     Shareholder of Record:  Ted Schnaible
     1117 10th Ave. NW, Minot, ND 58701

                 11/23/92          5,000        7,500.00         1.50
     Shareholder of Record: Dale Rosencrans and Kristen Rosencrans JTWROS 1625 31st Ave. S, Fargo, ND 58103-5934

                12/7/92            4,333        6,500.00         1.50
     Shareholder of Record: Loren C. Schwab and Julie Schwab JTWROS P.O. Box 182, Strasburg, ND 58573


                 12/14/92          4,667        7,000.00         1.50
     Shareholder of Record:  Mary T. Cairns
     P.O. Box 89, Lemoncove, CA  93244

                 12/14/92          4,667        7,000.00         1.50
     Shareholder of Record:  Marc T. Tolo
     24 Viburnum Ct., Lawrenceville, NJ  08648

                 12/18/92          2,000        3,000.00         1.50
     Shareholder of Record:  American Investors FBO David Burnette IRA
      P.O. Box 1548, Minot, ND 58702

                 12/18/92         26,667       40,000.00         1.50
     Shareholder of Record:  Irv Keating and June Keating TEN COM
     1413 12th Street SW, Minot, ND 58701

                 12/21/92         10,000       15,000.00         1.50
     Shareholder of Record:  Phyllis Bock
     RR 1 Box 140, Foxholm, ND 58738

                 12/28/92          9,000       13,500.00         1.50
     Shareholder of Record:  Leona Rubbelke
       419 N. Main, Minot, ND 58701

                  1/4/93           6,667       10,000.50         1.50
     Shareholder of Record:  Richard Gunter
        Box 330, Towner, ND 58788

                  1/5/93           5,000        7,500.00         1.50
     Shareholder of Record: Linda Schnaible and Edward Schnaible JTWROS 624 32nd Ave. SW E., Minot, ND 58701

                1/12/93              350          525.00         1.50
     Shareholder of Record:  Cynthia Burnette
     426 4th Avenue NW, Minot, ND 58701

                1/12/93            1,000        1,500.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Van Burnette IRA
      P.O. Box 1090, Minot, ND 58702

                1/12/93            6,000        9,000.00         1.50
     Shareholder of Record:  Richard Meiers and Gladys Meiers JTWROS
      RR 1 Box 90, Stanley, ND 58784

                1/14/93            4,500        6,750.00         1.50
     Shareholder of Record:  American Investors FBO David Burnette IRA
      P.O. Box 1548, Minot, ND 58702

                1/18/93            4,000        6,000.00         1.50
     Shareholder of Record:  Brian Miller
     1005 Urban Avenue, Durham, NC  27701

                1/20/93            1,334        2,000.00         1.50
     Shareholder of Record:  Ethel Bauer
       Box 93-A, Kenmare, ND 58746

                1/20/93            2,667        4,000.00         1.50
     Shareholder of Record:  Kathleen A. Bauer
     PO Box 3112, Minot, ND 58702-3112

                1/20/93            3,334        5,001.00         1.50
     Shareholder of Record:  Lorraine Christenson and Gordon Christenson JTWROS
      Rt. 1 Box 46, Martin, ND 58758

                1/25/93            1,000        1,500.00         1.50
     Shareholder of Record:  Better Investors
       HC 2 Box 192, Rose, ND 58776

                1/25/93           10,000       15,000.00         1.50
     Shareholder of Record:  Wm. D. Martin
     RR1 Box 103, Rocklake, ND 58365

                  2/5/93           1,333        2,000.00         1.50
     Shareholder of Record:  Phyllis Bock
     RR 1 Box 140, Foxholm, ND 58738

                  2/5/93           6,667       10,000.00         1.50
     Shareholder of Record:  Neal Wade Schmidt
     1012 Ave. D East, Bismarck, ND 58501

                2/11/93            6,667       10,000.50         1.50
     Shareholder of Record:  Carol T. Christianson
     2909 2nd Avenue SW, Minot, ND 58701

                2/11/93            2,000        3,000.00         1.50
     Shareholder of Record:  William Wild Fang
     2206 E Ave. A, Bismarck, ND 58501

                2/11/93            4,666        7,000.00         1.50
     Shareholder of Record:  Mark Wittkowski
     2873 Warwick Coop B, Bismarck, ND 58501

                2/16/93              680        1,020.00         1.50
     Shareholder of Record: Gordon Anderson TOD Deborah L. Anderson 1835 North Griffin Street, Bismarck, ND 58501

                2/16/93            5,000        7,500.00         1.50
     Shareholder of Record:  Adolph Lorz TOD Alice Lorz
     413 Burke Avenue, Harvey, ND 58341

                2/17/93            1,000        1,500.00         1.50
     Shareholder of Record:  Midwest Investment Club c/o Paul Sandeen
        Box 384, Mohall, ND 58761

                2/18/93              520          780.00         1.50
     Shareholder of Record: Gordon Anderson TOD Deborah L. Anderson 1835 North Griffin Street, Bismarck, ND 58501

                2/18/93           20,000       30,000.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Mann's Automotive 401k
      P.O. Box 1090, Minot, ND 58702

                2/19/93            1,000        1,500.00         1.50
     Shareholder of Record:  Ardel J. Rice TOD Deanna Rice
      RR 2 Box 29, Mohall, ND 58761

                  3/1/93           6,667       10,000.00         1.50
     Shareholder of Record:  Phylllis Bock
     RR 1 Box 140, Foxholm, ND 58738

                  3/9/93           3,585        5,377.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Paul Bauer IRA SEP
      P.O. Box 1090, Minot, ND 58702

                3/12/93            5,000        7,500.00         1.50
     Shareholder of Record:  Rodney J. Renaud and Brent R. Renaud JTWROS
      P.O. Box 2207, Minot, ND 58702

                3/12/93            5,000        7,500.00         1.50
     Shareholder of Record:  Rodney J. Renaud and Brian J. Renaud JTWROS
      P.O. Box 2207, Minot, ND 58702

                3/22/93            4,667        7,000.00         1.50
     Shareholder of Record:  Mary T. Cairns
     P.O. Box 89, Lemoncove, CA  93244

                3/22/93              500          750.00         1.50
     Shareholder of Record:  I.B.E. Investment Club
     1509 18th Ave. SW, Minot, ND 58701

                3/22/93            3,333        5,000.00         1.50
     Shareholder of Record: Michael J. Johnson and Sue Ellen Johnson JTWROS 2700 2nd Ave. SW, Minot, ND 58701

                3/22/93            1,000        1,500.00         1.50
     Shareholder of Record:  Paul Sandeen TOD Janet Sandeen
      P.O. Box 384, Mohall, ND 58761

                3/22/93            4,667        7,000.00         1.50
     Shareholder of Record:  Marc T. Tolo
     24 Viburnum Ct., Lawrenceville, NJ  08648

                3/23/93            2,333        3,500.00         1.50
     Shareholder of Record: Loren C. Schwab and Julie Schwab JTWROS P.O. Box 182, Strasburg, ND 58573

                3/25/93            1,000        1,500.00         1.50
     Shareholder of Record:  Kent Bahl and Alene Bahl JTWROS
     RR 2 Box 64, Sherwood, ND 58782

                3/26/93           12,000       18,000.00         1.50
     Shareholder of Record:  American Investors FBO John C. Cook IRA
      P.O. Box 1548, Minot, ND 58702

                3/26/93            1,000        1,500.00         1.50
     Shareholder of Record:  Wade Locken
      RR 1 Box 16, Mohall, ND 58761

                3/26/93            3,800        5,700.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Harvey Popinga, PSP
      P.O. Box 1090, Minot, ND 58702

                3/26/93            1,317        1,975.00         1.50
     Shareholder of Record:  West Brand & Co. Shannon Radke IRA
      P.O. Box 1090, Minot, ND 58702

                3/26/93            2,189        3,284.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Dennis J Weyrauch IRA
      P.O. Box 1090, Minot, ND 58702

                3/30/93            2,000        3,000.00         1.50
     Shareholder of Record:  Timothy J. Kramer and Christine M. Kramer JTWROS
       206 NW 8th, Minot, ND 58701

                3/30/93            1,333        2,000.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Lyle McLain IRA
      P.O. Box 1090, Minot, ND 58702

                3/30/93            1,333        2,000.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Cynthia McLain IRA
      P.O. Box 1090, Minot, ND 58702

                3/30/93            1,317        1,975.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Agnes M. Pixomatis IRA
      P.O. Box 1090, Minot, ND 58702

                  4/6/93           6,500        9,750.00         1.50
     Shareholder of Record:  Kern J. Minehan
      RR 4 Box 329, Minot, ND 58701

                  4/6/93           4,666        7,000.00         1.50
     Shareholder of Record:  William Wild Fang
     2206 E Ave. A, Bismarck, ND 58501

                  4/8/93             300          450.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Matt Burnette IRA
      P.O. Box 1090, Minot, ND 58702

                  4/8/93           2,000        3,000.00         1.50
     Shareholder of Record:  West Brand & Co. FBO James R. Tallman IRA
      P.O. Box 1090, Minot, ND 58702

                  4/8/93           2,000        3,000.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Valda J Tallman IRA
      P.O. Box 1090, Minot, ND 58702

                4/12/93            2,403        3,604.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Robert Fenner IRA
      P.O. Box 1090, Minot, ND 58702

                4/12/93              333          500.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Janet Hanson IRA
      P.O. Box 1090, Minot, ND 58702

                4/13/93            1,833        2,750.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Paul Bauer IRA SEP
      P.O. Box 1090, Minot, ND 58702

                4/13/93            1,441        2,161.20         1.50
     Shareholder of Record:  West Brand & Co. FBO Bock Eckmann IRA
      P.O. Box 1090, Minot, ND 58702

                4/14/93            1,333        2,000.00         1.50
     Shareholder of Record:  West Brand & Co. Myron L. Irwin IRA
      P.O. Box 1090, Minot, ND 58702

                4/14/93              667        1,000.00         1.50
     Shareholder of Record:  West Brand & Co. fbo Fred and Teresa Rittel
      P.O. Box 1090, Minot, ND 58702

                4/14/93              500          750.00         1.50
     Shareholder of Record:  West Brand & Co.
      P.O. Box 1090, Minot, ND 58702

                4/14/93              500          750.00         1.50
     Shareholder of Record:  West Brand & Co.
      P.O. Box 1090, Minot, ND 58702

                4/14/93            1,000        1,500.00         1.50
     Shareholder of Record:  West Brand & Co.
      P.O. Box 1090, Minot, ND 58702

                4/14/93            1,000        1,500.00         1.50
     Shareholder of Record:  West Brand & Co.
      P.O. Box 1090, Minot, ND 58702

                4/14/93            1,000        1,500.00         1.50
     Shareholder of Record:  West Brand & Co.
      P.O. Box 1090, Minot, ND 58702

                4/14/93            1,000        1,500.00         1.50
     Shareholder of Record:  West Brand & Co.
      P.O. Box 1090, Minot, ND 58702

                4/14/93            1,000        1,500.00         1.50
     Shareholder of Record:  West Brand & Co.
      P.O. Box 1090, Minot, ND 58702

                4/14/93            5,000        7,500.00         1.50
     Shareholder of Record:  West Brand & Co.
      P.O. Box 1090, Minot, ND 58702

                4/14/93            5,000        7,500.00         1.50
     Shareholder of Record:  West Brand & Co.
      P.O. Box 1090, Minot, ND 58702

                4/14/93            5,000        7,500.00         1.50
     Shareholder of Record:  West Brand & Co.
      P.O. Box 1090, Minot, ND 58702

                4/14/93            5,000        7,500.00         1.50
     Shareholder of Record:  West Brand & Co.
      P.O. Box 1090, Minot, ND 58702

                4/14/93            5,000        7,500.00         1.50
     Shareholder of Record:  West Brand & Co.
      P.O. Box 1090, Minot, ND 58702

                4/15/93            1,333        2,000.00         1.50
     Shareholder of Record:  Cynthia Burnette
     426 4th Avenue NW, Minot, ND 58701

                4/15/93              750        1,125.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Engen Eckmann IRA
      P.O. Box 1090, Minot, ND 58702

                4/15/93              750        1,125.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Nancy Eckmann IRA
      P.O. Box 1090, Minot, ND 58702

                4/15/93              665          997.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Nanni Meier-Bremer IRA
      P.O. Box 1090, Minot, ND 58702

                4/15/93            1,000        1,500.00         1.50
     Shareholder of Record:  Robert A. Williams
      Box 369, New England, ND 58647

                4/16/93              667        1,000.00         1.50
     Shareholder of Record:  Bruce Hoelscher
     RR 1 Box 139, Foxholm, ND 58738

                4/16/93            2,667        4,000.00         1.50
     Shareholder of Record: Joseph P. Kraft and Debbie K. Kraft JTWROS 2505 El Rio Drive, Minot, ND 58701

                4/16/93            3,333        5,000.00         1.50
     Shareholder of Record: Rod E. Schwandt and Linda K Schwandt JTWROS P.O. Box 71, Burlingtion, ND 58722

                4/20/93            7,000       10,500.00         1.50
     Shareholder of Record:  West Brand & Co.
      P.O. Box 1090, Minot, ND 58702

                4/23/93            1,000        1,500.00         1.50
     Shareholder of Record:  Charles J. Keller and Rebecca J. Keller JTWROS
         Box 24, Towner, ND 58788

                4/26/93              667        1,000.00         1.50
     Shareholder of Record: LeRoy Eberle custodian for Steven L. Eberle 122 26th Street SW, Minot, ND 58701

                4/27/93           10,000       15,000.00         1.50
     Shareholder of Record:  American Investors FBO Kim Cady IRA
      P.O. Box 1548, Minot, ND 58702

                4/27/93            9,334       14,000.00         1.50
     Shareholder of Record: LeRoy D. Eberle and Connie M. Eberle JTWROS 122 26th Street SW, Minot, ND 58701

                4/27/93           16,000       24,000.00         1.50
     Shareholder of Record: Farstad Oil, Inc. PST/J. Farstad c/o Norwest Bank, Inv. & Trust
     P.O. Box 1488, Minot, N. Dak..58702

                4/27/93           20,000       30,000.00         1.50
     Shareholder of Record: John D. Karhoff and Patricia K Karhoff JTWROS 17 Elm Street, Burlington, ND 58722

                4/27/93            3,333        5,000.00         1.50
     Shareholder of Record:  Alice Reile
     105 22nd St. NW, Minot, ND 58701

                4/27/93            2,000        3,000.00         1.50
     Shareholder of Record:  Daryle D. Reile
     #21 Shirley Court, Minot, ND 58701

                4/28/93           24,000       36,000.00         1.50
     Shareholder of Record: American Investors FBO Anderson, Wade, Whitty, P.C. PSP Robert W. Anderson
      P.O. Box 1548, Minot, ND 58702

                4/28/93           13,333       20,000.00         1.50
     Shareholder of Record:  Lydia D. Capener
     2204 Skyline Dr., Minot, ND 58701

                4/28/93            1,333        2,000.00         1.50
     Shareholder of Record: Patrick Schmidt and Karen Schmidt JTWROS 12 Railway St. P.O. Box 51, Burlington, ND 58722

                4/29/93            2,000        3,000.00         1.50
     Shareholder of Record:  Larry O. Anderson and Virginia M. Anderson JTWROS
        Box 125, Towner, ND 58788

                4/29/93            5,000        7,500.00         1.50
     Shareholder of Record:  Roger Baker
         HC1 Box 25, Ray ND 58849

                4/29/93              666        1,000.00         1.50
     Shareholder of Record:  Cynthia Burnette
     426 4th Avenue NW, Minot, ND 58701

                4/29/93            1,333        2,000.00         1.50
     Shareholder of Record: Dr. Robert J. Deckert and Cathren R. Deckert JTWROS 1437 1st Street SW, Minot, ND 58701

                4/29/93           40,000       60,000.00         1.50
     Shareholder of Record:  Billiette Harris
     1 Juniper Country Club Village, Minot, N. Dak..58701

                4/29/93            1,000        1,500.00         1.50
     Shareholder of Record: Ken G. Mettler and Barbara J. Mettler JTWROS Rt. 2, Box 41, Cooperstown, ND 58425

                4/29/93            1,333        2,000.00         1.50
     Shareholder of Record: Brad A. Oothoudt and Camille A. Oothoudt JTWROS 204 25th Street NW, Minot, ND 58701

                4/29/93            5,000        7,500.00         1.50
     Shareholder of Record: Dennis J. Weyrauch and Mary M. Weyrauch JTWROS Winther St., P.O. Box #132, Ray, ND 58849

                4/30/93            1,000        1,500.00         1.50
     Shareholder of Record:  Kent Bahl and Alene Bahl JTWROS
     RR 2 Box 64, Sherwood, ND 58782

                4/30/93            3,334        5,000.00         1.50
     Shareholder of Record:  Mary G. Borkhuis and Roger H. Borkuis JTWROS
        Box 1742, Minot, ND 58702

                4/30/93              334          500.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Jeffrey Case IRA SEP
      P.O. Box 1090, Minot, ND 58702

                4/30/93          140,375      210,562.00         1.50
     Shareholder of Record: Vance Castleman and Arlene Castleman TEN/COM Robinwood Estate No. 17, Minot, ND 58701

                4/30/93            5,075        7,612.50         1.50
     Shareholder of Record: American Investors FBO Vance Castleman IRA 20 1st Street SW, Minot, ND 58701

                4/30/93            4,550        6,825.00         1.50
     Shareholder of Record: American Investors FBO Arlene M. Castleman IRA 20 1st Street SW, Minot, ND 58701

                4/30/93            1,700        2,550.00         1.50
     Shareholder of Record:  Ronald Grey and Judith Grey JTWROS
     113 28th St. SW, Minot, ND 58701

                4/30/93            6,667       10,000.00         1.50
     Shareholder of Record:  Helen Jane Walstad
     Bluemont Lakes, 2822 27th St. S., Fargo, ND 58103

                4/30/93            3,334        5,000.00         1.50
     Shareholder of Record: Alton Johnson and Arleen Johnson JTWROS RR 1 Box 60D, Burlington, ND 58722

                4/30/93              667        1,000.00         1.50
     Shareholder of Record:  Arleen Johnson
     RR 1 Box 60D, Burlington, ND 58722

                4/30/93            1,334        2,000.00         1.50
     Shareholder of Record: Clayton Locken and Karen Locken JTWROS 501 Forest Road, Minot, ND 58701

                4/30/93            4,000        6,000.00         1.50
     Shareholder of Record:  Jeff Luedke and Sara Luedke JTWROS
     1613 Terrace Ct., Minot, ND 58701

                4/30/93            3,190        4,785.30         1.50
     Shareholder of Record:  West Brand & Co. FBO Sara Jane Luedke IRA
      P.O. Box 1090, Minot, ND 58702

                4/30/93            1,000        1,500.00         1.50
     Shareholder of Record:  Keith Martin
     604 18th St. NW, Minot, ND 58701

                4/30/93           75,000      112,500.00         1.50
     Shareholder of Record:  Ralph Martin and Betty Martin JTWROS
     1205 13th St. SW, Minot, ND 58701

                4/30/93            1,334        2,000.00         1.50
     Shareholder of Record:  Brenda J. Morelli
      P.O. Box 1517, Minot, ND 58702

                4/30/93              210          314.54         1.50
     Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                4/30/93              100          150.00         1.50
     Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

                4/30/93            1,429        2,143.72         1.50
     Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401k
      P.O. Box 1090, Minot, ND 58702

                4/30/93               17           25.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                4/30/93            1,020        1,530.22         1.50
     Shareholder of Record:  West Brand & Co. FBO Bertha Wald IRA
      P.O. Box 1090, Minot, ND 58702

                4/30/93            8,178       12,267.28         1.50
     Shareholder of Record:  West Brand & Co. FBO Donald Wald IRA
      P.O. Box 1090, Minot, ND 58702

                4/30/93           10,000       15,000.00         1.50
     Shareholder of Record:  West Brand & Co.
      P.O. Box 1090, Minot, ND 58702

                4/30/93           15,000       22,500.00         1.50
     Shareholder of Record: American Investors FBO Radiology Consultants PSP Dr. Mark Whitman
        20 1st SW, Minot, ND 58701

                  5/3/93          10,000       15,000.00         1.50
     Shareholder of Record: Morgan & Associates M.D. P.C. FBO Ronald Knutson Pension Plan
     P.O. Box 2017, Bismarck, ND 58502

                  5/3/93          13,333       20,000.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Chuck Ruppert, PSP
      P.O. Box 1090, Minot, ND 58702

                  5/5/93           1,667        2,500.00         1.50
         Shareholder of Record:  Esther Hornbacher
     4106 19th Avenue North, Fargo, ND 58102

                  5/7/93           8,800       13,200.00         1.50
     Shareholder of record:  American Investors FBO Billiette Harris IRA Trust
      P.O. Box 1548, Minot, ND 58702

                  5/7/93          20,325       30,487.50         1.50
     Shareholder of Record:  American Investors FBO Jack R. Harris IRA Trust
      P.O. Box 1548, Minot, ND 58702

                5/12/93            3,000        4,500.00         1.50
     Shareholder of Record:  American Investors FBO David Burnette IRA
      P.O. Box 1548, Minot, ND 58702

                5/19/93           34,000       51,000.00         1.50
     Shareholder of Record: Farstad Oil, Inc. PST/V.Farstad c/o Norwest Bank, Inv. & Trust
      P.O. Box 1488, Minot, ND 58702

                5/21/93            2,000        3,000.00         1.50
     Shareholder of Record: Don J. Jelinek and Diane L. Jelinek JTWROS 3520 South 20th Street, Fargo, ND 58104

                5/21/93           10,747       16,120.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Donald J. Jelinek IRA
      P.O. Box 1090, Minot, ND 58702

                5/26/93            5,334        8,000.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Pam Carlson IRA
      P.O. Box 1090, Minot, ND 58702

                  6/1/93           2,258        3,387.05         1.50
     Shareholder of Record:  West Brand & Co. FBO Bertha Wald IRA
      P.O. Box 1090, Minot, ND 58702

                  6/1/93           2,258        3,387.05         1.50
     Shareholder of Record:  West Brand & Co. FBO Donald Wald IRA
      P.O. Box 1090, Minot, ND 58702

                6/15/93            5,000        7,500.00         1.50
         Shareholder of Record: West Brand & Co. FBO Gordon Dean IRA P.O. Box 1090, Minot, ND 58702

                6/15/93            5,100        7,650.00         1.50
     Shareholder of Record:  West Brand & Co. FBO Kern J. Minehan IRA
      P.O. Box 1090, Minot, ND 58702

                6/25/93            6,667       10,000.00         1.50
     Shareholder of Record:  Enda L. Minehan
      RR 4 Box 329, Minot, ND 58702

                6/28/93            3,333        5,000.00         1.50
     Shareholder of Record:  Craig Wollenburg
     318 4th Street SE, Rugby, ND 58368

                11/9/93            7,500       12,000.00         1.60
     Shareholder of Record:  West Brand & Co. FBO Kevin M. Dunnigan IRA
      P.O. Box 1090, Minot, ND 58702

                 11/22/93          7,500       12,000.00         1.60
     Shareholder of Record:  West Brand & Co. FBO Kevin M. Dunnigan IRA
      P.O. Box 1090, Minot, ND 5802

                5/31/93              165          279.71         1.70
     Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                5/31/93              100          170.00         1.70
     Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

                5/31/93            2,047        3,478.93         1.70
     Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401K
      P.O. Box 1090, Minot, ND 58702

                5/31/93               15           25.00         1.70
     Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                  6/1/93           5,883       10,000.00         1.70
     Shareholder of Record:  Gloria Nelson
     P.O. Box 243, Stanley, ND 58784-0243

                6/23/93            8,824       15,000.00         1.70
     Shareholder of Record:  Billie Jenner Wright
       RR Box 59, Antler, ND 58711

                6/23/93            8,824       15,000.00         1.70
     Shareholder of Record:  Billie Jenner Wright
       RR  Box 59, Antler, ND 58711

                6/30/93              223          377.84         1.70
     Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                6/30/93              200          340.00         1.70
     Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

                6/30/93              769        1,307.24         1.70
     Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401k
      P.O. Box 1090, Minot, ND 58702

                6/30/93               15           25.00         1.70
     Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                  7/1/93           1,000        1,700.00         1.70
     Shareholder of Record:  Marlene Peterson
     516 8th Street NW, Minot, ND 58701

                  7/9/93           5,885       10,004.50         1.70
     Shareholder of Record:  Kenneth Burgard
       P.O. Box 1A, Orrin, ND 58359

                7/12/93              588        1,000.00         1.70
     Shareholder of Record:  Midwest Investment Club c/o Paul Sandeen
        Box 384, Mohall, ND 58761

                7/15/93           97,768      166,205.71         1.70
     Shareholder of Record:  West Brand & Co. FBO Eileen L. Knutson IRA
      P.O. Box 1090, Minot, ND 58702

                7/31/93              155          263.08         1.70
     Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                7/31/63              100          170.00         1.70
     Shareholder of Record:  West Brand & Co. FBO Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

                7/31/93              221          375.00         1.70
     Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401K
      P.O. Box 1090, Minot, ND 58702

                7/31/93               15           25.00         1.70
     Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                8/16/93            2,000        3,400.00         1.70
     Shareholder of Record:  Larry O. Anderson and Virginia M. Anderson JTWROS
        Box 125, Towner, ND 58788

                8/16/93            8,824       15,000.00         1.70
     Shareholder of Record:  Everett Evenson
         Box 383, Velva, ND 58790

                8/16/93              500          850.00         1.70
     Shareholder of Record:  Steve Foster
      P.O. Box 53, Towner, ND 58788

                8/16/93            5,000        8,500.00         1.70
     Shareholder of Record:  Roger E. Johnson
     511 4th Street SE, Rugby, ND 58702

                8/16/93            7,000       11,900.00         1.70
     Shareholder of Record:  Russell Ringdahl
       RR 1 Box 45, Minot, ND 58060

                8/19/93            1,764        3,000.00         1.70
     Shareholder of Record:  Donna Tarter
     710 E. Burdick, Minot, ND 58701

                8/20/93              500          850.00         1.70
     Shareholder of Record:  Steve Foster
      P.O. Box 53, Towner, ND 58788

                8/20/93              750        1,275.00         1.70
     Shareholder of Record:  Michael N. Rose
      P.O. Box 477, Towner, ND 58788

                8/31/93              149          251.86         1.70
     Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                8/31/93              150          255.00         1.70
     Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

                8/31/93              221          375.00         1.70
     Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401K
      P.O. Box 1090, Minot, ND 58702

                8/31/93               15           25.00         1.70
     Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                  9/1/93           1,470        2,499.00         1.70
     Shareholder of Record:  Cattle Capital Investment Club
        Box 270, Towner, ND 58788

                  9/6/93           1,440        2,448.00         1.70
     Shareholder of Record: West Brand & Co. FBO Pathology Services, P.C. PSP Wayne Jansen
      P.O. Box 1090, Minot, ND 58702

                  9/9/93           1,000        1,700.00         1.70
     Shareholder of Record:  Sheldon Smith
     HCR 1 Box 144, Powers Lake, ND 58773

                9/14/93            4,225        7,182.50         1.70
     Shareholder of Record: American Investors FBO Anderson, Wade, Whitty, P.C. PSP Robert W. Anderson
      P.O. Box 1548, Minot, ND 58702

                9/14/93            2,000        3,400.00         1.70
     Shareholder of Record:  Larry O. Anderson and Virginia M. Anderson JTWROS
        Box 125, Towner, ND 58788

                9/17/93            1,765        3,000.00         1.70
     Shareholder of Record: Michael J. Johnson and Sue Ellen Johnson JTWROS 2700 2nd Ave. SW, Minot, ND 58701

                9/17/93            5,883       10,000.00         1.70
     Shareholder of Record:  Dr. Fred W. Wagner
     Rt 1 Box 77B, Walton, NE  68461

                9/20/93            6,000       10,200.00         1.70
     Shareholder of Record:  Richard Gunter
        Box 330, Towner, ND 58788

                9/20/93            1,177        2,000.00         1.70
     Shareholder of Record:  West Brand & Co. FBO Sherry Y. Hummel IRA
      P.O. Box 1090, Minot, ND 58702

                9/23/93            7,765       13,200.00         1.70
     Shareholder of Record:  Richard J. Pratt
     P.O. Box 9513, Fargo, ND 58106-9513

                9/24/93            1,500        2,550.00         1.70
     Shareholder of Record:  Cattle Capital Investment Club
        Box 270, Towner, ND 58788

                9/24/93            5,900       10,030.00         1.70
     Shareholder of Record: Roger E. Guttormson and Beverlee Guttormson JTWROS 2919 Central Avenue West, Minot, ND 58701

                9/24/93            7,500       12,750.00         1.70
     Shareholder of Record:  Reuben Hegel
     1107 N. 12th St., Bismarck, ND 58501

                9/24/93            1,530        2,601.51         1.70
     Shareholder of Record:  West Brand & Co. FBO Janet Pratt IRA
      P.O. Box 1090, Minot, ND 58702

                9/24/93           11,765       13,998.11         1.70
     Shareholder of Record:  Richard J Pratt
     P.O. Box 9513, Fargo, ND 58106-9513

                9/24/93            8,641       14,689.24         1.70
     Shareholder of Record:  West Brand & Co. FBO Richard Pratt IRA
      P.O. Box 1090, Minot, ND 58702

                9/30/93              160          272.16         1.70
     Shareholder of Record:  West Brand & Co.  Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                9/30/93              100          170.00         1.70
     Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

                9/30/93              221          375.00         1.70
     Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401K
      P.O. Box 1090, Minot, ND 58702

                9/30/93               15           25.00         1.70
     Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                10/5/93            6,000       10,200.00         1.70
     Shareholder of Record:  Georgia Bonderenko
     1426 South Main, Minot, ND 58701

                10/5/93            5,592        9,505.88         1.70
     Shareholder of Record:  West Brand & Co. FBO Terry Bostow IRA
      P.O. Box 1090, Minot, ND 58701

                10/5/93            6,000       10,200.00         1.70
     Shareholder of Record: D.W. Christen and Donna J. Christen JTWROS 101 6th Ave. NE, Minot, ND 58701

                10/5/93            2,941        5,000.00         1.70
     Shareholder of Record:  Nicholas Faken and Mary Faken JTWROS
     RR 1 Box 122, Granville, ND 58741

                10/5/93            1,471        2,500.00         1.70
     Shareholder of Record:  Aaron M. Faken
     RR 1 Box 122, Granville, ND 58741

                10/5/93            1,471        2,500.00         1.70
     Shareholder of Record:  Chad D. Faken
     RR 1 Box 122, Granville, ND 58741

                10/5/93            6,000       10,200.00         1.70
     Shareholder of Record:  Richard J. Guth
     13510 Parkwood Drive, Burnsville, MN  55337

                10/5/93            1,500        2,550.00         1.70
     Shareholder of Record: West Brand & Co. FBO Pathology Services, P.C. PSP Wayne Jansen
      P.O. Box 1090, Minot, ND 58702

                10/5/93            1,500        2,550.00         1.70
     Shareholder of Record:  Marilyn Kemper
     3805 S. Main, Apt. 1, Minot, ND 58701

                10/5/93           11,765       20,000.00         1.70
     Shareholder of Record:  Adolph Lorz TOD Alice Lorz
     413 Burke Avenue, Harvey, ND 58341

                10/5/93           14,706       25,000.00         1.70
     Shareholder of Record:  Kent W. Lovell
        Box 166, Ashley, ND 58413

                10/5/93           12,000       20,400.00         1.70
     Shareholder of Record:  Margaret Beverly Mayo
     P.O. Box 310, Cavalier, ND 58220

                10/5/93            5,883       10,000.00         1.70
     Shareholder of Record:  Gloria Nelson
     P.O. Box 243, Stanley, ND 58784-0243

                10/5/93            6,000       10,200.00         1.70
     Shareholder of Record:  Thora M. Nelson Trust Thora M. Nelson, TTEE
        Box 385, Stanley, ND 58784

                10/5/93            3,403       11,787.35         1.70
     Shareholder of Record:  Richard J. Pratt
     P.O. Box 9513,Fargo, ND 58106-9513

                10/5/93            1,500        2,550.00         1.70
     Shareholder of Record:  Darlene Ann Thompson
      HCR1 Box 48A, Carpio, ND 58725

                10/8/93            6,000       10,200.00         1.70
     Shareholder of Record: Guy E. & Bernice Huff Trust Guy E. & Bernice Huff, TTEES DTD 6-28-91
     1709 11th street SW, Minot, ND 58701

                10/8/93            6,000       10,200.00         1.70
     Shareholder of Record:  Clara L. Morey Trust DTD 5-7-93
     2318 Bel Air Dr, Minot, ND 58701

                 10/12/93          8,824       15,000.00         1.70
     Shareholder of Record:  Joann Johnson
     HCR1 Box 116, Douglas, ND 58735-9755

                 10/12/93         11,763       19,997.66         1.70
     Shareholder of Record:  Joann Johnson
     HCR1 Box 116, Douglas, ND 58733-9755

                 10/12/93          6,000       10,200.00         1.70
     Shareholder of Record:  Yvonne L. Schultz
     420 Lincoln Drive, P.O. Box 682, Minot, ND 58702

                 10/12/93         30,000       51,000.00         1.70
     Shareholder of Record: Louis Wohletz and Anna May Wohletz JTWROS 1221 11th Ave., Lagndon, ND 58249

                 10/18/93          1,176        2,000.00         1.70
     Shareholder of Record:  Kathleen A. Bauer
     P.O. Box 3112, Minot, ND 58702-3112

                 10/18/93          5,000        8,500.00         1.70
     Shareholder of Record:  American Investors FBO Kim Cady IRA
      P.O. Box 1548, Minot, ND 58702

                 10/18/93          5,000        8,500.00         1.70
     Shareholder of Record:  American Investors FBO Toni Cady IRA
      P.O. Box 1548, Minot, ND 58702

                 10/18/93         10,000       17,000.00         1.70
     Shareholder of Record:  Mike Dolan
     310 17th St. NW, Minot, ND 58701

                 10/18/93         10,090       17,153.79         1.70
     Shareholder of Record:  West Brand & Co. Roger E. Guttormson IRA
      P.O. Box 1090, Minot, ND 58702

                 10/18/93          5,000        8,500.00         1.70
     Shareholder of Record:  West Brand & Co. fbo Curtis Mehlhoff IRA
      P.O. Box 1090, Minot, ND 58702

                 10/18/93            588        1,000.00         1.70
     Shareholder of Record:  Midwest Investment Club c/o Paul Sandeen
        Box 384, Mohall, ND 58761

                 10/21/93         21,444       36,454.53         1.70
     Shareholder of Record:  David Burckhard
      P.O. Box 849, Minot, ND 58702

                 10/21/93          6,000       10,200.00         1.70
     Shareholder of Record:  Rose C. Gjerdevig
     485 3rd St. N, Carrington, ND 58421

                 10/21/93          4,000        6,800.00         1.70
     Shareholder of Record: Guy E. & Bernice Huff Trust Guy E. & Bernice Huff, TTEES DTD 6-28-91
     1709 11th Street SW, Minot, ND 58701

                 10/21/93            500          850.00         1.70
     Shareholder of Record:  Charles J. Keller and Rebecca J. Keller JTWROS
         Box 24, Towner, ND 58788

                 10/21/93          1,765        3,000.00         1.70
     Shareholder of Record:  Brenda J. Morelli
      P.O. Box 1517, Minot, ND 58702

                 10/21/93         21,444       36,454.53         1.70
     Shareholder of Record:  Rick L. Pierson
      P.O. Box 849, Minot, ND 58702

                 10/21/93          9,000       15,300.00         1.70
     Shareholder of Record:  West Brand & Co. FBO Mann's Automotive 401k
      P.O. Box 1090, Minot, ND 58702

                 10/22/93          2,940        4,998.00         1.70
     Shareholder of Record:  West Brand & Co. FBO Wayne Jansen IRA
      P.O. Box 1090, Minot, ND 58702

                 10/24/93          1,000        1,700.00         1.70
     Shareholder of Record:  Kent Bahl and Alene Bahl JTWROS
     RR 2 Box 64, Sherwood, ND 58782

                 10/26/93          4,000        6,800.00         1.70
     Shareholder of Record:  Patrick Jones
      P.O. Box 179, Minot, ND 58702

                 10/27/93            600        1,020.00         1.70
     Shareholder of Record: Gerald E. Anderson custodian for Eric E. Anderson 2418 North Washington Street. Bismarck, ND 58501

                 10/27/93            600        1,020.00         1.70
     Shareholder of Record: Gerald E. Anderson custodian for Kellie J. Anderson 2418 North Washington Street, Bismarck, ND 58501

                 10/27/93            600        1,020.00         1.70
     Shareholder of Record: Gerald E. Anderson custodian for Lias Anderson 2418 North Washington Street, Bismarck, ND 58501

                 10/27/93          1,500        2,550.00         1.70
     Shareholder of Record:  Carol Berg and Jason Berg JTWROS
      P.O. Box 297. Towner, ND 58788

                 10/27/93            235          399.00         1.70
     Shareholder of Record:  West Brand & Co. FBO Andrew Burnette IRA
      P.O. Box 1090, Minot, ND 58702

                 10/27/93            600        1,020.00         1.70
     Shareholder of Record:  West Brand & Co. FBO Van Burnette IRA
      P.O. Box 1090, Minot, ND 58702

                 10/27/93          5,882       10,000.00         1.70
     Shareholder of Record:  Dell M. Clarke
     417 2nd St. SE, Minot, ND 58701

                 10/27/93          3,497        5,944.45         1.70
     Shareholder of Record:  Roger W. Domres
     1433 15th St. SW, Minot, ND 58701

                 10/27/93          3,529        6,000.00         1.70
     Shareholder of Record: LeRoy D. Eberle and Connie M. Eberle JTWROS 122 26th Street SW, Minot, ND 58701

                 10/27/93            471          800.00         1.70
     Shareholder of Record: LeRoy Eberle custodian for Jordon Hanson 122 26th Street SW, Minot, ND 58701

                 10/27/93            118          200.00         1.70
     Shareholder of Record: LeRoy Eberle custodian for Steve L. Eberle 122 26th Street SW, Minot, ND 58701

                 10/27/93          1,500        2,550.00         1.70
     Shareholder of Record:  Melissa Fletschock
     411 28th Ave. SW No. 6, Minot, ND 58701

                 10/27/93         14,291       24,294.70         1.70
     Shareholder of Record:  Judy Hansen
     HCR1 Box 116, Douglas, ND 58735

                 10/27/93          6,099       10,368.30         1.70
     Shareholder of Record:  Mary K Jones
      P.O. Box 179, Minot, ND 58702

                 10/27/93             64          109.21         1.70
     Shareholder of Record:  Richard J. Pratt
     P.O. Box 9513, Fargo, ND 58106-9513

                 10/27/93         10,000       17,000.00         1.70
     Shareholder of Record: Shannon D. Radke and Dorijean Radke JTWROS 422 4th Ave. NW, Minot, ND 58701

                 10/27/93            588        1,000.00         1.70
     Shareholder of Record: Patrick Schmidt and Karen Schmidt JTWROS 12 Railway St. P.O. Box 51, Burlington, ND 58722

                 10/27/93          3,000        5,100.00         1.70
     Shareholder of Record:  Donna J. Stuck
     1231 15th Ave. SW, Mint, ND 58701

                 10/28/93          1,000        1,700.00         1.70
     Shareholder of Record:  Wade Locken
      RR 1 Box 16, Mohall, ND 58761

                 10/29/93          3,000        5,100.00         1.70
     Shareholder of Record:  Larry O. Anderson and Virginia M. Anderson JTWROS
        Box 125, Towner, ND 58788

                 10/29/93          6,000       10,200.00         1.70
     Shareholder of Record:  John D. Coughlin
      P.O. Box 1273, Minot, ND 58702

                 10/29/93          4,000        6,800.00         1.70
     Shareholder of Record:  David Gowan and Garnell Gowan JTWROS
     RR 7, Minot, ND 58701

                 10/29/93          1,299        2,208.00         1.70
     Shareholder of Record:  Ronald Grey and Judith Grey JTWROS
     113 28th St. SW, Minot, ND 58701

                 10/29/93          5,882       10,000.00         1.70
     Shareholder of Record: Thomas E. Jundt and Marlene Jundt JTWROS 610 24th Ave. SW, Minot, ND 58701

                 10/29/93         10,000       17,000.00         1.70
     Shareholder of Record: John D. Karhoff and Patricia K. Karhoff JTWROS 17 Elm Street, Burlington, ND 58722

                 10/29/93         14,706       25,000.00         1.70
     Shareholder of Record:  Irv Keating and June Keating TEN COM
     1413 12th Street SW, Minot, ND 58701

                 10/29/93          1,000        1,700.00         1.70
     Shareholder of Record: Douglas L. Loos and Janice F. Loos JTWROS 102 Ave. C. West, Bismarck, ND 58501

                 10/29/93          6,000       10,200.00         1.70
     Shareholder of Record: Merkel Living Trust Arthur R. Merkel & Cherie A. Merkel,TTEES
     1100 North 1st Street, Bismarck, ND 58501

                 10/29/93          2,942        5,001.40         1.70
         Shareholder of Record:  Edna L. Minehan
      RR 4 Box 329, Minot, ND 58702

                 10/29/93         20,000       34,000.00         1.70
     Shareholder of Record:  Kern J. Minehan
     RR 4 Box 329, Minot, N., Dak.  58701

                 10/29/93          5,000        8,500.00         1.70
     Shareholder of Record:  Kern J. Minehan
      RR 4 Box 329, Minot, ND 58701

                 10/29/93            425          722.50         1.70
     Shareholder of Record:  Michael N. Rose
      P.O. Box 477, Towner, ND 58788

                 10/29/93          5,883       10,000.00         1.70
     Shareholder of Record:  Frederick W. Schmidt
       P.O. Box 89, Ruso, ND 58778

                 10/29/93          5,883       10,000.00         1.70
     Shareholder of Record:  Richard L. Silvernagel
     2002 E. Capitol Ave., Bismarck, ND 58501

                 10/29/93         10,000       17,000.00         1.70
     Shareholder of Record:  Stan Martin Agency, Inc.
       Box 767, Anamoose, ND 58710

                 10/29/93          2,000        3,400.00         1.70
     Shareholder of Record: James Straight and Mary Straight JTWROS 219 8th Street SE, Minot, ND 58701

                 10/29/93          5,882       10,000.00         1.70
     Shareholder of Record: Thomas C. Swanson and Judy Swanson JTWROS 1809 Parkside Drive, Minot, ND 58701

                 10/29/93          8,235       14,000.00         1.70
     Shareholder of Record:  Dr. Fred W. Wagner
      Rt 1 Box 77B, Hazen, ND 58545

                 10/29/93         17,647       30,000.00         1.70
     Shareholder of Record:  Marvin Wentz
      P.O. Box 54, Harvey, ND 58341

                 10/29/93          5,883       10,001.10         1.70
     Shareholder of Record: Walter Williams and Rosella Williams JTWROS 901 South Main, Rugby, ND 58368

                 10/31/93            151          256.79         1.70
     Shareholder of Record: West Brand & Co. Richard D. Olson 401k P.O. Box 1090, Minot, ND 58702

                 10/31/93            100          170.00         1.70
     Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

                 10/31/93            552          939.11         1.70
     Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401k
      P.O. Box 1090, Minot, ND 58702

                 10/31/93          7,059       12,000.00         1.70
     Shareholder of Record:  Leona Rubbelke
       419 N. Main, Minot, ND 58701

                 10/31/93             15           25.00         1.70
     Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                 11/2/93           1,000        1,700.00         1.70
     Shareholder of Record: West Brand & Co. Pathology Services, P.C. PSP Wayne Jansen
      P.O. Box 1090, Minot, ND 58702

                 11/2/93           2,941        5,000.00         1.70
     Shareholder of Record:  Marvin Wentz
      P.O. Box 54, Harvey, ND 58341

                 11/9/93           2,941        4,999.70         1.70
     Shareholder of Record: American Investors FBO Anderson, Wade, Whitty, P.C. PSP Wayne Whitty
      P.O. Box 1548, Minot, ND 58702

                 11/9/93           1,500        2,550.00         1.70
     Shareholder of Record:  American Investors FBO David Burnette IRA
      P.O. Box 1548, Minot, ND 58702

                 11/9/93           3,000        5,100.00         1.70
     Shareholder of Record: West Brand & Co. Chiropractic Health Care MPP Gordon Dean
      P.O. Box 1090, Minot, ND 58702

                 11/9/93           6,000       10,200.00         1.70
     Shareholder of Record: Alfred Lutgen and Arline Lutgen JTWROS 406 1st St. NW, LaMoure, ND 58458-7319

                 11/9/93           3,000        5,100.00         1.70
     Shareholder of Record: American Investors FBO Radiology Consultants PSP Dr. Mark Whitman
        20 1st SW, Minot, ND 58701

                 11/10/93         10,000       17,000.00         1.70
     Shareholder of Record: Norwest Bank Agent for Trustee for Farstad Oil, PST/Dennis Krueger
        P.O. Box 1488, Minot, ND

                 11/12/93          4,000        6,800.00         1.70
     Shareholder of Record:  Keith Duchsherer
       122 NE 3rd, Rugby, ND 58368

                 11/12/93          5,883       10,000.00         1.70
     Shareholder of Record:  Lavona Gebhardt
      RR 1 Box 112, Balta, ND 58313

                 11/12/93          2,941        5,000.00         1.70
     Shareholder of Record:  Carol J. Geiszler
     1617 Rider Road, Grand Forks, ND 58201-5246

                 11/12/93          2,000        3,400.00         1.70
     Shareholder of Record: Gerald Healy custodian for Tarvn Healy 303 7th Avenue SE, Rugby, ND 58368

                 11/12/93          4,706        8,000.20         1.70
     Shareholder of Record:  Roger Hersey
       141 SW 11th, Rugby, ND 58368

                 11/12/93          3,000        5,100.00         1.70
     Shareholder of Record:  Donald Murphy
     HCR1 Box 18A, Donnybrook, ND 58734

                 11/12/93          2,941        5,000.00         1.70
     Shareholder of Record:  Sue Neamever
       RR 1 Box 33, Mylo, ND 58353

                 11/12/93          1,500        2,550.00         1.70
     Shareholder of Record:  Ken Schaan custodian for Isaac Schaan
      RR 1 Box 122, Balta, ND 58313

                 11/12/93          1,500        2,550.00         1.70
     Shareholder of Record:  Ken Schaan custodian for Riley Schaan
      RR 1 Box 122, Balta, ND 58313

                 11/12/93          2,942        5,001.40         1.70
     Shareholder of Record: Mark Schaan and Susan M. Schaan JTWROS 709 5th St. SE, Rugby, ND 58368

                 11/15/93          1,765        3,000.50         1.70
     Shareholder of Record:  West Brand & Co. FBO Toben Taft 401k
      P.O. Box 1090, Minot, ND 58702

                 11/17/93          5,000        8,500.00         1.70
     Shareholder of Record:  Lynn J. Culver
     129 Country Club Drive. Bismarck, ND 58501

                 11/17/93         10,000       17,000.00         1.70
     Shareholder of Record: Morgan & Associates M.D.P.C. Ronald Knutson Pension Plan
     P.O. Box 2017, Bismarck, ND 58502

                 11/17/93          4,117        6,998.90         1.70
     Shareholder of Record:  Elaine Manolovitz
     52 8th Ave. East, Dickinson, ND 58601

                 11/17/93          2,201        3,742.22         1.70
     Shareholder of Record:  Richard J. Pratt
     P.O. Box 9513, Fargo, ND 58106-9513

                12/8/93           12,000       20,400.00         1.70
     Shareholder of Record:  Kenneth J. Keller
     1300 13th St. SW, Minot, ND 58701

                 12/16/93          4,890        8,313.00         1.70
     Shareholder of Record:  West Brand & Co. FBO Scott Lucas IRA
      P.O. Box 1090, Minot, ND 58702

                3/30/94            2,500        4,250.00         1.70
     Shareholder of Record: Dwayne Eklund and Lucille Eklund JTWROS 4003 South Crestline, Spokane, WA 99203

                3/31/94              133          226.10         1.70
     Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                3/31/94              112          190.40         1.70
     Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

                3/31/94              220          374.00         1.70
     Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401K
      P.O. Box 1090, Minot, ND 58702

                3/31/94               15           25.50         1.70
     Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                4/13/94           20,000       34,000.00         1.70
     Shareholder of Record: American Investors FBO Gary Teets IRA P.O. Box 1548, Minot, ND 58702

                4/14/94            1,177        2,000.90         1.70
     Shareholder of Record:  West Brand & Co. FBO Jeffrey Case IRA SEP
      P.O. Box 1090, Minot, ND 58702

                4/14/94            1,176        1,999.20         1.70
     Shareholder of Record:  West Brand & Co. FBO Cynthia McLain IRA
      P.O. Box 1090, Minot, ND 58702

                4/14/94            1,176        1,999.20         1.70
     Shareholder of Record:  West Brand & Co. FBO Lyle McLain IRA
      P.O. Box 1090, Minot, ND 58702

                4/14/94            2,941        4,999.70         1.70
     Shareholder of Record: Kaaren J. Stuck and James W. Cross JTWROS 1439 Cherry Lane, Westchester, PA 19380

                4/22/94            4,489        7,631.30         1.70
     Shareholder of Record:  West Brand & Co. FBO W. Dan Korgel IRA
      P.O. Box 1090, Minot, ND 58702

                4/29/94            2,000        3,400.00         1.70
     Shareholder of Record:  Karen Radke and Doyle Radke JTWROS
     2016 1st Ave. SW, Minot, ND 58701

                4/29/94            1,781        3,027.70         1.70
     Shareholder of Record:  West Brand & Co. FBO Patrick J. Schmidt, Sr. IRA
      P.O. Box 1090, Minot, ND 58702

                4/29/94            1,000        1,700.00         1.70
     Shareholder of Record: Richard Schwan and Judy Schwan JTWROS 2004 23rd Street SW, Minot, ND 58701

                4/29/94            1,000        1,700.00         1.70
     Shareholder of Record:  John G. Stuck
     1231 15th St. SW, Minot, ND 58701

                4/29/94            1,000        1,700.00         1.70
     Shareholder of Record: Troy Schwan and Charlene Schwan JTWROS 1441 8th Avenue South, Fargo, ND 58103

                4/29/94              600        1,020.00         1.70
     Shareholder of Record: Jacqueline L. Case TOD Jeffrey P. Case 1311 33rd Avenue SW, Minot, ND 58701

                4/30/94              150          255.00         1.70
     Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

                4/30/94              180          306.00         1.70
     Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                4/30/94              355          603.50         1.70
     Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401K
      P.O. Box 1090, Minot, ND 58702

                4/30/94               15           25.50         1.70
     Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                4/30/94              118          200.60         1.70
     Shareholder of Record:  West Brand & Co. FBO Toben Taft 401k
      P.O. Box 1090, Minot, ND 58702

                1/31/94              152          266.00         1.75
     Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                1/31/94              100          175.00         1.75
     Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

                1/31/94              215          376.25         1.75
     Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401K
      P.O. Box 1090, Minot, ND 58702

                1/31/94               15           26.25         1.75
     Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                2/3/94            27,000       47,250.00         1.75
     Shareholder of Record:  Donna J. Stuck
     1231 15th Ave. SW, Minot, ND 58701

                2/3/94            30,000       52,500.00         1.75
     Shareholder of Record:  John G. Stuck
     1231 15th St. SW, Minot, ND 58701

                2/3/94               500          875.00         1.75
     Shareholder of Record: John G. Stuck custodian for Jonathan S. Coravos 1231 15th Street SW, Minot, ND 58701

                2/3/94               500          875.00         1.75
     Shareholder of Record: John G. Stuck custodian for Ian B. Cross 1231 15th Street SW, Minot, ND 58701

                2/3/94               500          875.00         1.75
     Shareholder of Record: John G. Stuck custodian for Matthew J. Johnson 1321 15th Street SW, Minot, ND 58701

                2/3/94               500          875.00         1.75
     Shareholder of Record: John G. Stuck custodian for Catherine Stuck 1231 15th Street SW, Minot, ND 58701

                2/3/94               500          875.00         1.75
     Shareholder of Record: John G. Stuck custodian for Megan J. Johnson 1231 15th Street SW, Minot, ND 58702

                2/3/94             1,000        1,750.00         1.75
     Shareholder of Record: Garret J. Stuck and Pamela Coravos JTWROS 1231 15th Street SW, Minot, ND 58701

                2/3/94             1,000        1,750.00         1.75
     Shareholder of Record: Kaaren J. Stuck and James W. Cross JTWROS 1439 Cherry Lane, Westchester, PA 19380

                2/3/94             1,000        1,750.00         1.75
     Shareholder of Record: Kristi L Johnson and Mark A Johnson JTWROS 1231 15th St. SW, Minot, ND 58701

                2/28/94              136          238.00         1.75
     Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                2/28/94               88          154.00         1.75
     Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

                2/28/94              702        1,228.50         1.75
     Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401K
      P.O. Box 1090, Minot, ND 58702

                2/28/94               15           26.25         1.75
     Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                3/4/94               571        1,000.00         1.75
     Shareholder of Record: Garrett J. Stuck and Pamela Coravos JTWROS 1231 15th Street SW, Minot, ND 58701

               11/30/93              150          285.00         1.90
     Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

               11/30/93              143          271.33         1.90
     Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

               11/30/93               13           25.00         1.90
     Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401K
      P.O. Box 1090, Minot, ND 58702

               12/2/93            21,053       40,000.00         1.90
     Shareholder of Record: Wesley F. Majestic and Lois A. Majestic and John E. Mejastic JTWROS
     116 28th Street SW, Minot, ND 58702

               12/6/93            15,263       29,000.00         1.90
     Shareholder of Record:  Joe Haugen
        Box 97, Parshall, ND 58702

               12/7/93             7,632       14,500.00         1.90
     Shareholder of Record:  Ardyce Haugen
        Box 97, Parshall, ND 58702

               12/7/93             5,263       10,000.00         1.90
     Shareholder of Record:  Beatrice Nelson
     1015 6th Avenue South, #8, Devils Lake, ND 58301

               12/14/93           34,737       66,000.00         1.90
     Shareholder of Record:  Kenneth J. Keller
     1300 13th St. SW, Minot, ND 58701

               12/14/93           56,300      106,970.00         1.90
     Shareholder of Record: American Investors FBO Radiology Consultants MPRP Dr. Kenneth Keller
        20 1st SW, Minot, ND 58701

               12/14/93            6,315       11,998.50         1.90
     Shareholder of Record:  Daniel Volk
     430 4th St. SE, Rugby, ND 58368

               12/16/93            1,000        1,900.00         1.90
     Shareholder of Record: West Brand & Co. FBO Pathology Services, P.C. PSP Wayne Jansen
      P.O. Box 1090, Minot, ND 58702

               12/16/93            1,420        2,698.00         1.90
     Shareholder of Record:  West Brand & Co. FBO Helga Soltis IRA
      P.O. Box 1090, Minot, ND 58702

               12/16/93            1,816        3,450.40         1.90
     Shareholder of Record:  West Brand & Co. FBO Jim Soltis IRA
      P.O. Box 1090, Minot, ND 58702

               12/21/93              160          304.00         1.90
     Shareholder of Record:  Cynthia L. McLain custodian for Jordon Miriah Lien
       HCI Box 36, Mohall, ND 58761


               12/21/93            2,632         5,000.00        1.90
     Shareholder of Record:  Kelly Schaan
     1360 Northampton, Gardnerville, NV  89410

               12/22/93            2,632         5,000.00        1.90
     Shareholder of Record:  Jonathan Lochthowe
      Rt. 1 Box 67, Minot, ND 58701

               12/22/93            5,265        10,003.50        1.90
     Shareholder of Record:  Emilia Thompson TOD (see application)
       HCR Box 49, Carpio, ND 58725

               12/29/93           15,790        30,000.00        1.90
     Shareholder of Record:  David M. Burnette
     426 4th Ave. NW, Minot, ND 58701

               12/29/93              526         1,000.00        1.90
     Shareholder of Record:  Lillian L. Domres
      P.O. Box 268, Towner, ND 58788

               12/29/93            3,234         6,143.78        1.90
     Shareholder of Record:  West Brand & Co. FBO LeRoy Eberle IRA
      P.O. Box 1090, Minot, ND 58702

               12/31/93            1,316         2,500.00        1.90
     Shareholder of Record:  Aaron M. Faken
     RR 1 Box 122, Granville, ND 58741

               12/31/93            1,316         2,500.00        1.90
     Shareholder of Record:  Chad D. Faken
     RR 1 Box 122, Granville ND 58741

               12/31/93            2,631         5,000.00        1.90
     Shareholder of Record:  Nicholas Faken and Mary Faken JTWROS
     RR 1 Box 122, Granville, ND 58741

               12/31/93            5,263        10,000.00        1.90
     Shareholder of Record:  August Keller
     1537 Aylesbury Lane, Plano, TX  75075

               12/31/93              150           285.00        1.90
     Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

               12/31/93               92           175.52        1.90
     Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

               12/31/93               13            25.00        1.90
     Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

               1/11/94             1,053         2,000.00        1.90
     Shareholder of Record:  West Brand & Co. FBO Daniel Ludwig IRA
      P.O. Box 1090, Minot, ND 58702

               1/11/94            15,789        30,000.00        1.90
     Shareholder of Record:  West Brand & Co. FBO Minot Radiation Oncology
      PSP Kiernan Minehan
      P.O. Box 1090, Minot, ND 58702

               1/11/94             5,000         9,500.00        1.90
         Shareholder of Record:   Donald Murphy
     HCR1 Box 18A, Donnybrook, ND 58734

               1/12/94             5,265        10,003.50        1.90
     Shareholder of Record: Ostren Family Trust Harold W. & Marlys D. Ostrem TTEES, U/A DTD
     7/14/92
      RR 1 Box 137, Rugby, ND 58368

               1/13/94             2,632         5,000.80        1.90
     Shareholder of Record:  Brent N. Corbin
      P.O. Box 633, Minot, ND 58702

               1/17/94             2,632         5,000.80        1.90
     Shareholder of Record:  Terry L. Ferebee
     512 7th Ave. SE, Minot, ND 58701

               1/17/94            40,000        76,000.00        1.90
     Shareholder of Record:  Kern J. Minehan
      RR 4 Box 329, Minot, ND 58701

               1/19/94             3,000         5,700.00        1.90
     Shareholder of Record:  West Brand & Co. FBO Tom Hanson IRA
      P.O. Box 1090, Minot, ND 58702

               1/19/94             2,800         5,320.00        1.90
     Shareholder of Record:  West Brand & Co. FBO Martha J. Pullen IRA
      P.O. Box 1090, Minot, ND 58702

               1/19/94            10,000        19,000.00        1.90
     Shareholder of Record:  Kern J. Minehan
      RR 4 Box 329, Minot, ND 58701

               1/20/94             3,684         6,999.60        1.90
     Shareholder of Record:  Charles G. Hanneman
     410 2nd St. SE, Rugby, ND 58368

               1/20/94             4,210         7,999.00        1.90
     Shareholder of Record:  Diane M. Kinzell
     109 South Main St., Minot, ND 58701

               1/24/94             1,682         3,195.80        1.90
     Shareholder of Record:  West Brand & Co. FBO Janet Pratt IRA
      P.O. Box 1090, Minot, ND 58702

               1/28/94             3,000         5,700.00        1.90
     Shareholder of Record:  Vernon O. Berg
     P.O. Box 5, Donnybrook, ND 58734

               1/28/94             2,750         5,225.00        1.90
     Shareholder of Record:  Adam Engelhardt
         Box 37, Esmond, ND 58332

               1/28/94             3,000         5,700.00        1.90
     Shareholder of Record: Frieda McElwain and Arliss Nelson and Janice Torno JTWROS
     405 Caruell Street, Max, ND 58759

                1/28/94            3,000         5,700.00        1.90
     Shareholder of Record: Gordon McElwain and James McElwain JTWROS 405 Caruell Street, Max, ND 58759

                1/28/94           20,000        38,000.00        1.90
     Shareholder of Record:  David Minehan
     14919 SE 66th St., Bellevue, WA  98006

                1/28/94              527         1,001.30        1.90
     Shareholder of Record:  Lila Reich
     Rt. 4, Minot, ND 58701

                1/28/94            5,000         9,500.00        1.90
     Shareholder of Record:  Larry Voltz and Diane K. Voltz JTWROS
         Box 84, Hazen, ND 58545

                  2/1/94           4,000         7,600.00        1.90
     Shareholder of Record:  Viola B. Doerr
     617 8th Avenue NE, Minot, ND 58701

                  2/3/94           1,316         2,500.40        1.90
     Shareholder of Record:  Robert M. Johnson
     2417 Brookside Drive, Minot, ND 58701

                  2/3/94             300           570.00        1.90
     Shareholder of Record:  Michael N. Rose custodian for Matthew N. Rose
      P.O. Box 477, Towner, ND 58788

                  2/3/94           1,000         1,900.00        1.90
     Shareholder of Record:  Van A. Burnette
     P.O. Box 8203, Asheville, NC  28814

                  2/4/94           5,500        10,450.00        1.90
     Shareholder of Record:  Merle R. Lee
          Box 271, Max, ND 58759

                  2/7/94           2,632         5,000.00        1.90
     Shareholder of Record:  Brewster Family Trust Lavinia Brewster,
     TTEE U/A DTD
     P.O. Box 357, Bowbells, ND 58721-0357

                  2/7/94           1,000         1,900.00        1.90
     Shareholder of Record:  Karol Jean Wolla
       RR 3 Box 47, Tioga, ND 58852

                2/10/94            1,945         3,695.50        1.90
     Shareholder of Record:  West Brand & Co. FBO Mildred Backes IRA
      P.O. Box 1090, Minot, ND 58702

                2/10/94            1,510         2,869.00        1.90
     Shareholder of Record:  West Brand & Co. FBO Orlin Backes IRA
      P.O. Box 1090, Minot, ND 58702

                2/14/94           52,632       100,000.80        1.90
     Shareholder of Record:  Melba Ann Ward
      P.O. Box 1553, Minot, ND 58702

                2/15/94            3,000         5,700.00        1.90
     Shareholder of Record: Merle T. Zander and Eileen C. Zander JTWROS 1824 10th Street SW, Minot, ND 58701

                2/16/94            2,632         5,000.80        1.90
     Shareholder of Record:  Shirley Odegaard
     1509 9th Ave. NE, Jamestown, ND 58401

                2/22/94           39,474        75,000.00        1.90
     Shareholder of Record:  Ann C. Bonebrake Trust
     515 7th Ave. SE, Minot, ND 58701

                2/23/94           10,000        19,000.00        1.90
     Shareholder of Record:  Kern J. Minehan
      RR 4 Box 329, Minot, ND 58701

                  3/4/94           2,632         5,000.80        1.90
     Shareholder of Record: Wayne Westphal and Beverly Westphal JTWROS 1220 6th Street, Devils Lake, ND 58301

                  3/4/94           2,632         5,000.80        1.90
     Shareholder of Record:  Lyle Zimbelman
     1415 19th Ave. SW, Minot, ND 58701

                  3/9/94           1,052         1,998.80        1.90
     Shareholder of Record:  Paul Burnette
     34008 Web Foot Loop, Fremont, CA  94555

                  3/9/94           2,105         4,000.00        1.90
     Shareholder of Record: Roger E. Guttormson and Beverlee Guttormson JTWROS 2919 Central Avenue West, Minot, ND 58701

                  3/9/94             527         1,001.30        1.90
     Shareholder of Record: Robert M. Johnson and Rhonda Johnson JTWROS 2417 Brookside Drive, Minot, ND 58701

                  3/9/94          12,000        22,800.00        1.90
     Shareholder of Record: John P. Schaan and Theresa K. Schaan JTWROS 1100 2nd Avenue SW, Rugby, ND 58368

                  3/9/94          18,421        35,000.00        1.90
     Shareholder of Record:  Lydia D. Capener
     2204 Skyline Dr., Minot, ND 58701

                3/11/94            1,053         2,000.00        1.90
     Shareholder of Record:  West Brand & Co. FBO Jane Locken IRA
      P.O. Box 1090, Minot, ND 58702

                3/11/94            1,053         2,000.00        1.90
     Shareholder of Record:  West Brand & Co. FBO Shane Locken IRA
      P.O. Box 1090, Minot, ND 58702

                3/11/94            2,632         5,000.80        1.90
     Shareholder of Record:  Joseph A. Moe and Ruth B. Moe JTWROS
     230 10th Avenue SE, Minot, ND 58701

                3/11/94            6,585        12,511.50        1.90
     Shareholder of Record:  West Brand & Co. FBO Harvey Popinga, PSP
      P.O. Box 1090, Minot, ND 58702

                3/11/94            4,400         8,360.00        1.90
     Shareholder of Record:  West Brand & Co. FBO Robert P. Wells IRA
      P.O. Box 1090, Minot, ND 58702

                3/21/94              527         1,001.30        1.90
     Shareholder of Record:  Bruce Hoelscher
     RR 1 Box 139, Foxholm, ND 58738

                3/21/94            5,264        10,001.60        1.90
     Shareholder of Record:  David W. Houim
      Rt. 1 Box 148, Rugby, ND 58368

                3/21/94            5,000    9,500.00         1.90
     Shareholder of Record:  Roger E. Johnson
     511 4th Street SE, Rugby, ND 58368

                3/22/94           20,000            38,000.00         1.90
     Shareholder of Record: Louis Wohletz and Anna May Wohletz JTWROS 1221 11th Ave., Langdon, ND 58249

                3/24/94            3,000    5,700.00         1.90
     Shareholder of Record:  Larry Voltz and Diane K. Voltz JTWROS
         Box 84, Hazen, ND 58545

                3/25/94            1,055    2,004.50         1.90
     Shareholder of Record: Paul F. Nitsch and Karen L. Nitsch JTWROS 1722 3rd Street SE, Minot, ND 58701

                3/25/94           1,000    1,900.00         1.90
     Shareholder of Record:  Norris O. Olson
     3620 Belmont Rd, Grand Forks, ND 58201

                3/25/94           2,632    5,000.80         1.90
     Shareholder of Record: Rod E. Schwandt and Linda K. Schwandt JTWROS P.O. Box 71, Burlington, ND 58722

                3/28/94          3,219    6,116.10         1.90
     Shareholder of Record:  West Brand & Co. FBO Paul A. Knutson IRA
      P.O. Box 1090, Minot, ND 58702

                3/30/94         7,895    15,000.50         1.90
     Shareholder of Record:  West Brand & Co. FBO Linda Bartsch IRA
      P.O. Box 1090, Minot, ND 58702

                3/30/94        7,268    13,809.20         1.90
     Shareholder of Record:  West Brand & Co. FBO James W. Sollin IRA
      P.O. Box 1090, Minot, ND 58702

                3/30/94        1,000    1,900.00         1.90
     Shareholder of Record:  Robert A. Williams
      Box 369, New England, ND 58647

                3/30/94        3,158    6,000.00         1.90
     Shareholder of Record: Hal E. Ross custodian for Angela J. Ross P.O. Box 147, Bowbells, ND 58721

                3/30/94        3,158    6,000.00         1.90
     Shareholder of Record: Hal E. Ross custodian for Tyler R. Ross P.O. Box 147, Bowbells, ND 58721

                3/31/94          527      1,001.30         1.90
     Shareholder of Record:  Midwest Investment Club c/o Paul Sandeen
        Box 384, Mohall, ND 58761

                3/31/94          131       248.90         1.90
     Shareholder of Record:  West Brand & Co. FBO Valda J. Tallman IRA
      P.O. Box 1090, Minot, ND 58702

                  4/7/94       2,631    4,998.90         1.90
     Shareholder of Record:  West Brand & Co. FBO Linda Bartsch IRA
      P.O. Box 1090, Minot, ND 58702

                  4/7/94              6,672  12,676.80         1.90
     Shareholder of Record:  West Brand & Co. FBO Charles G. Hanneman IRA
      P.O. Box 1090, Minot, ND 58702

                  4/7/94             11,050  20,995.00         1.90
     Shareholder of Record:  Joe Haugen
        Box 97, Parshall, ND 58770

                  4/7/94              2,105    3,999.50         1.90
     Shareholder of Record:  Cynthia Laumb
     RR 1 Box 91, Berthold, ND 58718

                  4/7/94              1,160    2,204.00         1.90
     Shareholder of Record:  West Brand & Co. FBO Richard A, Moe IRA
      P.O. Box 1090, Minot, ND 58702

                  4/7/94              1,160    2,204.00         1.90
     Shareholder of Record:  West Brand & Co. FBO Sandra L. Moe IRA
      P.O. Box 1090, Minot, ND 58702

                  4/7/94              3,150    5,985.00         1.90
     Shareholder of Record:  West Brand & Co. FBO Helen A. Mork IRA
      P.O. Box 1090, Minot, ND 58702

                  4/8/94              4,000    7,600.00         1.90
     Shareholder of Record:  Ronald J. Johnson
     P.O. Box 66, Lansford, ND 58750

                4/13/94    2,000    3,800.00         1.90
     Shareholder of Record: David R. Dunsmoor and Susan J. Dunsmoor JTWROS 11 University Avenue South, Minot, ND 58701

                4/13/94     500       950.00         1.90
     Shareholder of Record:  Steve Foster
      P.O. Box 53, Towner, ND 58788

                4/13/94    5,263    10,000.00         1.90
     Shareholder of Record:  Bruce A. Hager and Lori Hager JTWROS
     2517 11th Avenue NW, Minot, ND 58701

                4/13/94     500       950.00         1.90
     Shareholder of Record: Steve A. Joyal and Nancy L. Joyal JTWROS 1609 Parkside Dr., Minot, ND 58701

                4/13/94     50,000            95,000.00         1.90
     Shareholder of Record: American Investors FBO Radiology Consultants MPRP Dr. Kenneth Keller
        20 1st SW, Minot, ND 58701

                4/13/94    2,105    3,999.50         1.90
     Shareholder of Record:  West Brand & Co. FBO Sheldon Oster IRA
      P.O. Box 1090, Minot, ND 58702

                4/13/94    2,632    5,000.80         1.90
     Shareholder of Record:  Ardith Radke and Percy Radke JTWROS
     1701 12th Street SW, Minot, ND 58701

                4/13/94    1,053    2,000.00         1.90
     Shareholder of Record: Hank J. Ripplinger and Roberta Ripplinger JTWROS 821 1st Street SE, Minot, ND 58701

                4/14/94    5,684    10,799.60         1.90
     Shareholder of Record:  West Brand & Co. FBO Paul Bauer IRA SEP
      P.O. Box 1090, Minot, ND 58702

                4/14/94    5,264    10,001.60         1.90
     Shareholder of Record:  Myrtle Burton
      RR 4 Box 130, Rugby, ND 58368

                4/14/94     592      1,125.00         1.90
     Shareholder of Record:  West Brand & Co. FBO Engen Eckmann IRA
      P.O. Box 1090, Minot, ND 58702

                4/14/94     592      1,125.00         1.90
     Shareholder of Record:  West Brand & Co. FBO Nancy Eckmann IRA
      P.O. Box 1090, Minot, ND 58702

                4/14/94    1,052    1,998.80         1.90
     Shareholder of Record:  West Brand & Co. FBO Warren B. Grove IRA
      P.O. Box 1090, Minot, ND 58702

                4/14/94     200       380.00         1.90
     Shareholder of Record:  I.B.E. Investment Club
     1509 18th Ave. SW, Minot, ND 58701

                4/14/94     554      1,053.00         1.90
     Shareholder of Record:  West Brand & Co. FBO Myron L. Irwin IRA
      P.O. Box 1090, Minot, ND 58702

                4/14/94    5,985    11,371.50         1.90
     Shareholder of Record:  West Brand & Co. FBO Daryle E. Johnson IRA
      P.O. Box 1090, Minot, ND 58702

                4/14/94     888      1,687.20         1.90
     Shareholder of Record:  West Brand & Co. FBO John Pitner IRA
      P.O. Box 1090, Minot, ND 58702

                4/14/94     689      1,309.10         1.90
     Shareholder of Record:  West Brand & Co. FBO Agnes M. Volk IRA
      P.O. Box 1090, Minot, ND 58702

                4/14/94     690      1,311.00         1.90
     Shareholder of Record:  West Brand & Co. FBO David J. Volk IRA
      P.O. Box 1090, Minot, ND 58702

                4/14/94     552      1,048.80         1.90
     Shareholder of Record:  West Brand & Co. FBO Duraclean-David Volk IRA-SEP
      P.O. Box 1090, Minot, ND 58702

                4/17/94     15,790            30,001.00         1.90
     Shareholder of Record:  West Brand & Co. FBO Robert Bartsch IRA
      P.O. Box 1090, Minot, ND 58702

                4/18/94    3,420    6,498.00         1.90
     Shareholder of Record:  Joseph A. Moe and Ruth B. Moe JTWROS
     230 10th Avenue SE, Minot, ND 58701

                4/20/94     10,530            20,007.00         1.90
     Shareholder of Record: Dennis Steinberger and Karen Steinberger JTWROS RR 1 Box 62, Burlington, ND 58722

                4/21/94    2,632    5,000.80         1.90
     Shareholder of Record:  Annette R. Biwer
     1500 18th St. SW, #11, Minot, ND 58701

                4/21/94    1,000    1,900.00         1.90
     Shareholder of Record:  Warren F. Boehler and Nicolette P. Boehler JTWROS
        Box 356, Mohall, ND 58761

                4/21/94    3,700    7,030.00         1.90
     Shareholder of Record:  Vera A. Hoffman
     3123 7th St. SW, Minot, ND 58701

                4/21/94    1,053    2,000.70         1.90
     Shareholder of Record: Thomas Laumb custodian for Heidi Laumb RR 1 Box 91, Berthold, ND 58718

                4/21/94    1,053    2,000.70         1.90
     Shareholder of Record: Thomas Laumb custodian for Megan Laumb RR 1 Box 91, Berthold, ND 58701

                4/22/94    5,000    9,500.00         1.90
     Shareholder of Record:  American Investors FBO Kim Cady IRA
      P.O. Box 1548, Minot, ND 58702

                4/22/94    2,488    4,727.00         1.90
     Shareholder of Record:  West Brand & Co. FBO Don Cartier IRA
      P.O. Box 1090, Minot, ND 58702

                4/22/94     16,000            30,400.00         1.90
     Shareholder of Record:  Marlene Stevick
     606 19th Ave. SE #6, Minot, ND 58701

                4/22/94    1,052    1,998.80         1.90
     Shareholder of Record:  West Brand & Co. FBO Sherry Y. Hummel IRA
      P.O. Box 1090, Minot, ND 58702

                4/23/94    1,500    2,850.00         1.90
     Shareholder of Record:  Robert J. Anderson and Catherine A. Anderson
     JTWROS
     1937 7th St. NW, Minot, ND 58701

                4/26/94    2,500    4,750.00         1.90
     Shareholder of Record: Richard D. Anderson and Susan R. Anderson JTWROS RR 2 Box 146, Willow City, ND 58384

                4/26/94     789      1,499.10         1.90
     Shareholder of Record:  West Brand & Co. FBO Donavon J. Hummel IRA
      P.O. Box 1090, Minot, ND 58702

                4/26/94    2,000    3,800.00         1.90
     Shareholder of Record:  Jerry A. Leiss
     1127 1st St. NW, Minot, ND 58701

                4/26/94    5,264    10,001.60         1.90
     Shareholder of Record:  John J. McFadden
     625 Manhatten Place #314, Boulder, CO  80303

                4/26/94    5,263    9,999.70         1.90
     Shareholder of Record: Wesley F. Majestic and Lois A. Majestic and John E. Majestic JTWROS
     116 28th Street SW, Minot, ND 58701

                4/26/94     30,000            57,000.00         1.90
     Shareholder of Record:  Kern J. Minehan
      RR 4 Box 329, Minot, ND 58701

                4/26/94    9,474    18,000.00         1.90
     Shareholder of Record:  West Brand & Co. FBO Minot Radiation
     Oncology Kiernan Minehan
      P.O. Box 1090, Minot, ND 58702

                4/26/94    2,650    5,035.00         1.90
     Shareholder of Record: Cordell B. Cleveland and Jacqueline S. Cleveland JTWROS

                4/26/94    1,000    1,900.00         1.90
     Shareholder of Record:  William Lange and Raynel Lange JTWROS
      P.O. Box 1804, Minot, ND 58702

                4/26/94    2,632    5,000.00         1.90
     Shareholder of Record:  Alice Reile
     105 22nd St. NW Minot, ND 58701

                4/26/94    2,500    4,750.00         1.90
     Shareholder of Record: Curtis D. Zimbelman and Linda Zimbleman JTWROS 1308 17 1/2 Ave. SW, Minot, ND 58701

                4/26/94     737      1,400.30         1.90
     Shareholder of Record:  West Brand & Co. FBO C.D. Zimbelman IRA
      P.O. Box 1090, Minot, ND 58702

                4/26/94    1,316    2,500.00         1.90
     Shareholder of Record:  West Brand & Co. FBO Linda Zimbelman IRA
      P.O. Box 1090, Minot, ND 58702

                4/29/94     10,530            20,007.00         1.90
     Shareholder of Record:  David R. Almy and Elaine M. Almy JTWROS
      Rt 5 Box 382, Minot, ND 58701

                4/29/94     790      1,501.00         1.90
     Shareholder of Record: Terry Bostow and Maureen Bostow JTWROS 1825 8th Street SW, Minot, ND 58701

                4/29/94    1,315    2,498.50         1.90
     Shareholder of Record: David R. Dunsmoor and Susan J. Dunsmoor JTWROS 11 University Avenue South, Minot, ND 58701

                4/29/94    6,579    12,500.00         1.90
     Shareholder of Record: LeRoy D. Eberle and Connie M. Eberle JTWROS 122 26th Street SW, Minot, ND 58701

                4/29/94    1,579    3,000.00         1.90
     Shareholder of Record: Connie Eberle and LeRoy Eberle JTWROS 122 26th Street SW, Minot, ND 58701

                4/29/94     500       950.00         1.90
     Shareholder of Record:  Wally Eckmann custodian for Aaron O. Eckmann
      5 Souris Ct., Minot, ND 58701

                4/29/94     500       950.00         1.90
     Shareholder of Record:  Wally Eckmann custodian for Adam B. Eckmann
      5 Souris Ct., Minot, ND 58701

                4/29/94     500       950.00         1.90
     Shareholder of Record:  Wally Eckmann custodian for Lindsey K. Eckmann
      5 Souris Ct., Minot, ND 58701

                4/29/94    5,264    10,001.60         1.90
     Shareholder of Record:  James Frueh
     1104 Unique Dr., Rugby, ND 58368

                4/29/94     10,530            20,007.00         1.90
     Shareholder of Record: Hazel Gransberg and Glen Gransberg JTWROS 749 30th Street South, Apt.#126, Grand Forks, ND 58201

                4/29/94    4,211    8,000.90         1.90
     Shareholder of Record:  Lila M. Guttormson
     620 21st St. NW, Minot, ND 58701

                4/29/94     15,257            28,988.30         1.90
     Shareholder of Record:  West Brand & Co. FBO Ardyce Haugen IRA
      P.O. Box 1090, Minot, ND 58702

                4/29/94     17,718            33,664.20         1.90
     Shareholder of Record:  West Brand & Co. FBO Joe Haugen IRA
      P.O. Box 1090, Minot, ND 58702

                4/29/94    1,000    1,900.00         1.90
     Shareholder of Record:  Ronald Grey and Judith Grey JTWROS
     113 28th St. SW, Minot, ND 58701

                4/29/94    2,500    4,750.00         1.90
     Shareholder of Record: Frieda McElwain and Arliss Nelson and Janice Torno JTWROS
     405 Caruell Street, Max, ND 58759

                4/29/94    2,500    4,750.00         1.90
     Shareholder of Record: Gordon McElwain and James McElwain JTWROS 405 Caruell Street, Max, ND 58759

                4/29/94    1,300    2,470.00         1.90
     Shareholder of Record:  Richard Moe custodian for Cameron Moe
      P.O. Box 1090, Minot, ND 58702

                4/29/94    2,500    4,750.00         1.90
     Shareholder of Record:  Richard Moe custodian for Shane A. Moe
      P.O. Box 1090, Minot, ND 58702

                4/29/94    2,500    4,750.00         1.90
     Shareholder of Record:  Richard Moe custodian for Travis Lee Moe
      P.O. Box 1090, Minot, ND 58702

                4/29/94    5,000    9,500.00         1.90
     Shareholder of Record:  Larry O. Anderson and Virginia M. Anderson
        Box 125, Towner, ND 58788

                4/29/94    1,000    1,900.00         1.90
     Shareholder of Record:  Robert J. Anderson and Catherine A. Anderson
     JTWROS
     1937 7th St. NW, Minot, ND 58701

                4/29/94    5,527    10,501.30         1.90
     Shareholder of Record:  Regan Benning custodian for Jordan Benning
      P.O. Box 51, Antler, ND 58711

                4/29/94    5,527    10,501.30         1.90
     Shareholder of Record:  Regan Benning custodian for Kayla Benning
      P.O. Box 51, Antler, ND 58711

                4/29/94    5,264    10,001.60         1.90
     Shareholder of Record:  Georgia Bonderenko
     1426 South Main, Minot, ND 58701

                4/29/94    2,632    5,000.80         1.90
     Shareholder of Record:  Stuart R. Bothwell
      P.O. Box 705, Minot, ND 58702

                4/29/94    5,000    9,500.00         1.90
     Shareholder of Record:  Kenneth Burgard
       P.O. Box 1A, Orrin, ND 58359

                4/29/94    4,403    8,365.70         1.90
     Shareholder of Record:  West Brand & C. FBO Chiropractic
      Health Care MPP Gordon Dean
      P.O. Box 1090, Minot, ND 58702

                4/29/94    2,330    4,427.00         1.90
     Shareholder of Record: West Brand & Co. FBO Chiropractic Health Care PSP Gordon Dean
      P.O. Box 1090, Minot, ND 58702

                4/29/94    3,000    5,700.00         1.90
     Shareholder of Record:  Lynn J. Culver
     129 Country Club Drive, Bismarck, ND 58501

                4/29/94    8,771    16,664.90         1.90
     Shareholder of Record: West Brand & Co. fbo Domres Car Wash dba Toad's Ride N' Shine PSP
      P.O. Box 1090, Minot, ND 58702

                4/29/94    1,053    2,000.70         1.90
     Shareholder of Record:  Lillian Domres
      P.O. Box 268, Towner, ND 58788

                4/29/94     25,000            47,500.00         1.90
     Shareholder of Record:  Roger W. Domres
     1433 15th St. SW, Minot, ND 58701

                4/29/94    5,075    9,642.50         1.90
     Shareholder of Record:  West Brand & Co. FBO Keith Duchscher IRA
      P.O. Box 1090, Minot, ND 58702

                4/29/94    3,029    5,755.10         1.90
     Shareholder of Record:  West Brand & Co. FBO Tom Evanrud IRA
      P.O. Box 1090, Minot, ND 58702

                4/29/94    1,940    3,686.00         1.90
     Shareholder of Record:  West Brand & Co. FBO Karen Ann Evans IRA-SEP
      P.O. Box 1090, Minot, ND 58702

                4/29/94    1,053    2,000.00         1.90
     Shareholder of Record:  Aaron M. Faken
     RR 1 Box 122, Granville, ND 58741

                4/29/94    1,053    2,000.00         1.90
     Shareholder of Record:  Chad D. Faken
     RR 1 Box 122, Granville, ND 58741

                4/29/94    2,105    4,000.00         1.90
     Shareholder of Record:  Nicholas Faken and Mary Faken JTWROS
     RR 1 Box 122, Granville, ND 58741

                4/29/94     10,000            19,000.00         1.90
     Shareholder of Record: Norwest Bank Agent for Trustee for Farstad Oil, Inc. PST/Dennis Krueger
      P.O. Box 1488, Minot, ND 58702

                4/29/94     500       950.00         1.90
     Shareholder of Record:  Steve Foster
      P.O. Box 53, Towner, ND 58788

                4/29/94    1,325    2,517.50         1.90
     Shareholder of Record: James Frueh custodian for Jacquelyn Fueh 1104 Unique Drive, Rugby, ND 58368

                4/29/94     632      1,200.80         1.90
     Shareholder of Record:  Nolyn N. Fueller
     605 East 3rd St., Rugby, ND 58368

                4/29/94    5,000    9,500.00         1.90
     Shareholder of Record:  Carol J. Geiszler
     1617 Rider Road, Grand Forks, ND 58201-5246

                4/29/94     15,640            29,716.00         1.90
     Shareholder of Record:  West Brand & Co. FBO Warren B. Grove IRA
      P.O. Box 1090, Minot, ND 58702

                4/29/94    5,300    10,070.00         1.90
     Shareholder of Record: Mark Guttormson and Penny Guttormson JTWROS 2119 Academy Road, Minot, ND 58701

                4/29/94    2,106    4,001.40         1.90
     Shareholder of Record: Roger E. Guttormson and Beverlee Guttormson JTWROS 2919 Central Avenue West, Minot, ND 58701

                4/29/94    3,685    7,001.50         1.90
     Shareholder of Record:  David Houim and Nancy Houim JTWROS
      RR 1 Box 148, Rugby, ND 58368

                4/29/94     526      1,000.00         1.90
     Shareholder of Record:  Nancy Houim
      Rt. 1 Box 148, Rugby, ND 58368

                4/29/94     842      1,600.00         1.90
     Shareholder of Record:  Robert Houim and Monica Houim JTWROS
     401 5th Street SE, Rugby, ND 58368

                4/29/94    3,000    5,700.00         1.90
     Shareholder of Record:  West  Brand & Co. FBO Sharon M. Johnson IRA-SEP
      P.O. Box 1090, Minot, ND 58702

                4/29/94     500       950.00         1.90
     Shareholder of Record:  Charles J. Keller and Rebecca J. Keller JTWROS
         Box 24, Towner, ND 58788

                4/29/94    1,000    1,900.00         1.90
     Shareholder of Record:  Steven C. Kourajian
     901 Lincoln Ave., Harvey, ND 58341

                4/29/94     15,000            28,500.00         1.90
     Shareholder of Record:  Harris Kukla and Eileen Kukla JTWROS
     P.O. Box 923, Garrison, ND 58540

                4/29/94    2,000    3,800.00         1.90
     Shareholder of Record:  West Brand & Co. FBO Alan Kurth IRA
      P.O. Box 1090, Minot, ND 58702

                4/29/94    3,000    5,700.00         1.90
     Shareholder of Record:  West Brand & Co. FBO Peter Loyd IRA
      P.O. Box 1090, Minot, ND 58702

                4/29/94     665      1,263.50         1.90
     Shareholder of Record:  West Brand & Co. FBO Scott L. Lucas IRA
      P.O. Box 1090, Minot, ND 58702

                4/29/94     18,422            35,001.80         1.90
     Shareholder of Record:  Ralph R. Miller
     1203 Panther St., Rugby, ND 58368

                4/29/94     65,789           124,998.90         1.90
     Shareholder of Record:  West Brand & Co. FBO MFD Relief Association Trust
      P.O. Box 1090, Minot, ND 58702

                4/29/94    6,316    12,000.00         1.90
     Shareholder of Record: West Brand & Co. FBO Minot, Radiation Oncology MPP Kiernan Minehan
      P.O. Box 1090, Minot, ND 58702

                4/29/94     527      1,001.30         1.90
     Shareholder of Record: Michael N. Moe and Holli R. Moe JTWROS 1325 27th South & SE Lot 422, Minot, ND 58701

                4/29/94    1,492    2,834.80         1.90
     Shareholder of Record:  West Brand & Co. FBO Richard A. Moe IRA
      P.O. Box 1090, Minot, ND 58702

                4/29/94    1,459    2,772.10         1.90
     Shareholder of Record:  West Brand & Co. FBO Sandra L. Moe IRA
      P.O. Box 1090, Minot, ND 58702

                4/29/94     527      1,001.30         1.90
     Shareholder of Record: Dale McGowan and Lori Anne McGowan JTWROS 207 12th Avenue SE, Minot, ND 58701

                4/29/94    1,339    2,544.10         1.90
     Shareholder of Record:  West Brand & Co. FBO Paul W. Niemi, DDS MPP
      P.O. Box 1090, Minot, ND 58702

                4/29/94    2,371    4,504.90         1.90
     Shareholder of Record:  West Brand & Co. FBO Paul Niemi, DDS, P.C. PSP
      P.O. Box 1090, Minot, ND 58702

                4/29/94    1,052    1,998.80         1.90
     Shareholder of Record:  West Brand & Co. FBO Glen A. Pfau IRA
      P.O. Box 1090, Minot, ND 58702

                4/29/94    1,052    1,998.80         1.90
     Shareholder of Record:  West Brand & Co. FBO Joline Pfua IRA
      P.O. Box 1090, Minot, ND 58702

                4/29/94     10,527            20,001.30         1.90
     Shareholder of Record: Hal E. Ross and Denise J. Ross JTWROS P.O. Box 147, Bowbells, ND 58721

                4/29/94    1,053    2,000.00         1.90
     Shareholder of Record: Patrick Schmidt and Karen Schmidt JTWROS 12 Railway St. P.O. Box 51, Burlington, ND 58722

                4/29/94    2,889    5,489.10         1.90
     Shareholder of Record:  West Brand & Co. FBO Tom Slorby IRA
      P.O. Box 1090, Minot, ND 58702

                4/29/94    3,158    6,000.20         1.90
     Shareholder of Record: Ron Stafford and Kerry Stafford JTWROS 1212 7th Avenue NW, Minot, ND 58701

                4/29/94    5,000    9,500.00         1.90
     Shareholder of Record:  Bradley P. Wells
     2521 10th Ave. NW, Minot, ND 58701

                4/29/94     800      1,520.00         1.90
     Shareholder of Record: Bradley P. Wells custodian for Cullen Wells 2521 10th Ave. NW, Minot, ND 58701

                4/29/94     950      1,805.00         1.90
     Shareholder of Record: Bradley P. Wells custodian for Tanner Wells 2521 10th Ave. NW, Minot, ND 58701

                4/29/94    2,000    3,800.00         1.90
     Shareholder of Record:  Terry Wentz
     1101 Unique Drive, Rugby, ND 58368

                4/29/94    2,000    3,800.00         1.90
     Shareholder of Record: Terry Wentz custodian for Jeremy J. Wentz 1101 Unique Drive, Rugby, ND 58368

                4/29/94    2,000    3,800.00         1.90
     Shareholder of Record:  Terry Wentz custodian for Justin Wentz
       1101 Unique Drive, ND 58368

                4/29/94    2,500    4,750.00         1.90
     Shareholder of Record: American Investors FBO Anderson, Wade, Whitty, P.C. PSP Wayne Whitty
      P.O. Box 1548, Minot, ND 58702

                4/29/94    1,000    1,900.00         1.90
     Shareholder of Record:  Joseph J. Williams and Connie D. Williams JTWROS
         Box 27, Towner, ND 58788

                4/29/94    1,000    1,900.00         1.90
     Shareholder of Record: Marshall Huwe custodian for Alyssa Huwe 620 10th Avenue SE, Minot, ND 58701

                4/29/94    2,500    4,750.00         1.90
     Shareholder of Record:  West Brand & Co FBO Diane M. Heilman Dodd IRA-SEP
      P.O. Box 1090, Minot, ND 58702

                4/29/94    4,527    8,601.30         1.90
     Shareholder of Record:  Sheldon Larson
     2425 9th St. SW, Minot, ND 58701

                4/29/94    4,279    8,130.00         1.90
     Shareholder of Record: Alton Johnson and Arleen Johnson JTWROS RR1 Box 60D, Burlington, ND 58722

                4/29/94    3,000    5,700.00         1.90
     Shareholder of Record:  Craig Wollenburg
     318 4th  Street SE, Rugby, ND 58368

                4/29/94    5,000    9,500.00         1.90
     Shareholder of Record:  Midwest Parts & Contracting
     4505 Burdick Expressway East, P.O. Box 88, Minot, ND 58701

                4/29/94     26,316            50,000.40         1.90
     Shareholder of Record: Ross Family Trust Hal Ross, TTEE U/D/T 11-18-91 P.O. Box 147, Bowbells, ND 58721

                4/29/94    5,264    10,001.60         1.90
     Shareholder of Record: Ros Family Trust Hal Ross, TTEE U/D/T 11-18-91 P.O. Box 147, Bowbells, ND 58721

                4/29/94     527      1,001.30         1.90
     Shareholder of Record:  Gregory V. Dodge
     510 1st St. NW, Minot, ND 58701

                4/29/94     500       950.00         1.90
     Shareholder of Record:  Wally Eckmann custodian for Ethan E. Eckmann
      5 Souris Ct., Minot, ND 58701

                4/30/94     158       300.00         1.90
     Shareholder of Record:  Arleen Johnson
     RR 1 Box 60D, Burlington, ND 58722

                  5/2/94               498     946.20      1.90
     Shareholder of Record:  West Brand  & Co. FBO Myron L. Irwin IRA
      P.O. Box 1090, Minot, ND 58702

                5/11/94    2,960    5,624.00         1.90
     Shareholder of Record:  West Brand & Co. FBO Harvey Popinga, PSP
      P.O. Box 1090, Minot, ND 58702

                5/31/94       75     142.50      1.90
     Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

                5/31/94     122       231.80         1.90
     Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                5/31/94     100       190.00         1.90
     Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401K
      P.O. Box 1090, Minot, ND 58702

                5/31/94       15      28.50      1.90
     Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                5/31/94     105       199.50         1.90
     Shareholder of Record:  West Brand & Co. FBO Toben Taft 401k
      P.O. Box 1090, Minot, ND 58702

                  6/9/94              2,524    4,795.60         1.90
     Shareholder of Record:  West Brand & Co. FBO Allen O. Larson IRA
      P.O. Box 1090, Minot, ND 58702

                  6/9/94              1,100    2,089.91         1.90
     Shareholder of Record:  West Brand & Co. FBO Sheldon Larson IRA
      P.O. Box 1090, Minot, ND 58702

                6/14/94    2,159    4,102.10         1.90
     Shareholder of Record:  West Brand & Co. FBO Shirley D. Larson IRA
      P.O. Box 1090, Minot, ND 58702

                6/30/94       75     142.50      1.90
     Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

                6/30/94       91     172.90      1.90
     Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401K
      P.O. Box 1090, Minot, ND 58702

                6/30/94     175       332.50         1.90
     Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                6/30/94       15      28.50      1.90
     Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                6/30/94     105       199.50         1.90
     Shareholder of Record:  West Brand & Co. Fbo Toben Taft 401k
      P.O. Box 1090, Minot, ND 58702

                7/20/94    1,787    3,395.74         1.90
     Shareholder of Record:  Allen O. Larson
     1412 11th St. SW, Minot, ND 58701

                7/31/94     105       199.50         1.90
     Shareholder of Record:  West Brand & Co. FBO Toben Taft 401k
      P.O. Box 1090, Minot, ND 58702

                7/31/94       15      28.50      1.90
     Shareholder of  Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                7/31/94     156       296.40         1.90
     Shareholder of  Record:  West Brand & Co. FBO Shannon Radke 401K
      P.O. Box 1090, Minot, ND 58702

                7/31/94     128       243.20         1.90
     Shareholder of  Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                7/31/94       75     142.50      1.90
     Shareholder of  Record:  West Brand & Co. Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

                  8/9/94               147     279.23      1.90
     Shareholder of  Record:  Dorothy Henke
      RR 1 Box 37B, Sawyer, ND 58781

                8/31/94       75     142.50      1.90
     Shareholder of  Record:  West Brand & Co. Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

                8/31/94     125       237.50         1.90
     Shareholder of  Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                8/31/94       15      28.50      1.90
     Shareholder of  Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                8/31/94     156       296.40         1.90
     Shareholder of  Record:  West Brand & Co. FBO Shannon Radke 401k
      P.O. Box 1090, Minot, ND 58702

                8/31/94     105       199.50         1.90
     Shareholder of  Record:  West Brand & Co. FBO Toben Taft 401k
      P.O. Box 1090, Minot, ND 58702

                9/30/94       15      28.50      1.90
     Shareholder of  Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                9/30/94       75     142.50      1.90
     Shareholder of  Record:  West Brand & Co. Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

                9/30/94     129       245.10         1.90
     Shareholder of  Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                9/30/94       82     155.80      1.90
     Shareholder of  Record:  West Brand & Co. FBO Shannon Radke 401k
      P.O. Box 1090, Minot, ND 58702

                10/6/94     23,112            43,913.50         1.90
     Shareholder of  Record:  West Brand & Co. fbo John Stuck IRA
      P.O. Box 1090, Minot, ND 58702

                10/7/94    3,158    6,000.00         1.90
     Shareholder of Record: Kristi L. Johnson and Mark A. Johnson JTWROS 1231 15th St. SW. Minot, ND 58701

                 10/10/94             15,789       30,000.00        1.90
     Shareholder of Record: Garrett J. Stuck and Pamela Coravos JTWROS 1231 15th Street SW, Minot, ND 58701

                 10/13/94            1,053    2,000.58         1.90
     Shareholder of  Record:  West Brand & Co. fbo John Stuck IRA
      P.O. Box 1090, Minot, ND 58702

                 10/18/94             105       199.50         1.90
     Shareholder of  Record:  West Brand & Co. FBO Toben Taft 401k
      P.O. Box 1090, Minot, ND 58702

                 10/20/94             395       750.50         1.90
     Shareholder of Record: Jacqueline L. Case TOD Jim Picken, Charles Picken 1311 33rd Ave. SW, Minot, ND 58701

                 10/25/94             148       282.30         1.90
     Shareholder of  Record:  Dorothy Henke
      RR 1 Box 37B, Sawyer, ND 58781

                 10/28/94            7,737    14,700.00         1.90
     Shareholder of  Record:  Violet Olson
       P.O. Box 426, ray, ND 58849

                 10/31/94             10,000       19,000.00        1.90
     Shareholder of  Record:  Richard Schwan and Judy Schwan JTWROS
     2004 23rd Street SW, Minot, ND 58701

                 10/31/94             175       332.50         1.90
     Shareholder of  Record:  West Brand & Co. Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

                 10/31/94             156       296.40         1.90
     Shareholder of  Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                 10/31/94             335       636.50         1.90
     Shareholder of  Record:  West Brand & Co. FBO Shannon Radke 401K
      P.O. Box 1090, Minot, ND 58702

                 10/31/94               15      28.50      1.90
     Shareholder of  Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                 10/31/94             105       199.50         1.90
     Shareholder of  Record:  West Brand & Co. FBO Toben Taft 401k
      P.O. Box 1090, Minot, ND 58702

                 10/31/94            2,633    5,002.70         1.90
     Shareholder of  Record:  West Brand & Co. FBO Jeffrey Case IRA SEP
      P.O. Box 1090, Minot, ND 58702

                 10/31/94            1,000    1,900.00         1.90
     Shareholder of Record: Shannon D. Radke and Dorijean Radke JTWROS 422 4th Ave. NW, Minot, ND 58701

                5/24/94     12,183            24,000.00         1.97
     Shareholder of  Record:  West Brand & Co. FBO Kevin M. Dunnigan IRA
      P.O. Box 1090, Minot, ND 58702

                5/26/94    2,381    5,000.00         2.10
     Shareholder of  Record:  Dennis M. Meier
     1016 10th Ave. NW Apt #5A, Minot, ND 58701

                  6/2/94              2,500    5,250.00         2.10
     Shareholder of Record: Clarence Fred and Delores Fred JTWROS Route 6 Box 63, Minot, ND 58701

                  6/2/94             10,000  21,000.00         2.10
     Shareholder of  Record:  Roger Glick
      RR 4 Box 139, Minot, ND 58701

                  6/3/94               200     420.00      2.10
     Shareholder of  Record:  Veronica Haman
      Rt 1 Box 35, Towner, ND 58788

                6/14/94    4,761    9,998.10         2.10
     Shareholder of  Record:  Donald C. Bessette
      P.O. Box 400, Minot, ND 58702

                6/14/94    1,000    2,100.00         2.10
     Shareholder of  Record:  Del Rothmann
     411 W 10th St, Bottineau, ND 58318

                6/14/94    1,000    2,100.00         2.10
     Shareholder of  Record:  Delton I. Rothmann
     411 West 10th St., Bottineau, ND 58318

                6/14/94    5,000    10,500.00         2.10
     Shareholder of Record: Mary Rothmann custodian for Thea L. Rothmann 411 West 10th St., Bottineau, ND 58318

                6/14/94    5,000    10,500.00         2.10
     Shareholder of  Record:  Scott M. Rothmann
     411 West 10th St., Bottineau, ND 58318

                6/15/94    4,762    10,000.00         2.10
     Shareholder of Record: Diane K. Olthoff and Richard J. Olthoff JTWROS 301 25th Street NW, Minot, ND 58701

                6/23/94    2,380    4,998.00         2.10
     Shareholder of  Record:  Lorraine O. Wollenburg
     1061 2nd Street East, Dickinson, ND 58601

                6/23/94     13,334            28,001.40         2.10
     Shareholder of  Record:  Joseph P. Herrmann
     406 9th St. W, Dickinson, ND 58601

                6/24/94    2,381    5,000.10         2.10
     Shareholder of  Record:  Patrick B. Landsiedel
     1 North Main Apt 340, Minot, ND 58701

                6/27/94    5,000    10,500.00         2.10
     Shareholder of Record: Blaine Rubbelke and Denise Rubbelke JTWROS RR 1 Box 32A, Des Lacs, ND 58733

                6/29/94    1,000    2,100.00         2.10
     Shareholder of  Record:  Gordon B. Olson
     1304 10th St. SW, Minot, ND 58701

                  7/5/94             16,830  35,343.00         2.10
     Shareholder of  Record:  West Brand & Co. FBO Leah Gutekunst
      P.O. Box 1090, Minot, ND 58702

                  7/5/94              5,000  10,500.00         2.10
     Shareholder of  Record:  Percy and Hazel Kirby JTWROS
      RR 2 Box 28, Mohall, ND 58761

                7/13/94    5,000    10,500.00         2.10
     Shareholder of  Record:  Del Rothmann
     411 W 10th St, Bottineau, ND 58318

                7/13/94    2,381    5,000.10         2.10
     Shareholder of  Record:  Veronica Filipek
      1000 NW 23rd, Minot, ND 58701

                7/14/94    2,381    5,000.00         2.10
     Shareholder of Record: Patrick Schmidt and Karen Schmidt JTWROS 12 Railway St. P.O. Box 51, Burlington, ND 58722

                7/14/94    3,334    7,001.40         2.10
     Shareholder of  Record:  Brock D. Laskowski
     1508 10th St. SW, Minot, ND 58701

                7/20/94    1,500    3,150.00         2.10
     Shareholder of  Record:  Clara L. Morey Trust DTD 5-7-93
     2318 Bel Air Dr, Minot, ND 58701

                7/20/94     10,000            21,000.00         2.10
     Shareholder of Record: Guy E. & Bernice Huff Trust Guy E. & Bernice Huff, TTEES DTD 6-28-91
     1709 11th Street SW, Minot, ND 58701

                7/22/94    2,381    5,000.10         2.10
     Shareholder of  Record:  James Fred
      Rt 6 Box 254, Minot, ND 58701

                7/25/94    1,000    2,100.00         2.10
     Shareholder of  Record:  William Domres
      P.O. Box 268, Towner, ND 58788

                7/28/94    2,381    5,000.00         2.10
     Shareholder of  Record:  Brenda J. Morelli
      P.O. Box 1517, Minot, ND 58702

                  8/9/94             11,191  23,500.00         2.10
     Shareholder of  Record:  Donavan Feist and Annette Feist JTWROS
      RR 4 Box 100, Minot, ND 58701

                  8/9/94              4,000    8,400.00         2.10
     Shareholder of Record: John P. Schaan and Theresa K. Schaan JTWROS 1100 2nd Avenue SW, Rugby, ND 58368

                  8/9/94             25,000  52,500.00         2.10
     Shareholder of Record: Louis Wohletz and Anna May Wohletz JTWROS 1221 11th Ave., Langdon, ND 58249

                8/15/94    1,620    3,402.00         2.10
     Shareholder of Record: JoClaire Halvorson as Cust. for Staci Halvorson ND/UTMA
       RR 1 Box 24, Rugby, ND 58368

                8/15/94     675      1,417.50         2.10
     Shareholder of  Record:  JoClaire Halvorson as Cust. for
     Tyler Halvorson ND/UTMA
       RR 1 Box 24, Rugby, ND 58368

                8/15/94     675      1,417.50         2.10
     Shareholder of Record: JoClaire Halvorson as Cust. for Joshua Halvorson ND/UTMA
       RR 1 Box 24, Rugby, ND 58368

                8/15/94     358       751.80         2.10
     Shareholder of  Record:  Kathi L. Meland
       HC 2 Box 30, Ross, ND 58776

                8/15/94     358       751.80         2.10
     Shareholder of  Record:  Jon M. Wolla
       RR 3 Box 47, Tioga, ND 58852

                8/22/94    1,250    2,625.00         2.10
     Shareholder of  Record:  Clarence Fred
     1 Rolling Hills Dr, Minot, ND 58701

                8/22/94    1,904    3,998.40         2.10
     Shareholder of  Record:  West Brand & Co. FBO Jeff Halvorson IRA
      P.O. Box 1090, Minot, ND 58792

                8/29/94    4,762    10,000.00         2.10
     Shareholder of  Record:  James and Margaret Spain JTWROS
      6 30th St. SW, Minot, ND 58701

                8/31/94     500      1,050.00         2.10
     Shareholder of  Record:  Kurt Doerr
      1307 S. Main, Minot, ND 58701

                  9/2/94               476     999.60      2.10
     Shareholder of Record: Brent C. Frueh Shari A. Frueh JTWROS 2114 N 3rd St., Bismarck, ND 58501

                9/14/94    4,762    10,000.20         2.10
     Shareholder of Record: Terry Bostow and Maureen Bostow JTWROS 1825 18th Street SW, Minot, ND 58701

                9/14/94    2,381    5,000.10         2.10
     Shareholder of  Record:  Deanne L. and Robert M. Horne JTWROS
       2 Greenway, Minot, ND 58701

                9/16/94    2,381    5,000.10         2.10
     Shareholder of  Record:  Roger E. Guttormson and Beverlee Guttormson
     JTWROS
       2919 Central Avenue West, Minot, ND 58701

                9/16/94    7,896    16,581.60         2.10
     Shareholder of  Record:  West Brand & Co.
      P.O. Box 1090, Minot, ND 58792

                9/27/94     10,425            21,892.50         2.10
     Shareholder of  Record:  Ernest and Agnes Kvamme Trust
     203 4th St. West, Velva, ND 58790

                9/28/94    1,905    4,000.50         2.10
     Shareholder of  Record:  Chad D. Faken
     RR 1 Box 122, Granville, ND 58741

                9/28/94     950      1,995.00         2.10
     Shareholder of  Record:  West Brand & Co. FBO Kern J. Minehan IRA
      P.O. Box 1090, Minot, ND 58792

                9/28/94    1,190    2,499.00         2.10
     Shareholder of  Record:  Scott S. Smith and Anneliese Smith
     1209 6th St. NE, Minot, ND 58701

                9/29/94    3,810    8,001.00         2.10
     Shareholder of  Record:  Vern L. Kongslie
      P.O. Box 234, Towner, ND 58788

                9/30/94    1,250    2,625.00         2.10
     Shareholder of  Record:  Adam Engelhardt
         Box 37, Esmond, ND 58332

                9/30/94     11,905            25,000.50         2.10
     Shareholder of  Record:  Hazel Gransberg TOD (see file)
     749 South 30th St. #126, Grand Forks, ND 58201

                9/30/94    1,000    2,100.00         2.10
     Shareholder of Record: West Brand & Co. FBO Pathology Services, P.C. PSP Wayne Jansen
      P.O. Box 1090, Minot, ND 58792

                9/30/94    2,142    4,498.20         2.10
     Shareholder of Record: West Brand & Co. FBO Minot Radiation Oncology PSP Kiernan Minehan
      P.O. Box 1090, Minot, ND 58792

                9/30/94    1,068    2,242.80         2.10
     Shareholder of  Record:  West Brand & Co. fbo Cynthia L. Domres IRA
      P.O. Box 1090, Minot, ND 58792

                9/30/94    1,068    2,242.80         2.10
     Shareholder of  Record:  West Brand & Co. fbo Terry A. Domres IRA
      P.O. Box 1090, Minot, ND 58792

                9/30/94    2,114    4,439.40         2.10
     Shareholder of  Record:  West Brand & Co. fbo Delores Fred IRA
      P.O. Box 1090, Minot, ND 58792

                9/30/94    5,000    10,500.00         2.10
     Shareholder of Record: Ostrem Family Trust Harold W. & Marlys D. Osterm TTEES,
     U/A DTD 7/14/92
      RR 1 Box 137, Rugby, ND  58368

                9/30/94    4,762    10,000.20         2.10
     Shareholder of  Record:  Theresa Wald
     815 Duke Drive, No. 432, Grand Forks, ND 58201

                9/30/94     240       504.00         2.10
     Shareholder of Record: Steve Windmueller and Kristine Windmueller JTWROS 2015 8th St. NW, Minot, ND 58701

                10/3/94    5,000    10,500.00         2.10
     Shareholder of  Record:  Rodney J. Renaud and Brian J. Renaud JTWROS
      P.O. Box 2207, Minot, ND 58702

                10/4/94    1,190    2,499.00         2.10
     Shareholder of Record: Scott S. Smith and Anneliese Smith JTWROS 1209 6th St. NE, Minot, ND 58701

                10/5/94    1,000    2,100.00         2.10
     Shareholder of  Record:  Vera A. Hoffman
     3123 7th St. SW, Minot, ND 58701

                10/8/94    8,236    17,295.60         2.10
     Shareholder of  Record:  West Brand & Co. FBO Paul Bauer IRA SEP
      P.O. Box 1090, Minot, ND 58792

                 10/10/94            5,000    10,500.00         2.10
     Shareholder of  Record:  Guy Tangedahl
     2022 Thompson Street, Bismarck, ND 58501

                 10/11/94             715      1,501.50         2.10
     Shareholder of Record: Robert M. Johnson and Rhonda Johnson JTWROS 2417 Brookside Drive, Minot, ND 58701

                 10/11/94            4,000    8,400.00         2.10
     Shareholder of  Record:  Kern J. Minehan
      RR 4 Box 329, Minot, ND 58701

                 10/11/94             30,000       63,000.00        2.10
     Shareholder of  Record:  Kern J. Minehan
      RR 4 Box 329, Minot, ND 58701

                 10/12/94            2,381    5,000.10         2.10
     Shareholder of  Record:  Mrs. Virginia M. Coughlin
      2501 N. Snead, Mesa, AZ  85215

                 10/12/94            3,000    6,300.00         2.10
     Shareholder of Record: Raymond Johnson and Lillian Johnson JTWROS 1515 17 1/2 Ave. SW #106, Minot, ND 58701

                 10/17/94            3,572    7,501.20         2.10
     Shareholder of Record: Wayne Westphal and Beverly Westphal JTWROS 1220 6th Street, Devils Lake, ND 58301

                 10/18/94            2,000    4,200.00         2.10
     Shareholder of  Record:  Lynn J. Culver
     129 Country Club Drive, Bismarck, ND 58501

                 10/18/94            2,504    5,258.40         2.10
     Shareholder of  Record:  West Brand & Co. fbo Robert W. Mayer IRA
      P.O. Box 1090, Minot, ND 58792

                 10/18/94            1,297    2,723.70         2.10
     Shareholder of  Record:  Midwest Investment Club c/o Paul Sandeen
        Box 384, Mohall, ND 58761

                 10/18/94             10,000       21,000.00        2.10
     Shareholder of  Record:  Joseph A. Moe and Ruth B. Moe JTWROS
     230 10th Avenue SE, Minot, ND 58701

                 10/18/94            5,000    10,500.00         2.10
     Shareholder of  Record:  Donald O. Brewster
       Box 357, Bowbells, ND 58721

                 10/18/94             18,279       38,385.90        2.10
     Shareholder of  Record:  West Brand & Co. fbo Clarence Fred IRA
      P.O. Box 1090, Minot, ND 58792

                 10/18/94            1,000    2,100.00         2.10
     Shareholder of Record: Lowell Nelson and Lucinda Nelson JTWROS 1808 2nd Ave. NW, Minot, ND 58701

                 10/18/94            5,299    11,127.90         2.10
     Shareholder of  Record:  West Brand & Co. FBO Del Rothman IRA
      P.O. Box 1090, Minot, ND 58792

                 10/18/94            4,762    10,000.20         2.10
     Shareholder of  Record:  James Wolla and Karol Jean Wolla JTWROS
       RR 3 Box 47, Tioga, ND 58852

                 10/20/94            5,000    10,500.00         2.10
     Shareholder of Record: Brewster Family Trust Lavinia Brewster, TTEE U/A DTD 7-10-91
     P.O. Box 357, Bowbells, ND 58721-0357

                 10/20/94            4,762    10,000.20         2.10
     Shareholder of  Record:  A. James and Carol Johnson JTWROS
       Box 340, Parshall, ND 58770

                 10/20/94            4,762    10,000.20         2.10
     Shareholder of  Record:  A. James and Carol Johnson JTWROS
       Box 340, Parshall, ND 58770

                 10/20/94            2,381    5,000.10         2.10
     Shareholder of  Record:  Bradley J. and Joan Lambert JTWROS
     2309 Academy Road, Minot, ND 58701

                 10/20/94            9,525    20,002.50         2.10
     Shareholder of  Record:  Christine Laskowski
     1508 10th St. SW, Minot, ND 58701

                 10/20/94            2,000    4,200.00         2.10
     Shareholder of Record: Armand C. Haugstad and Leona L. Haugstad JTWROS 1001 21st Ave. NW D5, Minot, ND 58701

                 10/20/94            2,381    5,000.10         2.10
     Shareholder of  Record:  Darrel Loftesnes and Teresa Loftesnes JTWROS
        Box 356, Norwich, ND 58768

                 10/20/94            1,500    3,150.00         2.10
     Shareholder of Record: Doris Nelson Family Trust UDT 12/19/90 Rt. 1 Box 23, Glenburn, ND 58740-9716

                 10/20/94             575      1,207.50         2.10
     Shareholder of  Record:  Michael N. Rose
      P.O. Box 477, Towner, ND 58788

                 10/20/94             11,905       25,000.50        2.10
     Shareholder of  Record:  Hal E. Ross and Denise J. Ross JTWROS
     P.O. Box 147, Bowbells, ND 58721

                 10/20/94            2,381    5,000.10         2.10
     Shareholder of Record: Hal E. Ross and Denise J. Ross JTWROS P.O. Box 147, Bowbells, ND 58721

                 10/20/94             23,684       49,736.40        2.10
     Shareholder of Record: Ross Family Trust Hal Ross, TTEE U/D/T 11-18-91 P.O. Box 147, Bowbells, ND 58721

                 10/20/94             27,000       56,700.00        2.10
     Shareholder of  Record:  Larry Voltz and Diane K. Voltz JTWROS
         Box 84, Hazen, ND 58545

                 10/20/94            4,906    10,302.60         2.10
     Shareholder of  Record:  West Brand & Co. FBO Karol Jean Wolla IRA
      P.O. Box 1090, Minot, ND 58792

                 10/21/94            3,000    6,300.00         2.10
     Shareholder of Record: Jay Altringer and Dyanne Altringer JTWROS 1000 1st Ave. SE, Minot, ND 58701

                 10/21/94            3,000    6,300.00         2.10
     Shareholder of Record: Glenneys H. and Norma J. Berg JTWROS 1124 23rd St. NW, Minot, ND 58701

                 10/21/94            3,000    6,300.00         2.10
     Shareholder of  Record:  Benjamin G. Copes and Evelyn Copes JTWROS
         Box 727, Tioga, ND 58852

                 10/21/94            6,500    13,650.00         2.10
     Shareholder of  Record:  Viola B. Doerr
     617 8th Avenue NE, Minot, ND 58788

                 10/21/94             952      2,000.00         2.10
     Shareholder of Record: Nicholas Faken and Mary Faken JTWROS RR 1 Box 122, Granville, ND 58741

                 10/21/94            4,762    10,000.20         2.10
     Shareholder of  Record:  Roger Glick
       RR4 Box 139, Minot, ND 58701

                 10/21/94             25,000       52,500.00        2.10
     Shareholder of  Record:  West Brand & Co. FBO MFD Relief Association Trust
      P.O. Box 1090, Minot, ND 58792

                 10/21/94             824      1,730.40         2.10
     Shareholder of  Record:  West Brand & Co. fbo Irene Pitner IRA
      P.O. Box 1090, Minot, ND 58792

                 10/21/94            1,829    3,840.90         2.10
     Shareholder of  Record:  West Brand & Co. FBO John Pitner IRA
      P.O. Box 1090, Minot, ND 58792

                 10/21/94            5,000    10,500.00         2.10
     Shareholder of Record: Curtis D. Zimbelman and Linda Zimbleman JTWROS 1308 17 1/2 Ave. SW, Minot, ND 58701

                 10/24/94            1,423    2,988.30         2.10
     Shareholder of  Record:  West Brand & Co. fbo Karen Goetz IRA
      P.O. Box 1090, Minot, ND 58792

                 10/24/94             250       525.00         2.10
     Shareholder of Record: William E. Kay and Barbara J. Kay JTWROS 2204 Skyline Drive, Minot, ND 58701

                 10/25/94             952      2,000.00         2.10
     Shareholder of  Record:  Jane M. Berg
     3605 2nd St. NE Apt 306, Minot, ND 58701

                 10/25/94            1,000    2,100.00         2.10
     Shareholder of  Record:  Mark Bickler and Nicky Bickler JTWROS

                 10/26/94             477      1,001.70         2.10
     Shareholder of  Record:  Ivan Arnold
     P.O. Box 353, Fessenden, ND 58438

                 10/26/94            2,381    5,000.10         2.10
     Shareholder of  Record:  Timothy J. Kramer and Christine M. Kramer JTWROS
       206 NW 8th, Minot, ND 58701

                 10/26/94            5,000    10,500.00         2.10
     Shareholder of Record: Norwest Bank Agent for Trustee for Farstad Oil, In. PST/Dennis Krueger
      P.O. Box 1488, Minot, ND 58702

                 10/26/94             950      1,995.00         2.10
     Shareholder of  Record:  Todd H. Lee cust. for Chelsea Kay Lee under
     ND/UTMA
     819 25th Ave. NE, Minot, ND 58701

                 10/26/94            1,200    2,520.00         2.10
     Shareholder of  Record:  Anne C. Lian
     909 16th St. NW, Minot, ND 58701

                 10/26/94             24,000       50,400.00        2.10
     Shareholder of  Record:  West Brand & Co. FBO Bradley P. Wells IRA
      P.O. Box 1090, Minot, ND 58792

                 10/27/94            2,000    4,200.00         2.10
     Shareholder of  Record:  Kent Bahl and Alene Bahl JTWROS
     RR 2 Box 64, Sherwood, ND 58782

                 10/27/94            2,385    5,008.50         2.10
     Shareholder of Record: Cordell B. Cleveland and Jacqueline S. Cleveland JTWROS
     287 Circle Hills Drive, Grand Forks, ND 58201

                 10/27/94             165       346.50         2.10
     Shareholder of Record: LeRoy Eberle custodian for Steven L. Eberle 122 26th Street SW, Minot, ND 58701

                 10/27/94             229       480.90         2.10
     Shareholder of Record: LeRoy Eberle custodian for Jordon Hanson 122 26th Street SW, Minot, ND 58701

                 10/27/94             131       275.10         2.10
     Shareholder of Record: LeRoy D. Eberle and Connie M. Eberle JTWROS 122 26th Street SW, Minot, ND 58701

                 10/27/94             952      2,000.00         2.10
     Shareholder of  Record:  Aaron M. Faken
     RR 1 Box 122, Granville, ND 58741

                 10/27/94            1,500    3,150.00         2.10
     Shareholder of  Record:  Clarence Fred
     1 Rolling Hills Dr., Minot, ND 58701

                 10/27/94            2,381    5,000.00         2.10
     Shareholder of  Record:  Dale L. Hauser
     103-3 Hampton Loop, Minot, AFB, ND 58704

                 10/27/94            4,642    9,748.20         2.10
     Shareholder of  Record:  West Brand & Co. FBO Donald J. Jelinek IRA
      P.O. Box 1090, Minot, ND 58792

                 10/27/94             120       252.00         2.10
     Shareholder of Record: Don J. Jelinek and Diane L. Jelinek JTWROS 3520 South 20th Street, Fargo, ND 58104

                 10/27/94            3,000    6,300.00         2.10
     Shareholder of  Record:  Ronald J. Johnston
     P.O. Box 66, Lansford, ND 58750

                 10/27/94            2,000    4,200.00         2.10
     Shareholder of  Record:  Jerry A. Leiss
     1127 1st St. NW, Minot, ND 58701

                 10/27/94            1,000    2,100.00         2.10
     Shareholder of  Record:  Wade Locken
      RR 1 Box 16, Mohall, ND 58761

                 10/27/94            2,381    5,000.00         2.10
     Shareholder of Record: Diane K. Olthoff and Richard J. Olthoff JTWROS 301 25th Street NW, Minot, ND 58701

                 10/27/94            9,524    20,000.40         2.10
     Shareholder of Record: Dennis Steinberger and Karen Steinberger JTWROS RR 1 Box 62, Burlington, ND 58722

                 10/27/94            1,000    2,100.00         2.10
     Shareholder of  Record:  Corina Wells
     2521 10th Ave. NW, Minot, ND 58701

                 10/27/94             23,077       48,462.36        2.10
     Shareholder of  Record:  Kathlyn Farstad
     1441 15th St. SW, Minot, ND 58701

                 10/28/94            5,000    10,500.00         2.10
     Shareholder of  Record:  Rita Arneson and David J. Arneson
     627 11th Ave. NE, Minot, ND 58701

                 10/28/94            1,429    3,000.00         2.10
     Shareholder of  Record:  Ethel Bauer
       Box 93-A, Kenmare, ND 58746

                 10/28/94            1,905    4,000.00         2.10
     Shareholder of  Record:  Kathleen A. Bauer
     PO Box 3112, Minot, ND 58702-3112

                 10/28/94            8,000    16,800.00         2.10
     Shareholder of  Record:  American Investors FBO Kim Cady IRA
      P.O. Box 1548, Minot, ND 58702

                 10/28/94            5,000    10,500.00         2.10
     Shareholder of  Record:  John D. Coughlin
      P.O. Box 1273, Minot, ND 58702

                 10/28/94            2,666    5,598.60         2.10
     Shareholder of Record: West Brand & Co. FBO Chiropractic Health Care MPP Gordon Dean
      P.O. Box 1090, Minot, ND 58792

                 10/28/94            1,000    2,100.00         2.10
     Shareholder of  Record:  West Brand & Co. FBO Diane M. Heilman Dodd
     IRA-SEP
      P.O. Box 1090, Minot, ND 58792

                 10/28/94             476      1,000.00         2.10
     Shareholder of  Record:  West Brand & Co. fbo Earl Fink IRA
      P.O. Box 1090, Minot, ND 58792

                 10/28/94             952      1,999.20         2.10
     Shareholder of  Record:  West Brand & Co. fbo Clarence Fred IRA
      P.O. Box 1090, Minot, ND 58792

                 10/28/94             11,905       25,000.00        2.10
     Shareholder of  Record:  Roger E. Guttormson and Beverlee Guttormson
     JTWROS
     2919 Central Avenue West, Minot, ND 58701

                 10/28/94             200       420.00         2.10
     Shareholder of  Record:  Veronica Haman
      Rt 1 Box 35, Towner, ND 58788

                 10/28/94            5,000    10,500.00         2.10
     Shareholder of  Record:  American Investors fbo Dennis Hensen SEP
      P.O. Box 1548, Minot, ND 58702

                 10/28/94            4,762    10,000.20         2.10
     Shareholder of  Record:  Adolph Lorz TOD Alice Lorz
     413 Burke Avenue, Harvey, ND 58341

                 10/28/94             709      1,488.90         2.10
     Shareholder of  Record:  West Brand & Co. fbo Irene C. Mayer
      P.O. Box 1090, Minot, ND 58792

                 10/28/94             535      1,123.50         2.10
     Shareholder of Record: West Brand & Co. FBO McGee Law Firm PSP FBO Orlin Backes
      P.O. Box 1090, Minot, ND 58792

                 10/28/94            5,000    10,500.00         2.10
     Shareholder of  Record:  West Brand & Co. fbo Curtis Mehlhoff IRA
      P.O. Box 1090, Minot, ND 58792

                 10/28/94             16,062       33,730.20        2.10
     Shareholder of  Record:  West Brand & Co. fbo Kent Pietsch IRA
      P.O. Box 1090, Minot, ND 58792

                 10/28/94            4,762    10,000.20         2.10
     Shareholder of  Record:  Leona Rubbelke
       419 N. Main, Minot, ND 58701

                 10/28/94             238       500.00         2.10
     Shareholder of  Record:  Marlo Stromberg
      RR 6 Box 325A, Minot, ND 58701

                 10/28/94            2,381    5,000.00         2.10
     Shareholder of  Record:  Kelly Stromberg
      RR 6 Box 325A, Minot, ND 58701

                 10/28/94            2,400    5,040.00         2.10
     Shareholder of  Record:  Delton J. and Violet Torno JTWROS
     2314 Bel Air Dr., Minot, ND 58701

                 10/28/94             10,603       22,266.30        2.10
     Shareholder of  Record:  West Brand & Co. FBO Richard A. Moe IRA
      P.O. Box 1090, Minot, ND 58792

                 10/29/94            1,667    3,500.70         2.10
     Shareholder of  Record:  Dr. Robert J. Deckert and Cathren R.
     Deckert JTWROS
     1437 1st Street SW, Minot, ND 58701

                 10/31/94            1,000    2,100.00         2.10
     Shareholder of  Record:  Kathy Bonn and Fred Bonn JTWROS
       708 SW 3rd, Minot, ND 58701

                 10/31/94            2,000    4,200.00         2.10
     Shareholder of  Record:  Blaine DesLauriers
     1305 14th Ave. SW, Minot, ND 58701

                 10/31/94            3,810    8,001.00         2.10
     Shareholder of  Record:  Carol J. Geiszler
     1617 Rider Road, Grand Forks, ND 58201-5246

                 10/31/94             400       840.00         2.10
     Shareholder of  Record:  Susan E. Gessner
     1509 18th Ave. SW, Minot, ND 58701

                 10/31/94            2,500    5,250.00         2.10
     Shareholder of  Record:  David Houim and Nancy Houim JTWROS
      Rt 1 Box 148, Rugby, ND 58368

                 10/31/94            5,000    10,500.00         2.10
     Shareholder of  Record:  Clements J. Hauck and Marion Hauck JTWROS
       907 S. Main, Rugby, ND 58368

                 10/31/94             260       546.00         2.10
     Shareholder of  Record:  Bruce Hoelscher
     RR 1 Box 139, Foxholm, ND 58738

                 10/31/94            1,000    2,100.00         2.10
     Shareholder of  Record:  Vera A. Hoffman
     3123 7th St. SW, Minot, ND 58701

                 10/31/94            1,000    2,100.00         2.10
     Shareholder of Record: Gregory Johnson and Renee Johnson JTWROS 164 1st St. NE, Carrington, ND 58421

                 10/31/94            5,000    10,500.00         2.10
     Shareholder of  Record:  Roger E. Johnson
     511 4th Street SE, Rugby, ND 58368

                 10/31/94            4,762    10,000.20         2.10
     Shareholder of Record: Thomas E. Jundt and Marlene Jundt JTWROS 610 24th Ave. SW, Minot, ND 58701

                 10/31/94             950      1,995.00         2.10
     Shareholder of Record: Joseph P. Kraft and Debbie K. Kraft JTWROS 2505 El Rio Drive, Minot, ND 58701

                 10/31/94            2,500    5,250.00         2.10
     Shareholder of  Record:  Victor Lybeck and Arlene Lybeck JTWROS
      RR 1 Box 37, Esmond, ND 58332

                 10/31/94            2,858    6,001.80         2.10
     Shareholder of Record: Phillip G. Martin and Eva M. Martin JTWROS 313 2nd Ave. SW, Rugby, ND 58368

                 10/31/94             40,000       84,000.00        2.10
     Shareholder of  Record:  Kern J. Minehan
      RR 4 Box 329, Minot, ND 58701

                 10/31/94            2,500    5,250.00         2.10
     Shareholder of  Record:  Paul W. Niemi, PC
     118 3rd Ave. NW, Rugby, ND 58368

                 10/31/94            5,000    10,500.00         2.10
     Shareholder of  Record:  Bruce Nybakken
     619 3rd, St. NE, Not in Database, -- 58703

                 10/31/94             10,000       21,000.00        2.10
     Shareholder of Record: David C. Olson and Kathleen Olson JTWROS 1429 11th St. SW, Minot, ND 58701

                 10/31/94            1,000    2,100.00         2.10
     Shareholder of  Record:  Arlene C. Beck
     909 Adams Ave., Harvey, ND 58341

                 10/31/94            3,800    7,980.00         2.10
     Shareholder of  Record:  Andrew Billie Jr.
     724 23rd Ave. NW, Minot, ND 58701

                 10/31/94            7,703    16,176.49         2.10
     Shareholder of Record: Alton Johnson and Arleen Johnson JTWROS RR 1 Box 60D, Burlington, ND 58722

                 10/31/94            3,335    7,003.50         2.10
     Shareholder of  Record:  West Brand & Co. FBO Harvey Popinga, PSP
      P.O. Box 1090, Minot, ND 58792

                 10/31/94            1,000    2,100.00         2.10
     Shareholder of  Record:  Reed Rosencrans
      HC 02 Box 64, Towner, ND 58788

                 10/31/94             500      1,050.00         2.10
     Shareholder of  Record:  James Weinmann Jr.
     821 1/2 Lincoln Ave., Harvey, ND 58341

                 10/31/94             16,670       35,007.00        2.10
     Shareholder of  Record:  Marvin Wentz
      P.O. Box 54, Harvey, ND 58341

                 10/31/94            1,000    2,100.00         2.10
     Shareholder of  Record:  Charlane Ann Bertsch
     1529 NW 16th St, Minot, ND 58701

                 10/31/94             714      1,499.40         2.10
     Shareholder of Record: Brad A. Oothoudt and Camille A. Oothoudt JTWROS 204 25th Street NW, Minot, ND 58701

                 10/31/94            1,500    3,150.00         2.10
     Shareholder of  Record:  Kermit Peters and Kathleen Peter JTWROS
      RR 1 Box 33, Wolford, ND 58385

                 10/31/94            2,500    5,250.00         2.10
     Shareholder of  Record:  David Rendahl
      RR 1 Box 52F, Esmond, ND 58332

                 10/31/94            1,190    2,499.00         2.10
     Shareholder of Record: John Reiser and Sandra Reiser JTWROS 11 Country Club Heights, Minot, ND 58701

                 10/31/94            5,000    10,500.00         2.10
     Shareholder of  Record:  Rodney J. Renaud and Brent R. Renaud JTWROS
      P.O. Box 2207, Minot, ND 58702

                 10/31/94             10,000       21,000.00        2.10
     Shareholder of  Record:  James E. Rothschiller and Arlyne H.
     Rothschiller JTWROS
     315 10th St. SE, Rugby, ND 58368

                 10/31/94            9,000    18,900.00         2.10
     Shareholder of Record: John P. Schaan and Theresa K. Schaan JTWROS 1100 2nd Avenue SW, Rugby, ND 58368

                 10/31/94            1,100    2,310.00         2.10
     Shareholder of  Record:  Ken Schaan custodian for Riley Schaan
       RR 1Box 122, Balta, ND 58313

                 10/31/94            1,100    2,310.00         2.10
     Shareholder of  Record:  Ken Schaan custodian for Isaac Schaan
      RR 1 Box 122, Balta, ND 58313

                 10/31/94            3,810    8,001.00         2.10
     Shareholder of Record: Joe J. Schall and Beatrice Schall JTWROS 1209 3rd Ave. SE, Rugby, ND 58368

                 10/31/94            2,381    5,000.10         2.10
     Shareholder of  Record:  Richard L. Silvernagel
     2002 E. Capitol Ave., Bismarck, ND 58501

                 10/31/94            3,810    8,001.00         2.10
     Shareholder of  Record:  James R. Weinmann
     110 E. 10th St., Harvey, ND 58341

                 10/31/94            5,000    10,500.00         2.10
     Shareholder of Record: Walter Williams and Rosella Williams JTWROS 901 South Main, Rugby, ND 58368

                 10/31/94            1,000    2,100.00         2.10
     Shareholder of  Record:  Craig Wollenburg
     318 4th Street SE, Rugby, ND 58368

                 10/31/94             10,000       21,000.00        2.10
     Shareholder of  Record:  Robert G. Bartsch
      RR #4 Box 244, Minot, ND 58701

                 10/31/94             10,000       21,000.00        2.10
     Shareholder of  Record:  Linda L. Bartsch
      RR #4 Box 244, Minot, ND 58701

                 10/31/94             500      1,050.00         2.10
     Shareholder of  Record:  West Brand & Co. fbo William T. Bosley IRA
      P.O. Box 1090, Minot, ND 58792

                 10/31/94             476       999.60         2.10
     Shareholder of  Record:  Casie Chandler
     5110 Burdick Expy E. 18A, Minot, ND 58701

                 10/31/94             953      2,001.30         2.10
     Shareholder of  Record:  Lila M. Guttormson
     620 21st St. NW, Minot, ND 58701

                 10/31/94            2,400    5,040.00         2.10
     Shareholder of  Record:  John R. and Lucy H. Rosatti JTWROS
       RR 2 Box 89, Minot, ND 58701

                 10/31/94            4,762    10,000.00         2.10
     Shareholder of  Record:  Sheldon Smith
     HCR1 Box 144, Powers Lake, ND 58773

                 10/31/94             238       500.00         2.10
     Shareholder of  Record:  Marlo Stromberg and Kelly Stromberg JTWROS
      RR 6 Box 325A, Minot, ND 58701

                 10/31/94             714      1,500.00         2.10
     Shareholder of  Record:  Michael Stromberg
      RR 6 Box 325, Minot, ND 58701

                 10/31/94            9,524    20,000.40         2.10
     Shareholder of Record: Kelly Wurgler and Donna Wurgler JTWROS 1719 12th St. SW, Minot, ND 58701

                 10/31/94            2,400    5,040.00         2.10
     Shareholder of  Record:  West Brand & Co. fbo Wayne Zwak SEP-IRA
      P.O. Box 1090, Minot, ND 58792

                 10/31/94             500      1,050.00         2.10
     Shareholder of  Record:  LaRissa Anderson
     2418 N. Washington St., Bismarck, ND 58501

                 10/31/94            1,000    2,100.00         2.10
     Shareholder of  Record:  Mark J. and Deb A. Anderson JTWROS
       PO Box 6057, Minot, ND 58702

                 10/31/94            2,381    5,000.00         2.10
     Shareholder of  Record:  West Brand & Co. fbo Willibrod O. Bachmeier
     SEP-IRA
      P.O. Box 1090, Minot, ND 58792

                 10/31/94            1,190    2,500.00         2.10
     Shareholder of  Record:  Paul M. Bauer
      1719 SW 13th, Minot, ND 58701

                 10/31/94             14,285       29,998.50        2.10
     Shareholder of  Record:  David Burckhard
      P.O. Box 849, Minot, ND 58702

                 10/31/94            2,381    5,000.00         2.10
     Shareholder of  Record:  M. H. Evenson TOD Miles P. Evenson
     2905 1st Ave. SW, Minot, ND 58701

                 10/31/94            8,735    18,343.50         2.10
     Shareholder of  Record:  West Brand & Co. FBO Dorothy Hooker IRA
      P.O. Box 1090, Minot, ND 58792

                 10/31/94             14,285       29,998.50        2.10
     Shareholder of  Record:  Rick L. Pierson
      P.O. Box 849, Minot, ND 58702

                 10/31/94             10,290       21,609.00        2.10
     Shareholder of  Record:  West Brand & Co. fbo Arnold O. Sand
      P.O. Box 1090, Minot, ND 58792

                 10/31/94            4,710    9,891.00         2.10
     Shareholder of  Record:  West Brand & Co. fbo Joyce M. Sand IRA
      P.O. Box 1090, Minot, ND 58792

                 10/31/94             10,000       21,000.00        2.10
     Shareholder of  Record:  Stan Martin Agency, Inc.
       Box 767, Anamoose, ND 58710

                 10/31/94            1,190    2,499.00         2.10
     Shareholder of  Record:  Douglas Kent Teets
     721 12th Street NE, Minot, ND 58701

                 10/31/94            1,000    2,100.00         2.10
     Shareholder of  Record:  West Brand & Co.
      P.O. Box 1090, Minot, ND 58792

                 10/31/94            1,000    2,100.00         2.10
     Shareholder of  Record:  West Brand & Co.
      P.O. Box 1090, Minot, ND 58792

                 10/31/94            1,000    2,100.00         2.10
     Shareholder of  Record:  West Brand & Co.
      P.O. Box 1090, Minot, ND 58792

                 10/31/94            2,000    4,200.00         2.10
     Shareholder of  Record:  West Brand & Co.
      P.O. Box 1090, Minot, ND 58792

                 10/31/94            2,221    4,664.10         2.10
     Shareholder of  Record:  West Brand & Co. FBO Don Windmueller
      P.O. Box 1090, Minot, ND 58792

                 10/31/94            1,300    2,730.00         2.10
     Shareholder of Record: Merle T. Zander and Eileen C. Zander JTWROS 1824 10th Street SW, Minot, ND 58701

                 10/31/94             10,000       21,000.00        2.10
     Shareholder of  Record:  West Brand and & fbo Monica Powell IRA
      P.O. Box 1090, Minot, ND 58792

                 10/31/94             12,391       26,021.10        2.10
     Shareholder of  Record:  West Brand & Co. FBO Gardell Giffey IRA
      P.O. Box 1090, Minot, ND 58792

                 10/31/94             908      1,906.58         2.10
     Shareholder of  Record:  West Brand & Co. FBO Jane Berg IRA
      P.O. Box 1090, Minot, ND 58792

                 10/31/94            1,000    2,100.00         2.10
     Shareholder of  Record:  Jason and Shila Hausauer JTWROS
     383 Prairewood Cir. #203, Fargo, ND 58103

                 10/31/94            2,380    4,998.80         2.10
     Shareholder of Record: Leonard Pietsch Family Trust Leonard & Thelma Pietsch TTEES dtd
     10/22/91
          RR #7, Minot, ND 58701

                 10/31/94            5,000    10,500.00         2.10
     Shareholder of  Record:  PM Enterprises
     17 South 7th St., Fargo, ND 58103

                 10/31/94             477      1,001.70         2.10
     Shareholder of  Record:  David Houim as Cust. for Ashley F. Houim ND/UTMA
      RR 1 Box 148, Rugby, ND 58368

                 10/31/94            1,000    2,100.00         2.10
     Shareholder of Record: David J. Volk and Agnes M. Volk JTWROS 2301 NW 2nd Ave., Minot, ND 58701

                 10/31/94             25,000       52,500.00        2.10
     Shareholder of  Record:  West Brand & Co. FBO Steven R. Smith IRA
      P.O. Box 1090, Minot, ND 58702

                 10/31/94            6,440    13,524.00         2.10
     Shareholder of  Record:  West Brand & Co. FBO Frieda Hultin IRA
      P.O. Box 1090, Minot, ND 58702

                 10/31/94            9,824    20,630.40         2.10
     Shareholder of  Record:  West Brand & Co. FBO Irvin L. Hultin IRA
      P.O. Box 1090, Minot, ND 58702

                 10/31/94            5,862    12,311.10         2.10
     Shareholder of  Record:  West Brand & Co. fbo Diane H. Schatz IRA
      P.O. Box 1090, Minot, ND 58702

                 10/31/94            5,861    12,307.57         2.10
     Shareholder of  Record:  West Brand & Co. fbo Danny C. Schatz IRA
      P.O. Box 1090, Minot, ND 58702

                 10/31/94             10,000       21,000.00        2.10
     Shareholder of  Record:  Vern L. Kongslie
      P.O. Box 234, Towner, ND 58788

                 10/31/94            1,000    2,100.00         2.10
     Shareholder of  Record:  Roger Domres as Cust. fbo Ryan Domres UTMA
      P.O. Box 1934, Minot, ND 58702

                 10/31/94            1,000    2,100.00         2.10
     Shareholder of  Record:  Roger Domres as Cust. fbo Rilie Domres UTMA
      P.O. Box 1934, Minot, ND 58702

                 10/31/94            2,600    5,460.00         2.10
     Shareholder of Record: American Investors FBO Anderson, Wade, Whitty, P.C. PSP Robert W.
     Anderson
      P.O. Box 1548, Minot, ND 58702

                 11/30/94             150       315.00         2.10
     Shareholder of  Record:  West Brand & Co. Jacqueline L. case 401k
      P.O. Box 1090, Minot, ND 58702

                 11/30/94             119       249.90         2.10
     Shareholder of  Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                 11/30/94             360       756.00         2.10
     Shareholder of  Record:  West Brand & Co. FBO Shannon Radke 401K
      P.O. Box 1090, Minot, ND 58702

                 11/30/94               12      25.20      2.10
     Shareholder of  Record:  West Brand & Co. Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                 11/30/94               95     199.50      2.10
     Shareholder of  Record:  West Brand & Co. Toben Taft 401k
      P.O. Box 1090, Minot, ND 58702

                 12/14/94             714      1,500.00         2.10
     Shareholder of  Record:  Dorothy Henke
      RR 1 Box 37B, Sawyer, ND 58781

                 12/27/94               75     157.50      2.10
     Shareholder of  Record:  West Brand & Co. Jacqueline L. Case 401k
      P.O. Box 1090, Minot, ND 58702

                 12/27/94               65     136.50      2.10
     Shareholder of  Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                 12/27/94             100       210.00         2.10
     Shareholder of  Record:  West Brand & Co. FBO Shannon Radke 401K
      P.O. Box 1090, Minot, ND 58702

                 12/27/94               12      25.20      2.10
     Shareholder of  Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                 12/27/94               95     199.50      2.10
     Shareholder of  Record:  West Brand & Co. Toben Taft 401k
      P.O. Box 1090, Minot, ND 58702

                1/19/95     134       282.30         2.10
     Shareholder of  Record:  Dorothy Henke
      RR 1Box 37B, Sawyer, ND 58781

                1/31/95     100       210.00         2.10
     Shareholder of  Record:  West Brand & Co. Jacqueline L., Case 401k
      P.O. Box 1090, Minot, ND 58702

                1/31/95     110       231.00         2.10
     Shareholder of  Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                1/31/95       84     176.40      2.10
     Shareholder of  Record:  West Brand & Co. FBO Shannon Radke 401K
      P.O. Box 1090, Minot, ND 58702

                1/31/95       12      25.20      2.10
     Shareholder of  Record:  West Brand & Co. Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                2/28/95       75     157.50      2.10
     Shareholder of  Record:  West Brand & Co. Jacqueline L. case 401k
      P.O. Box 1090, Minot, ND 58702

                2/28/95     109       228.90         2.10
     Shareholder of  Record:  West Brand & Co. Richard D. Olson 401k
      P.O. Box 1090, Minot, ND 58702

                2/28/95       81     170.10      2.10
     Shareholder of  Record:  West Brand & Co. Shannon Radke 401K
      P.O. Box 1090, Minot, ND 58702

                2/28/95       12      25.20      2.10
     Shareholder of  Record:  West Brand & Co. FBO Judy Schwan 401k
      P.O. Box 1090, Minot, ND 58702

                12/9/94     907      2,131.45         2.35
     Shareholder of  Record:  West Brand & Co. FBO Gloria Bland IRA
      P.O. Box 1090, Minot, ND 58702

                 12/12/94            1,353    3,179.55         2.35
     Shareholder of  Record:  West Brand & Co. James H. Bland IRA
      P.O. Box 1090, Minot, ND 58702

                 12/13/94             250       587.50         2.35
     Shareholder of  Record:  Curtis Bahl
     RR 2 Box 66, Sherwood, ND 58782

                 12/20/94               10      23.50      2.35
     Shareholder of Record: John Cook Cust. for Elliot James Leinan under ND/UTMA
     2218 N. Main Court, Williston, ND 58801

                  1/3/95               851    2,000.00         2.35
     Shareholder of  Record:  West Brand & Co. FBO Emelia Thompson IRA
      P.O. Box 1090, Minot, ND 58702

                  1/3/95               851    2,000.00         2.35
     Shareholder of  Record:  West Brand & Co. FBO Larry H. Thompson IRA
      P.O. Box 1090, Minot, ND 58702

                1/11/95    4,256    10,001.60         2.35
     Shareholder of  Record:  Delbert Wright TOD Dakota Boys Ranch Foundation
       RR Box 59, Antler, ND 58711

                1/13/95     852      2,001.59         2.35
     Shareholder of  Record:  West Brand & Co. FBO Sherry Y. Hummel IRA
      P.O. Box 1090, Minot, ND 58702

                1/13/95     639      1,501.25         2.35
     Shareholder of  Record:  West Brand & Co. FBO Donavon J. Hummel IRA
      P.O. Box 1090, Minot, ND 58702

                1/16/95    4,255    10,000.00         2.35
     Shareholder of  Record:  Phyllis Bock
     RR 1 Box 140, Foxholm, ND 58738

                  2/6/95              1,000    2,350.00         2.35
     Shareholder of  Record:  Gustave Ekberg amd Helen Ekberg JTWROS
       Box 175A, Kenmare, ND 58746

                  2/7/95               250     587.50      2.35
     Shareholder of  Record:  Marcia K. Hall and Douglas Hall JTWROS
      PO Box 313, Berthold, ND 58718

                  2/9/95              1,000    2,350.00         2.35
     Shareholder of Record: Irvin Hultin and Frieda Hultin JTWROS 1504 9th St SW, Minot, ND 58701

                  2/9/95             13,000  30,550.00         2.35
     Shareholder of  Record:  Roger D. Luck and Rebecca J. Luck JTWROS
      11 27th St NW, Minot, ND 58701

                  2/9/95              1,700    3,995.00         2.35
     Shareholder of Record: Leroy Johnson and Lorna Johnson JTWROS 117 35th Ave. SW, Minot, ND 58701

                  2/9/95              8,937  21,001.95         2.35
     Shareholder of  Record:  Bonnie J. Mehlhoff
     3012 Northshore Loop SE, Mandan, ND 58554

                  2/9/95              8,510  19,998.50         2.35
     Shareholder of Record: Wayne A. Johnson and Sharon M. Johnson 1437 15th St. SW, Minot, ND 58701

                  2/9/95              1,250    2,937.50         2.35
     Shareholder of Record: Sandra K. Hawley and Craig C. Hawlet JTWROS 171 Burnett's Rd., Bottineau, ND 58318

                  2/9/95              4,256  10,001.60         2.35
     Shareholder of  Record:  Stephen Ohly
     121 26th St. SW, Minot, ND 58701

                2/14/95    1,000    2,350.00         2.35
     Shareholder of Record: Brett A. Martin and France L. Martin JTWROS 1124 9th St. SW, Minot, ND 58701

                2/14/95    2,130    5,005.50         2.35
     Shareholder of  Record:  Lyle Zimbelman
     1415 19th Ave. SW, Minot, ND 58701

                2/14/95     426      1,001.10         2.35
     Shareholder of  Record:  Larry A. Stroschein
       RR6 Box 306, Minot, ND 58703

                2/14/95     426      1,001.10         2.35
     Shareholder of  Record:  Marie A. Stettner
       HC 2 Box 134, Ross, ND 58776

                2/14/95    1,277    3,000.00         2.35
     Shareholder of  Record:  West Brand & Co. FBO Steven Kourajian SEP-IRA
      P.O. Box 1090, Minot, ND 58702

                2/15/95    1,702    4,000.00         2.35
     Shareholder of Record: Rod E. Schwandt and Linda K. Schwandt JTWROS P.O. Box 71, Burlington, ND 58722

                2/16/95    2,128    5,000.00         2.35
     Shareholder of Record: William E. Kay and Barbara J. Kay JTWROS 2204 Skyline Drive, Minot, ND 58701

                2/27/95    5,000    11,750.00         2.35
     Shareholder of Record: Wilkota and Company c/o First National Bank & trust Co.
     PO Box 1827, Williston, ND 58802-1827

                2/27/95    5,106    12,000.00         2.35
     Shareholder of Record: L. Norman Ferrier and Diane L. Ferrier JTWROS 2509 11th Ave. NW, Minot, ND 58701

                2/27/95     511      1,200.85         2.35
     Shareholder of  Record:  Brian Gessner
      PO Box 102, Maxbass, ND 58760

                2/27/95    1,000    2,350.00         2.35
     Shareholder of  Record:  Howard F. Schaan
     301 9th St. East, Harvey, ND 58341

                2/27/95    4,255    10,000.00         2.35
     Shareholder of  Record:  Harold R. Schmidt
      Rt. 1 Box 16, Martin, ND 58758

                  3/3/95              2,128    5,000.00         2.35
     Shareholder of Record: James M. McDonald and LaRae McDonald JTWROS 1920 Skyline Dr., Minot, ND 58701

                  3/7/95               852    2,002.20         2.35
     Shareholder of  Record:  West Brand & Co. FBO Joe Haugen IRA
      P.O. Box 1090, Minot, ND 58702

                  3/7/95               851    1,999.85         2.35
     Shareholder of  Record:  West Brand & Co. FBO Ardyce Haugen IRA
      P.O. Box 1090, Minot, ND 58702

                  3/7/95              7,660  18,001.00         2.35
     Shareholder of Record: Jerry D. Peak and Kristen E. Peak JTWROS PO Box 1075, Dunseith, ND 58329

                  3/7/95             10,638  25,000.00         2.35
     Shareholder of  Record:  Bernice G. Auverson
      PO Box 665, New Town, ND 58763

                  3/7/95              4,255  10,000.00         2.35
     Shareholder of  Record:  Bonnie Sjol
     2436 2nd Ave. SW, Minot, ND 58701

                  3/7/95              2,128    5,000.00         2.35
     Shareholder of Record: Thelma Narum and Sheryl S. Eisenbeis JTWROS 910 17th Ave. SW, Minot, ND 58701

                  3/7/95              2,128    5,000.00         2.35
     Shareholder of  Record:  Thelma Narum and Terry Narum JTWROS
     910 17th Ave. SW, Minot, ND 58701

                  3/7/95              2,128    5,000.00         2.35
     Shareholder of  Record:  Thelma Narum and Randy Narum JTWROS
     910 17th Ave. SW, Minot, ND 58701

                  3/7/95              2,128    5,000.00         2.35
     Shareholder of Record: Julia Lenertz TOD Charles L. Lenertz 915 17th Ave. SW, Minot, ND 58701

                  3/7/95              1,000    2,350.00         2.35
     Shareholder of Record: Doris Nelson Family Trust UDT 12/19/90 Rt 1 Box 23, Glenburn, ND 58740-9716

                  3/7/95              2,493    5,858.40         2.35
     Shareholder of  Record:  West Brand & Co. FBO Robert M. Evenson IRA
      P.O. Box 1090, Minot, ND 58702

                  3/7/95              4,979  11,700.00         2.35
     Shareholder of  Record:  West Brand & Co. FBO Thomas Layman IRA
      P.O. Box 1090, Minot, ND 58702

                  3/7/95              6,412  15,068.20         2.35
     Shareholder of  Record:  West Brand & Co. FBO Gunter's PSP
      P.O. Box 1090, Minot, ND 58702

                  3/7/95              9,551  22,444.85         2.35
     Shareholder of  Record:  Terry A. Domres
     2400 11th Ave. NW, Minot, ND 58701

                  3/7/95              3,400    7,999.00         2.35
     Shareholder of Record: Terry A. Domres custodian for Brittany A. Domres 2400 11th Ave. NW, Minot, ND 58701

                  3/7/95              3,400    7,999.00         2.35
     Shareholder of Record: Terry A. Domres custodian for Lucas A. Domres 2400 11th Ave. NW, Minot, ND 58701

                  3/7/95              3,400    7,999.00         2.35
     Shareholder of Record: Terry A. Domres custodian for Meagen L. Domres 2400 11th Ave. NW, Minot, ND 58701

                  3/7/95              1,702    3,999.70         2.35
     Shareholder of  Record:  Terry Sanders
     2536 10th Ave. NW, Minot, ND 58701

                  3/7/95             10,000  23,500.00         2.35
     Shareholder of  Record:  Roger W. Domres
     1433 15th St. SW, Minot, ND 58701

                  3/7/95              2,128    5,000.80         2.35
     Shareholder of  Record:  Bryan R. Stein and Holly J. Stein JTWROS
      RR 4 Box 372, Minot, ND 58702

                  3/7/95              3,500    8,225.00         2.35
     Shareholder of Record: Duane Jussero and Ann Jussero JTWROS 2317 19th St SW, Minot, ND 58701

                  3/7/95              2,554    6,001.90         2.35
     Shareholder of  Record:  Bruce E. Knudsen and Wendy C. Knudsen JTWROS
      134 6th St SE, Minot, ND 58701

                  3/7/95              1,000    2,350.00         2.35
     Shareholder of  Record:  Marcus J. Dailey
     113 13th Ave. NE, Minot, ND 58701

                  3/7/95             10,000  23,500.00         2.35
     Shareholder of  Record:  Bruce Hager
     2517 11th Avenue NW, Minot, ND 58701

                  3/7/95              5,937  13,951.95         2.35
     Shareholder of  Record:  West Brand & Co. FBO Bruce Hager IRA
      P.O. Box 1090, Minot, ND 58702

                  3/7/95              2,128    5,000.80         2.35
     Shareholder of  Record:  West Brand & Co. FBO Ken Herslin IRA
      P.O. Box 1090, Minot, ND 58702

                  3/7/95              5,106  11,999.10         2.35
     Shareholder of  Record:  West Brand & Co. FBO Minot Radiation
      Oncology MPP  Kiernan Minehan
      P.O. Box 1090, Minot, ND 58702

                  3/7/95              7,659  17,998.65         2.35
     Shareholder of Record: West Brand & Co. FBO Minot Radiation Oncology PSP Kiernan Minehan
      P.O. Box 1090, Minot, ND 58702

                  3/7/95              3,829    8,998.15         2.35
     Shareholder of  Record:  West Brand & Co. FBO Paul Kelleher IRA
      P.O. Box 1090, Minot, ND 58702

                  3/7/95             21,275  49,996.25         2.35
     Shareholder of  Record:  West Brand & Co. FBO MFD Relief Association Trust
      P.O. Box 1090, Minot, ND 58702

                  3/7/95              3,566    8,380.10         2.35
     Shareholder of  Record:  West Brand & Co. FBO Monica Powell Trust
      P.O. Box 1090, Minot, ND 58702

                  3/7/95              1,607    3,776.45         2.35
     Shareholder of  Record:  West Brand & Co. FBO Bruce D. Grover IRA
      P.O. Box 1090, Minot, ND 58702

                  3/7/95              1,604    3,769.02         2.35
     Shareholder of  Record:  West Brand & Co. FBO Nola N. Grover IRA
      P.O. Box 1090, Minot, ND 58702

                  3/7/95              1,020    2,396.50         2.35
     Shareholder of  Record:  West Brand & Co. FBO Harvey Popinga, PSP
      P.O. Box 1090, Minot, ND 58702

                  3/7/95               524    1,231.40         2.35
     Shareholder of  Record:  West Brand & Co. fbo Earl Fink IRA
      P.O. Box 1090, Minot, ND 58702

                  3/7/95              1,000    2,350.00         2.35
     Shareholder of Record: Brett A. Martin and Frances L. Martin JTWROS 1124 9th St. SW, Minot, ND 58703

                  3/7/95              9,551  22,444.85         2.35
     Shareholder of Record: West Brand & Co. fbo Domres Car Wash dba Toad's Ride N' Shine PSP
      P.O. Box 1090, Minot, ND 58702

                  3/7/95              2,127    4,998.45         2.35
     Shareholder of  Record:  West Brand & Co. FBO Bryan R. Stein IRA
      P.O. Box 1090, Minot, ND 58702

                  3/7/95             34,100  80,135.00         2.35
     Shareholder of  Record:  Joe Haugen
        Box 97, Parshall, ND 58770

                  3/7/95              2,128    5,000.80         2.35
     Shareholder of Record: Bruce H. Keating and Antonette M. Keating JTWROS 1401 12th St SW, MInot, ND 58701

                  3/7/95              2,128    5,000.80         2.35
     Shareholder of  Record:  Patrick J. Keating
     708 18th St. NW, Minot, ND 58701

                  3/8/95              5,532  13,000.20         2.35
     Shareholder of Record: Bernice V. Hilzendager and Beverly Fealing JTWROS 203 SE 4th St., Rugby, ND 58368

                  3/8/95              5,532  13,000.20         2.35
     Shareholder of Record: Bernice V. Hilzendager and Vicki L. Harmel JTWROS 203 SE 4th St., Rugby, ND 58368

                  3/8/95              5,532  13,000.20         2.35
     Shareholder of  Record:  Bernice V. Hilzendager and Susan P. Hilzendager
     JTWROS
     203 SE 4th St., Rugby, ND 58368

                  3/8/95              2,500    5,875.00         2.35
     Shareholder of Record: Wally Eckmann custodian for Cole C. Eckmann 5 Souris Court, Minot, ND 58701

                  Totals            4,859,207    $9,194,817.64*

     *This gross amount is reduced by Sales Commissions amounting to 6% of sales by brokerage firms unrelated to the Company and 8% on sales recorded through ND Capital, Inc. Additionally, the Company routinely repurchases stock from shareholders who wish to sell their common stock in the Company. Therefore annual net proceeds of stock sales recorded by the Company on its Balance Sheet are reduced both by commission and repurchases of common stock by the Company. Reference is made to the Consolidated Statements of Stockholders' Equity in the consolidated financial which are a part of this registration statement. In the years ended December 31, 1992, December 31, 1993 and December 31, 1994 the Company recorded increases in stockholder equity from stock issued, net of redemptions, of $733,583, $2,737,283 and $4,044,392 respectively.

      The Company has also made a private offering of investment certificates. The certificates are debt obligations and do not represent ownership in the Company. As of December 31, 1994, $281,100 in certificates had been issued. The certificates bear interest at a rate of 10% per annum, payable semi-annually, and mature 5 years from the date of issuance. The Company has the option of redeeming the certificates early, but has no obligation to do so except in the case of death of the registered holder. The Company relied upon exemptions from registration provided by Regulation D (specifically Section 230.504) of the Securities Act of 1933. The Investment Certificates were offered through ND Capital, Inc. (the Company's subsidiary) a broker/dealer and officers of the Company. The investment certificates were sold subject to selling commissions of 2%.

              Purchase Date Certificate No.    $ Amount
                6/15/92           9          25,000.00
     Owner on Record:  Daniel Volk & Louis Volk
       430 SE 4th, Rugby, ND 58368

                6/15/92            10          7,500.00
     Owner on Record:  Daniel Volk & Louis Volk
       430 SE 4th, Rugby, ND 58368

                 10/13/92          11          5,000.00
     Owner on Record:  Arland Borgen
     210 Territorial Drive, Rugby, ND 58368

                 10/28/92          18        23,000.00
     Owner on Record:  Virgil Wollenburg
     1061 2nd St. East, Dickinson, ND 58601

                 10/28/92          13        10,000.00
     Owner on Record:  Warren B. Grove & Kathryn M. Grove JTWROS
      RR 4 Box 60A, Rugby, ND 58368

                11/2/92            14          5,000.00
     Owner on Record:  Rothchild Inv. Services, Inc.
      6 1st St. SW, Minot, ND 58701

                11/2/92            15        12,000.00
      Owner on Record:  Gabe N. Volk
     501 12th Ave. NW, Mandan, ND 58554

                11/2/92            16        12,000.00
     Owner on Record:  Daniel J. Volk
     430 4th St. SE, Rugby, ND 58368

                11/2/92            17        12,000.00
     Owner on Record:  Louis A. Volk
     430 4th St. SE, Rugby, ND 58368

                1/22/93            20          5,000.00
     Owner on Record:  Virgil L. Wollenburg
     1061 2nd St. East, Dickinson, ND 58601

                  3/9/93          21          25,000.00
     Owner on Record:  Dorothy M. Teets
     721 12th St. NE, Minot, ND 58701

                  3/9/93          22          20,000.00
     Owner on Record:  W. Brand fbo Mann's Auto. Supply 401K
      P.O. Box 1090, Minot, ND 58702

                3/15/93            23          2,000.00
     Owner on Record:  W. Brand fbo Marilyn Fugelseth IRA
      P.O. Box 1090, Minot, ND 58702

                3/15/93            24          2,000.00
     Owner on Record:  W. Brand fbo Ken Fugelseth IRA
      P.O. Box 1090, Minot, ND 58702

                4/15/93            25          1,500.00
     Owner on Record:  Layton Freborg
     P.O. Box 677, Underwood, ND 58576

                4/15/93            26          1,500.00
     Owner on Record:  Myrna Freborg
     1220 30th St. NW Apt. 107, Bemidji, MN  56601

                4/15/93            27          1,500.00
     Owner on Record:  Arnold V. Freborg
     2701 Bemidji Ave., Bemidji, MN  56601

                4/15/93        Canc.28        1,500.00
                                   34
     Owner on Record:  Karen L. and Doyle A. Radke
     2026 1st Ave. SW, Minot, ND 58701

                  5/1/93          29          10,000.00
     Owner on Record:  W. Brand fbo Charles L. Ruppert III PSP
      P.O. Box 1090, Minot, ND 58702

                  5/5/93          30          1,100.00
     Owner on Record:  Merlyn P. Liesener & Nadine Melland
     P.O. Box 551, Boston, MA  02102

                 10/15/93          31        10,000.00
     Owner on Record:  W. Brand fbo Mann's Auto 401K
      P.O. Box 1090, Minot, ND 58702

                1/15/94            32        10,000.00
     Owner on Record:  W. Brand fbo Charles Ruppert III PSP
      P.O. Box 1090, Minot, ND 58702

                2/15/94            33        20,000.00
     Owner on Record:  Virgil & Lorraine Wollenburg
     1061 2nd St. E, Dickinson, ND 58601

                 Total                       222,600.00*

Item 16.  Exhibits and Financial Statement Schedules

(a)  Exhibits:

     A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

(b)  Financial Statement Schedules:

     All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, are inapplicable or the required information has otherwise been given.

Item 17.  Undertaking

     The Company hereby undertakes to provide the Underwriter (in accordance with the procedures specified in the Underwriting Agreement) with certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to in Item 14, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Company hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Registrant further undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundemental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minot, State of North Dakota, on August 26, 1996.

                        ND Holdings, Inc.


                        By:     s/s Robert E. Walstad
                        Name:   Robert E. Walstad
                        Title:  President and Chairman
                                of the Board

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of August, 1996.

   Signatures      Title      Date

                                Director and
                                  President
                            (Principal Executive
   s/s Robert E. Walstad         Officer)             August 26, 1996
   Robert E. Walstad

                                 Treasurer
                            (Principal Financial
                            Officer and Principal
   s/s Dan Korgel            Accounting Officer)      August 26, 1996
   Dan Korgel

                               Director and
   s/s Peter A. Quist         Vice President          August 26, 1996
   Peter A. Quist*


                                 Director             August 26, 1996
   Richard E. Walstad
   s/s Lyle E. McLain            Director             August 26, 1996
   Lyle E. McLain*


   s/s Daniel L. Feist           Director             August 26, 1996
   Daniel L. Feist*


   s/s Vance A. Castleman        Director             August 26, 1996
   Vance A. Castleman*


   s/s Richard J. Backes         Director             August 26, 1996
   Richard J. Backes*


   *Original Powers of Attorney authorizing Robert E. Walstad and Jacqueline L. Picken, and each of them with full power to act without the other, to sign this Registration Statement on behalf of certain of the above directors, constituting a majority of the Board of Directors, are being filed with the Securities and Exchange Commission herewith.

                           Exhibit Index

  Exhibit
   Number            Description                                           Page

    *1.1   Form of Underwriting Agreement (withdrawn)

    *3.1   Articles of Incorporation of ND Holdings, Inc.

    *3.2   By-laws of ND Holdings, Inc.

    *3.3   Form of common share certificate

    *5.1 Opinion of Dihle & Co., P.C. with respect to legality of the securities of the Registrant being registered

           Material Contracts

   *10.1   Management Advisory Contract - ND Tax-Free Fund, Inc.

   *10.2   Management Advisory Contract - Montana Tax-Free Fund, Inc.

   *10.3   Management Advisory Contract - South Dakota Tax-Free Fund, Inc.

   *10.4   Management Advisory Contract - ND Insured Income Fund, Inc.

   *10.5   Management Advisory Contract - Integrity Fund of Funds, Inc.

   *10.6   Transfer Agency Agreement - ND Tax-Free Fund, Inc.

   *10.7   Transfer Agency Agreement - Montana Tax-Free Fund, Inc.

   *10.8   Transfer Agency Agreement - South Dakota Tax-Free Fund, Inc.

   *10.9   Transfer Agency Agreement - ND Insured Income Fund, Inc.

   *10.10   Transfer Agency Agreement - Integrity Fund of Funds, Inc.

   *10.11   Distribution Agreement - ND Tax-Free Fund, Inc.

   *10.12   Distribution Agreement - Montana Tax-Free Fund, Inc.

   *10.13   Distribution Agreement - South Dakota Tax-Free Fund, Inc.

   *10.14   Distribution Agreement - ND Insured Income Fund, Inc.

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   *10.15   Distribution Agreement - Integrity Fund of Funds, Inc.

   *10.16 Stock Purchase Agreement - ND Holdings, Inc. and Shareholders of Ranson Company, Inc.

   *21.1   Subsidiaries of the Company

           Consents of Experts and Counsel

    23.1   Consent of Brady, Martz & Associates, P.C.

   *23.2   Consent of Dihle & Co., P.C. (included with Exhibit 5.1)

    23.3   Consent of Allen, Gibbs & Houlik, L.C.

           Power of Attorneys

   *24.1   Richard J. Backes

   *24.2   Vance A. Castleman

   *24.3   Daniel L. Feist

   *24.4   Lyle E. McLain

   *24.5   Peter A. Quist

(*) Filed with original registration statement or previous amended registration statement